                                                                    Exhibit 10.1


                         -------------------------------


                                CREDIT AGREEMENT

                                      among

                              SUSQUEHANNA MEDIA CO.

                  THE LENDERS PARTY TO THIS LOAN AGREEMENT, and

                       FIRST UNION NATIONAL BANK, as Agent
                       ----------------------------------

        FIRST UNION CAPITAL MARKETS CORP., as Lead Arranger, Advisor and
                                  Book Manager

                       ----------------------------------


                            Dated as of May 12, 1999
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                                TABLE OF CONTENTS

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
BACKGROUND OF AGREEMENT ........................................................................................     1
ARTICLE 1         THE LOANS.....................................................................................     2
         1.1      Revolving Credit Loans........................................................................     2
                  1.1.1    Commitment to Make Revolving Loans...................................................     2
                  1.1.2    Available Commitment.................................................................     2
                  1.1.3    Voluntary Commitment Reductions......................................................     2
                  1.1.4    Scheduled Commitment Reductions......................................................     3
                  1.1.5    Commitment Reductions In Connection With Certain Asset Dispositions..................     3
                  1.1.6    Relationship Between Scheduled Commitment Reductions and Other Commitment
                           Reductions...........................................................................     4
                  1.1.7    Prepayment In Connection With Commitment Reductions..................................     4
                  1.1.8    Voluntary Prepayments................................................................     4
         1.2      Swing Loans...................................................................................     5
                  1.2.1    Swing Loan Advances..................................................................     5
                  1.2.2    Terms of Swing Loan Borrowings.......................................................     5
                  1.2.3    Participation by RC Lenders..........................................................     5
                  1.2.4    No Set-off, Etc......................................................................     6
                  1.2.5    Certain Limitations..................................................................     6
         1.3      Term Loans....................................................................................     7
                  1.3.1    Commitment for Term A Loan...........................................................     7
                  1.3.2    Commitment for Term B Loan...........................................................     7
                  1.3.3    Repayment of Term A Loan.............................................................     7
                  1.3.4    Repayment of Term B Loan.............................................................     8
                  1.3.5    Voluntary Prepayments................................................................     9
                  1.3.6    Mandatory Prepayments in Connection With Asset Sales.................................     9
                  1.3.7    Relationship of Voluntary and Other Mandatory Prepayments to Scheduled Payments......     9
         1.4      Lenders' Obligations Several..................................................................     9
         1.5      Notes.........................................................................................    10
         1.6      Borrowing Notice..............................................................................    10
         1.7      Fees to Lenders...............................................................................    11
                  1.7.1    Commitment Fees......................................................................    11
                  1.7.2    Letter of Credit Fees and Fronting Fees..............................................    12
                  1.7.3    Other Fees...........................................................................    12
         1.8      Interest......................................................................................    12
                  1.8.1    The Rates............................................................................    12
                  1.8.3    Officers' Certificate................................................................    14
                  1.8.4    LIBOR Election.......................................................................    15
                  1.8.5    Definition of Adjusted LIBOR.........................................................    16
                  1.8.6    Additional Costs, Unavailability, Etc................................................    17
                  1.8.7    Source of Funds......................................................................    18
                  1.8.8    Default Rate.........................................................................    19
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         1.9      Purpose.......................................................................................    19
         1.10     Additional Provisions concerning Prepayments and Failure to Borrow............................    19
                  1.10.1   Interest on Amounts Prepaid..........................................................    19
                  1.10.2   Breakage.............................................................................    19
                  1.10.3   Certain Presumptions Regarding Application of Prepayments............................    20
         1.11     Replacement of Lender.........................................................................    20
ARTICLE 2         MECHANICS OF PAYMENTS; TAX FORMS..............................................................    20
         2.1      Company Payment...............................................................................    20
         2.2      Lender Required Payment.......................................................................    21
         2.3      Company Required Payment......................................................................    22
         2.4      Tax Forms.....................................................................................    22
ARTICLE 3         LETTERS OF CREDIT.............................................................................    23
         3.1      Letters of Credit.............................................................................    23
                  3.1.1    Commitment to Issue Letters of Credit................................................    23
                  3.1.2    Limitation on Amount.................................................................    24
                  3.1.3    Obligations Absolute.................................................................    24
                  3.1.4    Reliance by Issuing Bank.............................................................    24
                  3.1.5    Fees.................................................................................    24
                  3.1.6    Participation by RC Lenders..........................................................    25
                  3.1.7    Standard of Conduct..................................................................    25
                  3.1.8    Cash Collateral Account..............................................................    26
                  3.1.9    Obligations Secured..................................................................    26
ISSUANCE OF LETTERS OF CREDIT...................................................................................    26
         4.1      Conditions to Initial Funding.................................................................    26
                  4.1.1    Execution of this Agreement..........................................................    26
                  4.1.2    The Notes............................................................................    26
                  4.1.3    Security Agreement...................................................................    26
                  4.1.4    Guaranty and Suretyship Agreement....................................................    27
                  4.1.5    Pledge Agreements....................................................................    27
                  4.1.6    Subordination Agreements.............................................................    28
                  4.1.7    Trademark Collateral Agreement.......................................................    28
                  4.1.8    Repayment of Existing Indebtedness...................................................    28
                  4.1.9    Tax Sharing Agreement................................................................    28
                  4.1.10   Management Agreement.................................................................    29
                  4.1.11   ESOP Sharing Agreement...............................................................    29
                  4.1.12   Lenfest Agreement....................................................................    29
                  4.1.13   Senior Subordinated Indenture........................................................    29
                  4.1.14   Creation of ESOP.....................................................................    29
                  4.1.15   Payment of Fees and Costs............................................................    29
                  4.1.16   No Default...........................................................................    29
                  4.1.17   Correctness of Representations and Warranties........................................    29
                  4.1.18   Financial Statements; Projections....................................................    30
                  4.1.19   Legal Proceedings....................................................................    30
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                  4.1.20   Consents and Approvals...............................................................    30
                  4.1.21   Material Adverse Change or Effect; Compliance With Law...............................    30
                  4.1.22   Opinions of Counsel..................................................................    31
                  4.1.23   Officers' Compliance Certificate.....................................................    31
                  4.1.24   Good Standing........................................................................    31
                  4.1.25   Lien Searches........................................................................    31
                  4.1.26   Evidence of Insurance................................................................    32
                  4.1.27   Other Requirements...................................................................    32
         4.2      Requirements for Each Loan/Letter of Credit...................................................    32
                  4.2.1    No Default...........................................................................    32
                  4.2.2    Request for Advance/Letter of Credit.................................................    32
                  4.2.3    Representations and Warranties.......................................................    32
                  4.2.4    Material Adverse Change..............................................................    32
                  4.2.5    Material Adverse Effect..............................................................    32
                  4.2.6    Senior Subordinated Notes............................................................    32
                  4.2.7    Miscellaneous........................................................................    33
                  4.2.8    Method of Certifying Certain Conditions..............................................    33
ARTICLE 5         REPORTING REQUIREMENTS AND NOTICES............................................................    33
         5.1      Financial Data and Reporting Requirements; Notice of Certain Events...........................    33
                  5.1.1    Delivery of Quarterly Financial Statements...........................................    33
                  5.1.2    Delivery of Annual Financial Statements; Accountants' Certification..................    34
                  5.1.3    Delivery of Officers' Certificates as to No Default..................................    34
                  5.1.4    Delivery of Officers' Compliance Certificate; Subscriber Levels, Etc.................    34
                  5.1.5    Auditors' Reports....................................................................    35
                  5.1.6    SPC Financial Statement..............................................................    35
                  5.1.7    Officers' Certificate for Rate and Fee Calculations..................................    35
                  5.1.8    ESOP Information.....................................................................    35
                  5.1.9    Reports to Senior Subordinated Noteholders, SEC Filings, Etc.........................    36
         5.2      Notice of Defaults, Disputes and Other Matters................................................    37
                  5.2.1    Certain Orders by PUC................................................................    37
                  5.2.2    License or Franchise Revocation......................................................    37
                  5.2.3    Certain Disputes.....................................................................    37
                  5.2.4    Certain Litigation...................................................................    37
                  5.2.5    Governmental Reports.................................................................    38
                  5.2.6    Lenfest Agreement....................................................................    38
                  5.2.7    Events of Default....................................................................    38
                  5.2.8    Contract Default.....................................................................    38
                  5.2.9    Cross Default........................................................................    38
                  5.2.10   Material Adverse Change..............................................................    38
                  5.2.11   Representations and Warranties.......................................................    38
                  5.2.12   Equity Issuance......................................................................    38
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                                TABLE OF CONTENTS
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                  5.2.13   Purchase of Minority Interests.......................................................    39
         5.3      The ESOP and ERISA Matters....................................................................    39
                  5.3.1    The ESOP.............................................................................    39
                  5.3.2    Annual Reports.......................................................................    39
                  5.3.3    Other ERISA Information..............................................................    39
                  5.3.4    Reportable Events, Etc...............................................................    39
         5.4      Miscellaneous.................................................................................    40
         5.5      Disclosure....................................................................................    40
ARTICLE 6         FINANCIAL COVENANTS...........................................................................    41
         6.1      Interest Coverage Ratio.......................................................................    41
         6.2      The Debt Service Coverage Ratio...............................................................    41
         6.3      Consolidated Total Leverage Ratio.............................................................    41
         6.4      Consolidated Senior Leverage Ratio............................................................    41
         6.5      Fixed Charge Coverage Ratio...................................................................    42
         6.6      Additional Provisions Respecting Calculation of Financial Covenants...........................    42
ARTICLE 7         BUSINESS COVENANTS............................................................................    43
         7.1      Indebtedness..................................................................................    43
                  7.1.1    In General...........................................................................    43
                  7.1.2    Limitation on Incurrence.............................................................    46
         7.2      Liens.........................................................................................    46
                  7.2.1    In General...........................................................................    46
                  7.2.2    Negative Pledge......................................................................    48
         7.3      Investments, Loans, Acquisitions etc..........................................................    48
                  7.3.1    Limitation...........................................................................    48
                  7.3.2    Investments..........................................................................    48
                  7.3.3    Acquisitions.........................................................................    50
                  7.3.4    Additional Limitations on Investments................................................    52
         7.4      Restricted Payments...........................................................................    53
         7.5      Sale-Leasebacks...............................................................................    54
         7.6      Transactions with Shareholders and Affiliates.................................................    54
         7.7      Mergers and Dispositions......................................................................    54
                  7.7.1    Consolidations and Mergers...........................................................    54
                  7.7.2    Sales and Other Dispositions.........................................................    55
         7.8      Management Fees...............................................................................    58
                  7.8.1    Limitations on Management Arrangements...............................................    58
                  7.8.2    Limitations on Management Fees.......................................................    59
         7.9      Existence.....................................................................................    59
         7.10     Compliance with Law...........................................................................    60
         7.11     Payment of Taxes and Claims...................................................................    60
         7.12     Tax Consolidation.............................................................................    60
         7.13     Compliance with ERISA.........................................................................    60
         7.14     Matters Relating to the ESOP..................................................................    62
                  7.14.1   Tax Determination Letter.............................................................    62
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                  7.14.2   Reimbursement and Allocation Matters.................................................    62
         7.15     Insurance.....................................................................................    62
                  7.15.1   Liability, Property Damage, Etc......................................................    62
                  7.15.2   PBGC.................................................................................    62
         7.16     Maintenance of Properties.....................................................................    62
         7.17     Maintenance of Records; Fiscal Year...........................................................    63
         7.18     Inspection....................................................................................    63
         7.19     Exchange of Notes.............................................................................    63
         7.20     Other Agreements..............................................................................    64
         7.21     Further Assurances............................................................................    64
         7.22     Consistent Action - Voting....................................................................    64
         7.23     Type of Business..............................................................................    64
                  7.23.1   Permitted Businesses.................................................................    64
                  7.23.2   The Company..........................................................................    64
                  7.23.3   Radio License Subsidiaries...........................................................    64
         7.24     Control of Business...........................................................................    65
         7.25     Shareholders..................................................................................    65
         7.26     Change in Documents; New Documents............................................................    65
                  7.26.1   Limitations on Changes to Certain Agreements.........................................    65
                  7.26.2   Consistent Action - Conflicting Agreement............................................    66
         7.27     Payment of Indebtedness; Subordination........................................................    66
         7.28     Subsidiary Stock Ownership Interests and Indebtedness.........................................    67
         7.29     Compliance with Federal Reserve Regulations...................................................    68
         7.30     Filings.......................................................................................    68
         7.31     Limitations on Certain Restrictive Provisions.................................................    68
         7.32     Interest Rate Protection......................................................................    68
         7.33     Environmental Matters.........................................................................    69
         7.34     Corporate Separateness........................................................................    69
ARTICLE 8         EVENTS OF DEFAULT.............................................................................    70
         8.1      Events of Default.............................................................................    70
                  8.1.1    Failure to Pay Principal.............................................................    70
                  8.1.2    Failure to Pay Interest, Fees, Reimbursement Obligations, Etc........................    70
                  8.1.3    Cross Default to Indebtedness........................................................    70
                  8.1.4    Other Cross-Defaults.................................................................    70
                  8.1.5    Misrepresentations...................................................................    71
                  8.1.6    Certain Covenant Defaults............................................................    71
                  8.1.7    Other Covenant Defaults..............................................................    71
                  8.1.8    Other Loan Document Defaults; Security...............................................    71
                  8.1.9    Custody or Control of Assets.........................................................    72
                  8.1.10   Discontinuance of Business; Insolvency...............................................    72
                  8.1.11   FCC Licenses and Other Franchises....................................................    73
                  8.1.12   Material Adverse Effect..............................................................    73
                  8.1.13   Judgments............................................................................    73
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                  8.1.14   Change of Control....................................................................    73
                  8.1.15   Lenfest Matters......................................................................    73
                  8.1.16   Loss of Tax Qualification of ESOP....................................................    73
                  8.1.17   Subordination........................................................................    73
         8.2      Acceleration; Remedies........................................................................    74
                  8.2.1    Remedies in General..................................................................    74
                  8.2.2    Waivers..............................................................................    74
                  8.2.3    Regulatory Matters...................................................................    75
                  8.2.4    Certain Limitations..................................................................    76
ARTICLE 9         REPRESENTATIONS AND WARRANTIES................................................................    76
         9.1      Status........................................................................................    76
                  9.1.1    Organization and Qualification.......................................................    76
                  9.1.2    Stock Ownership......................................................................    76
                  9.1.3    Certain Entities.....................................................................    77
         9.2      Power and Authority...........................................................................    78
         9.3      No Violation of Agreements....................................................................    78
         9.4      Recording, Enforceability and Consent; Validity of Security Interest..........................    78
         9.5      Litigation; Compliance with Laws..............................................................    79
         9.6      No Burdensome Agreements......................................................................    79
         9.7      Condition of Property.........................................................................    79
         9.8      Fees..........................................................................................    80
         9.9      Licenses......................................................................................    80
         9.10     Title to Properties; Liens....................................................................    81
         9.11     Patents, Trademarks, Agreements, Etc..........................................................    81
         9.12     Names.........................................................................................    81
         9.13     Management Agreement..........................................................................    81
         9.14     Financial Statements and Projections..........................................................    81
                  9.14.1   Financial Statements.................................................................    81
                  9.14.2   Projections..........................................................................    82
         9.15     Changes.......................................................................................    82
         9.16     Tax Returns and Payments......................................................................    82
         9.17     Indebtedness..................................................................................    82
         9.18     Federal Reserve Regulations...................................................................    83
         9.19     Investment Company Act........................................................................    83
         9.20     Public Utility Holding Company Act............................................................    83
         9.21     Compliance with ERISA and ESOP Matters........................................................    83
                  9.21.1   Plans................................................................................    83
                  9.21.2   Favorable Determination Letters......................................................    83
                  9.21.3   Compliance with Law..................................................................    83
                  9.21.4   Absence of Certain Conditions........................................................    83
                  9.21.5   Absence of Certain Liabilities......................................................     84
                  9.21.6   ESOP Valuation Matters..............................................................     84
                  9.21.7                                                                                            84
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                  9.21.8   No Prohibited Transaction...........................................................     84
                  9.21.9   ESOP Liabilities....................................................................     85
                  9.21.9   ESOP Liabilities TC "9.21.9 ESOP Liabilities" \l "3"................................     85
                  9.21.10  Annual Contribution to ESOP.........................................................     85
                  9.21.11  Failure to Pay ESOP Compensation Expense............................................     85
                  9.21.12  Fiduciary Liability.................................................................     85
                  9.21.13  ....................................................................................     85
                  9.21.14  Disposition of Code Section 1042 Shares.............................................     85
         9.22     Accuracy and Completeness of Disclosure......................................................     85
         9.23     Adequacy of Capital..........................................................................     85
         9.24     Absence of Restrictive Provisions............................................................     86
         9.25     Environmental Compliance.....................................................................     86
         9.26     Solvency.....................................................................................     87
         9.27     Subordination................................................................................     87
         9.28     Year 2000 Compliance.........................................................................     87
ARTICLE 10        DEFINITIONS..................................................................................     88
         10.1     Defined Terms................................................................................     88
ARTICLE 11        MISCELLANEOUS................................................................................    115
         11.1     Notices......................................................................................    115
         11.2     Duration; Survival...........................................................................    116
         11.3     No Implied Waiver............................................................................    116
         11.4     Entire Agreement and Amendments..............................................................    116
         11.5     Successors and Assigns.......................................................................    117
                  11.5.1   In General; The Company.............................................................    117
                  11.5.2   Participations......................................................................    117
                  11.5.3   Assignments.........................................................................    118
                  11.5.4   Mechanics of Assignments............................................................    118
                  11.5.5   Certain Permitted Pledges...........................................................    119
                  11.5.6   Affected Lenders....................................................................    119
         11.6     Calculations and Financial Data..............................................................    119
         11.7     Descriptive Headings.........................................................................    120
         11.8     Governing Law................................................................................    120
         11.9     Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial................    120
                  11.9.2   Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial....................    121
         11.10    Holidays.....................................................................................    123
         11.11    Counterparts.................................................................................    123
         11.12    Maximum Lawful Interest Rate.................................................................    123
         11.13    Set-off......................................................................................    124
         11.14    Severability.................................................................................    124
         11.15    Payment and Reimbursement of Costs and Expenses; Indemnification.............................    124
                  11.15.1  Indemnification and Reimbursement in General........................................    124
                  11.15.2  Certification of Amounts............................................................    126
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                  11.15.3  Interest on Obligations.............................................................    126
                  11.15.4  Obligations Absolute................................................................    126
                  11.15.5  Limitations on Indemnification......................................................    127
ARTICLE 12        AGENT........................................................................................    127
         12.1     Authority....................................................................................    127
         12.2     Expenses.....................................................................................    127
         12.3     Exculpatory Provisions.......................................................................    127
         12.4     Investigation by Lenders.....................................................................    128
         12.5     Amendments, Waivers and Consents.............................................................    128
         12.6     Action Upon Defaults.........................................................................    130
                  12.6.1   Actions by Agent....................................................................    130
                  12.6.2   Proceeds of Collateral..............................................................    130
         12.7     Instructions.................................................................................    131
         12.8     Resignation; Termination.....................................................................    131
         12.9     Sharing......................................................................................    131
         12.10    Failure of a Lender to Make an Advance.......................................................    131
         12.11    Other Relationships..........................................................................    132
PRIVATE LIST OF ADDENDA (EXHIBITS AND SCHEDULES)...............................................................    150
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
                                CREDIT AGREEMENT


         CREDIT AGREEMENT, dated as of the 12th day of May, 1999 (this "Agreement") by and among FIRST UNION NATIONAL BANK ("First Union"), individually, as Issuing Bank and as Agent, the OTHER FINANCIAL INSTITUTIONS listed on the signature pages to this Agreement, and SUSQUEHANNA MEDIA CO., a Delaware corporation (the "Company"). First Union, the financial institutions listed on the signature pages to this Agreement and any other financial institutions which may become parties to this Agreement from time to time, are sometimes collectively referred to as the "Lenders" and individually as a "Lender." First Union, when acting in its capacity as agent for the Lenders and Issuing Bank, or any successor or assign that assumes that position pursuant to the terms hereof, is hereinafter sometimes referred to as the "Agent." In connection with this Agreement, FIRST UNION CAPITAL MARKETS CORP. has served as Lead Arranger, Advisor and Book Manager.


BACKGROUND OF AGREEMENT

         The Company is, through its subsidiaries, engaged primarily in the radio broadcast and cable television businesses. The Company currently wishes to refinance its existing indebtedness (which consists of a senior bank facility and a pari passu senior note purchase facility). In connection therewith, it wishes to increase the maximum aggregate principal amount of its bank facility to $450,000,000, provide security therefor and issue certain senior subordinated notes in an aggregate principal amount not to exceed $200,000,000. The obligations under this Agreement are senior to those senior subordinated notes and constitute "Designated Senior Indebtedness" within the meaning of the Senior Subordinated Indenture (as defined below) relating to such notes.

         The senior bank facility, which is provided for in this Agreement, is to be guaranteed by the Company's subsidiaries and secured by the equity of the Company and its subsidiaries (other than the non-voting stock of Susquehanna Radio Corp. and BlazeNet) issued pursuant to employee stock plans) as well as by the material assets (other than real property) of those entities. Certain terms are used in this Agreement as defined in Article 10 below.

         NOW, THEREFORE, it is agreed:

                                   ARTICLE 1
                                    THE LOANS

         1.1 REVOLVING CREDIT LOANS.

                  1.1.1 COMMITMENT TO MAKE REVOLVING LOANS. Subject to and upon the terms and conditions set forth in this Agreement, the RC Lenders shall make advances to the Company until the Revolver Maturity Date up to the aggregate principal amount outstanding at any one time of Two Hundred and Fifty Million Dollars ($250,000,000) (as the same may be reduced pursuant to this Agreement, the "Revolving Credit Commitment"); provided however that (a) the aggregate amount of the Revolving Credit Commitment available for borrowing at any time shall not exceed the Available Commitment (as hereinafter defined); (b) the amount and percentage of the Revolving Credit Commitment and the Available Commitment which each RC Lender is obligated to lend shall not exceed at any time the amount or percentage set forth opposite the name of such RC Lender on
Schedule 1.1 hereto (as supplemented and amended by giving effect to the assignments contemplated in this Agreement). Within the limits set forth above, the Company may borrow under this Section 1.1, repay or prepay such advances, and reborrow under this Section 1.1. The amounts loaned to the Company pursuant to the reducing revolver facility described in this Section 1.1 are referred to as the "Revolving Loans".

                  1.1.2 AVAILABLE COMMITMENT. "Available Commitment" shall mean the initial Revolving Credit Commitment, as the same is reduced by:

                           (a) voluntary reductions in the Revolving Credit
Commitment pursuant to Subsection 1.1.3 below;

                           (b) scheduled and other mandatory reductions in the
Revolving Credit Commitment pursuant to Subsections 1.1.4 and 1.l.5, respectively, below;

                           (c) the face amount of any outstanding Letters of
Credit and any Unreimbursed Drawings (if any) relating to Letters of Credit; and

                           (d) the aggregate principal amount of any outstanding
Swing Loans and Revolving Loans.

                  1.1.3 VOLUNTARY COMMITMENT REDUCTIONS. The Company shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce (on a pro rata basis among the RC Lender) permanently, in minimum amounts of Five Million Dollars ($5,000,000) or in whole multiples of One Million Dollars ($1,000,000) in excess of Five Million Dollars ($5,000,000) of principal, or terminate the Revolving Credit Commitment, without penalty or premium except as otherwise provided in Subsections 1.8.6 (Additional Costs), 1.10.2 (Breakage) and 11.15 (Indemnification).

                  1.1.4 SCHEDULED COMMITMENT REDUCTIONS. The Revolving Credit Commitment shall be automatically and permanently reduced on March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2002 and ending on the Revolver Maturity Date by an amount equal to (a) the amount of the Revolving Credit Commitment on September 30, 2002 (before accounting for the September 30, 2002 reduction) multiplied by (b) the quarterly reduction percentage specified below, such that on the Revolver Maturity Date there will be no Revolving Credit Commitment:

                                    Revolving Credit
                                    Commitment as of
                                    12/31, Assuming Only                        Quarterly
                  Calendar          Scheduled (No Voluntary or                  Reduction
                  Year              Other Mandatory) Reductions                 Percentage
                  --------          ---------------------------                 ----------
                  2002                      $230,000,000                        4.00% (two payments only)
                  2003                      $190,000,000                        4.00%
                  2004                      $140,000,000                        5.00%
                  2005                      $ 90,000,000                        5.00%
                  2006                      $ 30,000,000                        6.00%
                  2007                      $          0  (6/30/07)             6.00% (two payments only)

                  1.1.5 COMMITMENT REDUCTIONS IN CONNECTION WITH CERTAIN ASSET DISPOSITIONS. In addition to the Revolving Credit Commitment reductions specified in the preceding Subsections 1.1.3 (Voluntary Commitment Reductions) and 1.1.4 (Scheduled Commitment Reductions), the Revolving Credit Commitment shall be permanently reduced by an amount equal to the Unapplied Net Proceeds on each Application Date, provided that in lieu of reducing the Revolving Credit Commitment, or in combination with reducing the Revolving Credit Commitment, the Company may upon five (5) Business Days' written notice to the Agent prior to the Application Date (i) prepay Term A Loan and/or Term B Loan and/or (ii) reduce the Revolving Credit Commitment, such that the total amount of the Revolving Credit Commitment and the outstanding Term Loans, collectively, is reduced by an amount equal to the Unapplied Net Proceeds on each Application Date. In addition to the foregoing, at any time that the Company makes a disposition of assets that would require a prepayment under the Senior Subordinated Indenture if those proceeds are not used to pay down the Loans, the facility will be permanently reduced pursuant to this Subsection 1.1.5. Any time that the Revolving Credit Commitment is reduced pursuant to this Subsection 1.1.5, the Company shall concurrently prepay the Revolving Loans and/or Swing Loans in an amount equal to the amount by which the Revolving Credit Commitment is reduced.

                  Notwithstanding the foregoing if a sale is effected by the Company (or by Susquehanna Cable and/or its Subsidiaries) of stock or assets of Susquehanna Cable and its Subsidiaries, a portion of the proceeds of such sale may be used by the Company to pay or prepay its obligations under the Lenfest Note so long as no Potential Event of Default or Event of Default shall have occurred and be continuing or be caused thereby and the Company delivers to the Agent and each Lender at least five (5) Business Days prior to the date such payment is made an Officer's Compliance Certificate showing compliance, on a Pro Forma Basis, with the financial covenants set forth in Article 6 after giving effect to the payment or prepayment.

                  1.1.6 RELATIONSHIP BETWEEN SCHEDULED COMMITMENT REDUCTIONS AND OTHER COMMITMENT REDUCTIONS. Any voluntary reductions to the Revolving Credit Commitment made pursuant to Subsection 1.1.3 above or mandatory reductions to the Revolving Credit Commitment made pursuant to Subsection 1.1.5 above shall serve to reduce the amount of scheduled reductions in the Revolving Credit Commitment pursuant to Subsection 1.1.4 above occurring on or after the effective date of such voluntary or mandatory reduction above on a pro rata basis, reducing proportionately each of the reductions specified in said Subsection 1.1.4.

                  1.1.7 PREPAYMENT IN CONNECTION WITH COMMITMENT REDUCTIONS. Upon the effective date of each reduction in the Revolving Credit Commitment referred to above, the Company shall be required to pay to the Agent for the benefit of the RC Lenders the principal amount of the Revolving Loans and/or Swing Loans, to the extent, if any, that the aggregate amount of the Revolving Loans and Swing Loans then outstanding plus the aggregate face value of Letters of Credit then outstanding and Unreimbursed Drawings exceeds the amount of the Available Commitment as so reduced. If after prepayment of all outstanding Revolving Loans and Swing Loans, the amounts of outstanding Letters of Credit and Unreimbursed Drawings exceed the Available Commitment as so reduced, the Company shall pay to the Agent for the benefit of the RC Lenders an amount by which the aggregate face value of all outstanding Letters of Credit and Unreimbursed Drawings exceeds the Available Commitment as so reduced, such amount first to be applied against Unreimbursed Drawings and the remainder to be maintained by the Agent in an interest bearing cash collateral account in the name of and for the benefit of the Agent and the RC Lenders to secure the repayment of Company's obligation to reimburse the RC Lenders from drafts drawn or which may be drawn under outstanding Letters of Credit until such time as the applicable Letters of Credit have expired or been cancelled). At the request of the Agent, accrued interest on the Loans so prepaid shall be due and payable at the time of such prepayment. All amounts of principal, interest and fees relating to Revolving Loans not due and payable before June 30, 2007 are due and payable on that date.

                  1.1.8 VOLUNTARY PREPAYMENTS. Except as otherwise provided in this Agreement, the Company shall be permitted to prepay the Revolving Loans at any time without penalty or premium. In connection with each voluntary prepayment:

                           (a) The Company shall provide the Agent with notice
of its intention to prepay,

                                    (i) no later than 11:00 a.m. (Philadelphia, PA time) on the date of prepayment in the case of Revolving Loans bearing interest at the Base Rate plus Applicable Margin, and

                                    (ii) no later than 11:00 a.m. (Philadelphia, PA time) three (3) Business Days prior to the date of prepayment in the case of Revolving Loans bearing interest at Adjusted LIBOR plus Applicable Margin.

                           (b) Each prepayment of principal of a Revolving Loan
shall be in a minimum amount equal to Two Million Dollars ($2,000,000.00) or in amounts in excess thereof equal to Two Million Dollars ($2,000,000) plus integral multiples of $500,000 in excess thereof.


         1.2 SWING LOANS.

                  1.2.1 SWING LOAN ADVANCES. Upon the terms and subject to the conditions of this Agreement, the Swing Lender agrees to make, from time to time, from and including the Closing Date to but excluding the Revolver Maturity Date, one or more Loans ("Swing Loans") to the Company, in an aggregate principal amount not exceeding at any time $5,000,000, provided, however, that no Swing Loan shall be made at any time in an amount in excess of the Available Commitment.

                  1.2.2 TERMS OF SWING LOAN BORROWINGS. The Company shall give the Swing Lender notice (which shall be irrevocable) of a request for a Swing Loan (with a copy to the Agent) no later than 12:00 noon (Philadelphia, PA time) on the day such Loan is requested; if such notice is received later than 12:00 noon (Philadelphia, PA time), then the request shall be deemed to be a request for a Swing Loan to be made on the next Business Day. Each Swing Loan shall be in a principal amount equal to or greater than Two Hundred Thousand Dollars ($200,000) and shall bear interest at the Base Rate plus Applicable Margin. The Company shall repay each Swing Loan no later than 3:00 p.m. (Philadelphia, PA time) on the earlier of (A) the date that demand is made therefor by the Swing Lender and (B) the Revolver Maturity Date. The Swing Lender shall provide prompt notice to the Agent of any repayment of Swing Loans by the Company.

                  1.2.3 PARTICIPATION BY RC LENDERS. Upon demand made to all of the RC Lenders by the Swing Lender, which demand may be made before or after an Event of Default or Potential Event of Default (including, without limitation, an Event of Default arising in connection with an insolvency, bankruptcy, etc.), and before or after the maturity date of the subject Swing Loans, but subject to the provisions of Subsection 1.2.5 (Certain Limitations) below, each RC Lender shall promptly, irrevocably and unconditionally purchase from the Swing Lender, without recourse or warranty, an undivided interest and participation in the Swing Loans then outstanding.

Each RC Lender shall effect such purchase by paying to the Swing Lender in immediately available funds, without reduction or deduction of any kind, including reductions or deductions for set-off, recoupment or counterclaim, an amount equal to such RC Lender's pro rata share of the principal amount of all Swing Loans then outstanding. Each RC Lender's pro rata share of the Swing Loans shall be based on the amount of such RC Lender's pro rata share of the total Revolving Credit Commitment. Thereafter, the RC Lenders' respective interests in such Swing Loans, and the remaining interest of the Swing Lender in such Swing Loans, shall in all respects be treated as Revolving Loans under this Agreement, except that (x) subject to Subsection 1.8.8 (Default Rate) below, such Swing Loans shall continue to bear interest at the rate specified in Subsection 1.2.2 above for such Swing Loans until such Swing Loans are due and payable and (y) such Swing Loans shall be due and payable by the Company on the dates referred to in Subsection 1.2.2 (Terms of Swing Loan Borrowing).

If any RC Lender does not pay any amount which it is required to pay pursuant to this Subsection 1.2.3 promptly upon the Swing Lender's demand therefor, (i) the Swing Lender shall be entitled to recover such amount on demand from such RC Lender, together with interest thereon, at the Federal Funds Rate for the first three Business Days, and thereafter at the Base Rate, for each day from the date of such demand, if made prior to 2:00 p.m. (Philadelphia, Pennsylvania time) on any Business Day, or, if made at any later time, from the next Business Day following the date of such demand, until the date such amount is paid in full to the Swing Lender by such RC Lender and (ii) the Swing Lender shall be entitled to all interest payable by the Company on such amount until the date on which such amount is received by the Swing Lender from such RC Lender. Moreover, any RC Lender that shall fail to make available the required amount shall not be entitled to vote on or consent to or approve any matter under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Swing Lender by such RC Lender. Without limiting any obligations of any RC Lender pursuant to this Subsection 1.2.3, if any RC Lender does not pay such corresponding amount promptly upon the Swing Lender's demand therefor, the Swing Lender shall notify the Company and the Company shall promptly repay such corresponding amount to the Swing Lender together with accrued interest thereon at the applicable rate on such Swing Loans.

                  1.2.4 NO SET-OFF, ETC. Subject only to the limitations set forth in the following Subsection 1.2.5 (Certain Limitations), the obligations of each RC Lender to make available to the Swing Lender the amounts set forth in the preceding Subsection 1.2.3 shall be absolute, unconditional and irrevocable under any and all circumstances, shall be without reduction for any set-off or counterclaim of any nature whatsoever, may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to qualification or exception and shall be made in accordance with the terms of this Agreement.

                  1.2.5 CERTAIN LIMITATIONS. No RC Lender shall be obligated to purchase a participation in any Swing Loan pursuant to Subsection 1.2.4, if such RC Lender proves that (A) the conditions set forth in Subsections 4.2.1 (No Default) or 4.2.3 (Representations and

Warranties) were not satisfied at the time such Swing Loan was made (unless such condition was waived in accordance with the terms of this Agreement) and (B) such RC Lender or the Agent had notified the Swing Lender in a writing received by the Swing Lender at least one Business Day prior to the time that it made such Swing Loan that the Swing Lender was not authorized to make such Swing Loan because such conditions were not satisfied and stating with specificity the reason therefor. The Swing Lender shall not be obligated to the Company to make any Swing Loans at any time after it has received a notice pursuant to clause
(B) above whether or not the statements made therein are true.

         1.3 TERM LOANS.

                  1.3.1 COMMITMENT FOR TERM A LOAN. Upon the terms and subject to the conditions of this Agreement, each Term A Lender agrees to make advances ("Term A Loans") to the Company on the Closing Date in an aggregate principal amount not to exceed One Hundred Million Dollars ($100,000,000) (the "Term A Loan Commitment"), provided, however, that the amount and percentage of the Term A Loan Commitment that any Lender is obligated to lend shall not exceed the amount or percentage set forth opposite the name of such Lender on Schedule 1.2 hereto. The Company shall not be permitted to reborrow any amount of the Term A Loans once repaid.

                  1.3.2 COMMITMENT FOR TERM B LOAN. Upon the terms and subject to the conditions of this Agreement, each Term B Lender agrees to make advances ("Term B Loans") to the Company on the Closing Date in an aggregate principal amount not to exceed One Hundred Million Dollars ($100,000,000) (the "Term B Loan Commitment"), provided, however, that the amount and percentage of the Term B Loan Commitment that any Lender is obligated to lend shall not exceed the amount or percentage set forth opposite the name of such Lender on Schedule 1.2 hereto. The Company shall not be permitted to reborrow any amount of the Term B Loans once repaid.

                  1.3.3 REPAYMENT OF TERM A LOAN. The principal of Term A Loans shall be due and payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2002 and ending June 30, 2007, in each case in an amount equal to (a) the Term A Loan Commitment on the date hereof multiplied by the quarterly reduction percentage specified below, such that all of the Term A Loans will be repaid in full on or before June 30, 2007:

                                    Outstandings as of
                                    12/31, Assuming Only                        Quarterly
                  Calendar          Scheduled (No Voluntary or                  Reduction
                  Year              Other Mandatory) Prepayments                Percentage
                  --------          ----------------------------                ----------
                  2002                      $  92,000,000                       4.00% (two payments only)
                  2003                      $  76,000,000                       4.00%
                  2004                      $  56,000,000                       5.00%
                  2005                      $  36,000,000                       5.00%
                  2006                      $  12,000,000                       6.00%
                  2007                      $           0 (6/30/07)             6.00% (two payments only)

All amounts of principal, interest and fees relating to Term A Loans not due and payable before June 30, 2007 are due and payable on that date.

                  1.3.4 REPAYMENT OF TERM B LOAN. The principal of Term B Loans shall be due and payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2002 and ending June 30, 2008, in each case in an amount equal to (a) the Term B Loan Commitment on the date hereof multiplied by the quarterly reduction percentage specified below, such that all of the Term B Loans will be repaid on or before June 30, 2008:

                                            Outstandings
                                            Assuming Only                               Quarterly
                  Calendar.                 Scheduled (No Voluntary or                  Reduction
                  Quarter                   Other Mandatory) Repayments                 Percentage
                  ----------                ---------------------------                 ----------
                  6/30/02                   $99,750,000                                 .25%
                  9/30/02                   $99,500,000                                 .25%
                  12/31/02                  $99,250,000                                 .25%
                  3/31/03                   $99,000,000                                 .25%
                  6/30/03                   $98,750,000                                 .25%
                  9/30/03                   $98,500,000                                 .25%
                  12/31/03                  $98,250,000                                 .25%
                  3/31/04                   $98,000,000                                 .25%
                  6/30/04                   $97,750,000                                 .25%
                  9/30/04                   $97,500,000                                 .25%
                  12/31/04                  $97,250,000                                 .25%
                  3/31/05                   $97,000,000                                 .25%
                  6/30/05                   $96,750,000                                 .25%
                  9/30/05                   $96,500,000                                 .25%
                  12/31/05                  $96,250,000                                 .25%
                  3/31/06                   $96,000,000                                 .25%
                  6/30/06                   $95,750,000                                 .25%

                  9/30/06                   $95,500,000                                   .25%
                  12/31/06                  $95,250,000                                   .25%
                  3/31/07                   $95,000,000                                   .25%
                  6/30/07                   $94,750,000                                   .25%
                  9/30/07                   $71,062,500                                 23.6875%
                  12/31/07                  $47,375,000                                 23.6875%
                  3/31/08                   $23,687,500                                 23.6875%
                  6/30/08                   $0                                          23.6875%

All amounts of principal, interest and fees relating to Term B Loans as well as all other amounts payable under this Agreement not due and payable before June 30, 2008 are due and payable on that date.

                  1.3.5 VOLUNTARY PREPAYMENTS. The Company may at any time and from time to time upon five (5) Business Days' prior written notice to the Agent prepay either Term A Loans or Term B Loans in whole or in part in a minimum amount equal to $5,000,000 or in incremental amounts equal to $1,000,000 in excess of such minimum amount, without penalty or premium except as provided in Subsections 1.8.6 (Additional Costs), 1.10.2 (Breakage) and Section 11.15 (Indemnification).

                  1.3.6 MANDATORY PREPAYMENTS IN CONNECTION WITH ASSET SALES. The Company shall prepay the Term A Loans and/or Term B Loans at such times and in such amounts as is required by Subsection 1.1.5 above (Commitment Reductions in Connection with Asset Sales).

                  1.3.7 RELATIONSHIP OF VOLUNTARY AND OTHER MANDATORY PREPAYMENTS TO SCHEDULED PAYMENTS. Any voluntary prepayments of Term A Loans or Term B Loans pursuant to Subsection 1.3.5 above (Voluntary Prepayments) shall be applied against the scheduled payments set forth in Subsection 1.3.3 (Repayment of Term A Loans) and Subsection 1.3.4 (Repayment of Term B Loans), as applicable, in inverse order of maturity. Any mandatory prepayments of Term A Loans or Term B Loans pursuant to Subsection 1.3.6 above (Mandatory Prepayments in Connection with Asset Sales) shall be applied against the scheduled payments set forth in Subsection 1.3.3 (Repayment of Term A Loans) and Subsection 1.3.4 (Repayment of Term B Loans), as applicable, on a pro rata basis, reducing proportionately each of the scheduled payments specified in said Subsection
1.3.3 or 1.3.4, as applicable, on or after the effective date of such mandatory prepayment.

         1.4 LENDERS' OBLIGATIONS SEVERAL.

                  Each Lender is severally bound by this Agreement, but there shall be no joint obligation of the Lenders under this Agreement. The failure of any Lender to make any share of the Loans or obligations respecting Letters of Credit to be made by it on the date specified for the Loans or such obligations shall not relieve any other Lender of its obligation to make its share of the Loans or other obligations on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a share of the Loans or other obligations to be made by such other Lender.

         1.5 NOTES.

                  Upon the request of any RC Lender, the aggregate principal amount of each RC Lender's share of the Revolving Credit Commitment and Revolving Loans shall be evidenced by a note to be issued by the Company to each RC Lender in substantially the form attached hereto as Exhibit A-1 (with appropriate completion of the name of the applicable RC Lender). Upon the request of any Term A Lender, the aggregate amount of such Term A Lender's share of the Term A Commitment and Term A Loans shall be evidenced by a note to be issued by the Company to such Term A Lender in substantially the form attached hereto as Exhibit A-2 (with the appropriate completion of the name of the applicable Term A Lender). Upon the request of any Term B Lender, the aggregate amount of such Term B Lenders' share of the Term B Commitment and Term B Loans shall be evidenced by a note to be issued by the Company to such Term B Lender in substantially the form attached as Exhibit A-3 to this Agreement (with appropriate completion of the name of the applicable Term B Lender). Upon the request of the Swing Lender, the Swing Loans and commitment therefor shall be evidenced by a note to be issued by the Company to the Swing Lender in substantially the form attached as Exhibit A-4 to this Agreement.

         1.6 BORROWING NOTICE.

                  Fundings of Revolving Loans shall be in the minimum amount of Two Million Dollars ($2,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000) in excess of such minimum amount. To effect a funding, the Company shall give the Agent written notice in the form annexed to this Agreement as Exhibit B specifying the amount and date of each intended borrowing and the manner in which the same shall be disbursed, which notice

                           (a) in the case of borrowings to bear interest at a
rate based upon the Base Rate, shall be given no later than 11:00 a.m. (Philadelphia, PA time) on the date of such borrowing,

                           (b) in the case of borrowings to bear interest based
upon Adjusted LIBOR, shall be given no later than 11:00 a.m. (Philadelphia, PA time) at least three (3) Eurodollar Business Days prior to each such borrowing and shall specify the Interest Period with respect to such borrowing, and

                           (c) in the case of an advance, or an advance which is
part of a series of related advances, in excess of $25,000,000 for the purpose of effecting an Acquisition or purchasing a minority interest as more fully set forth in Subsection 1.8.3 (Officers' Certificate), shall be accompanied by the Officers' Certificate required by said Subsection 1.8.3.

The Agent in turn shall give prompt written or telephonic (promptly confirmed in writing) notice to each Lender of its pro rata share of the borrowing, the interest rate option selected and the scheduled date of the funding. After receipt of such notice, each Lender shall make such arrangements as are necessary to assure that its share of the funding shall be immediately available (in U.S. Dollars) to the Agent no later than 2:30 p.m. (Philadelphia, PA time), on the date on which the funding is to occur. After receipt of the funds, the Agent, subject to the satisfaction of the conditions precedent set forth in
Section 4.2 (Requirements for Each Loan/Letter of Credit), shall disburse the amount of such funding in accordance with instructions in the Company's borrowing notice.

                  The Lenders shall not be obligated to comply with a borrowing notice if there shall then exist an Event of Default or a Potential Event of Default regardless of whether Lenders have determined to exercise their remedies arising upon the occurrence of such Event of Default or Potential Event of Default.

         1.7 FEES TO LENDERS.

                  1.7.1 COMMITMENT FEES. The Company shall pay to the Agent for the account of the RC Lenders quarterly in arrears on each Quarterly Payment Date a commitment fee (the "Commitment Fee") (calculated on the basis of a 360 day year for the actual days elapsed) equal to the product of the Commitment Fee Base (as hereafter defined) and

                                    (i) One-half of one per cent (1/2%), at any time that the Consolidated Total Leverage Ratio is greater than or equal to 5.50:1; and

                                    (ii) Three eighths of one per cent (3/8%), at any time that the Consolidated Total Leverage Ratio is greater than or equal to 4.00:1 but less than 5.50:1; and

                                    (iii) One-quarter of one per cent (1/4%), at any time that the Consolidated Total Leverage Ratio is less than 4.00:1.

"Commitment Fee Base" means an amount at any time equal to (a) the amount of the Revolving Credit Commitment less (b) the sum of the aggregate principal amount of outstanding Revolver Loans, the face amount of outstanding Letters of Credit and any Unreimbursed Drawings in respect of Letters of Credit. (Swing Loans shall not reduce the Commitment Fee Base).

Any change in the percentage amount set forth in clauses (i) through (iii) of this Subsection 1.7.1 shall be effective on the fifth (5th) Business Day immediately following delivery of the Officers' Certificate described in Subsection 1.8.3 (Officers' Certificate) below warranting such change (including any Officers' Certificate delivered in connection with an Acquisition or purchase of minority interest). In the event that any Officers' Certificate referred to in clause (a) or (b) of

Subsection 1.8.3 is not delivered in a timely fashion, the percentage amount shall be the highest rate set forth above effective on the fifth (5th) Business Day after written notice to such effect is given by the Agent to the Company until the fifth (5th) Business Day immediately following delivery of such Officers' Certificate. The Commitment Fee shall begin to accrue from the Closing Date and shall be shared by the RC Lenders entitled thereto in proportion to their respective shares of the Revolving Credit Commitment.

                  1.7.2 LETTER OF CREDIT FEES AND FRONTING FEES. The Company shall pay to the Agent for the account of the RC Lenders such letter of credit fees as are described in Article 3 (Letters of Credit) below, except that the Fronting Fee shall be paid only to the Issuing Bank.

                  1.7.3 OTHER FEES. The Company shall pay such other fees, if any, as the Company has otherwise agreed to pay to the Agent, the Issuing Bank and/or the Lenders.

         1.8 INTEREST.

                  1.8.1 THE RATES. The Loans (other than Swing Loans) shall bear interest at Company's option (subject to the limitation and conditions set forth in this Section) at the Base Rate plus the Applicable Margin or at the Adjusted LIBOR plus the Applicable Margin. Interest accruing at the Base Rate plus the Applicable Margin shall be payable quarterly on each Quarterly Payment Date, commencing with the first Quarterly Payment Date after the Closing Date. Interest accruing at Adjusted LIBOR plus the Applicable Margin shall be payable on the last day of each Interest Period, provided that if the Interest Period is six (6) Months or longer, interest shall be payable on the ninetieth (90th) day of the Interest Period, every ninetieth (90th) day thereafter until the end of the Interest Period and on the last day of the Interest Period. Interest calculated at the Base Rate plus the Applicable Margin shall be computed on the basis of a 365/6 day year and interest calculated at the Adjusted LIBOR plus the Applicable Margin shall be computed on the basis of a 360 day year.

                  1.8.2 APPLICABLE MARGIN. The term "Applicable Margin" when used with respect to the Base Rate shall mean the following:

Consolidated Total                               Base Rate                                   Base Rate
   Leverage                                  Applicable Margin                           Applicable Margin
       Ratio                           for Revolving Loans and Term A Loans           for Term B Loan
------------------                     ------------------------------------           --------------------
Equal to or greater
than 6.50                                       1.250%                                          1.500%

Equal to or greater
than 6.00 but less than 6.50                    0.875%                                          1.500%

Equal to or greater                             0.625%                                          1.250%
than 5.50 but less than 6.00

Equal to or greater                             0.375%                                          1.250%
than 5.00 but less
than 5.50

Less than 5.00                                  0.000%                                          1.250%


                  The term "Applicable Margin" when used with respect to Adjusted LIBOR shall mean the following:

Consolidated Total                            Adjusted LIBOR                     Adjusted LIBOR
  Leverage                                 Applicable Margin for                Applicable Margin
   Ratio                            Revolving Loans and Term A Loans            for Term B Loans
------------------                  --------------------------------            ------------------
Equal to or greater                             2.500%                               2.750%
than 6.50

Equal to or greater                             2.125%                               2.750%
than 6.00 but less
than 6.50

Equal to or greater                             1.875%                               2.500%
than 5.50 but less
than 6.00

Equal to or greater                             1.625%                               2.500%
than 5.00 but less
than 5.50

Equal to or greater                             1.375%                               2.500%
than 4.50 but less
than 5.00

Equal to or greater                             1.125%                               2.500%
than 4.00 but less
than 4.50

Less than 4.00                                  0.875%                               2.500%


                  1.8.3 OFFICERS' CERTIFICATE.

                           (a) The Company shall provide the Agent with an
Officers' Certificate in the form annexed to 27 this Agreement as Exhibit D within sixty (60) days after the close of each of the first three quarters of each fiscal year of the Company and within one hundred twenty (120) days after the close of each fiscal year of the Company setting forth the computations and information as of the end of the preceding fiscal quarter necessary for the determination of the Applicable Margin and the percentage amount applicable to the Commitment Fee.

                           (b) In addition, at any time that the Company
requests an advance, or a series of related advances, in an amount in excess of $25,000,000 for the purpose of effecting an Acquisition or purchasing a minority interest in any direct or indirect Subsidiary of the Company (whether in connection with a buy-sell agreement, a put, a call or otherwise), the Company shall provide the Agent with an Officers' Certificate on a Pro Forma Basis (along with the request for advance as required by Section 1.6 (Borrowing Notice) above). Such Officers' Certificate on Pro Forma Basis shall set forth the calculation of the Consolidated Leverage Ratio after giving pro forma effect to the proposed Loans and transactions contemplated in connection therewith.

                           (c) In addition, at any time that the Company makes a
disposition of assets in accordance with Section 7.7 (Mergers and Dispositions) below and prepays the Loans in accordance with Subsection 1.1.5 (Commitment Reductions in Connection with Certain Asset Sales) above or Subsection 1.3.6 (Mandatory Prepayments in Connection with Asset Sales) in an amount in excess of $25,000,000 (whether in one prepayment or a series of related prepayments), the Company may provide the Agent with an Officers' Certificate on a Pro Forma Basis (along with the notice of prepayment). Such Officers' Certificate on Pro Forma Basis shall set forth the calculation of the Consolidated Leverage Ratio after giving pro forma effect to the proposed prepayment of the Loans, the disposition of the assets and transactions contemplated in connection therewith.

The determination of the Applicable Margin shall be effective with respect to the Loans as of the fifth (5th) Business Day immediately following delivery of any such Officers' Certificate. In the event that any Officers' Certificate required by paragraph (a) or (b) above is not delivered in a timely fashion, the Applicable Margin shall be the Applicable Margin otherwise applicable if the Consolidated Leverage Ratio is equal to or greater than 6.50, effective on the fifth (5th) Business Day after written notice to such effect is given by the Agent and continuing until any such Officers' Certificate is delivered to Agent, whereupon, in the latter event any required change to the Applicable Margin shall be effective with respect to the Loans commencing as of the fifth (5th) Business Day immediately following delivery of such Officers' Certificate.

                  1.8.4 LIBOR ELECTION. (a) Unless otherwise elected by the Company, the Loans shall bear interest at the Base Rate plus the Applicable Margin. The Company may, upon three (3) Eurodollar Business Days' prior written notice to the Agent in the form of Exhibit C to this Agreement, and subject to and upon the terms and conditions set forth in this Agreement, elect to borrow money that will bear interest based on Adjusted LIBOR plus the Applicable Margin or to convert a portion of the Loans to bear interest based on Adjusted LIBOR plus the Applicable Margin. Any such election may be made with respect to a principal amount designated in such notice and equal to at least Five Million Dollars ($5,000,000) and integral multiples of One Million Dollars ($1,000,000) in excess of such minimum, for the period next ensuing, which period ("Interest Period") shall equal one, two, three or six Months or, if available in the opinion of all Lenders, one year, as designated by Company in its notice.

                           (b) The Company may not convert any outstanding Loans
to a borrowing bearing interest based on Adjusted LIBOR plus the Applicable Margin or otherwise elect an interest rate based on Adjusted LIBOR plus the Applicable Margin if at the time of such conversion or election there shall exist an Event of Default or Potential Event of Default under Subsections 8.1.1 (Failure to Pay Principal), 8.1.2 (Failure to Pay Interest, Etc.), 8.1.3 (Cross-Default) or 8.1.6 (Certain Covenant Defaults), but, in the case of Subsection 8.1.6, only if the underlying default relates to breach of the covenants set forth in Article 6 (Financial Covenants).

                           (c) If an interest rate based on Adjusted LIBOR plus
the Applicable Margin is elected, such interest rate shall remain in effect for the Interest Period selected and such interest rate shall not otherwise be converted to another interest rate prior to the expiration of the Interest Period except as otherwise required by this Section. If an Interest Period with respect to a rate of interest based on Adjusted LIBOR plus the Applicable Margin would otherwise commence on a day which is not a Eurodollar Business Day, such Interest Period shall commence on the next Eurodollar Business Day.

                           (d) The principal accruing interest based on Adjusted
LIBOR plus the Applicable Margin shall, commencing on the last day of the Interest Period, bear interest at the Base Rate plus the Applicable Margin unless prior thereto the Agent has received a notice pursuant to this Section (and within the time periods required) that an elective rate based on Adjusted LIBOR plus the Applicable Margin shall be effective commencing on such date with respect to any or all of such principal.

                           (e) The Company may not elect an interest rate based
on Adjusted LIBOR plus the Applicable Margin if such election would require the Agent to administer concurrently Loans (including Revolving Loans, Term A Loans and Term B Loans collectively) for more than a combination of elective rates of interest based on Adjusted LIBOR or Interest Periods that exceed an aggregate of eight (8).

                           (f) If an Interest Period would otherwise end on a
day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next Eurodollar Business Day, unless such next Eurodollar Business Day shall fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day.

                           (g) The Company may not elect an interest rate based
on Adjusted LIBOR plus the Applicable Margin with respect to any portion of the Loans if, as a result of a reduction in the Revolving Credit Commitment, a scheduled payment or otherwise, the Company knows that it would be required to repay a portion of the Loans bearing interest based on Adjusted LIBOR plus the Applicable Margin on a day other than the last day of any applicable Interest Period or Periods.

                           (h) No Interest Period may be elected that would end
later than the Revolver Maturity Date (for Revolver Loans) or the Term A Maturity Date (for Term A Loans) or the Term B Maturity Date (for Term B Loans).

                  1.8.5 DEFINITION OF ADJUSTED LIBOR. As used in this Agreement, the term "Adjusted LIBOR" shall mean the rate per annum (rounded upwards if necessary to the nearest one-hundredth of one percent) determined by the Agent to be equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the Reserve Percentage.

                           As used herein, "LIBOR" means the rate of interest
per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate Page 3750, then "Adjusted LIBOR" shall be determined by the Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

                           As used in this Agreement, the term "Reserve
Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

                  1.8.6 ADDITIONAL COSTS, UNAVAILABILITY, ETC.

                           (a) The Company shall pay to the Agent for the
account of the affected Lender or Lenders within thirty (30) days of demand such additional sums as will compensate such Lender or Lenders for the effect of any change in reserve requirements or any taxes, duties or other charges (or changes in the amount thereof) based upon an allocation by such affected Lender or Lenders of the additional sums payable as a result of the Loans or Letters of Credit. No failure on the part of the Agent or any Lender to demand compensation for any increased costs in any period shall constitute a waiver of any Lender's right to demand such compensation at any time, provided, however, that the Company shall not be required to pay any such compensation for any such increased costs incurred more than ninety (90) days prior to the making of the affected Lender's initial such request. Each affected Lender shall certify the amount of such cost to the Company and provide the Company with a written statement setting forth the cost claimed and the calculations used in determining such cost, which certification and statement shall be conclusive in the absence of manifest error.

                           (b) In the event that the Company shall have elected
an interest option and period based on Adjusted LIBOR plus the Applicable Margin and the Requisite Lenders shall have reasonably determined that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted LIBOR are not being provided in the relevant amounts or for the relevant Interest Period for purposes of determining an interest rate based on Adjusted LIBOR plus the Applicable Margin or that by reason of circumstances affecting the London Interbank Eurocurrency Market adequate and reasonable means do not exist for ascertaining Adjusted LIBOR applicable to such deposits for the specified Interest Period, the Agent shall promptly give notice of such determination to the Company, and no part of the Loans shall thereafter be available at Adjusted LIBOR for the specified Interest Period until the Requisite Lenders determine that the circumstances described above cease to exist. At such time, Agent shall notify the Company that Adjusted LIBOR is again available; however, neither Agent nor any of the Lenders shall have any liability for failure to give such notice. A determination by the Requisite Lenders shall be conclusive and binding upon the Company.

                           (c) In the event that by reason of any change in any
law, regulation or official directive, or in the interpretation thereof by any governmental body charged with the administration thereof, any Lender becomes subject to restrictions on the amount of any category of deposits or other liabilities of such Lender which includes deposits by reference to which Adjusted LIBOR is determined as set forth in this Agreement or a category of extensions of credit or other assets of such Lender which includes any portion of the Loans as to which a rate based on Adjusted LIBOR has been elected, then, if such Lender so elects by notice to the Company setting out the basis of such election (with a copy to the Agent), the obligation of such

Lender to permit additional borrowings under the Loans at a rate based on Adjusted LIBOR shall be suspended until such change ceases to be in effect and, during such suspension, such Lender's portion of all borrowings under the Loans requested to be made at a rate based on Adjusted LIBOR shall instead bear interest at a rate determined by reference to the Base Rate and Applicable Margin.

                           (d) Notwithstanding anything herein contained to the
contrary, if, prior to or during any Interest Period with respect to which a rate based on Adjusted LIBOR plus the Applicable Margin is in effect, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for any Lender to fund or maintain its funding in Eurodollars of any portion of the principal amount of the Loans or otherwise to give effect to such Lender's obligations as contemplated by this Agreement, (i) the affected Lender shall by written notice to the Company and the Agent declare the Company's right to elect an interest rate based on Adjusted LIBOR plus the Applicable Margin with respect to such Lender's share of the Loans to be suspended, (ii) any portion of the Loans made by the affected Lender bearing interest at a rate based on Adjusted LIBOR plus the Applicable Margin shall forthwith cease to bear interest at such rate, and interest on such portion of the Loans shall from and after such date be calculated at a rate based upon the Base Rate plus the Applicable Margin and (iii) the Company shall indemnify the affected Lender against any loss or expense suffered by it in liquidating prior to maturity Eurodollar deposits which correspond to its pro rata share of the principal amount of the Loans to which a rate based on Adjusted LIBOR was applicable. The affected Lender shall certify the amount of such loss or expense to the Company and such certification shall be conclusive in the absence of manifest error.

                           (e) If either (i) the introduction of, or any change
in, or in the interpretation of, any applicable law or (ii) compliance with any guideline or request from any central bank or comparable agency or other governmental authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

                  1.8.7 SOURCE OF FUNDS. Although each Lender may elect to purchase in the London Inter-Bank Eurocurrency Market one or more Eurodollar deposits in order to fund or maintain its funding of its pro rata share of the principal amount of the Loans with respect to which the Company has elected a rate based upon Adjusted LIBOR plus the Applicable Margin during the Interest Period in question, it is acknowledged that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid and any other amounts owing under this Agreement in connection with such election, and each Lender shall be entitled to fund and maintain its funding of all or any part of that portion of the principal amount of the Loans in any manner it sees fit. Nonetheless, all such determinations shall be made as if each Lender had actually funded and maintained that portion of the principal amount of the Loans to which a rate based upon Adjusted LIBOR plus the Applicable Margin is applicable during such Interest Period through the purchase of Eurodollar deposits in an amount equal to its pro rata share of the principal amount of the Loans to which a rate based upon Adjusted LIBOR plus the Applicable Margin is applicable and having a maturity corresponding to such Interest Period.

                  1.8.8 DEFAULT RATE. Anything in this Agreement to the contrary notwithstanding, (a) after maturity, whether scheduled, by acceleration or otherwise, and whether prior to or after a judgment against the Company, or (b) during the existence of an Event of Default specified in Subsection 8.1.1 (Failure to Pay Principal), 8.1.2 (Failure to Pay Interest, Etc.) or 8.1.3 (Cross-Default) or (c) during the existence of an Event of Default specified in Subsection 8.1.6 (Covenant Defaults) as a result of a breach of the covenants set forth in Article 6 (Financial Covenants), the Loans shall bear interest at two percent (2%) per annum plus the interest rate(s) otherwise in effect from time to time pursuant to this Agreement (the "Default Rate").

         1.9 PURPOSE.

                  Upon satisfaction of the conditions and other requirements set forth in this Agreement, the proceeds of the Loans shall be used by the Company:
(i) to refinance existing Indebtedness on the Closing Date; (ii) to make Restricted Payments permitted under this Agreement; (iii) to finance acquisitions, investments and Capital Expenditures permitted under this Agreement; and (iv) for working capital needs and general corporate purposes.

         1.10 ADDITIONAL PROVISIONS CONCERNING PREPAYMENTS AND FAILURE TO
BORROW.

                  1.10.1 INTEREST ON AMOUNTS PREPAID. At any time that the Company makes a prepayment of principal, it shall pay accrued interest on the amount so prepaid.

                  1.10.2 BREAKAGE. In the event that the Company makes a prepayment (whether voluntary or mandatory) of any Loans bearing interest at a rate based on Adjusted LIBOR plus the Applicable Margin for a specified Interest Period on a day other than the last day of such Interest Period or fails to borrow on the date specified in the applicable borrowing notice (or convert to a Loan based on Adjusted LIBOR on the date specified in the LIBOR election) any amount which the Company shall have requested to borrow at a rate based on Adjusted LIBOR plus Applicable Margin, the Company will pay to the Agent, upon demand, for the account of the affected Lenders any cost or expense incurred as a result thereof. Each affected Lender shall certify the amount of such cost or expense to the Company and provide the Company with a written statement setting forth the cost or expense claimed and the calculations used in determining such loss and expense, which certification and statement shall be conclusive in the absence of manifest error.

                  1.10.3 CERTAIN PRESUMPTIONS REGARDING APPLICATION OF PREPAYMENTS. Unless otherwise provided in this Agreement or other Loan Documents, prepayments shall be applied first to fees, then to interest (to the extent then payable) and then to principal with respect to the portions of the Loans accruing interest at a rate based upon the Base Rate plus the Applicable Margin, and then to those portions of the Loans accruing interest at a rate based upon Adjusted LIBOR plus the Applicable Margin and among such portions of the Loans accruing interest at rates based upon Adjusted LIBOR plus the Applicable Margin to such portions with the earliest expiring Interest Periods.

         1.11 REPLACEMENT OF LENDER. If any Lender requests compensation pursuant to Subsection 1.8.6 (Additional Costs, Unavailability, Etc.) above, the Company, upon three Business Days' notice, may require that such Lender transfer all of its right, title and interest under this Agreement, such Lender's Notes and the other Loan Documents to any Eligible Assignee identified by the Company with the consent of the Agent, subject to the following: (a) such proposed transferee shall agree to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of such Lender's Loans, together with interest thereon to the date of such transfer, and satisfactory arrangements are made for payment to such Lender of all other amounts payable hereunder to such Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Subsection
1.10.2 (Breakage) as if all of such Lender's Loans were being prepaid in full on such date) and (b) if such Lender being replaced has requested compensation pursuant to Subsection 1.8.6, such proposed transferee's aggregate requested compensation, if any, pursuant to Subsection 1.8.6 with respect to such replaced Lender's Loans is lower than that of the Lender replaced. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in this Section 1.11 and in Section 11.15 (Indemnification) (without duplication of any payments made to such Lender by the Company or the proposed transferee) shall survive for the benefit of any Lender replaced under this Section 1.11 with respect to the time prior to such replacement.


                                   ARTICLE 2
                        MECHANICS OF PAYMENTS; TAX FORMS

         2.1 COMPANY PAYMENT.

                  All payments on account of principal and interest on the Loans, the Commitment Fee, and all other amounts otherwise payable to Lenders under this Agreement (other than payments in respect of Swing Loans which shall be made directly to the Swing Lender), shall be made to the Agent in U.S. Dollars which are immediately available (unless otherwise specified) by noon (Philadelphia, PA time), on the due date for such payment, at the Agent's principal office (which as of the date of this Agreement is at One South Penn Square, Philadelphia, PA 19107) specifying the amount and date of payment, re: Susquehanna Media Co. (and if by wire transfer, in accordance with the instructions on the signature page to this Agreement executed by First Union), or to such other accounts or Persons or at such other place as the Agent may direct in writing. The Company hereby authorizes the Lenders (after receipt of notice from the Agent to do so) to (i) apply to the aforesaid payments, up to the amount of such payments, any portion of the balance of any account maintained by the Company for the purpose of facilitating said payments, and/or (ii) cause the aforesaid payments to be made, if not paid by the Company when due, by drawing under the loan facilities provided under this Agreement, or making additional loans, (and any such loan shall be subject to interest at the Default Rate and shall be secured by all of the security interests granted pursuant to the Loan Documents); provided, however, that notwithstanding the making by the Lenders of any of the aforesaid payments as set forth in this sentence, the failure of the Company to make any of the aforesaid payments when due shall constitute an Event of Default. The failure by the Company to make a payment by noon shall not constitute an Event of Default if such payment is made on the due date; however, any payment made after such time on such due date shall be deemed made on the next Business Day for the purpose of interest and reimbursement calculations. Except as otherwise set forth in this Agreement, such payments shall be deemed to be made to the Lenders in proportion to their respective shares of the applicable amount due. The Agent shall promptly (on the same day if payment has been received by the Agent by 2:00 p.m. (Philadelphia, PA time) on such day, and including the additional per diem interest and reimbursement amount paid by Company if such payment was made by the Company to the Agent after noon on such day) remit to each Lender its pro rata share of such payment in immediately available funds, except that all reimbursement payments in respect of losses, out-of-pocket expenses, funding losses or like matters shall be retained by the Agent or remitted to the Lenders according to their respective appropriate entitlement to such reimbursement. The requirement that the Company pay any amount to a Lender shall be discharged by the Company when such amount of funds are received by the Agent to be disbursed to such Lender.

         2.2 LENDER REQUIRED PAYMENT.

                  Unless the Agent shall have been notified by a Lender prior to noon (unless otherwise specified in this Agreement) on the date on which it is scheduled to fund to the Agent a portion of the Commitment or any other amount payable by a Lender under this Agreement (such payment being the "Lender Required Payment"), which notice will be effective upon receipt, that it does not intend to make the Lender Required Payment to the Agent, the Agent may assume that the Lender Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the Company (or other appropriate party) on such date and, if such Lender has not in fact made the Lender Required Payment to the Agent, the Company, if applicable, or such Lender shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (as determined by the Agent). Any Lender that fails to make a Lender Required Payment upon receipt of notice therefor, shall not be entitled to vote on any matters that it otherwise would be entitled to vote on under this Agreement until it makes such payment.

                  Notwithstanding anything to the contrary contained herein, any lender, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPFV") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPFV to fund any Loan, and (ii) if an SPFV elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by an SPFV hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPFV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any SPFV may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Loans to any rating agency, commercial paper, dealer or provider of any surety or guarantee to such SPFV. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPFV at the time of such amendment. No SPFV shall be entitled to any indemnities or additional costs or other amounts referred to in Subsection 1.8.6 (Additional Costs, Unavailability, Etc.) or breakage pursuant to Subsection 1.10.2 (Breakage) or similar payments except to the extent it shares in payments made to the Granting Lender pursuant to entitlements of the Granting Lender hereunder.

         2.3 COMPANY REQUIRED PAYMENT.

                  Unless the Agent shall have been notified by the Company in writing prior to the date on which the Company is scheduled to make a payment to the Agent for the account of one or more of the Lenders or the Issuing Bank (such payment being the "Company Required Payment"), which notice shall be effective upon receipt, that the Company does not intend to make the Company Required Payment to the Agent, the Agent may assume that the Company Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make such amount available to the Lenders entitled thereto on such date. If the Company has not in fact made the Company Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (as determined by the Agent).

         2.4 TAX FORMS.

                  At least five (5) Business Days prior to the first date on which interest or fees are payable under this Agreement for the account of any Lender, each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof shall deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service of the United States, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, or are subject to such tax at a reduced rate under an applicable tax treaty, or Form W-8 or other applicable form or a certificate of the Lender indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, either certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes or are subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender establishes an exemption or at the applicable reduced rate as established pursuant to the above provisions.

                                   ARTICLE 3
                                LETTERS OF CREDIT

         3.1 LETTERS OF CREDIT.

                  3.1.1 COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the requirements set forth below, the Company may use a portion of the Revolving Credit Commitment, which portion shall not exceed Fifty Million Dollars ($50,000,000) (the "Letter of Credit Sublimit") for the purpose of causing the Issuing Bank to issue standby Letters of Credit for the account of the Company, provided that (i) the Company executes and delivers a letter of credit application and reimbursement agreement in a form acceptable to the Issuing Bank and complies with any conditions to the issuance of such Letter of Credit (including the payment of any applicable fees) set forth therein; (ii) the Issuing Bank approves the form of such Letter of Credit; (iii) such Letter of Credit bears an expiration date not later than the Revolver Maturity Date; (iv) the Issuing Bank receives a request for issuance three (3) Business Days prior to the date of issuance (unless the Issuing Bank, in its sole and absolute discretion, agrees to shorter notice in any instance) and (v) the conditions set forth in Section 4.2 (Requirements for Each Loan/Letter of Credit) are satisfied as of the date of the issuance of such Letter of Credit.

                  3.1.2 LIMITATION ON AMOUNT. The Issuing Bank shall not be obligated or permitted under this Section 3.1 to issue any Letter of Credit for the account of the Company to the extent that the sum of (i) the amount that would be available to be drawn under the proposed Letter of Credit plus (ii) the sum of all amounts available to be drawn under outstanding Letters of Credit plus (iii) any Unreimbursed Drawings would exceed the lesser of (a) the Letter of Credit Sublimit and (b) the Available Commitment. It is acknowledged that First Union has previously issued a $125,000 Letter of Credit for the benefit of California Public Employees Retirement Fund, which shall, as long as it remains outstanding, be considered a Letter of Credit issued under this Section 3.1.

                  3.1.3 OBLIGATIONS ABSOLUTE. The Company's obligations under this Section 3.1 (including any obligations to repay draws under Letters of Credit issued hereunder) shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Potential Event of Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank, the Agent, any Lender or any beneficiary of a Letter of Credit. The Company further agrees that the Issuing Bank, the Agent and the Lenders shall not be responsible for, and the Company's reimbursement obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank, the Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the Issuing Bank, the Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without willful misconduct or gross negligence on the part of the Issuing Bank, the Agent or the Lenders, shall be binding upon the Company and shall not result in any liability on the part of the Issuing Bank, the Agent or any Lender to the Company.

                  3.1.4 RELIANCE BY ISSUING BANK. The Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and believed by it to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank and the Agent.

                  3.1.5 FEES. The Company shall pay to the Agent for the account of the RC Lenders a fee equal to the product of (i) the Applicable Margin which would apply to the face amount of the Letter of Credit if it were part of the Revolving Loan and was bearing interest at a rate based on Adjusted LIBOR multiplied by (ii) the face amount of each Letter of Credit (the "Letter of Credit Fees"). In addition, the Issuing Bank shall receive a fronting fee equal to 1/8 of 1% per annum of the face amount of all outstanding Letters of Credit ("Fronting Fee"). All Letter of Credit Fees and Fronting Fees shall be payable quarterly in arrears on each Quarterly Payment Date based on the number of days during each quarter that a Letter of Credit is outstanding during such quarter (calculated on the basis of a 360-day year). The Company shall also pay to the Issuing Bank all of the Issuing Bank's standard fees and charges for the opening, amendment, modification, presentation or cancellation of a Letter of Credit and otherwise in respect of a Letter of Credit and shall execute all of the Issuing Bank's standard agreements in connection with the issuance of the Letter of Credit.

                  3.1.6 PARTICIPATION BY RC LENDERS. The Issuing Bank shall notify the Agent promptly upon receipt of notice of an intended draw under a Letter of Credit, whereupon the Agent shall give written, telecopied or telegraphic notice to each of the other RC Lenders of its pro rata share of such draw and the scheduled date thereof. After receipt of such notice, and whether or not an Event of Default or Potential Event of Default then exists, each RC Lender shall make such arrangements as are necessary to assure that its share of such draw shall be immediately available (in U.S. dollars) to the Agent no later than noon (Philadelphia, PA time), on the date specified in the Agent's notice, which shall be no earlier than the day after the date the Agent's notice is given. Any amount paid by Agent and RC Lenders pursuant to a draw made under a Letter of Credit shall constitute a borrowing under the Available Commitment, provided that if an Event of Default or Potential Event of Default exists at the time of a draw, the Company shall immediately reimburse the amount of such draw to the Agent for the benefit of the RC Lenders.

                           To effectuate the purposes of this Subsection 3.1.6,
effective immediately upon the issuance of each Letter of Credit and without further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have granted to each RC Lender, and each RC Lender shall be deemed to have irrevocably purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of each RC Lender's percentage of the Revolving Credit Commitment. Further, each Lender acknowledges and agrees that it shall be absolutely liable, to the extent of its percentage of the Revolving Credit Commitment, to fund on demand or reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not immediately reimbursed by the Company.

                  3.1.7 STANDARD OF CONDUCT. The Issuing Bank shall be entitled to administer each Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, and shall be entitled to use its discretion in taking or refraining from taking any action in connection herewith as if it were the sole party involved. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any other Lender.

                  3.1.8 CASH COLLATERAL ACCOUNT. In the event that (a) the excess of (i) the amount of the Revolving Credit Commitment over (ii) the amount of outstanding Revolving Loans and Swing Loans is less than (b) the face amount of outstanding Letters of Credit and Unreimbursed Drawings for any reason (whether because the Revolving Credit Commitment has been reduced or terminated or otherwise), the Company shall forthwith pay to the Agent an amount equal to the excess of the amount described in clause (b) above over the amount described in clause (a) above. Such amount shall first be applied against Unreimbursed Drawings and the remainder shall be maintained by the Agent in an interest bearing cash collateral account in the name of and for the benefit of the Agent and the Lenders to secure the repayment of Company's obligation to reimburse the Lenders for drafts drawn or which may be drawn under outstanding Letters of Credit until such time as all outstanding Letters of Credit have expired or been cancelled.

                  3.1.9 OBLIGATIONS SECURED. The obligations of the Company to the Issuing Bank, the Agent and the Lenders in respect of Letters of Credit shall be guaranteed pursuant to the Loan Documents and shall be secured by the Collateral.


                                   ARTICLE 4
                           CONDITIONS TO FUNDINGS AND
                          ISSUANCE OF LETTERS OF CREDIT

         4.1 CONDITIONS TO INITIAL FUNDING. The obligation of the Lenders to make the initial Loans or the Issuing Bank to issue the initial Letters of Credit pursuant to this Agreement shall be subject to the fulfillment, to the satisfaction of the Lenders and Issuing Bank (unless otherwise specified), of the following conditions (the date of such fulfillment being the "Closing Date"). The making of any Loan by any Lender on the Closing Date or the issuance of any Letters of Credit by the Issuing Bank shall constitute evidence of such Lender's or Issuing Bank's satisfaction with the fulfillment thereof.

                  4.1.1 EXECUTION OF THIS AGREEMENT. This Agreement shall have been duly executed by the Company, each Lender, each Issuing Bank and the Agent.

                  4.1.2 THE NOTES. The Company shall have delivered duly executed Notes to each of the Lenders that requests a Note.

                  4.1.3 SECURITY AGREEMENT. The Company and each Subsidiary of the Company shall have executed and delivered to the Agent a Security Agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Security Agreement") in substantially the form annexed to this Agreement as Exhibit E, together with such Uniform Commercial Code financing statements as are necessary to perfect the security interests created by such Security Agreement and together with such landlord waivers as the agent shall request, provided, that fixture filings will only be delivered to the extent that the Company is able to provide the necessary property descriptions without undue difficulty unless the Agent otherwise requests.

                  4.1.4 GUARANTY AND SURETYSHIP AGREEMENT. Each Subsidiary of the Company shall have executed and delivered to the Agent a Guaranty and Suretyship Agreement (as amended, modified or supplemented from time to time the "Subsidiary Suretyship") in substantially the form annexed to this Agreement as Exhibit F.

                  4.1.5 PLEDGE AGREEMENTS.

                           (a) SPC shall own directly all of the common stock of
the Company and shall have executed and delivered to the Agent a Pledge Agreement (as the same may be amended, modified or supplemented from time to time, the "SPC Pledge") in substantially the form and annexed to this Agreement as Exhibit G, together with the stock certificates, assignment powers and financing statements required thereunder.

                           (b) The Company shall own directly all of the capital
stock of the Subsidiaries specified as being owned by it on Schedule 9.1 hereto and the Company shall have executed and delivered to the Agent a Pledge Agreement (as the same may be amended, modified or supplemented from time to time, the "Company Pledge") in substantially the form annexed to this Agreement as Exhibit H, together with the stock certificates, assignment powers and financing statements required thereunder. (The Company represents that except for certain non-voting stock of BlazeNet and Susquehanna Radio, all of the capital stock of the Subsidiaries will be, as of the Closing Date, pledged pursuant to one or more Pledge Agreements.)

                           (c) The Subsidiaries of the Company shall own
directly all of the capital stock of the Subsidiaries specified as being owned by them on Schedule 9.1 hereto and all of the partnership interests in Hyperion Susquehanna Telecommunications, Mt. Diablo Group and Senior Road Tower Partnership reflected on said Schedule 9.1, and such Subsidiaries shall have executed and delivered to the Agent a Pledge Agreement (as amended, modified and supplemented from time to time, "Subsidiary Pledge") in substantially the form annexed to this Agreement as Exhibit I, together with the stock certificates, assignment powers and financing statements required thereunder.

                           (d) The shareholders of the Company and the Company's
Subsidiaries other than SPC, the Company, its Subsidiaries and Lenfest (and other than the owners of the non-voting stock of BlazeNet and Susquehanna Radio) (collectively, the "Other Shareholders") shall own directly the capital stock and/or partnership interests of the Company and its Subsidiaries specified as being owned by them on Schedule 9.1. The Other Shareholders shall have executed and delivered to the Agent a Pledge Agreement (as amended, supplemented and modified from time to time, the "Other Shareholders Pledge") in substantially the form annexed to this Agreement as Exhibit J, together with the stock certificates, assignment powers and financing statements required thereunder.

                           (e) Lenfest shall own directly the capital stock of
the Subsidiaries of the Company specified as being owned by it on Schedule 9.1 hereto. Lenfest shall have executed and delivered to the Agent a Pledge Agreement (as amended, modified or supplemented from time to time, the "Lenfest Pledge") in substantially the form annexed to this Agreement as Exhibit K, together with the stock certificates, assignment powers and financing statements required thereunder.

                  4.1.6 SUBORDINATION AGREEMENTS.

                           (a) SPC shall have executed and delivered to the
Agent a Subordination Agreement (as amended, modified or supplemented from time to time "SPC Subordination Agreement") in substantially the form and annexed to this Agreement as Exhibit L.

                           (b) The Other Shareholders shall have executed and
delivered to the Agent a Subordination Agreement (as amended, modified or supplemented from time to time the "Shareholder Subordination Agreement") in substantially the form annexed to this Agreement as Exhibit M.

                           (c) Lenfest shall have executed and delivered to the
Agent a Subordination Agreement (as amended, modified or supplemented from time to time, the "Lenfest Subordination Agreement") in substantially the form annexed to this Agreement as Exhibit N.

                  4.1.7 TRADEMARK COLLATERAL AGREEMENT. The Company and each Subsidiary shall have executed and delivered to the Agent a Trademark Collateral Agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Trademark Collateral Agreement") in substantially the form annexed to this Agreement as Exhibit O, together with such notices for filing in the United States Patent Trademark Office and such Uniform Commercial Code financing statements as are necessary to perfect the security interests created by such Trademark Collateral Agreement.

                  4.1.8 REPAYMENT OF EXISTING INDEBTEDNESS. All Indebtedness under that certain Third Amended and Restated Loan Agreement, dated as of July 17, 1997, among the Company, First Union (as successor to CoreStates Bank, N.A.) as agent and the lenders referred to therein, (the "Existing Facilities") shall have been repaid in full concurrently with the initial advances under this Agreement.

                  4.1.9 TAX SHARING AGREEMENT. The Company shall have delivered a fully executed tax sharing agreement (the "Tax Sharing Agreement") among the Company, its

Subsidiaries, SPC and its other Subsidiaries, respecting the allocation of tax liabilities among SPC and its Subsidiaries in form and substance satisfactory to the Agent.

                  4.1.10 MANAGEMENT AGREEMENT. The Company shall have delivered a fully executed Management Agreement (the "Management Agreement") between the Company and SPC, in form and substance satisfactory to the Agent.

                  4.1.11 ESOP SHARING AGREEMENT. The Company shall have delivered a fully executed ESOP sharing agreement (the "ESOP Sharing Agreement") among the Company, its Subsidiaries, SPC and its other Subsidiaries, respecting the allocation of certain liabilities in respect of the ESOP as between SPC, the Company and Pfaltzgraff in form and substance satisfactory to the Agent.

                  4.1.12 LENFEST AGREEMENT. The Company shall have delivered to the Agent a fully executed copy of the Lenfest Agreement.

                  4.1.13 SENIOR SUBORDINATED INDENTURE. The Company shall have delivered to the Agent a copy of the Senior Subordinated Indenture (if it shall then be executed) and the Senior Subordinated Notes issued thereunder (if then issued).

                  4.1.14 CREATION OF ESOP. SPC shall have set up an employee stock ownership plan ("ESOP") that complies with section 401 of the Code and with the applicable provisions of section 409 of the Code. Further, SPC shall have delivered to the Agent copies of the plan and trust documents establishing the ESOP, each of which shall be in form and substance satisfactory to the Agent.

                  4.1.15 PAYMENT OF FEES AND COSTS. The Company shall have paid all of the fees required to be paid to the Agent and other Lenders on the Closing Date and all of the fees and disbursements of counsel for the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other documents contemplated herein.

                  4.1.16 NO DEFAULT. Before and after giving effect to the Indebtedness to be incurred hereunder, there shall exist no Event of Default or Potential Event of Default under this Agreement.

                  4.1.17 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement or otherwise made in writing in connection with this Agreement, whether made by SPC, the Company, any Subsidiary of the Company or any other Person on behalf of SPC, the Company or any of the Company's Subsidiaries, shall be true and correct with the same effect as though such representations and warranties were made to Lenders or Agent on behalf of Lenders on and as of the Closing Date.

                  4.1.18 FINANCIAL STATEMENTS; PROJECTIONS.

                           (a) The Lenders shall have received audited financial
statements of SPC and its Subsidiaries for the fiscal year ended December 31, 1998 in form and substance satisfactory to the Agent.

                           (b) The Lenders shall have received a final set of
operating projections for the Company and its Subsidiaries, dated no more than 120 days prior to the Closing Date, for the period ending on December 31, 2008, which shall be in reasonable detail, shall be based on the closing capital structure of the Company and its Subsidiaries, shall reflect the consummation of the transactions contemplated by this Agreement including the creation and funding of the ESOP and shall be in form and substance satisfactory to the Agent.

                  4.1.19 LEGAL PROCEEDINGS. All corporate, partnership and other legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel, and the Agent and its counsel shall have received all information and copies of all documents and records of all corporate and partnership proceedings, which the Agent or its counsel has requested, such documents where appropriate to be certified by proper corporate, partnership, governmental or other authorities.

                  4.1.20 CONSENTS AND APPROVALS. All material corporate, governmental and judicial consents and approvals and waivers (including, without limitation, any requisite FCC or PUC approvals) and third party consents (including Lenfest) and approvals (except for those consents, approvals and waivers not required by the Agent as a condition to closing) necessary in connection with this Agreement and the Loans, or other related transactions (including, without limitation, those required in connection with the creation of the ESOP), shall have been obtained and become final or Final Orders, as applicable, and shall remain in full force and effect, without the imposition of any conditions that are not acceptable to the Lenders provided that the transfers of the radio licenses WGRL, WGLD, WFMS and WRRM to the special purpose Subsidiaries, Indy Lico, Inc., WFMS Lico, Inc., and WRRM Lico, Inc. need not be Final Orders so long as there is no reason to believe that with the passage of time they will not become Final Orders. It is understood that certain third party consents in connection with the pledge of certain assets such as franchises and minority partnership interests are being delivered on a commercially reasonable basis.

                  4.1.21 MATERIAL ADVERSE CHANGE OR EFFECT; COMPLIANCE WITH LAW.

                           (a) No Material Adverse Change shall have occurred
since December 31, 1998.

                           (b) No event shall have occurred or be threatened and
no facts or circumstances shall exist, including, without limitation, any action, suit, investigation, litigation or proceeding pending or threatened in a court or before any arbitrator or governmental instrumentality, that could have a Material Adverse Effect.

                           (c) The Company and its Subsidiaries shall be in
substantial compliance with all applicable laws, including environmental laws.

                  4.1.22 OPINIONS OF COUNSEL. The Agent shall have received the following favorable opinions of counsel as to the transactions contemplated hereby addressed to the Agent, the Issuing Bank and the Lenders and dated as of the Closing Date, in form and content satisfactory to Agent, the Issuing Bank and the Lenders:

                                    (i) Craig W. Bremer, counsel to SPC, the
                           Company, and the Company's Subsidiaries and certain of the Other Shareholders;

                                    (ii) Barley Snyder Senft and Cohen, counsel
                           to SPC, the Company and the Company's Subsidiaries;

                                    (iii) Cohn and Marks, FCC counsel to Company
                           and its Subsidiaries with respect to broadcast matters;

                                    (iv) Wiley, Rein & Fielding, FCC counsel to
                           the Company and its Subsidiaries with respect to cable television matters; and

                                    (v) Ivins Phillips & Barker, Chartered,
                           special tax counsel to the Company, as to the due formation and valid existence of the ESOP, the favorable tax treatment of the ESOP under Section 401 and, as applicable, Section 409 of the Code and such other matters as the Agent shall reasonably request.

                  4.1.23 OFFICERS' COMPLIANCE CERTIFICATE. There shall have been delivered to the Agent an Officers' Compliance Certificate dated as of the Closing Date.

                  4.1.24 GOOD STANDING. The Agent shall have received (a) good standing certificates for each of SPC, the Company and the Company's Subsidiaries, evidencing its good standing under the laws of the state of its incorporation or formation and (b) good standing certificates for each of the Company and the Company's Subsidiaries, evidencing its good standing under the laws of the states in which it is required to qualify to do business.

                  4.1.25 LIEN SEARCHES. The Company shall have delivered to the Agent Uniform Commercial Code, tax and judgment lien searches of a recent date, in such offices as are acceptable to the Agent, with respect to Company and each of Company's Subsidiaries, showing no Liens except Permitted Liens.

                  4.1.26 EVIDENCE OF INSURANCE. The Agent shall have received evidence of the insurance required by Section 7.15 (Insurance) below.

                  4.1.27 OTHER REQUIREMENTS. The Agent shall have received such additional information and material as the Agent or any Lender may reasonably request.

         4.2 REQUIREMENTS FOR EACH LOAN/LETTER OF CREDIT.

                  The Lenders shall not be required to make any Loans to the Company and the Issuing Bank shall not be required to issue any Letters of Credit unless the following conditions are fulfilled to the satisfaction of
Agent:

                  4.2.1 NO DEFAULT. There shall not, either prior to or after giving effect to each such funding or Letter of Credit, exist an Event of Default or Potential Event of Default;

                  4.2.2 REQUEST FOR ADVANCE/LETTER OF CREDIT. Agent shall have timely received a borrowing notice pursuant to Section 1.6 (Borrowing Notice) or request for a Letter of Credit pursuant to Subsection 3.1.1 (Commitment to Issue Letters of Credit). Each request for a Loan that individually or together with other related Loans exceeds $25,000,000 for the purpose of effecting an Acquisition or purchasing a minority interest in a Subsidiary shall be accompanied by the Officer's Certificate referred to in Subsection 1.8.3 (Officers' Certificate);

                  4.2.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of SPC, the Company, its Subsidiaries, Lenfest and the Other Shareholders made in the Loan Documents shall be true and correct in all material respects as of the date of each such Loan or Letter of Credit (both immediately prior to and after giving effect to said Loan or Letter of Credit) as if made on and as of such date, except to the extent that changes in the facts and conditions on which such representations and warranties are based do not result from an act or omission that constitutes a breach of any covenant set forth in this Agreement or in any other Loan Document and have been disclosed to Lenders in writing;

                  4.2.4 MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the date of this Agreement;

                  4.2.5 MATERIAL ADVERSE EFFECT. No event shall have occurred and no fact or condition shall exist, including, without limitation, any action, suit, investigation, litigation or proceeding pending or threatened in a court or before any arbitrator or governmental instrumentality, that could have a Material Adverse Effect;

                  4.2.6 SENIOR SUBORDINATED NOTES. The obligation of the Company hereunder to repay each such Loan or Letter of Credit shall be senior to any obligation of the Company to repay the Senior Subordinated Notes (if the same are outstanding); and

                  4.2.7 MISCELLANEOUS. The Agent shall have received such additional information and material as the Agent may reasonably request, including such additional agreements or certifications executed by SPC, the Company or any Subsidiary of the Company as the Agent may reasonably request.

                  4.2.8 METHOD OF CERTIFYING CERTAIN CONDITIONS. The request for, and acceptance of, each Loan and each Letter of Credit by the Company shall be deemed a representation and warranty by the Company that the conditions specified in Subsections 4.2.1 (No Default), 4.2.3 (Representations and Warranties), 4.2.4 (Material Adverse Change), 4.2.5 (Material Adverse Effect) and 4.2.6 (Senior Subordinated Notes) have been satisfied.


                                   ARTICLE 5
                       REPORTING REQUIREMENTS AND NOTICES

         The Company covenants that from the date of this Agreement so long as any of the Senior Secured Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuing Bank has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the reporting and notice requirements set forth in this Article 5.

         5.1 FINANCIAL DATA AND REPORTING REQUIREMENTS; NOTICE OF CERTAIN
EVENTS.

                  5.1.1 DELIVERY OF QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within sixty (60) days after the close of each of the first three quarters of each fiscal year of Company, the Company shall deliver to the Lenders,

                           (a) an unaudited Consolidated balance sheet,
statement of income and changes in retained earnings, and statement of cash flows of Company and its Subsidiaries as at the end of and for (i) the period commencing at the end of the previous fiscal year and ending with such quarter and (ii) the period commencing at the end of the previous fiscal quarter and ending with such currently reported quarter, setting forth in comparative form the corresponding figures for the appropriate periods of the preceding fiscal year, and

                           (b) a supplemental consolidating balance sheet
showing separately a balance sheet, and a supplemental consolidating statement of operations showing separately a statement of operations, for each of Susquehanna Cable and its Subsidiaries and Susquehanna Radio and its Subsidiaries and each of the other direct Subsidiaries of the Company as at the end of and for each such fiscal quarter, all in reasonable detail and certified by the Treasurer or a Vice President of Company to be true and complete, subject to normal recurring year-end audit adjustments, it being understood that footnotes may be omitted.

                  5.1.2 DELIVERY OF ANNUAL FINANCIAL STATEMENTS; ACCOUNTANTS' CERTIFICATION. As soon as practicable and in any event within one hundred twenty
(120) days after the close of each fiscal year of the Company, the Company shall deliver to the Lenders,

                           (a) an audited Consolidated balance sheet, statement
of income and changes in retained earnings, and statement of cash flows of Company and its Subsidiaries, as at the end of and for the fiscal year just closed in reasonable detail and certified (without any qualification, modification or exception) by nationally-recognized independent certified public accountants selected by Company and satisfactory to Agent,

                           (b) a supplemental consolidating balance sheet
showing separately a balance sheet, and a supplemental consolidating statement of operations showing separately a statement of operations, for each of Susquehanna Cable and its Subsidiaries and Susquehanna Radio and its Subsidiaries and each of the other direct Subsidiaries of the Company as at the end of and for each fiscal year and, in the case of the statement of operations, for the fourth quarter of the fiscal year just closed, setting forth the corresponding figures for the previous fiscal year in comparative form, all in reasonable detail;

                           (c) concurrently with such financial statements
described in clause (a) above, (x) a written statement signed by such accountants to the effect that in making the examination necessary for their certification of the financial statements referred to in clause (a) above, they have not obtained any knowledge of the existence of any Event of Default or any Potential Event of Default, or, if such accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Event of Default or Potential Event of Default; and

                           (d) concurrently with the consolidating financial
statements referred to in clause (b) above, a certificate of a Vice President or the Treasurer that the consolidating statements described therein are true and complete.

                  5.1.3 DELIVERY OF OFFICERS' CERTIFICATES AS TO NO DEFAULT. As soon as practicable after the close of each quarter of each fiscal year of the Company and in any event no later than the date on which financial statements are required to be delivered for each such quarter or year, as provided in Subsections 5.1.1 or 5.1.2, the Company shall deliver to the Lenders an Officers' Certificate stating that there existed during such quarter and, in the case of the certificate delivered after the fourth quarter, such fiscal year, no Event of Default and no Potential Event of Default or if any such Event of Default or Potential Event of Default existed, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take, or has taken, with respect thereto.

                  5.1.4 DELIVERY OF OFFICERS' COMPLIANCE CERTIFICATE; SUBSCRIBER LEVELS, ETC. Together with each quarterly report or annual report of the Company required under Subsections 5.1.1 and 5.1.2 above the Company shall deliver to the Lenders:

                           (a) an Officers' Compliance Certificate;

                           (b) a report as to certain operating data in
substantially the form of Exhibit P;

                           (c) for each broadcast station owned by Company or
any of its Subsidiaries, a report indicating market revenues, broadcast station revenues, billings share, broadcast station cash flow, broadcast station cash flow margin and Arbitron rating (12 + and the target demographic group for such broadcast station); and

                           (d) a schedule of depreciation for (a) each radio
station, (b) each cable system and (c) BlazeNet.

                  5.1.5 AUDITORS' REPORTS. Promptly upon receipt, the Company shall deliver to the Lenders copies of all financial reports or written recommendations, if any, submitted to the Company or any of its Subsidiaries by its auditors in connection with each annual or interim audit or examination of its books by such auditors.

                  5.1.6 SPC FINANCIAL STATEMENT. As soon as practicable and in any event within one hundred twenty (120) days after the close of each fiscal year of SPC, the Company shall deliver to the Agent, the Issuing Bank and each Lender (a) audited consolidated balance sheets, statements of operations and shareholders' equity and statements of cash flows of SPC and its Subsidiaries, as at the end of and for the fiscal year just closed, setting forth the corresponding figures for the previous fiscal year in comparative form all in reasonable detail, certified (without any qualification, modification or exception) by nationally-recognized independent certified public accountants selected by SPC, and, (b) consolidating balance sheets, statements of operations and shareholders' equity of SPC and its Subsidiaries, as of the end of and for the fiscal year just closed, all in reasonable detail and certified by the Chief Financial Officer or Vice President, Treasury Operations, of SPC to fairly present the information contained therein in accordance with GAAP.

                  5.1.7 OFFICERS' CERTIFICATE FOR RATE AND FEE CALCULATIONS. The Company shall deliver the Officers' Certificates as required by Subsection 1.8.3 (Officers' Certificate) above at the times specified therein.

                  5.1.8 ESOP INFORMATION. Annually at the time of delivery of the financial statements pursuant to Subsection 5.1.2 above, the Company shall provide the following information:

                           (a) The consolidated amount of the ESOP Compensation Expense relative to the ESOP;

                           (b) The total amount of ESOP Compensation Expense (broken down by cash and non-cash components, if applicable) allocated to the Company;

                           (c) The total amount of ESOP Compensation Expense allocated to Pfaltzgraff Corp.;

                           (d) The total amount of ESOP Compensation Expense allocated to SPC;

                           (e) The total amount of direct operating expenses of the ESOP;

                           (f) The amount of payments made by SPC to the Company in respect of debt service prepayments on the loan made on the Closing Date;

                           (g) The total amount of ESOP Repurchase Payments of the Company.

The Company shall, at the same time, certify that the allocations and payments made with respect to the ESOP were made in compliance with the ESOP Sharing Agreement.

                  5.1.9 REPORTS TO SENIOR SUBORDINATED NOTEHOLDERS, SEC FILINGS, ETC. Promptly upon receipt or transmission thereof, as applicable, the Company shall deliver to the Agent and the Lenders:

                           (a) at any time when SPC, the Company or any of the
Company's Subsidiaries is subject to the reporting requirements of the Securities Exchange Act of 1934, all letters of comment or material correspondence sent to SPC, the Company or any of the Company's Subsidiaries by any securities exchange or the Securities and Exchange Commission in relation to the affairs of SPC, the Company or any of the Company's Subsidiaries,

                           (b) all regular and periodic reports and all
registration statements and prospectuses, if any, filed by SPC, the Company or any of the Company's Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions,

                           (c) financial statements, reports, notices and proxy
statements sent or made available generally by SPC, the Company or any of the Company's Subsidiaries to the Senior Subordinated Noteholders or other lenders to such Persons, (if any) and their other respective unit holders, bondholders or security holders (or any trustee or other representative of any of the foregoing) and any non-routine notices or other non-routine correspondence from such Senior Subordinated Noteholders, unit holders, bondholders or security holders (or trustee or other representative of such Persons), and

                           (d) all press releases and other statements made
available by SPC, the Company or any of the Company's Subsidiaries to the public concerning material developments in their respective businesses.

         5.2 NOTICE OF DEFAULTS, DISPUTES AND OTHER MATTERS.

                  The Company shall give written notice to Agent, the Issuing Bank and the Lenders of the following matters promptly upon (and in any event within three (3) Business Days of) any officer of the Company obtaining knowledge thereof:

                  5.2.1 CERTAIN ORDERS BY PUC. Any citation, order to show cause, or other legal process, order, notice, protest or reconsideration affecting the Company or any of its Subsidiaries or directing the Company or any of its Subsidiaries to become a party to or to appear at any proceeding or hearing by or before any governmental instrumentality (including without limitation the FCC, any PUC or other instrumentality which shall have granted to any such Person a Franchise) which, if adversely determined, could, either individually or in the aggregate, have a Material Adverse Effect and include with such notice a copy of any such citation, order to show cause or other legal process, notice order or protest;

                  5.2.2 LICENSE OR FRANCHISE REVOCATION. Any (a) actual or threatened denial, refusal or failure to renew or revocation or material adverse modification by the FCC of any FCC License or by any PUC or any other governmental instrumentality of any other Franchise, (except the routine, scheduled expiration of FCC Licenses and any PUC Franchises for which applications for renewal are timely and properly filed with the appropriate governmental agency unless, at any time with respect thereto, a competing application or petition to deny, or other challenge is filed against any such renewal application), or (b) dispute or other action with respect to any Franchise which if resolved adversely could have a Material Adverse Effect, or
(c) notice from the FCC or any PUC of apparent liability for forfeiture or of the imposition of any fines or penalties or forfeitures in the amount or amounts of $50,000 or more in any twelve (12) month period, or (d) written notices or written requests by other parties with respect to any of the foregoing or with respect to any proceeding or hearing which might reasonably be expected to result in any of the foregoing which, either individually or in the aggregate, could have a Material Adverse Effect;

                  5.2.3 CERTAIN DISPUTES. Any dispute concerning, or any threatened non-renewal or modification of, any agreement to which the Company or any of its Subsidiaries is a party, including, without limitation, any lease for or easement over real property, any lease for personal property, any pole attachment agreement or any programming agreement, if such dispute or threatened non-renewal or modification, either individually or in the aggregate, could have a Material Adverse Effect;

                  5.2.4 CERTAIN LITIGATION. Any actions, proceedings or claims commenced or asserted against SPC, Company or any of the Company's Subsidiaries in which the amount involved is $100,000 or more and which is not fully covered by insurance, or which, if not solely a claim for monetary damages, could reasonably be expected to, if adversely determined, have a Material Adverse Effect;

                  5.2.5 GOVERNMENTAL REPORTS. All non-routine material reports, requests or correspondence filed by SPC (except for information relating only to The Pfaltzgraff Co.), the Company or any of the Company's Subsidiaries with the FCC or any PUC, court or other governmental agency relative to the operations of Company or any of its Subsidiaries and all material, non-routine correspondence or material, non-routine official notices received by SPC (except for information relating only to The Pfaltzgraff Co.), the Company or any of the Company's Subsidiaries from any governmental agency which regulates all or any part of the operations of any such entity;

                  5.2.6 LENFEST AGREEMENT. Copies of any non-routine notices under the Lenfest Agreement including any notices relating to buy/sell provisions or put provisions and any notices of amendment required by Subsection
7.26.1 (Changes in Certain Agreements) and, if the Lenfest Note is issued, notice of any default or payment in connection therewith;

                  5.2.7 EVENTS OF DEFAULT. The occurrence of any Event of Default or Potential Event of Default;

                  5.2.8 CONTRACT DEFAULT. The occurrence of any event which constitutes, or with notice or lapse of time or both, would constitute, a default or an event of default under any contractual obligations of the Company or any of its Subsidiaries which, if adversely determined, could, either individually or in the aggregate, have a Material Adverse Effect;

                  5.2.9 CROSS DEFAULT. Any notice given to the Company or any of its Subsidiaries by any Person or any other action taken by any Person with respect to a claimed default or event or condition of the type referred to in Subsections 8.1.3 (Cross Default to Indebtedness) or 8.1.4 (Other
Cross-Defaults) below;

                  5.2.10 MATERIAL ADVERSE CHANGE. Any Material Adverse Change or the existence of any facts or circumstances or the occurrence or failure to occur of any event which could have a Material Adverse Effect;

                  5.2.11 REPRESENTATIONS AND WARRANTIES. Any changes in facts or circumstances on which the representations and warranties set forth in this Agreement are made which makes such representations and warranties false or misleading in any material respect;

                  5.2.12 EQUITY ISSUANCE. Any issuance by the Company or a Subsidiary of capital stock or other equity, which issuance may be made only to the extent not prohibited by this Agreement; and

                  5.2.13 PURCHASE OF MINORITY INTERESTS. Any purchase of any minority interests in any Subsidiaries, together with an Officers' Compliance Certificate prepared on a Pro Forma Basis, showing compliance with the financial covenants set forth in this Agreement after giving effect to such purchase.

         5.3 THE ESOP AND ERISA MATTERS.

                  5.3.1 THE ESOP. Promptly upon receipt thereof, the Company shall deliver to each Lender a copy of any ruling or non-routine correspondence from the Internal Revenue Service respecting the tax status of the ESOP and promptly upon the Company having knowledge thereof, the Company shall deliver notice of any event or condition which could cause the ESOP to lose its tax-qualified status. In addition, the Company shall provide on an annual basis the information required by Subsection 5.1.8 (ESOP Information) above.

                  5.3.2 ANNUAL REPORTS. Upon request of any Lender, the Company shall deliver to such Lender each annual report filed with respect to the ESOP or any Plan with the Internal Revenue Service, Secretary of Labor or the PBGC; and all reports delivered to any such Person from its actuary with respect to any Plan; and the most recent actuarial report for each Employee Pension Plan.

                  5.3.3 OTHER ERISA INFORMATION. The Company shall deliver to each Lender all material non-routine correspondence with the PBGC, Secretary of Labor or any representative of the Internal Revenue Service with respect to any Plan or the ESOP.

                  5.3.4 REPORTABLE EVENTS, ETC.

                           (a) The Company shall deliver to each Lender notice
of the occurrence of any Reportable Event as such term is defined in Section 4043 of ERISA, or "prohibited transaction" as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder.

                           (b) Company shall furnish to Agent (i) within 30 days
after any officer of the Company obtains knowledge that the Company, any of its Subsidiaries, or any ERISA Affiliate has incurred or anticipates incurring Withdrawal Liability, or that any Multiemployer Plan is in Reorganization or that any Reportable Event has occurred with respect to any Employee Pension Plan or that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such Withdrawal Liability, Reorganization, Reportable Event or termination or appointment proceedings and the action which it, any of its Subsidiaries or ERISA Affiliates (or the Multiemployer Plan sponsor or Employee Pension Plan sponsor if other than the Company) proposes to take with respect thereto, together with a copy of any notice of Withdrawal Liability or Reorganization given to the Company, any of its Subsidiaries or ERISA Affiliates and a copy of the notice of such

Reportable Event given to PBGC if a copy of such notice is available to the Company, any of its Subsidiaries or any of its ERISA Affiliates, and (ii) promptly after receipt thereof, a copy of any notice the Company, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from the PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan.

                           (c) The Company will promptly notify the Agent of any
excise taxes or penalties which have been assessed or which the Company, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Company, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan or Multiemployer Plan.

                           (d) Within the time required for notice to the PBGC
under Section 302(f)(4)(A) of ERISA, the Company will notify the Agent of any lien arising under Section 302(f) of ERISA in favor of any Plan.

         Each notice pursuant to this Subsection 5.3.4 shall be accompanied by a statement of the President or a Vice President or the Treasurer of the Company setting forth details of the matter referred to therein and stating what action the Company or the affected Subsidiary has taken, is taking and proposes to take with respect thereto. For the purpose of this Subsection 5.3.4, the Company shall be deemed to have knowledge of all facts attributable to the administrator of such Plan.

         5.4 MISCELLANEOUS. With reasonable promptness, the Company shall deliver such other information respecting the business, operations and financial condition of (i) SPC (other than information relating only to The Pfaltzgraff Co. and/or its Subsidiaries) or any of its Subsidiaries or any entities in which SPC or any of its Subsidiaries have an ownership interest, or (ii) Company or any of Company's Subsidiaries, as the Agent or any Lender may from time to time reasonably request.

         5.5 DISCLOSURE.

                  The Agent, the Issuing Bank and the Lenders are hereby authorized to show or deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of SPC, the Company and the Company's Subsidiaries, which may be furnished to Agent, the Issuing Bank or any Lender or come to their attention pursuant to this Agreement (the "Financial Information"), to any regulatory body or agency having jurisdiction over the Agent, the Issuing Bank or any Lender, to the Agent's, the Issuing Bank's or any Lender's counsel, advisers and auditors, and to any Person which shall, or shall have any right or obligation to, succeed to all or any part of the Agent's, the Issuing Bank's or any Lender's interest (the "Lender's Interest"), in the Notes or any Note, and/or this Agreement or to any Person who shall express a desire to acquire all or part of such Lender's Interest. Effective during the existence of an Event of Default, Agent, the Issuing Bank and the Lenders and their respective counsel, advisors and auditors are hereby further authorized to show or deliver a copy of the Financial Information to other Persons in connection with protecting, preserving, exercising or enforcing any rights of the Agent, the Issuing Bank or the Lenders in, under or related to the Loan Documents or any collateral.


                                   ARTICLE 6
                               FINANCIAL COVENANTS

         The Company covenants that from the date of this Agreement so long as any of the Senior Secured Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuing Bank has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the financial covenants set forth in this Article 6.

         6.1 INTEREST COVERAGE RATIO. The Company shall maintain at all times an Interest Coverage Ratio of at least 1.75:1 through December 31, 1999 and 2.00:1 thereafter. This ratio shall be tested as of the end of each fiscal quarter of the Company.

         6.2 THE DEBT SERVICE COVERAGE RATIO. The Company shall maintain at all times a Debt Service Coverage Ratio of at least 1.20:1. This ratio shall be tested as of the end of each fiscal quarter of Company.

         6.3 CONSOLIDATED TOTAL LEVERAGE RATIO. The Company shall not, and shall not permit any of its Subsidiaries to, incur or permit Consolidated Indebtedness to exist that would at any time cause the Consolidated Total Leverage Ratio, during each period specified below, to equal or exceed the applicable ratio for such period specified below:

                           Period                                               Ratio
                           ------                                               -----
                           Closing Date through 6/30/01                         7.00:1
                           7/1/01 through 6/30/02                               6.50:1
                           7/1/02 and thereafter                                6.00:1

This ratio shall be tested as at the (i) end of each fiscal quarter of Company during each period specified above, and (ii) the date of each incurrence of Consolidated Indebtedness (after giving effect to such proposed incurrence).

         6.4 CONSOLIDATED SENIOR LEVERAGE RATIO. The Company shall not, and shall not permit any of its Subsidiaries to, incur or permit to exist any Senior Debt that would at any time cause the Consolidated Senior Leverage Ratio, during each period specified below, to exceed the applicable ratio for such period specified below:

                           Period                                               Ratio
                           ------                                               -----
                           Closing Date through 6/30/01                         5.00:1
                           7/1/01 through 6/30/02                               4.50:1
                           7/1/02 and thereafter                                4.00:1

This ratio shall be tested as at (i) the end of each fiscal quarter of the Company during each period specified above and (ii) the date of the incurrence of Senior Debt (after giving effect to such proposed incurrence).

         6.5 FIXED CHARGE COVERAGE RATIO. The Company shall maintain at all times a Fixed Charge Coverage Ratio of at least 1.00:1 through December 31, 2000 and 1.05:1 thereafter. This ratio shall be tested as of the end of each fiscal quarter of Company.

         6.6 ADDITIONAL PROVISIONS RESPECTING CALCULATION OF FINANCIAL COVENANTS. Except as otherwise provided in this Agreement, the following provisions shall apply.

                  6.6.1 All the calculations of financial covenants shall be based upon the figures set forth in the Consolidated financial statements of the Company most recently delivered pursuant to this Agreement even where this Agreement may refer to a period ended on, or most recently prior to a specified date of determination.

                  6.6.2 For all purposes other than the calculation of the Fixed Charge Coverage Ratio, calculations made pursuant to this Article 6 shall give effect, on a Pro Forma Basis, to all Acquisitions and dispositions made during the quarter or year to which the required compliance relates, as if such Acquisition or disposition had been consummated on the first day of the applicable period.

                  6.6.3 For purposes of calculation of the financial covenants (other than the calculation of the Fixed Charge Coverage Ratio) in connection with an Acquisition, disposition, purchase of minority interest or other event requiring demonstration of pro forma compliance under this Agreement (a "Designated Event"), the calculations shall

                           (i) be based on the results of operations and
financial condition of the Company, as at and for the fiscal quarter or year (as applicable) ended on, or most recently prior to, the date of the Designated Event for which the Company has provided financial statements (the "Designated Period"), adjusted to reflect, on a Pro Forma Basis, the occurrence of such Designated Event (including the incurrence of any Indebtedness incurred in connection therewith) as if such Designated Event had occurred on the first day of such Designated Period; and

                           (ii) shall be judged against the required financial
covenant standards applicable as at the end of such Designated Period.

By way of example, if the Company consummates an Acquisition on 7/10/02, for purposes of determining compliance with the Consolidated Total Leverage Ratio, on a Pro Forma Basis, at the time of the Acquisition (1) the amount of Total Debt would be the amount of Total Debt on 7/10/02 after giving effect to Indebtedness incurred to effect the Acquisition, (2) if the financial statements most recently delivered under this Agreement were the ones for the period ended 3/31/02, the amount of EBITDA would be the amount of EBITDA reflected on those financial statements, adjusted as if the Acquisition had been consummated on 4/1/01, and (3) the resulting ratio would be tested against the required ratio at 3/31/02 which is 6.5:1.

                  6.6.4 For purposes of calculating the financial covenants for the period ending March 31, 1999, the amount of Indebtedness shall be the amount of Indebtedness outstanding on the Closing Date after giving effect to the Indebtedness incurred on that date.

                                   ARTICLE 7
                               BUSINESS COVENANTS

         The Company covenants that from the date of this Agreement so long as any of the Senior Secured Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuing Bank has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the covenants set forth in this Article 7.

         7.1 INDEBTEDNESS.

                  7.1.1 IN GENERAL. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, permit to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than each of the following:

                           (a) subject to the terms of Section 7.32 (Interest
Rate Protection Agreements), obligations under Interest Rate Protection Agreements;

                           (b) obligations under the Loan Documents;

                           (c) obligations under the Senior Subordinated
Indenture and Senior Subordinated Notes in respect of an outstanding principal amount not in excess of Two Hundred Million Dollars ($200,000,000), provided that the Senior Subordinated Indenture and Senior Subordinated Notes shall (i) be on terms set forth in the Indenture issued pursuant to the Offering Memorandum marked "subject to completion, dated April 23, 1999" (which Offering Memorandum was distributed to the Lenders prior to the Closing Date) or on such other terms as is acceptable to the Requisite Lenders acceptable to the Agent, (ii) have no principal amortization or a final maturity prior to the date which is 91 days after the Maturity Date, (iii) be unsecured and (iv) have covenants no more restrictive than those set forth herein;

                           (d) obligations in a principal amount not to exceed
Ten Million Dollars ($10,000,000);

                           (e) obligations owing to the Company or to a
Subsidiary of Company; and

                           (f) a promissory note (the "Lenfest Note") issued to
Lenfest in connection with the exercise by Lenfest of the put (the "Lenfest Put") under Section 5 of the Fifth Amendment to the Lenfest Agreement, subject to the following terms and conditions:

                                    (i)      at the time that the Put is
                                             exercised, there is no Event of
                                             Default or Potential Event of
                                             Default and no default under the
                                             Senior Subordinated Indenture;

                                    (ii)     at the time that the Put is
                                             consummated, there is no Event of
                                             Default or Potential Event of
                                             Default and the Company is able to
                                             demonstrate projected pro forma
                                             compliance with the financial
                                             covenants for the period ending one
                                             year plus one day after the
                                             consummation of the Lenfest Put and
                                             the Company shall have delivered to
                                             the Agent and the Lenders at least
                                             ten (10) Business Days prior to the
                                             date of the proposed consummation,
                                             a notice of consummation, together
                                             with

                                             (1) an Officers Compliance
                                                 Certificate, showing compliance
                                                 with the financial covenants
                                                 set forth in Article 6 above,
                                                 on a Pro Forma Basis, after
                                                 giving effect to the
                                                 consummation of the Lenfest Put
                                                 (including any additional
                                                 Indebtedness incurred in
                                                 connection therewith);

                                             (2) revised projections through the
                                                 Maturity Date, which shall be
                                                 made in good faith and based on
                                                 reasonable assumptions, which
                                                 shall show pro forma compliance
                                                 with the financial covenants
                                                 for the period
                                                 ending one year plus one day
                                                 after the consummation of the
                                                 Lenfest Put, after giving
                                                 effect to the transactions
                                                 contemplated by the Lenfest Put
                                                 (including any additional
                                                 Indebtedness and payments made
                                                 in respect thereof); and

                                             (3) a certificate demonstrating
                                                 compliance with the debt
                                                 incurrence test set forth in
                                                 the Senior Subordinated
                                                 Indenture;

                                    (iii)    all obligations under the Lenfest
                                             Note shall be fully subordinated to
                                             the Senior Secured Obligations
                                             pursuant to the Lenfest
                                             Subordination Agreement;

                                    (iv)     the Lenfest Note will be payable in
                                             three equal annual installments and
                                             will bear interest at 8% and may be
                                             prepaid, provided, however, that
                                             cash payments may only be made
                                             under the Lenfest Note if the
                                             following conditions are satisfied:

                                             (1) there is no Event of Default or
                                                 Potential Event of Default both
                                                 before and after the proposed
                                                 payment is made;

                                             (2) the Company can demonstrate
                                                 compliance, on a Pro Forma
                                                 Basis, with the Fixed Charge
                                                 Coverage Ratio test set forth
                                                 in Section 6.5 of this
                                                 Agreement (it being understood
                                                 that any cash payments under
                                                 the Lenfest Note would be
                                                 deemed to be Restricted
                                                 Payments);

                                    (v)      Except as permitted by the
                                             preceding clause (iv), the Lenfest
                                             Note shall be recourse only to
                                             Lenfest's second priority lien on
                                             the stock put to the Company
                                             pursuant to the Lenfest Put, which
                                             lien is second to the Lien in favor
                                             of the Agent and fully
                                             subordinated;

                                    (vi)     The Lenfest Note shall have no
                                             covenants and no remedies provided,
                                             however, that if there is no Event
                                             of Default or Potential Event of
                                             Default under this Agreement (other
                                             than the cross default to the
                                             Lenfest Note) and no Potential
                                             Event of Default or Event of
                                             Default would be caused thereby,
                                             and the Company fails

                                             (1) to make a principal payment on
                                                 the Lenfest Note which payment
                                                 default is not cured within
                                                 nine months, or

                                             (2) to make four consecutive
                                                 interest payments on the
                                                 Lenfest Note (or adds interest
                                                 to principal for four
                                                 consecutive quarters)

                                            then Lenfest shall be entitled to
                                            require the Company to sell the
                                            stock or assets (at the Company's
                                            option) of Susquehanna Cable and its
                                            Subsidiaries in accordance with the
                                            terms of Section 5 (h) of the Fifth
                                            Amendment to the Lenfest Agreement.
                                            Lenfest's right to require the
                                            Company to sell the stock or assets
                                            of Susquehanna Cable and its
                                            Subsidiaries shall, among other
                                            things, be subject to there being no
                                            default in this Agreement and Senior
                                            Subordinated Indenture at the
                                            closing of the sale (other than the
                                            cross default to the Lenfest Note)
                                            both before and after giving effect
                                            to the sale. Any such sale shall be
                                            subject to the provisions of
                                            paragraph (d) of Section 7.7.2. This
                                            right of Lenfest shall not restrict
                                            any right that the Agent and the
                                            Senior Secured Parties shall have
                                            under or in connection with the Loan
                                            Documents.

                  7.1.2 LIMITATION ON INCURRENCE. In addition to the limitations on the incurrence or existence of Indebtedness referred to above, no Indebtedness may be incurred by Company or any of its Subsidiaries unless (a) immediately before and after giving effect to the incurrence of such Indebtedness, no Potential Event of Default or Event of Default shall have occurred and be continuing and (b) it would not cause a default under the Senior Subordinated Indenture.

         7.2 LIENS.

                  7.2.1 IN GENERAL. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary of Company, except each of the following (the Liens referred to in clauses (a) through (i) are, collectively, the "Permitted Liens"):

                           (a) Liens created in favor of the Agent for the
benefit of the Lenders pursuant to the Loan Documents;

                           (b) Liens for taxes, assessments or other
governmental charges the payment of which is not at the time required by Section
7.11 (Payment of Taxes and Claims);

                           (c) statutory Liens of landlords and Liens of
carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 7.11 (Payment of Taxes and Claims);

                           (d) Liens (other than any Lien imposed by ERISA)
incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (e) Liens arising out of judgments or awards with
respect to which the Company or a Subsidiary of the Company shall be prosecuting an appeal in good faith and in respect of which a stay of execution shall have been issued;

                           (f) leases or subleases granted to others, easements,
rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries;

                           (g) Capital Leases incurred in compliance with
paragraph (d) of Section 7.1 (Indebtedness) and purchase money security interests which are granted to secure purchase money obligations related to assets acquired in the ordinary course of business and which are incurred in compliance with said paragraph (d) of Section 7.1, provided that no such security interest shall extend to or cover any property other than the property being acquired;

                           (h) the right of first refusal and buy/sell
provisions contained in Sections 13 and 14 of the Lenfest Agreement, which may constitute encumbrances on the stock of Susquehanna Cable and its Subsidiaries, provided that the exercise by Lenfest of such rights may create an Event of Default and the characterization of such encumbrances as a Permitted Lien shall not be construed as consent by the Lenders to, or a waiver by Lenders of, any such Event of Default or any rights they or the Agent may have upon, the exercise of any one or more of such rights by Lenfest;

                           (i) a second priority security interest in favor of
Lenfest (subordinate to the security interest in favor of the Agent) in the stock of Susquehanna Cable and certain of its Subsidiaries which may be purchased by the Company (or a Subsidiary thereof) in connection with the Lenfest Put, to secure the obligations under the Lenfest Note, if any.

                  7.2.2 NEGATIVE PLEDGE. Except as otherwise provided in Section
9.24 (Absence of Restrictive Provisions), the Company will not, and will not permit any of its Subsidiaries to, agree with any Person, to restrict or place limitations on the right of the Company or any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Company or any of its Subsidiaries except such restrictions and limitations as are set forth in the Senior Subordinated Indenture.

         7.3 INVESTMENTS, LOANS, ACQUISITIONS ETC.

                  7.3.1 LIMITATION. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (a) make or own any Investment in any Person (including, without limitation, the contribution or transfer of ownership or possession of any of its cash, property rights or other assets to any Subsidiary of the Company); or (b) purchase or otherwise acquire any assets or property of any nature after the date of this Agreement other than assets and property used in the ordinary course of its business, except as set forth in Subsections 7.3.2 (Investments) and 7.3.3 (Acquisitions) below.

                  7.3.2 INVESTMENTS. Notwithstanding the terms of Subsection
7.3.1 above, the Company and its Subsidiaries may make or own any or all of the following Investments:

                           (a) Investments that exist as of the date of this
                  Agreement which are described on Schedule 7.3 to this Agreement;

                           (b) Investments by the Company in any of its
                  Subsidiaries or by any Subsidiary of Company in the Company or another Subsidiary of Company;

                           (c) Investments made in compliance with Subsection
                  7.3.3 (Acquisitions);

                           (d) minority Investments determined by the amount of
                  cash invested not in excess of Ten Million Dollars ($10,000,000) in the aggregate after the Closing Date in Persons engaged in Permitted Businesses, provided that immediately before and after the making of each such Investment no Potential Event of Default or Event of Default shall have occurred and be continuing;

                           (e) Investments in short-term obligations issued or
                  unconditionally guaranteed by the United States or any agency thereof and backed by the full faith and credit of the United States;

                           (f) Repurchase obligations of up to one week with any
                  Lender or any other commercial bank meeting the qualifications in clause (g) of this Section that are fully collateralized by securities referred to in clause (e) of this Section;

                           (g) Investments in certificates of deposit or
                  Eurodollar time deposits that become payable within one year of the date of purchase of (i) any of the Lenders or (ii) any other commercial bank having combined capital, surplus and undivided profits of $100,000,000 or more, FDIC membership, and debt obligations, or those of a holding company of which it is a Subsidiary, rated not less than A by Standard & Poor's Corporation or equivalent by a nationally recognized investment rating agency;

                           (h) INTENTIONALLY OMITTED;

                           (i) Investments in readily marketable commercial
                  paper, maturing within 270 days after the acquisition thereof, which at the time of acquisition has the highest rating by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                           (j) U.S. Dollars on hand and in insured demand
                  deposit accounts or, if in excess of insurable amounts, in deposit accounts at banks described in clause (g) above;

                           (k) Interest Rate Protection Agreements entered into
                  in compliance with Section 7.32 (Interest Rate Protection Agreement);

                           (l) Promissory notes received in connection with a
                  disposition as permitted by Subsection 7.7.2(b) (Sales and Other Dispositions);

                           (m) Money market funds which are substantially
                  invested in the types of Investments permitted in clauses (e) through (j) above; and

                           (n) Investments which constitute purchases of
                  minority interests in Subsidiaries of the Company (from Persons that hold minority interests as of the date of this Agreement) subject to satisfactions of each of the following:

                                    (i) no Event of Default or Potential Event
                           of Default shall have occurred and be continuing or shall be caused thereby;

                                    (ii) all (rather than a portion) of the
                           interests of the selling party or parties in the Company and its Subsidiaries shall be purchased in the same transaction;

                                    (iii) the purchase price shall be no greater
                           than the fair market value of the Investment so purchased and, if the Agent so requests, the Company shall provide a third party fairness or other opinion to that effect;

                                    (iv) both before and (on a Pro Forma Basis)
                           after giving effect to the Investment, the Company shall be in compliance with the financial covenants set forth in Article 6;

                                    (v) the Company shall give the Agent and
                           each Lender ten (10) Business Days prior written notice of the proposed Investment, together with an Officers' Compliance Certificate showing compliance on a Pro Forma Basis with the financial covenants set forth in Article 6; and

                                    (vi) if the purchase of the minority
                           interest is pursuant to the Lenfest Put, (A) the Company shall deliver at least ten (10) Business Days prior to the date of the proposed purchase, revised projections through the Maturity Date, which shall be made in good faith and based on reasonable assumptions and which shall show pro forma compliance with the financial covenants through the period ending one year plus one day after the purchase is consummated, after giving effect to the transactions contemplated by the Lenfest Put (including any additional Indebtedness and payments scheduled to be made in respect thereof) and (B) the purchase price may be paid in cash up to the Available Commitment and through the issuance of the Lenfest Note.

                  7.3.3 ACQUISITIONS. Notwithstanding the terms of Subsection
7.3.1 above, the Company or any Subsidiary of the Company may acquire all or substantially all of the capital stock in, and a Subsidiary of the Company may acquire all or substantially all of the assets of, any Person that is solely engaged in a Permitted Business (an "Acquisition"), but only subject to and upon satisfaction of the following terms and conditions:

                           (a) The Company shall provide the Lenders with not
less than five (5) Business Days prior written notice of each Acquisition (or series of related Acquisitions), the aggregate consideration for which would exceed Five Million Dollars ($5,000,000), together with an Officers' Compliance Certificate showing, on a Pro Forma Basis, compliance with the provisions of paragraph (c) below and, upon request, will provide the Agent with a copy of the acquisition agreement and copies of related documents as they become available;

                           (b) no Acquisition may be made if an Event of Default
or Potential Event of Default exists either before or after giving effect to such Acquisition;

                           (c) no Acquisition may be made if, on a Pro Forma
Basis after giving effect to such Acquisition, the Company is not in compliance with the financial covenants specified in Article 6 (Financial Covenants);

                           (d) without the prior written approval of the
Requisite Lenders, which approval may be granted or withheld in the sole discretion of the Requisite Lenders, no single Acquisition may be made for consideration in excess of Seventy-Five Million Dollars ($75,000,000) (including in determining consideration the present value (computed utilizing the Base Rate plus Applicable Margin then in effect) of payments directly or indirectly to principals of the seller for non-compete, consulting or the like), provided that approval of the Requisite Lenders shall not be required for any Acquisition even if the consideration paid is in excess of Seventy-Five Million Dollars ($75,000,000) if the Consolidated Leverage Ratio is below 4.50:1 (measured as of the end of the last fiscal quarter with respect to which quarterly or annual financial statements of the Company and its Subsidiaries have been furnished to Lenders, and taking into account Indebtedness incurred since such date) at the time of the execution of the definitive agreement relating to the Acquisition, both before giving effect to the Acquisition and on a Pro Forma Basis after giving effect to the Acquisition;

                           (e) without the prior written approval of the
Requisite Lenders, which approval may be granted or withheld in the sole discretion of Requisite Lenders, no Acquisition may be made if the aggregate consideration paid or payable in respect of all Acquisitions from and after the Closing Date, including the proposed Acquisition, exceeds One Hundred Million Dollars ($100,000,000), provided that approval of the Requisite Lenders shall not be required for any Acquisition even if the consideration paid and payable for such Acquisition, together with the consideration paid and payable for all other Acquisitions from and after the Closing Date, exceeds $100,000,000 if the Consolidated Leverage Ratio is below 4.50:1 (measured as of the end of the last fiscal quarter with respect to which quarterly or annual financial statements of the Company and its Subsidiaries have been furnished to Lenders, and taking into account Indebtedness incurred since such date) at the time of the execution of the definitive agreement relating to the Acquisition, both before giving effect to the Acquisition and on a Pro Forma Basis after giving effect to the Acquisition. If the aggregate amount of consideration paid and payable in respect of Acquisitions from and after the Closing Date exceeds $100,000,000 at any time, and at any time thereafter the Consolidated Leverage Ratio equals or exceeds 4.50:1, any additional Acquisition shall require the prior written approval of the Requisite Lenders;

                           (f) if such Acquisition is of a Subsidiary,
contemporaneously with the closing of such Acquisition, all of the capital stock of the Subsidiary and all material assets of such Subsidiary shall be subject to a valid first priority security interest pursuant to the Loan Documents (subject only to Permitted Liens) and the Subsidiary that is acquired shall execute and deliver to Agent the Subsidiary Suretyship;

                           (g) if such acquisition is of assets (rather than
equity), contemporaneously with the closing of such Acquisition, all of the material assets so acquired shall be subject to a valid first priority security interest pursuant to the Loan Documents, subject only to Permitted Liens;

                           (h) if such Acquisition includes FCC Licenses to be
used in connection with the radio broadcast business, such licenses shall be owned by Radio License Subsidiaries;

                           (i) all necessary or appropriate governmental,
judicial or other third party approvals, waivers or consents necessary for such Acquisition shall have been obtained and become final or Final Orders, as applicable, and shall remain in full force and effect; and

                           (j) Company shall promptly upon request of the Agent
or any Lender provide such further information and documentation as may be reasonably requested by the Agent or such Lender.

                  7.3.4 ADDITIONAL LIMITATIONS ON INVESTMENTS. Notwithstanding any provision in this Agreement to the contrary, no Investment may be made:

                           (i) which would result in any Subsidiary being a
                  Person other than a corporation, limited partnership or limited liability company organized under the laws of any state of the United States all of whose capital stock or ownership interests is owned directly or indirectly by the Company provided, that nothing in this Subsection 7.3.4 shall
                  (1) prohibit the Company from making additional investments (otherwise permitted by this Agreement) in any Subsidiary that as of the date of this Agreement is not wholly-owned directly or indirectly by the Company (collectively, "Permitted Non-wholly Owned Subsidiaries") or (2) prohibit any such Permitted Non-wholly Owned Subsidiary from acquiring another Subsidiary that (after such acquisition) is wholly-owned by the Permitted Non-wholly Owned Subsidiary;

                           (ii) unless all of the equity interest acquired in
                  connection with such Investment is pledged pursuant to the Loan Documents; and

                           (iii) if such Investment is an Investment in a
                  Subsidiary, (1) unless the Agent has a first priority security interest in all of the material assets of such Subsidiary, subject only to Permitted Liens, and (2) such Subsidiary is or becomes a party to the Subsidiary Suretyships as a guarantor and surety.

The restrictions on Acquisitions and Investments contained in this Subsection
7.3.4 shall be construed to be in addition to, and not in lieu of, the restrictions contained elsewhere in this Agreement.

7.4      RESTRICTED PAYMENTS.

                  The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment, except that:

                  (a) INTERCOMPANY. Restricted Payments may be declared and paid by a Subsidiary of the Company to the Company or another Subsidiary of the Company which is a shareholder in any of the Company's Subsidiaries to the extent of their proportionate interests in items of revenues, income and assets of the Subsidiary making such Restricted Payments.

                  (b) ESOP LOAN. In addition, one or more Restricted Payments may be made to SPC in a Net Amount (as defined below) not to exceed One Hundred and Twenty Million Dollars ($120,000,000) on (or within 60 days of) the Closing Date (the "ESOP Loan"), to effect the funding of the ESOP, so long as (i) no Event of Default or Potential Event of Default exists or would thereby be created and (ii) the Company shall have received net proceeds in an amount at least equal to $100,000,000 from the issuance of Senior Subordinated Notes issued in compliance with the terms of Section 7.1 (Indebtedness) above. (It is understood that, for purposes of this paragraph (b), "Net Amount" means the excess of the gross amount of the loan to SPC over the amount repaid by SPC on the date that the loan is made. Further, it is understood that the Company may loan a gross amount not to exceed $176,000,000 to SPC but, of that amount, SPC shall repay to the Company an amount equal to at least $58,000,000 on the same day as the loan is made.)

                  (c) RESTRICTED PAYMENT BASKET. In addition, Restricted Payments may be made in any fiscal year in an amount not to exceed the amount of the Restricted Payments Basket (as hereinafter defined) so long as no Event of Default or Potential Event of Default exists or would be created as a result of paying the Restricted Payment. "Restricted Payments Basket" is an amount initially equal to Ten Million Dollars ($10,000,000) to which shall be added in each year beginning with the year 2000 an amount equal to five percent (5%) of the Actual EBITDA for the prior fiscal year and from which shall be deducted an amount equal to the amount of any Restricted Payments made pursuant to this clause (c) from time to time.

                  (d) LENFEST NOTE AND PURCHASE OF MINORITY INTEREST. So long as there is no Event of Default or Potential Event of Default both before and after the proposed payment is made and the Company can demonstrate compliance, on a Pro Forma Basis, with the Fixed Charge Coverage Ratio test set forth in Section
6.5 of this Agreement, the Company may make payments of principal or interest or prepayments of principal and accrued interest, from time to time, under the Lenfest Note. In addition, subject to availability under this Agreement, the Company or applicable Subsidiary may use proceeds of Loans to pay in cash as much of the purchase price of the stock subject to the Lenfest Put as is permitted by clause (n) (vi) of Subsection 7.3.2 (Investments).

                  (e) PAYMENTS SEPARATE. For the sake of clarity, each of the exceptions to the limitation on Restricted Payments set forth in this Section
7.4 is separate and cumulative. By way of example, Restricted Payments made to Lenfest pursuant to paragraph (d) above shall be in addition to, and not reduce, the amount of the Restricted Payments Basket.

         7.5 SALE-LEASEBACKS.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly sell or otherwise transfer, in one or more related transactions, any property (whether real, personal or mixed) and thereafter rent or lease such transferred property or substantially identical property.

         7.6 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction with (a) any holder of 5% or more of any class of the capital stock or ownership interest of the Company or any of its Subsidiaries or (b) any Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or any Subsidiary of Company than those which might be obtained at the time from Persons which are not such a holder or Affiliate, provided that the foregoing restrictions shall not apply to (i) loans by Company to its Subsidiaries permitted under Paragraph (e) of Subsection 7.1.1 (Indebtedness), (ii) transactions between a Subsidiary of the Company and the Company or another Subsidiary of the Company which are not otherwise prohibited under the provisions of this Agreement, and (iii) the transactions described on Schedule
7.6. If any such Affiliate transaction other than an Excluded Transaction is in excess of $1.0 million, it shall be

                           (a) set forth in writing; and

                           (b) approved by a majority of the disinterested
members of the board of directors of the Company.

If any such Affiliate transaction (excluding any Excluded Transaction) is in excess of $5.0 million, it shall be determined by a nationally recognized investment banking or accounting firm to be fair to the Company and its Subsidiaries.

         7.7 MERGERS AND DISPOSITIONS.

                  7.7.1 CONSOLIDATIONS AND MERGERS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                           (a) consolidate with or merge into any other Person,
except that (i) a Subsidiary of the Company, other than a Radio License Subsidiary, may consolidate with or merge into a Subsidiary of the Company or a Person which simultaneously therewith becomes a Subsidiary of the Company as a result of an Acquisition permitted under Section 7.3 (Investments and Acquisitions) and (ii) a Radio License Subsidiary may consolidate with or merge into a Subsidiary of the Company so long as the surviving entity is a Radio License Subsidiary; and

                           (b) permit any Person that is not a Subsidiary of the
Company to consolidate with or merge into it, except that a Person that is not a Subsidiary of the Company may be consolidated with or merged into the Company or a Subsidiary of the Company in connection with an Acquisition permitted under Subsection 7.3.3 (Acquisitions) so long as the Consolidated Net Worth of the Company after the merger is at least as great as the Consolidated Net Worth prior to the merger.

                  7.7.2 SALES AND OTHER DISPOSITIONS. The Company will not, and will not permit any Subsidiaries to, directly or indirectly sell, lease, abandon or otherwise transfer or dispose of any substantial amount of its assets or property, or sell, lease, abandon or otherwise transfer or dispose of any of its assets or property of any nature except in the ordinary course of its business, except as follows:

                           (a) a Subsidiary of the Company, other than a Radio
License Subsidiary, may transfer its assets to another Subsidiary of the Company.

                           (b) The Company and its Subsidiaries may, upon twenty
(20) days prior written notice to the Agent and the Lenders, dispose (by sale, merger, consolidation or otherwise) of all or any part of its assets outside the ordinary course of business so long that as of the date of such disposition, and both before and after giving effect thereto, no Event of Default or Potential Event of Default exists, and, in the case of a disposition made pursuant to this clause (b),

                                    (i) such disposition is a sale to any Person
                           not an Affiliate of the Company for consideration equal to not less than the fair market value of the assets sold as determined in the good faith judgment of the Board of Directors of the Company or the applicable Subsidiary, at least seventy percent (70%) of which consideration shall be cash and the balance of which consideration shall be in the form of (A) transferable promissory notes which shall, together with any collateral or other credit support given to the seller to secure such promissory note, be immediately assigned to the Agent, for the benefit of the Lenders, pursuant to instruments, assignments and other documents in form and substance satisfactory to Agent and if requested by Agent, accompanied by an opinion of counsel in form and substance satisfactory to the Agent in its reasonable judgment with respect to the effectiveness and perfection of such assignment or (B) other consideration satisfactory to the Requisite Lenders in their sole discretion; provided that the amount of consideration which may be accepted in the form of transferable promissory notes or other consideration may not exceed an aggregate of Five Million Dollars ($5,000,000) at any time outstanding in respect of all dispositions made by the Company or any of its Subsidiaries; or

                                    (ii) such disposition is an exchange with
                           any Person not an Affiliate of the Company of assets of the Company or one of its Subsidiaries comprising one or more cable television systems or radio broadcast systems or the ownership interests of the Person owning such a system or systems for assets comprising one or more other cable television systems or radio broadcast systems, as applicable, of a similar nature and of equal or greater value as determined in the good faith judgment of the Board of Directors of the Company or the applicable Subsidiary; or

                                    (iii) the consideration for such disposition
                           is a combination of an exchange described in the preceding clause (ii) and cash.

In the case of any disposition made pursuant to subparagraphs (i), (ii) or (iii) above, the following conditions shall apply:

                                    (A) the sum of (x) EBITDA attributable to all assets subject to such disposition determined as of the last day of the fiscal quarter ending immediately preceding such disposition for which quarterly or annual financial statements of the Company and its Subsidiaries were delivered to Lenders, plus
                                    (y) EBITDA attributable to all other assets disposed of by the Company and its Subsidiaries pursuant to this paragraph (b), in each case determined as of the last day of the fiscal quarter ending immediately preceding each such disposition for which quarterly or annual financial statements of the Company and its Subsidiaries were delivered to Lenders, during the preceding four fiscal quarters, shall not exceed 15% of EBITDA determined as of the last day of the fiscal quarter ending immediately preceding the most recent disposition for which quarterly or annual financial statements of the Company and its Subsidiaries were delivered to Lenders;

                                    (B) The Company shall have furnished to
                                    Lenders, not later than ten (10) days
                                    preceding the date of such disposition, a notice of disposition and, if the disposition is for an aggregate purchase price in an amount equal to Five Million Dollars ($5,000,000) or more, an Officers' Compliance Certificate showing compliance with the terms of the following clause (C), and other information relating to such disposition, including the disposition agreement

                                    (and promptly, as they became available, any related documents), which shall be in form and content satisfactory to Agent;

                                    (C) after giving effect to such disposition, the Company is in compliance, on a Pro Forma Basis, with the financial covenants specified in Article 6 (Financial Covenants);

                                    (D) if the disposition is of ownership
                                    interests in a Subsidiary, the Subsidiary being disposed of has no continuing Investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                                    (E) the disposition is made on a
                                    non-recourse basis to the Company and its Subsidiaries, other than to the extent of normal and customary representations, warranties and indemnities given to buyers of Permitted Businesses.

                           (c) In addition to dispositions made pursuant to
clauses (a) or (b) above or clause (d) below, the Company or any Subsidiary of the Company may sell the equity interest in any Subsidiary of the Company to any minority investor thereof (that is a minority investor on the date of this Agreement), subject to the following terms and conditions:

                                    (i) no Event of Default or Potential Event
                           of Default shall have occurred and be continuing or shall be caused thereby;

                                    (ii) the Company and/or its Subsidiaries
                           shall sell to such minority investor all (but not less than all) of the remaining interests that the Company or any Subsidiary thereof has in each Subsidiary that such minority investor has an interest in;

                                    (iii) the sale price shall be payable in
                           cash and no less than the fair market value of the interests so sold and, if the Agent so requests, the Company shall provide a third party fairness or other opinion to that effect;

                                    (iv) both before and (on a Pro Forma Basis)
                           after giving effect to the sale, the Company shall be in compliance with the financial covenants set forth in Article 6; and

                                    (v) the Company shall give the Agent and
                           each Lender ten (10) Business Days prior written notice of the proposed sale, together with an Officers' Compliance Certificate showing compliance on a Pro Forma Basis with the financial covenants set forth in Article 6.

                           (d) In addition to dispositions permitted pursuant to
clauses (a), (b) and (c) above, the Company may dispose of the stock or assets (at the Company's option) of Susquehanna Cable and its Subsidiaries in accordance with the terms of Section 5 (h) of the Fifth Amendment to the Lenfest Agreement (as such terms are incorporated into the Lenfest Note), subject to the following terms and conditions:

                                    (i) no Event of Default or Potential Event
                           of Default or default under the Senior Subordinated Indenture shall have occurred and be continuing or shall be caused thereby;

                                    (ii) the Company shall be in compliance with
                           the financial covenants set forth in Article 6 above, on a Pro Forma Basis, after giving effect to the disposition and the application of proceeds pursuant to subclause (iv) below;

                                    (iii) the Company shall give the Agent and
                           each Lender ten (10) Business Days prior written notice of the proposed sale along with an Officers Compliance Certificate, showing compliance with the financial covenants set forth in Article 6 above, on a Pro Forma Basis, after giving effect to the disposition and the application of proceeds pursuant to subclause (iv) below; and

                                    (iv) Proceeds of such disposition shall be
                           applied first to repay the Senior Secured Obligations to the extent then due and payable, and other Indebtedness of the entities sold, then to prepay or repay the Lenfest Note to the extent that such repayment does not cause an Event of Default or Potential Event of Default or default under the Senior Subordinated Indenture, and the excess shall be used to repay Loans pursuant to Section 1.1.5 (Commitment Reductions In Connection With Asset Sales) or 1.3.6 (Mandatory Prepayments in Connection with Certain Asset Sales) above.

         7.8               MANAGEMENT FEES.

                  7.8.1 LIMITATIONS ON MANAGEMENT ARRANGEMENTS. Except for the Management Agreement and the payment of Management Fees to SPC pursuant thereto, the Company shall not, and shall not permit any of its Subsidiaries to, (a) enter into any management agreement with any Person that gives such Person the right to manage any broadcast radio station or cable television system or other Permitted Business owned by the Company or any of its Subsidiaries, or (b) directly or indirectly pay or accrue to an entity any sum or property for fees for management or similar services rendered in connection with the operation of a Permitted Business. Notwithstanding the foregoing (i) other than ESOP-related expenses which may be paid only to the extent provided in the ESOP Sharing Agreement, the Company and its

Subsidiaries may reimburse SPC for actual out of pocket expenses paid by SPC (and not overhead expense) for the account of the Company and its Subsidiaries in respect of the items listed on Schedule 7.8 (which expenses are deducted in the computation of Consolidated Net Income) so long as SPC does not profit from any such reimbursements and such reimbursements are not in excess of amounts that the Company and its Subsidiaries would have paid had they paid for such items directly (the reimbursement referred to in this clause (i) (which excludes ESOP-related expenses) is hereinafter referred to as "SPC Expense Reimbursement"), (ii) the Company or any of its Subsidiaries may enter into a management agreement to give a Person that is not an Affiliate of the Company or any of its Subsidiaries the right to manage one or more radio broadcast stations, cable television systems or other Permitted Business owned by the Company or any of its Subsidiaries so long as all of the stations, systems or businesses so managed do not contribute more than an aggregate of five percent (5%) of EBITDA in respect of any fiscal year of the Company, and (iii) the Company or any of its Subsidiaries may enter into agreements in the ordinary course of business to pay Persons that are not Affiliates of the Company or any of its Subsidiaries for certain management type services provided to the Company or its Subsidiaries, such as joint sales agreements, local marketing agreements, or time brokerage agreements entered into in connection with permitted divestitures.

                  7.8.2 LIMITATIONS ON MANAGEMENT FEES. Management Fees payable by the Company and its Subsidiaries may not exceed four percent (4%) of the Consolidated revenues (net of agency commissions) of the Company and its Subsidiaries for any fiscal year provided, however, that during any period that an Event of Default has occurred and is continuing Management Fees payable by the Company and its Subsidiaries may not exceed two and one-half percent (2 -1/2%) of the Consolidated revenues (net of agency commissions) of the Company and its Subsidiaries for any fiscal year.

         7.9 EXISTENCE.

                  The Company will at all times preserve and keep in full force and effect (i) its corporate existence and its rights and franchises and (ii) the corporate or partnership existence of each of its Subsidiaries and the rights and franchises of each such Person, including the good standing of such Persons in all states in which they are formed or required to qualify to do business, except where the failure to keep in full force and effect any such rights and franchises could not have a Material Adverse Effect and except that a Subsidiary of the Company may be dissolved following the transfer of all of its assets to one or more other Subsidiaries of the Company (the "transferee Subsidiaries") subject to the conditions that (y) both before and after the transfer and subsequent dissolution, no Event of Default or Potential Default shall exist and (z) all of the equity of the transferee Subsidiaries shall have been duly pledged to the Agent pursuant to the Pledge Agreements, all of the material assets of the transferee Subsidiaries shall have been pledged as security pursuant to the Security Agreement and the transferee Subsidiaries shall all be parties to one or more Subsidiary Suretyships.

         7.10 COMPLIANCE WITH LAW.

                  The Company and each of its Subsidiaries shall comply with all laws, ordinances and governmental rules and regulations to which each is subject, and obtain or maintain all Franchises (including without limitation FCC Licenses or PUC Franchises), permits, franchises and other governmental authorizations and approvals necessary for the ownership, acquisition and disposition of their respective properties and the conduct of their respective businesses and shall comply with FCC and PUC construction, operating and reporting requirements, except to the extent that the failure to do any of the foregoing could not have a Material Adverse Effect.

         7.11 PAYMENT OF TAXES AND CLAIMS.

                  The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and, if the filing of a bond or other indemnity is necessary to avoid the creation of a Lien against any of the assets of the Company or any of its Subsidiaries, such bond shall have been filed or indemnity provided.

         7.12 TAX CONSOLIDATION.

                  Except as contemplated by the Tax Sharing Agreement, the Company will not file or consent to or permit the filing of any consolidated income tax return on behalf of it or any of its Subsidiaries with any Person (other than a consolidated return of the Company and its Subsidiaries). Except as provided in the Tax Sharing Agreement, the Company will not enter into any agreement with any Person which would cause the Company to bear more than the amount of taxes to which it would have been subject had it separately filed a consolidated return with its own Subsidiaries as an affiliated group.

         7.13 COMPLIANCE WITH ERISA.

7.13.1 The Company shall, and shall cause its Subsidiaries and ERISA Affiliates to, make all contributions to any Employee Pension Plan and Multiemployer Plan when such contributions are due and not incur any Accumulated Funding Deficiency, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not have a Material Adverse Effect.

                  7.13.2 The Company shall, and shall cause its Subsidiaries and ERISA Affiliates to, comply in all material respects with the provisions of ERISA and the Code with respect to any Plan both in form and operation including, but not limited to, the timely filing of required annual reports and the payment of PBGC premiums.

                  7.13.3 The Company shall, and shall cause its Subsidiaries and ERISA Affiliates to, comply in all respects with the requirements of COBRA regarding continued health coverage and of the Health Insurance Portability and Accountability Act of 1996 with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not have a Material Adverse Effect.

                  7.13.4 The Company will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Company, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Material Adverse Effect:

                           (a) engage in any transaction in connection with
which the Company, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                           (b) terminate any Employee Pension Plan in a manner,
or take any other action, which could result in any liability of the Company, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

                           (c) fail to make full payment when due of all amounts
which, under the provisions of any Plan, the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Pension Plan;

                           (d) permit the current value of all vested accrued
benefits under all Plans which are subject to Title IV of ERISA to exceed the current value of the assets of such Plans allocable to such vested accrued benefits, except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code; or

                           (e) withdraw from any Multiemployer Plan, if such
withdrawal would result in the imposition of Withdrawal Liability.

                  7.13.5 The Company shall comply with the ERISA reporting requirements set forth in Subsection 5.3.4 (Reportable Events, Etc.) hereof.

         As used in this Section, the term "accrued benefit" has the meaning specified in Section 3(23) of ERISA and the term "current value" has the meaning specified in Section 4001(a)(18)(B) of ERISA.

         7.14 MATTERS RELATING TO THE ESOP.

                  7.14.1 TAX DETERMINATION LETTER. The Company shall seek or cause SPC to seek and take the necessary steps to receive a favorable determination letter issued by the Internal Revenue Service stating that the ESOP is qualified for favorable tax treatment under Section 401 and as applicable, Section 409 of the Code. Such request shall be filed with the Internal Revenue Service before the end of the ESOP's initial remedial amendment period under Section 401(b) of the Code and the regulations issued thereunder.

                  7.14.2 REIMBURSEMENT AND ALLOCATION MATTERS. The Company shall make all payments in respect of the ESOP in accordance with the terms of the ESOP Sharing Agreement.

         7.15 INSURANCE.

                  7.15.1 LIABILITY, PROPERTY DAMAGE, ETC. The Company will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to the properties and business of the Company and its Subsidiaries against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by other such Persons and otherwise as is prudent for Persons engaged in conducting business in the cable television industry and radio broadcast industry and any such other insurance as may be required by the Security Agreement. Annually (and from time to time upon request of the Agent) the Company will promptly furnish or cause to be furnished to the Agent and Lenders evidence, in form and substance satisfactory to the Agent, of the maintenance of all insurance, indemnities or bonds required by this Section or by any permit, license, or other agreement to be maintained, including copies thereof and proof of premium payments.

                  7.15.2 PBGC. The Company shall maintain or cause to be maintained all insurance available through the PBGC and/or insurers acceptable to the Agent against its obligations and the obligations of its Subsidiaries to the PBGC.

         7.16 MAINTENANCE OF PROPERTIES.

                  The Company will maintain or cause to be maintained its properties and the properties of its Subsidiaries in good repair, working order and condition and make or cause to be made all appropriate and proper repairs, renewals, replacements, additions and improvements thereto, and keep all systems and equipment which may now or in the future be subject to compliance with any material standards or rules (including, without limitation, compliance with requirements as to the time periods in which system construction must be completed) imposed by any governmental agency or authority (including, without limitation, the FCC, any PUC or other state or local governments or instrumentalities) in compliance in all material respects with such standards or rules. The Company shall and shall cause its Subsidiaries to install and maintain their respective equipment and systems in compliance in all material respects with any material requirement imposed under FCC or PUC regulations, permits, or licenses or under agreements affecting the Company or any of its Subsidiaries. The Company and its Subsidiaries shall maintain, preserve and protect, and, when necessary, renew, all Franchises and all service marks, trademarks and tradenames held by any of them and all agreements to which any of them are parties which are necessary or useful to conduct the Permitted Businesses, except where the failure to do any of the foregoing could not have a Material Adverse Effect.

         7.17 MAINTENANCE OF RECORDS; FISCAL YEAR.

                  The Company will, and will cause each of its Subsidiaries to, keep at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs. The Company will keep and will cause each of its Subsidiaries to keep its books of account and financial statements in accordance with GAAP and report on the basis of a fiscal year ending December 31.

         7.18 INSPECTION.

                  Upon reasonable notice (and for this purpose no more than two Business Days notice shall be required under any circumstances) if no Event of Default or Potential Event of Default shall exist, or at any time with or without notice after the occurrence of an Event of Default or Potential Event of Default, the Company will, and will cause each of its Subsidiaries to, allow any representative of Agent, the Issuing Bank or any Lender to visit and inspect any of the properties of the Company and any of its Subsidiaries, to examine the books of account and other records and files of the Company and any of its Subsidiaries (including, without limitation, the financial statements (audited and unaudited, to the extent prepared) of each Subsidiary and information with respect to each Permitted Business operated by the Company and any of its Subsidiaries), to make copies thereof and to discuss the affairs, business, finances and accounts of the Company and its Subsidiaries with its personnel and accountants, all at such reasonable times (and to the extent feasible, during ordinary business hours) and as often as the Agent, the Issuing Bank or any Lender may request.

         7.19 EXCHANGE OF NOTES.

                  Upon receipt of a written notice of loss, theft, destruction or mutilation of any or all of the Notes and of a letter of indemnity from the affected Lender or its successors or assigns, and upon surrendering for cancellation such Note(s) if mutilated (in which event no indemnity shall be required), the Company shall execute and deliver a new Note or Notes of like tenor in lieu of such lost, stolen, destroyed or mutilated Note(s), as the case may be. Any Note(s) issued pursuant to this Section shall be dated so that neither gain nor loss of interest shall result therefrom.

         7.20 OTHER AGREEMENTS.

                  The Company will, and will cause each of its Subsidiaries to, comply with all covenants and agreements set forth in, or required pursuant to, any other agreement or document previously, concurrently or hereafter executed or delivered by the Company or such Subsidiary in connection with this Agreement or the other Loan Documents.

         7.21 FURTHER ASSURANCES.

                  At its sole cost and expense, upon the reasonable request of the Agent, the Company will duly execute and deliver or cause to be duly executed and delivered, to the Agent and the Lenders such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectively the provisions and purpose of this Agreement and the other Loan Documents.

         7.22 CONSISTENT ACTION - VOTING.

                  The Company shall and shall cause its Subsidiaries to exercise any and all voting or similar rights which they hold in any Person in a manner consistent with adherence to the provisions of this Agreement and the other Loan Documents.

         7.23 TYPE OF BUSINESS.

                  7.23.1 PERMITTED BUSINESSES. Neither the Company nor any of its Subsidiaries will directly or indirectly enter into any business which is not a Permitted Business.

                  7.23.2 THE COMPANY. The Company shall have no business or operations other than the ownership of the stock of, or partnership or other equity interest in, its Subsidiaries, the ownership of other Investments permitted hereunder and such other activities as may be consented to in writing by the Requisite Lenders.

                  7.23.3 RADIO LICENSE SUBSIDIARIES. The Radio License Subsidiaries shall have no business or operations other than the ownership of their respective FCC Licenses and the granting of the right to use such FCC Licenses to the Subsidiaries of the Company that use such licenses to operate their respective radio broadcast businesses.

         7.24 CONTROL OF BUSINESS.

                  Neither the Company nor any of its Subsidiaries shall enter into any agreement with any Person which shall confer upon such Person the right or authority to control or direct any of the business or assets of the Company or any of its Subsidiaries.

         7.25 SHAREHOLDERS.

                  The Company shall not issue, authorize the issuance of, or obligate itself to issue any shares of its capital stock to any Person that (i) would contravene any other provision of this Agreement, including result in a Change of Control, or (ii) would result in there being capital stock of the Company that is not pledged pursuant to the Pledge Agreements. No Subsidiary of the Company shall issue, authorize the issuance of, or obligate itself to issue any shares of its capital stock or ownership interests to any Person, that (i) would contravene any other provision of this Agreement, including result in a Change of Control, or (ii) would result in there being capital stock or ownership interests of a Subsidiary that is not pledged pursuant to the Pledge Agreements, except that stock and options to purchase non-voting stock of BlazeNet and of Susquehanna Radio may be issued pursuant to the stock option plans of such Subsidiaries presently in effect without requiring that such stock be pledged pursuant to the Pledge Agreements so long as the amount of stock of BlazeNet and of Susquehanna Radio that is not pledged does not exceed an aggregate of ten percent (10%) of the issued and outstanding stock of each such entity.

         7.26 CHANGE IN DOCUMENTS; NEW DOCUMENTS.

                  7.26.1 LIMITATIONS ON CHANGES TO CERTAIN AGREEMENTs. The Company will not, and will not permit any of its Subsidiaries to, amend or supplement, and the Company will not, and will not permit any of its Subsidiaries to consent to, any amendment or supplement to

                           (a) the respective articles or certificate of
incorporation, bylaws or other organization document of such Person (except that the articles of incorporation of BlazeNet) may be amended to provide for a class of non-voting shares) or the Management Agreement or Tax Sharing Agreement without the prior written consent of the Agent, which consent will not be unreasonably withheld if in the good faith judgment of the Agent the proposed amendment or supplement could not have a Material Adverse Effect or otherwise materially and adversely affect the interests of the Agent, the Issuing Bank or the Lenders,

                           (b) the Senior Subordinated Indenture, the Senior
Subordinated Notes or any documents executed pursuant thereto that would (i) increase the maximum principal amount of the Senior Subordinated Notes, (ii) increase the interest payable on the Senior Subordinated Notes, or increase the premium payable in the event of a prepayment of the Senior Subordinated Notes,
(iii) accelerate or otherwise shorten the time for payment of all or any part of the Senior Subordinated Notes, (iv) add financial covenants or make any financial covenants more restrictive, (v) add or modify any other covenants thereto which would result in there being covenants in the Senior Subordinated Notes or Senior Subordinated Indenture that are more restrictive than the covenants herein, (vi) require collateral to be pledged to secure the Senior Subordinated Notes or require any additional credit support for the Senior Subordinated Notes, (vii) add events of default or make any events of default more restrictive, (viii) affect in any way the subordination terms thereof or (ix) directly or indirectly effectuate any of the items referred to in clauses (i) through (ix), or

                           (c) the Lenfest Agreement without the prior written
consent of the Requisite Lenders, except that the prior written consent of the Requisite Lenders shall not be required for amendments, supplements or waivers to the Lenfest Agreement which are not material. The Company shall provide to the Lenders a written copy of any proposed nonmaterial amendment, supplement or waiver to the Lenfest Agreement, together with a certification as to such nonmateriality, at least five (5) Business Days prior to its effectiveness.

For purposes of this Section 7.26, an amendment or supplement will be deemed to include, without limitation, the granting or receiving of a waiver or extension howsoever such waiver or extension is denominated.

                  7.26.2 CONSISTENT ACTION - CONFLICTING AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any new agreement or amend any existing agreement with or for the benefit of any shareholder or other Person which, insofar as can be foreseen, will cause or contemplates a non-compliance with a covenant under any of the Loan Documents.

         7.27 PAYMENT OF INDEBTEDNESS; SUBORDINATION.

                           (a) Neither the Company nor any of its Subsidiaries
will make any payments of principal or interest (however denominated) with respect to any Indebtedness, excluding the Loans, except such payments as are required under the terms of the agreements or instruments as in effect on the Closing Date representing such Indebtedness or pursuant to which such Indebtedness was issued or created, or with respect to Indebtedness incurred after the Closing Date and permitted by Section 7.1 (Indebtedness) as are required under the original terms of the agreement or instruments representing such Indebtedness or pursuant to which such Indebtedness is issued or created and, as to Indebtedness incurred after the date thereof, amendments permitted pursuant to the terms of such agreements or instruments. If any Person shall hold Indebtedness of the Company which is subordinated in any degree to the Loans and shall also hold Indebtedness which is not subordinated to the Loans or is subordinated in a different degree, all payments to such Person prior to the occurrence of an Event of Default or Potential Event of Default shall be made in such manner as shall clearly distinguish the Indebtedness with respect to which such payments are made by the Company or any of its Subsidiaries, and no payments of subordinated Indebtedness shall be made after the occurrence of an Event of Default or Potential Event of Default without the written consent of the Agent, the

Issuing Bank and all of the Lenders. This provision shall not be deemed to permit Indebtedness which is otherwise prohibited under this Agreement.

                           (b) The Company shall, and shall cause each of its
Subsidiaries to take such action (or refrain from taking such action) as may be necessary to insure that the Senior Subordinated Notes are, and remain, subordinated to all of the obligations hereunder.

         7.28 SUBSIDIARY STOCK OWNERSHIP INTERESTS AND INDEBTEDNESS.

                  The Company will not, except to the Agent pursuant to the Loan Documents or as permitted in Section 7.7 (Mergers and Dispositions) above or as permitted in Section 7.2 (Liens) above:

                           (a) directly or indirectly sell, assign, pledge or
otherwise dispose of any Indebtedness of any Subsidiary or any shares of stock of or ownership interest in any of its Subsidiaries (or warrants, rights or options to acquire such Indebtedness, stock or ownership interest);

                           (b) permit any of its Subsidiaries directly or
indirectly to sell, assign, pledge or otherwise dispose of (i) any Indebtedness of the Company or of any other Subsidiary of the Company except to the Company or to another Subsidiary of the Company, or (ii) any shares of stock of (or warrants, rights or options to acquire stock of) any other corporate Subsidiary except to the Company or a Subsidiary of the Company, or (iii) any ownership interests in any other Subsidiary of the Company that is not a corporation, except to the Company or to another Subsidiary of the Company;

                           (c) have outstanding, or permit any of its
Subsidiaries to have outstanding, any shares of preferred stock (or warrants, rights or options exercisable therefor), except such preferred stock as is outstanding on the date of this Agreement as set forth on Schedule 9.1; or

                           (d) permit any of its Subsidiaries directly or
indirectly to issue or sell any shares of such Subsidiary's stock or ownership interests (or warrants, rights or options to acquire its stock or ownership interests), except to the Company or a wholly-owned Subsidiary of the Company and except pursuant to the currently existing stock option plans of BlazeNet and Susquehanna Radio, but only so long as any stock issued pursuant to such plans does not exceed ten percent (10%) of the issued and outstanding stock of each such entity.

         7.29 COMPLIANCE WITH FEDERAL RESERVE REGULATIONS.

                  No proceeds of the Loans shall be used by the Company, any of its Subsidiaries or other Person, directly or indirectly to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the Company nor any of its Subsidiaries will, directly or indirectly, otherwise take or permit to be taken any action which would result in the Loans or the carrying out of any of the other transactions contemplated by this Agreement, being violative of such Regulation U or of Regulation T (12 C.F.R. 220, as amended) or of Regulation X (12 C.F.R. 224, as amended) or any other regulation of the Board of Governors of the Federal Reserve System.

         7.30 FILINGS.

                  Company will file with the FCC, each PUC and other regulatory or administrative bodies in a timely fashion (taking into account extensions authorized under applicable regulations that will not result in any penalty) copies of the Loan Documents to the extent required under applicable law and any and all other documents required to be filed by applicable law, rules or regulations.

         7.31 LIMITATIONS ON CERTAIN RESTRICTIVE PROVISIONS.

                  The Company will not, and will not permit any of its Subsidiaries to (a) permit or place any restriction, directly or indirectly, on
(x) the payment of dividends or distributions by any Subsidiary or (y) the making of advances or other cash payments by any such Subsidiary or (z) the transfer by any Subsidiary of any of its properties or assets, in each case to the Company or its Subsidiaries, other than restrictions in favor of the Senior Subordinated Noteholders pursuant to the Senior Subordinated Indenture, or (b) agree with any Person other than the Agent and the Lenders that the Company and/or its Subsidiaries shall not amend the Loan Documents.

         7.32 INTEREST RATE PROTECTION.

                  If at any time the Consolidated Total Leverage Ratio shall be greater than 4.50:1 for two (2) consecutive fiscal quarters (as determined in accordance with the financial statements and Officers' Compliance Certificate delivered to the Lenders pursuant to Subsection 5.1.4 (Delivery of Officers' Compliance Certificate) hereof, and if such financial statements and Officers' Compliance Certificate are not delivered in a timely manner, then at the option of the Agent regardless of the Consolidated Total Leverage Ratio), then within ninety (90) days of the earlier of the time of delivery of such financial statements and such Officers' Compliance Certificate or the time when such delivery is due, at least forty percent (40%) but no more than one hundred percent (100%) of Consolidated Indebtedness of Company and its Subsidiaries for money borrowed shall bear interest at a fixed rate of interest and/or there shall be in effect Interest Rate Protection Agreements, in form and substance satisfactory to the Agent, that result in at least forty percent (40%) but no more than one hundred percent (100%) of Consolidated Indebtedness of the Company and its Subsidiaries bearing interest at a fixed rate of interest.

         7.33 ENVIRONMENTAL MATTERS.

                  The Company shall not, and shall not allow any of its Subsidiaries to, (a) use or knowingly permit any Person to use any of the real property owned or occupied by the Company or any Subsidiary of the Company for the purposes of treating, producing, handling, transferring, processing, transporting, disposing, storing or otherwise Releasing Hazardous Substances in violation of any Environmental Laws, or (b) cause or knowingly permit to exist as the result of an intentional or unintentional action or omission on the part of the Company or any Subsidiary of the Company or any Person who occupies any real property owned or occupied by the Company or any Subsidiary of the Company, the Releasing, spilling, leaking, pumping, pouring, emitting or dumping from, or on any real property owned or occupied by the Company or any Subsidiary of the Company of any Hazardous Substance in violation of any Environmental Law, except, in any such case, to any extent which could not have a Material Adverse Effect.

         7.34 CORPORATE SEPARATENESS.

                  The Company shall conduct its business and operations separate from that of each of its Subsidiaries and from SPC and its other Subsidiaries. Susquehanna Cable and each of its Subsidiaries shall conduct their business and operations separately from that of Susquehanna Radio and each of its Subsidiaries. Each of the foregoing shall take all such actions as are appropriate to preserve such separation including, without limitation, not commingling funds or other assets of SPC and its Subsidiaries (other than the Company and the Subsidiaries of the Company) with the funds or other assets of the Company and/or its Subsidiaries and (subject to the last sentence of this Section 7.34) not commingling funds or other assets of Susquehanna Cable and each of its Subsidiaries with the funds or assets of Susquehanna Radio and each of its Subsidiaries and maintaining separate corporate and financial records and observing all corporate and partnership formalities. It is understood that SPC may provide certain administrative support to such Persons, that SPC and such Persons may have a common employee stock ownership plan (including the ESOP) or pension or other retirement plan, and that SPC and such Persons may have certain common employees, so long as accurate records are kept of the allocation of each such Person's respective obligations to bear its proportionate share of the costs of any such support or employees and of the funds of each such Person and/or the employees of such Person in a common employee stock ownership plan or pension or other retirement plan. It is further understood that the Company and its Subsidiaries may utilize common cash management services among themselves (but not together with SPC or its other Subsidiaries), so long as accurate separate financial records are kept for the Company and each of its Subsidiaries.

                                   ARTICLE 8
                                EVENTS OF DEFAULT


         8.1 EVENTS OF DEFAULT.

                  "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental instrumentality):

                  8.1.1 FAILURE TO PAY PRINCIPAL. If the Company shall fail to make any payment of the principal of the Loans on the dates when the same shall become due and payable, whether at stated maturity or at a date fixed for any installment or prepayment thereof or otherwise; or

                  8.1.2 FAILURE TO PAY INTEREST, FEES, REIMBURSEMENT OBLIGATIONS, ETC. If the Company shall fail to make any payment of interest on the Loans, the Commitment Fees, reimbursement obligations in respect of Letters of Credit or any other amounts owing hereunder (other than principal of the Loans) or under any Letters of Credit on the dates when such interest, Commitment Fees or other amounts shall become due and payable and such failure continues for more than three (3) Business Days; or

                  8.1.3 CROSS DEFAULT TO INDEBTEDNESS. (a) If the Company or any of its Subsidiaries shall default (as payor or guarantor or other surety) in the payment of (i) any principal of or premium or interest on any Indebtedness (other than obligations which are covered in Subsections 8.1.1 or 8.1.2 above), or (ii) any direct or contingent reimbursement obligations arising on account of the issuance of a letter of credit (other than those covered by Subsection 8.1.2 above), or (iii) any payment required to be made under any Interest Rate Protection Agreement or other agreement having a similar purpose, and the underlying obligation referred to in clauses (i), (ii) and/or (iii) with respect to which a default has occurred aggregates One Million Dollars ($1,000,000) or more or could result in a required payment of One Million Dollars ($1,000,000) or more, or (b) if any event shall occur or condition shall exist in respect of any such (i) Indebtedness, (ii) direct or contingent reimbursement obligations, or (iii) payment obligations under any Interest Rate Protection Agreement or other agreement having a similar purpose, or under any evidence of any of the foregoing obligations referred to in clauses (i), (ii) and (iii) or under any mortgage, indenture or other agreement relating thereto which would permit, or shall have caused, the acceleration of the payment, time for payment or maturity of any such obligations, and such default, event or condition referred to in clauses (a) and/or (b) shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

                  8.1.4 OTHER CROSS-DEFAULTS. If the Company or any of its Subsidiaries shall default in a payment or performance of any obligation (except obligations which are covered in

Subsections 8.1.1, 8.1.2 and 8.1.3 hereof), whether now or hereafter incurred, which default could have a Material Adverse Effect, and such default shall continue for more than the period of grace, if any, specified in the agreement or other documents setting forth the terms of such obligation, or shall not have been waived pursuant thereto; or

                  8.1.5 MISREPRESENTATIONS. If any representation or warranty made (a) by the Company in this Agreement or in any other Loan Document or (b) by the Company or any other Person (other than the Agent, the Issuing Bank or a Lender) in any document, certificate or statement furnished pursuant to this Agreement or any other Loan Document, shall be false or misleading in any material respect when made or deemed made; or

                  8.1.6 CERTAIN COVENANT DEFAULTS. If there shall occur a default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to any of Article 6 (Financial Covenants),
Section 7.1 (Indebtedness), Section 7.2 (Liens), Subsection 7.3.3 (Acquisitions), Subsection 7.3.4 (Additional Limitations on Investments),
Section 7.4 (Restricted Payments), Section 7.5 (Sale-Leasebacks), Section 7.7 (Merger and Dispositions), the first sentence of Section 7.8 (Management Fees),
Section 7.9 (Existence) (insofar as such section requires the preservation of existence of the Company and its Subsidiaries), Section 7.10 (Compliance with
Law), Section 7.11 (Taxes), Section 7.14 (ESOP), Section 7.17 (Records), Section
7.18 (Inspection), Section 7.22 (Consistent Action) through Section 7.28 (Stock), Section 7.31 (Limitations on Certain Restricted Provisions), Section
7.34 (Corporate Separateness) and Section 7.35 (Radio Licenses) of this Agreement; or

                  8.1.7 OTHER COVENANT DEFAULTS. If there shall occur any default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement, other than as provided in Subsections 8.1.1, 8.1.2, 8.1.3, 8.1.4 and/or 8.1.6 above, or any agreement incidental hereto (other than as provided in Subsection 8.1.8) and, if capable of being remedied, such default shall continue unremedied after the earlier of thirty (30) days after notice of the default shall have been given to the Company or thirty (30) days after the Company becomes aware, or should in the exercise of reasonable diligence have become aware, of such default, provided, that if such default is of such nature that it can be remedied by the Company but not within such period, the same shall not constitute an Event of Default until the forty-fifth (45th) day (rather than the 30th day) so long as the Company institutes remedial action within such thirty
(30) day period and continuously and diligently pursues the same; or

                  8.1.8 OTHER LOAN DOCUMENT DEFAULTS; SECURITY. If any of the parties, other than the Agent, the Issuing Bank and the Lenders, to any of the Loan Documents (other than this Agreement) shall fail to perform any of its obligations under any of such agreements (after taking into account any applicable cure period set forth in such agreements); or if the validity of this Agreement or any of the other Loan Documents shall have been challenged or disaffirmed by or on behalf of any of such parties thereto; or if, other than as a direct result of any action of the Agent, the Issuing Bank or the Lenders, any Liens created or intended to be created by any of the

Loan Documents shall at any time cease to be valid and perfected first priority Liens, subject to no equal or prior Liens except Permitted Liens; or

                  8.1.9 CUSTODY OR CONTROL OF ASSETS. If custody or control of any substantial part of the property of SPC, the Company or any of the Company's Subsidiaries shall be assumed by any governmental agency or any court of competent jurisdiction, at the insistence of any governmental agency, or if any governmental regulatory authority shall take any final action the effect of which could have a Material Adverse Effect; or

                  8.1.10 DISCONTINUANCE OF BUSINESS; INSOLVENCY. If SPC, the Company or any of the Company's Subsidiaries shall suspend or discontinue its business, shall make an assignment for the benefit of creditors or a composition with creditors, shall generally not be paying its debts as they mature, shall admit its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall be commenced against SPC, the Company or any of the Company's Subsidiaries, any such proceeding and the same shall not be dismissed within sixty (60) days or an order, judgment or decree approving the petition in any such proceeding shall be entered against SPC, the Company or any of the Company's Subsidiaries; or if SPC, the Company or any of the Company's Subsidiaries, shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or any appointment of any receiver, custodian, liquidator or trustee of or for it or for any substantial part of its property or assets, or shall suffer the appointment of any receiver, liquidator or trustee, or shall take any corporate action for the purpose of effecting any of the foregoing; or if any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding and the same shall not be dismissed within sixty (60) days or if a receiver or a trustee or other officer or representative of a court or of creditors, or if any court, governmental office or agency, shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of SPC, the Company or any of the Company's Subsidiaries, and shall not have relinquished possession within sixty (60) days, or if SPC, the Company or any of the Company's Subsidiaries, shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or shall have made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or if SPC, the Company or any of the Company's Subsidiaries, shall have made any transfer of its property to or for the benefit of a creditor which constitutes a preferential transfer under any bankruptcy or similar law, or if SPC, the Company or any of the Company's Subsidiaries, shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint; or

                  8.1.11 FCC LICENSES AND OTHER FRANCHISES. If the FCC or any cable franchising authority or any other governmental agency (i) revokes, terminates, suspends, fails to renew or extend, or substantially and adversely modifies any Franchise(s) held by the Company or any of its Subsidiaries (any such occurrence is herein referred to as an "Adverse Event") and the sum of (x) that portion of the EBITDA attributable to the Franchise(s) affected by an Adverse Event determined for the fiscal year immediately preceding such Adverse Event, plus (y) that portion of the EBITDA attributable to all other Franchise(s) affected by an Adverse Event since the Closing Date, (in each case determined for the fiscal year immediately preceding the Adverse Event), exceeds 10% of EBITDA determined for the fiscal year immediately preceding the most recent Adverse Event, or (ii) commences a proceeding in which the FCC or such cable franchising authority or other governmental authority or agency seeks to suspend, revoke, terminate or substantially or adversely modify any Franchise(s) (and such suspension, revocation, termination or modification is not dismissed or discharged within 180 days) which, either alone or in combination with other Franchises with respect to which any such proceeding has been commenced and not been dismissed or discharged, contributed more than 10% of EBITDA determined for the fiscal year most recently ended; or

                  8.1.12 MATERIAL ADVERSE EFFECT. If there shall occur or be threatened any event, or if there shall exist any fact or condition, which could have a Material Adverse Effect; or

                  8.1.13 JUDGMENTS. If any final judgment or judgments or non-appealable assessment or assessments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered against SPC, the Company or any of the Company's Subsidiaries and such judgment remains either unstayed or unsatisfied for a period of thirty (30) days or more; or

                  8.1.14 CHANGE OF CONTROL. If there shall occur a Change of Control; or

                  8.1.15 LENFEST MATTERS. If Lenfest assumes management control of Susquehanna Cable or any of its Subsidiaries pursuant to the Lenfest Agreement or if there is any default under any Lenfest Note at any time; or

                  8.1.16 LOSS OF TAX QUALIFICATION OF ESOP. If the IRS issues a final notice (i.e., a notice that can no longer be appealed within the IRS itself) that the ESOP has been disqualified for favorable tax treatment.

                  8.1.17 SUBORDINATION. If the obligations in respect of the Senior Subordinated Notes and Senior Subordinated Indenture cease to be fully subordinated to all of the obligations under this Agreement; or if the obligations under the Senior Subordinated Notes or Senior Subordinated Indenture become subject to guarantees of one or more Subsidiaries of the Company; or if there is a "Change of Control" within the meaning of the Senior Subordinated Indenture or if any other event or condition shall exist which requires the Company to purchase or prepay (or offer to purchase or prepay) all or any portion of the obligations under the Senior Subordinate Notes or Senior Subordinated Indenture.

         8.2 ACCELERATION; REMEDIES.

                  8.2.1 REMEDIES IN GENERAL. Upon the occurrence of any event described in Section 8.1.10 (Insolvency), the entire unpaid principal balance of the Notes, and interest accrued and premium, if any, thereon, and any unpaid accrued Commitment Fees and all other amounts accrued hereunder or under the other Loan Documents, shall be immediately due and payable by the Company and the Commitment shall terminate without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of any other Event of Default, or at any time thereafter, if any Event of Default shall then be continuing, the Agent may (and shall if directed by the necessary Lenders pursuant to Subsection 12.6.1 (Actions upon Default)) by written notice to the Company, declare the entire unpaid principal balance or any portion of the principal balance of all or any of the Notes, and interest accrued and premium, if any, thereon and any unpaid accrued Commitment Fees and all other amounts accrued hereunder or under the other Loan Documents, to be immediately due and payable by the Company and the Commitment shall terminate or, if no principal balance shall be outstanding, the Agent may terminate the Commitment. Such principal and interest, premium, fees, and other amounts shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Company; and the Agent (acting directly or through appointment of one or more trustees of the Agent's choosing) may proceed to protect and enforce its rights and those of the Issuing Bank, the Lenders and other Senior Secured Parties under the Loan Documents in any manner or order it deems expedient without regard to any equitable principles of marshalling or otherwise. It is agreed that, in addition to all other rights hereunder or under law, the Agent shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by law or otherwise. Further, the Lenders shall be entitled to the appointment of a trustee or receiver for all or any part of the businesses of the Company or any of its Subsidiaries, which trustee or receiver shall have such powers as may be conferred by the appointing authority. All rights and remedies given by this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies available to the Agent or any Lender, and no course of dealing between the Company and the Agent or any Lender or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by the Agent or any Lender.

                  8.2.2 WAIVERS. The Agent may (if authorized pursuant to Subsection 12.5 (Amendments, Waivers and Consents)), by written notice to the Company, at any time and from time to time waive in whole or in part, and absolutely or unconditionally, any Event of Default. Any such waiver shall be for such period and subject to such conditions or limitations as may be specified in any such notice. In the case of any such waiver, the rights of the Agent and the Lenders shall be otherwise unaffected and any Event of Default so waived shall be deemed to be cured and not continuing only to the extent and on the conditions or limitations set forth in such waiver (unless such waiver shall state to the contrary), but no such waiver shall extend to any subsequent or other Event of Default, or impair any right upon the occurrence of any Event of Default.

                  8.2.3 REGULATORY MATTERS. If counsel to the Agent, the Issuing Bank or any Lender, as the case may be, reasonably determines that the consent of the FCC, any PUC, or other applicable regulatory authority is required in connection with any of the actions which may be taken by the Agent, the Issuing Bank or any of the Lenders, as the case may be, in the exercise of their rights hereunder or under the other Loan Documents, then the Company, at its sole cost and expense, shall use its best efforts to secure such consent and to cooperate fully with the Agent, the Issuing Bank or the Lenders, as the case may be, in any action commenced by any such Person, to secure such consent. Upon the occurrence and during the continuation of an Event of Default, the Company, subject to the provisions of applicable law, shall promptly execute and file and/or cause the execution and filing of all applications, certificates, instruments and other documents that the Agent, the Issuing Bank or the Lenders deem necessary or advisable to file in order to obtain any governmental consent, approval, or authorization, and if the Company fails or refuses to execute, or fails or refuses to cause another Person to execute, such documents, the clerk of any court with jurisdiction over the Loan Documents may execute and file the same on behalf of the Company. The Company recognizes that the FCC Licenses and other Franchises held by the Company and its Subsidiaries are unique assets which may have to be transferred in order for the Lenders and other Senior Secured Parties adequately to realize the value of their security interests. The Company further recognizes that a violation of this covenant would result in irreparable harm to the Lenders and other Senior Secured Parties for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Agent, the Lenders or other Senior Secured Parties, as the case may be, at law or in equity, the Agent, the Lenders or other Senior Secured Parties, as the case may be, shall have the remedy of specific performance of the provisions of this Subsection. To enforce the provisions of this Subsection 8.2.3, the Agent is authorized to request the consent or approval of the FCC, any PUC or other regulatory authority to a voluntary or an involuntary transfer of control of any FCC License or other Franchise. In connection with the exercise of its remedies under the Loan Documents, the Agent may obtain the appointment of a trustee or receiver to assume, upon receipt of all necessary judicial, FCC, PUC or other regulatory authority consents or approvals, control of the Company or any of its Subsidiaries. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Agent or the Lenders or other Senior Secured Parties under the Loan Documents. In addition, the Company shall take, or cause to be taken, any action which the Agent may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Agent, the Lenders and other Senior Secured Parties by the Loan Documents, including, without limitation, at the Company's cost and expense, the exercise of its best efforts to cooperate in obtaining FCC, any PUC, or other regulatory approval of any action or transaction contemplated by the Loan Documents which is then required by law.

                  8.2.4 CERTAIN LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Agent and the Lenders will not knowingly take any action pursuant to this Agreement or any such documents which would constitute or result in assignment of an FCC License or other Franchise or any transfer of control of the holder of an FCC License or other Franchise if such assignment of license or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC or any PUC), the prior approval of the FCC or such PUC, without first obtaining such approval. In connection with this provision, the Agent and the Lenders shall be entitled to rely upon the advice of counsel of the Agent's choice whether or not the advice rendered is ultimately determined to have been accurate.



                                   ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Issuing Bank and the Lenders to enter into this Agreement and to make the Loans and other extensions of credit contemplated by this Agreement, the Company hereby makes the following representations, covenants and warranties, which representations, covenants and warranties shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents and shall not be affected or waived by any inspection or examination made by or on behalf of the Agent, Issuing Bank or
Lenders:

         9.1 STATUS.

                  9.1.1 ORGANIZATION AND QUALIFICATION. SPC, the Company and each of the Company's Subsidiaries are duly organized and validly existing corporations, partnerships or limited liability companies, as applicable, under the laws of the respective states indicated on Schedule 9.1 and each is in good standing under the laws of its state of formation. Each of SPC, the Company and the corporate Subsidiaries of the Company, has perpetual corporate existence, and each of SPC, the Company, and the Subsidiaries of the Company has the corporate, partnership or limited liability company power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. None of SPC, the Company, or any of the Company's Subsidiaries has failed to qualify to do business in any state or jurisdiction where the failure to so qualify could have a Material Adverse Effect.

                  9.1.2 STOCK OWNERSHIP. All of the common stock of the Company is owned by SPC. The preferred stock of the Company is owned by the Other Shareholders specified on Schedule 9.1. The classes of stock of the Company and the principal characteristics of each such class and the number and percentage interests of each class (and certificate numbers by which such interests are designated) owned by SPC and the Other Shareholders are listed on Schedule 9.1. The Company does not have any Subsidiary and does not presently operate all or any portion of its businesses through any Person, other than as disclosed on Schedule 9.1. Schedule 9.1 also correctly lists as to each Subsidiary of the Company on the date of this Agreement

                           (a) its name,

                           (b) the jurisdiction of its incorporation or
organization,

                           (c) the classes of stock or partnership or other
equity interest issued by such Person and the principal characteristics of each such class, and

                           (d) the names of each of the Other Shareholders and
the number and percentage of the issued and outstanding shares or partnership interests of each class (and certificate numbers by which such interests are designated) owned by each of the holders of such shares or interests.

All the outstanding shares of capital stock of the Company and of each of its Subsidiaries are validly issued, fully paid and nonassessable, and all such shares owned by SPC and all such shares and partnership and other equity interests indicated in Schedule 9.1 as owned by the Company or any of its Subsidiaries are so owned beneficially and of record by SPC, the Company and each such Subsidiary, free and clear of any Lien, except for the Lien created pursuant to the Loan Documents. Schedule 9.1 also correctly lists as to the Company and each Subsidiary of the Company any options, warrants or other securities issued by the Company or any Subsidiary of the Company and the identity of each holder of any such option, warrant or other security. No Subsidiary owns any shares of the Company as of the date hereof. Except as set forth on Schedule 9.1, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction on the voting or transfer of any shares of, capital stock of the Company or any Subsidiary of the Company pursuant to the certificate or articles of incorporation, bylaws or other governing document or any agreement or other instrument to which the Company or any Subsidiary of the Company is a party or by which any of them may be bound. Notwithstanding the foregoing, it is understood that Susquehanna Cable and, from time to time, other Subsidiaries of the Company may have certain phantom equity programs as part of their employee incentive programs, but such phantom equity issued pursuant to such programs provides only an economic (rather than ownership) benefit to the beneficiaries.

                  9.1.3 CERTAIN ENTITIES. Susquehanna Ad Net, Inc., a Pennsylvania corporation, KTHX Radio, Inc., a Nevada corporation, KTHX License Investment Co., a Nevada corporation, and Susquehanna Energy Ventures, Inc., a Pennsylvania corporation, as of the Closing Date have substantially no assets or liabilities and it is the current intent of the Company to dissolve those entities. Accordingly, they are excluded as of the Closing Date from the definition of "Subsidiaries" as that term applies to "Subsidiaries of the Company". If at any time any of those entities acquire assets, it shall automatically be deemed to be a "Subsidiary" of the Company and the Company shall cause such entities to execute the Subsidiary Pledge, the Subsidiary Suretyship, the Security Agreement and take such other action as is required of Subsidiaries of the Company under this Agreement.

         9.2 POWER AND AUTHORITY.

                  SPC, the Company and each of the Company's Subsidiaries has the corporate, partnership or other power to execute, deliver and carry out, as the case may be, the terms and provisions of the Loan Documents to which each is a party, and each such Person has taken all necessary corporate, partnership or other action (including, without limitation, any consent of stockholders or partners required by law or by their respective articles of incorporation or bylaws or other organizational documents) to authorize (as applicable to such Person) the execution, delivery and performance of the Loan Documents to which each is a party. The Loan Documents, when executed and delivered by SPC, the Company or the Company's Subsidiaries, as applicable, constitute or will constitute the authorized, valid and legally binding obligations of such Person enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a court of law or at equity).

         9.3 NO VIOLATION OF AGREEMENTS.

                  None of SPC, the Company or any Subsidiary of the Company is in default under the provisions of any agreement to which it is a party, which default could result in a Material Adverse Effect. The execution and delivery of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and compliance with the terms and provisions of the Loan Documents, will not (x) violate any provision of law or any injunction or any applicable regulation, order, writ, judgment or decree of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to SPC, the Company or any of the Company's Subsidiaries, or (y) require consent under, conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to impose) any Lien, other than the Liens created under the Loan Documents or Permitted Liens, upon any of the property or assets of SPC, the Company or any of the Company's Subsidiaries pursuant to the terms of, any agreement, indenture, franchise, license, permit, mortgage or deed of trust to which any such Person is a party or by which any such Person may be bound, or to which any such Person may be subject, or (z) violate any of the provisions of the articles of incorporation, bylaws or other organizational document of any such Person.

         9.4 RECORDING, ENFORCEABILITY AND CONSENT; VALIDITY OF SECURITY
INTEREST.

                           (a) Assuming the due recording of the UCC-1 financing
statements delivered in connection herewith, no consent, approval or authorization of any Person, or recording, filing, registration, notice or other similar action with or to any Person, is required in order to insure the legality, validity, binding effect or enforceability of any of the Loan Documents as against all Persons, except (i) such consents, approvals or authorizations as have been obtained and remain in effect, (ii) certain consents respecting the pledge of specific franchises, minority interests and certain other assets which in the aggregate, do not constitute a material amount of assets and (iii) such filings as may be required as contemplated in Section 7.30 (Filings). No consent, approval or authorization of any Person which has not been obtained is required for the continued conduct by the Company or any of its Subsidiaries of their business as now conducted or as proposed to be conducted.

                           (b) The Company has delivered, or caused to be
delivered, to the Agent all UCC-1 financing statements in recordable form that may be necessary to perfect the security interests granted pursuant to the Loan Documents to the extent that such security instruments may be perfected by filing. The Company has delivered, or caused to be delivered, to the Agent all instruments, documents and investment property necessary to perfect the security interest granted pursuant to the Loan Documents, to the extent that a security interest therein may be perfected by delivery. The Agent has a valid, first priority security interest in all of the equity and Material Assets of the Company and its Subsidiaries (other than the non-voting stock of BlazeNet and Susquehanna Radio issued pursuant to its employee stock option plans), subject only to Permitted Liens.

         9.5 LITIGATION; COMPLIANCE WITH LAWS.

                  There are no actions, suits, protests, reconsiderations or proceedings pending, or to the knowledge of the Company, threatened, against or affecting SPC, the Company or any of the Company's Subsidiaries before any court or before any governmental or administrative body or agency, including without limitation the FCC or any PUC, wherein unfavorable decisions, rulings or findings individually or in the aggregate could have a Material Adverse Effect. None of SPC, the Company or any of the Company's Subsidiaries is in default under the provisions of any applicable statute, rule, order, writ, injunction, judgment, decree, certificate or regulation of any governmental authority having jurisdiction in respect of any such Person, which default could have a Material Adverse Effect.

         9.6 NO BURDENSOME AGREEMENTS.

                  None of SPC, the Company or any of the Company's Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restrictions which, assuming compliance by such Persons with the terms of such agreements or instruments, could have a Material Adverse Effect.

9.7      CONDITION OF PROPERTY.

                  All of the material properties, equipment and systems of the Company and its Subsidiaries are in good repair, working order and condition and are and will be in material compliance with all standards or rules imposed by any governmental agency or authority (including, without limitation, the FCC, any PUC, and state or other local governments or instrumentalities) and as imposed under any Franchise or agreements with telephone companies, other utility companies and other Persons.

         9.8 FEES.

                  The Company and each of its Subsidiaries has paid all franchise, license and other fees and charges which have become due pursuant to any franchise or permit in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

         9.9 LICENSES.

                  The Company and each of its Subsidiaries has duly secured all necessary Franchises from, and has filed all required registrations, applications, reports and other documents with, and paid all required royalty and other fees to, the FCC, United States Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal, each PUC and other entities exercising jurisdiction over the provision of cable television and broadcast radio or the construction of delivery systems therefor, in respect of their respective businesses as currently conducted, in each case, where the failure to do any of the foregoing could have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company and its Subsidiaries hold the FCC Licenses and Franchises specified on Schedule 9.9 hereto; all such FCC Licenses and Franchises are valid and in full force and effect; no event has occurred which could (i) result in the revocation or termination of any such FCC License or Franchise, or (ii) materially and adversely affect any rights of the Company or its Subsidiaries under any such FCC License or Franchise; and the Company has no reason to believe and no knowledge that the FCC Licenses and Franchises specified on Schedule 9.9 will not be renewed in the ordinary course. True and correct copies of all FCC Licenses and all Franchises listed on Schedule 9.9 have been delivered to any Lender that has so requested, and true and correct copies of any additional material FCC Licenses and Franchises secured after the date of this Agreement by the Company or any of its Subsidiaries (including renewals of existing FCC Licenses and Franchises) shall be promptly delivered to any Lender that so requests.

                  Schedule 9.9 correctly lists (a) the FCC Licenses which are held by the Company or its Subsidiaries and (b) the other Franchises which are held by such Persons, (c) the geographical area to which each such FCC License or other Franchise relates and (d) the expiration date, if any, of each such FCC License or other Franchise. Each Franchise issued to the Company or its Subsidiaries is in full force and effect and each of the Company and its Subsidiaries has fulfilled and performed all of its material obligations with respect to each such Franchise. No event has occurred which permits, or after notice or lapse of time or both would permit, revocation or termination of any such Franchise, or which materially adversely affects or, so far as the Company can now foresee, will materially adversely affect the rights of a holder of any such Franchise.

         9.10 TITLE TO PROPERTIES; LIENS.

                  The Company and each of its Subsidiaries has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements referred to in Subsection 9.14.1 (Financial Statements) (except properties and assets disposed of since the date thereof in the ordinary course of business and properties and assets held under Capital Leases), and none of such properties or assets is subject to any Liens except Permitted Liens. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of such properties and assets, and all such leases are valid and subsisting and are in full force and effect.

         9.11 PATENTS, TRADEMARKS, AGREEMENTS, ETC.

                  Each of the Company and its Subsidiaries holds or has agreed to purchase all patents, trademarks, service marks, trade names, copyrights, franchises, licenses (including FCC Licenses and Franchises) and authorizations, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known material conflict with the rights of others and subject only to Permitted Liens. Each of the Company and its Subsidiaries has obtained all material easements and equipment rental or other agreements necessary for the operation of its business as now conducted.

         9.12 NAMES.

                  None of SPC, the Company or any of the Company's Subsidiaries uses or has used for any material purposes within the past five (5) years any fictitious, trade or assumed name other than "BlazeNet" or has had a corporate or partnership name.

         9.13 MANAGEMENT AGREEMENT.

                  Except for management agreements permitted by Subsection 7.8.1 (Management Arrangements), the Company and its Subsidiaries are not parties to any management or other similar agreement.

         9.14 FINANCIAL STATEMENTS AND PROJECTIONS.

                  9.14.1 FINANCIAL STATEMENTS. The Company has delivered to each of the Lenders and the Issuing Bank complete and correct copies of the audited financial statements of SPC and its Subsidiaries for the fiscal year ended December 31, 1998. Such financial statements delivered to the Lenders and the Issuing Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period specified and present fairly in all material respects the financial position of SPC and its Subsidiaries as of the date specified and the results of operations and statements of cash flow for the period specified. Officers' Certificates delivered to the Lenders and the Issuing Bank after the date of this Agreement which certify the truth and accuracy of the representations (including those set forth in Sections 9.14 and 9.15) shall be deemed to apply to financial statements which the Company has most recently delivered to the Lenders and the Issuing Bank as of the time of such certification.

                  9.14.2 PROJECTIONS. The operating projections submitted on behalf of the Company to the Lenders and the Issuing Bank pursuant to Subsection
4.1.18 (Projections) present to the best of the Company's knowledge and belief based on the assumptions set forth in such projections the expected results of operations and sources and uses of cash of the Company for the periods covered by the projections.

         9.15 CHANGES.

                  Since December 31, 1998, there has been no Material Adverse Change. Neither the Company nor any of its Subsidiaries has since December 31, 1998 directly or indirectly declared, ordered, paid, made or set apart any sum or property for any Restricted Payment or agreed to do so, except (a) prior to the Closing Date, transactions permitted under the Existing Facilities, and (b) after the Closing Date, transactions permitted by this Agreement.

         9.16 TAX RETURNS AND PAYMENTS.

                  All tax returns required by law to be filed (including extensions) by or in respect of each of SPC, the ESOP, the Company and the Company's Subsidiaries have been filed and all taxes, assessments and other governmental charges levied upon them and any of their respective properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest. The Company knows of no unpaid assessment for additional federal or state income or business and occupation taxes for any period or any basis for any such assessment for which adequate provision has not been made in its accounts or in the balance sheets referred to in Section 9.14 (Financial Statements and Projections).

         9.17 INDEBTEDNESS.

                  Schedule 9.17 correctly describes all secured and unsecured Indebtedness of the Company and each of its Subsidiaries outstanding or for which any such Person has commitments. The Company and its Subsidiaries are not in default beyond any applicable grace period with respect to any Indebtedness or any instrument or agreement relating to such Indebtedness. No instrument or agreement relating to any Indebtedness and no instrument or agreement applicable to or binding on the Company or any of its Subsidiaries contains any restrictions on the incurrence by the Company or any Subsidiary of the Company of additional Indebtedness, except the Loan Documents and the Senior Subordinated Indenture.

         9.18 FEDERAL RESERVE REGULATIONS.

                  No Indebtedness that is required to be, or will be, reduced or retired from the proceeds of the Loans was incurred for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended), and neither the Company nor any of its Subsidiaries owns or has any present intention to acquire any such margin stock.

         9.19 INVESTMENT COMPANY ACT.

                  None of SPC, the Company or any of the Company's Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         9.20 PUBLIC UTILITY HOLDING COMPANY ACT.

                  None of SPC, the Company or any Subsidiary of the Company is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         9.21 COMPLIANCE WITH ERISA AND ESOP MATTERS.

                  9.21.1 PLANS. None of SPC, the Company, any of the Company's Subsidiaries or any ERISA Affiliate maintains or contributes to any Plan or other pension or similar employee benefit plan, except as disclosed in Schedule 9.21.

                  9.21.2 FAVORABLE DETERMINATION LETTERS. Each Plan as most recently amended, which is intended to be qualified within the meaning of
Section 401 of the Code (other than the ESOP, as to which SPC shall apply for a favorable determination letter), is the subject of a favorable determination by the Internal Revenue Service with respect to its qualification under Section 401 of the Code.

                  9.21.3 COMPLIANCE WITH LAW. The Company, its Subsidiaries and their respective ERISA Affiliates have operated each Plan in all material respects in compliance with the requirements of the Code and ERISA and the terms of each Plan.

                  9.21.4 ABSENCE OF CERTAIN CONDITIONS. Except as specifically disclosed in Schedule 9.21: (1) no Plan has engaged in any transaction in connection with which SPC, the Company or any of the Company's Subsidiaries could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax penalty imposed pursuant to Section 4975 of the Code, (2) there is no Accumulated Funding Deficiency with respect to any Employee Pension Plan, whether or not waived, or an unfulfilled obligation to contribute to any

Multiemployer Plan or withdrawal from any Multiemployer Plan, (3) no Employee Pension Plan has been terminated under conditions which resulted or could result in any material liability to the PBGC, (4) no material liability to the PBGC has been or is expected by the Company to be incurred with respect to any Plan maintained by SPC, the Company or any of the Company's Subsidiaries or ERISA Affiliates except for required premium payments to the PBGC, (5) there has been
(a) since January 1, 1995 no Reportable Event with respect to any Employee Pension Plan (except to the extent that the PBGC has waived such reporting requirement with respect to any such event), and (b) no event or condition which presents a material risk of termination of any Employee Pension Plan by the PBGC, in either case involving conditions which could result in any liability to the PBGC, (6) none of SPC, the Company and any of the Company's Subsidiaries or any ERISA Affiliate has incurred or anticipates incurring Withdrawal Liability with respect to any Multiemployer Plan, (7) no Multiemployer Plan is in Reorganization, (8) SPC, the Company and the Company's Subsidiaries have complied in all material respects with the health continuation coverage requirements of COBRA and the requirements of the Health Insurance Portability and Accountability Act of 1996, (9) there is no unfunded liability in respect of any Plan, and (10) there is not now, and has not been, any violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding any Plan with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity or the furnishing of such documents to the participants or beneficiaries of such Plan.

                  9.21.5 ABSENCE OF CERTAIN LIABILITIES. No liability (whether or not such liability is being litigated) has been asserted against SPC, the Company, any of the Company's Subsidiaries or any ERISA Affiliate in connection with any Employee Pension Plan or any Multiemployer Plan by the PBGC other than for required premium payments to the PBGC, by a trustee appointed pursuant to
Section 4042(b) or (c) of ERISA, or by a sponsor or an agent of a sponsor of a Multiemployer Plan, and no lien has been attached and no Person has threatened to attach a lien on any of SPC's, the Company's, any of the Company's Subsidiaries' or any ERISA Affiliate's property as a result of failure to comply with ERISA or as a result of the termination of any Plan.

                  9.21.6 ESOP VALUATION MATTERS. The ESOP has purchased or will purchase the shares of stock subject thereto for fair market value as evidenced by a valuation provided by an independent and nationally-respected third-party appraiser.

                  9.21.7 INDEPENDENT REVIEW. The ESOP's purchase of shares, as described in Subsection 9.21.6 above, was or will be reviewed and approved by an independent fiduciary of the ESOP.

                  9.21.8 NO PROHIBITED TRANSACTION. The ESOP loan described in
Section 7.4(b)(i) will be exempt by Section 4975(d)(3) of the Code and by
Section 408(b)(3) of ERISA from the "prohibited transactions" listed in Section 4975(c) of the Code and in Section 406 of ERISA, respectively; and (ii) the purchase of shares of stock in SPC by the ESOP will be exempt by

Section 4975(d)(13) of the Code and by Section 408(e) of ERISA from such "prohibited transactions".

                  9.21.9 ESOP LIABILITIES. Under the terms of the ESOP and the ESOP Sharing Agreement, the Company is not, and will not at any time (by means of an amendment to the ESOP Plan or otherwise) be, liable for the ESOP Compensation Expense or ESOP Repurchase Payments related to any Persons that are not employees of the Company and its Subsidiaries.

                  9.21.10 ANNUAL CONTRIBUTION TO ESOP. Under the terms of the ESOP, a participating employer in the ESOP is required to contribute the ESOP Compensation Expense on an annual basis to the ESOP's trust fund.

                  9.21.11 FAILURE TO PAY ESOP COMPENSATION EXPENSE. Under the terms of the ESOP and the ESOP Loan, if a party other than the Company fails to contribute its ESOP Compensation Expense, it may result in the ESOP's default on the ESOP loan, but will not have a Material Adverse Effect on the Company.

                  9.21.12 FIDUCIARY LIABILITY. Any breach of fiduciary responsibilities under ERISA by a fiduciary of the ESOP will not have a Material Adverse Effect on the Company.

                  9.21.13 QUALIFICATION FOR CODE SECTION 1042 TREATMENT. To the extent the ESOP's purchase of shares, as described in Subsection 9.21.6 above, is from outstanding shareholders, the purchase will allow such shareholders to elect the non-recognition of gain provided in Section 1042 of the Code (provided such shareholders meet the other requirements of that Section).

                  9.21.14 DISPOSITION OF CODE SECTION 1042 SHARES. During the three-year period after the date the ESOP acquires shares from the outstanding shareholders described in Subsection 9.21.13 above, the ESOP will not dispose of such shares in any manner that would cause the imposition of an excise tax under
Section 4978 of the Code on SPC or any of its Affiliates.

         9.22 ACCURACY AND COMPLETENESS OF DISCLOSURE.

                  Neither this Agreement nor any other document, certificate or instrument delivered to the Agent or Lenders by or on behalf of SPC, the Company or any of the Company's Subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in such other documents, certificates or instruments not misleading in light of the circumstances under which such statements were made.

         9.23 ADEQUACY OF CAPITAL.

                  The proceeds of the Loans, together with the proceeds of Indebtedness permitted under Section 7.1 (Indebtedness), will be sufficient until satisfaction in full of the Loans to enable the Company and its Subsidiaries to operate their respective businesses as currently contemplated by the Company.

         9.24 ABSENCE OF RESTRICTIVE PROVISIONS.

                  Other than this Agreement and the Senior Subordinated Indenture, none of SPC, the Company or any of the Company's Subsidiaries is subject or party to any agreement, lien or encumbrance, charter or bylaw, regulatory, or other provision (except for applicable statutory corporate law), restricting, directly or indirectly, (a) the payment of dividends by a Subsidiary of the Company or the making of advances or other cash payments by any Subsidiary to the Company, or (b) the ability of SPC, the Company or any of the Company's Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of SPC, the Company or any of the Company's Subsidiaries, provided that the representation as to SPC in this clause (b) applies only with respect to SPC's ownership interest in the Company.

         9.25 ENVIRONMENTAL COMPLIANCE.

                  9.25.1 Except as set forth on Schedule 9.25, none of the real property owned and/or occupied by the Company or any of its Subsidiaries has to the knowledge of the Company ever been used by previous owners and/or operators or ever been used by the Company or any of its Subsidiaries to treat, produce, store, handle, transfer, process, transport, dispose or otherwise Release any Hazardous Substances in violation of any Environmental Law;

                  9.25.2 Except as set forth on Schedule 9.25, to the knowledge of the Company and its Subsidiaries, there is no condition which exists on the real property owned and/or occupied by the Company or any of its Subsidiaries which requires Remedial Action;

                  9.25.3 Neither the Company nor any of its Subsidiaries has been notified of, or has actual knowledge of any notification having been filed with regard to, a Release on or into any real property owned and/or occupied by the Company or any of its Subsidiaries;

                  9.25.4 Neither the Company nor any of its Subsidiaries has received a summons, citation, notice of violation, administrative order, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission related to the generation, storage, transportation, handling, transfer, disposal or treatment of Hazardous Substances in violation of any Environmental Law;

                  9.25.5 There are no "friable" (as that term is defined in regulations under the Federal Clean Air Act) asbestos or asbestos-containing materials which have not been encapsulated in accordance with accepted guidelines promulgated by the United States Environmental Protection Agency existing in any real property owned and/or occupied by the Company or any of its Subsidiaries;

                  9.25.6 No equipment containing polychlorinated biphenyls, including electrical transformers, are located on any real property occupied by the Company or any of its Subsidiaries in levels which exceed those permitted by any and all governmental authorities with jurisdiction over such premises and which are not properly labeled in accordance with requisite standards; and

                  9.25.7 Except as set forth on Schedule 9.25, to the knowledge of the Company there are no tanks on any real property owned and/or occupied by the Company or any of its Subsidiaries that have been used for the storage of petroleum products or any other substance, nor, except as to sites set forth on
Schedule 9.25, have any such tanks been located on such property at any time in which a Release in violation of any Environmental Laws has occurred.

                  9.25.8 Each of the tanks referred to on Schedule 9.25 have been registered and tested to the extent required by, and in accordance with, any applicable Environmental Laws and there is no evidence of leakage from any such tanks. All tanks that have been removed or abandoned have been closed in accordance with applicable standards under Environmental Laws.

         9.26 SOLVENCY.

                  The Company and each of its Subsidiaries is Solvent and will be Solvent after giving effect to the Restricted Payment contemplated by paragraph (b) of Section 7.4 (Restricted Payments).

         9.27 SUBORDINATION.

                  All of the obligations under the Senior Subordinated Indenture and Senior Subordinated Notes (if any) are subordinated and junior in right of payment to all of the Senior Secured Obligations. The Senior Secured Obligations constitute "Designated Senior Indebtedness" within the meaning of the Senior Subordinated Indenture. Each of the Subordination Agreements is in full force and effect and the subordinated obligations referred to therein are subordinated and junior in right of payment to all of the Senior Secured Obligations.

         9.28 YEAR 2000 COMPLIANCE.

                           (a) The Company and each of its Subsidiaries have
reviewed the areas within their businesses and operations which could be adversely affected by a "Year 2000 Problem" (i.e. the risk that applications used by them or on which they rely may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and have developed or are developing a program to address on a timely basis any such Year 2000 Problem. Based upon such review, the Company and each Subsidiary reasonably believe that the Year 2000 Problem will not have any Material Adverse Effect.

                           (b) In addition to the steps taken as described in
paragraph (a) above, the Company has identified relationships with third parties, including vendors, suppliers and service providers, which the Company believes are critical to its business operations. The Company is in the process of communicating with these third parties to determine the extent to which they are addressing the Year 2000 Problem. The Company will continue to communicate, assess and monitor the progress of these third parties in resolving the Year 2000 Problem.


                                   ARTICLE 10
                                   DEFINITIONS

         10.1 DEFINED TERMS.

                  As used in this Agreement, the following terms shall have the meanings specified in this Section unless the context otherwise requires. Defined terms in this Agreement shall also mean in the singular number the plural and in the plural the singular.

                  - Accumulated Funding Deficiency: any accumulated funding deficiency as defined in Section 302(a) of ERISA.

                  - Acquisition: the meaning specified in Subsection 7.3.3 (Acquisitions).

                  - Actual EBITDA: the sum of (i) the Consolidated Net Income of the Company and its Subsidiaries for a specified period, plus (ii) the sum of the following to the extent deducted in such computation of such Consolidated Net Income:

                           (a) depreciation expense;

                           (b) amortization expense;

                           (c) Interest Expense;

                           (d) income tax provision;

                           (e) ESOP Retirement Plan Expenses; and

                           (f) minority interests in Subsidiaries of the
Company, less interest income.

                  - Adjusted LIBOR: the meaning specified in Subsection 1.8.5.

                  - Adverse Event: the meaning specified in Subsection 8.1.11 (FCC Licenses and Other Franchises).

                  - Affected Lender: the meaning specified in Subsection 11.5.6.

                  - Affiliate: with reference to any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the third degree, any director, officer or employee of such Person, any other Person of which such Person is a partner, member, trustee director, officer or employee, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise or (ii) the beneficial ownership of 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of such Person.

                  - Agent: the meaning specified in the preamble to this Agreement.

                  - Agreement: this Agreement, as amended, modified or supplemented from time to time.

                  - Applicable Margin: the meaning specified in Subsection
1.8.2.

                  - Application Date: the 365th day after the date the Company or a Subsidiary of the Company receives the Net Proceeds from a disposition of assets.

                  - Approved Fund: any investment fund that has been approved by the Agent and Borrower prior to the Closing Date, it being understood that receipt of an Assignment and Acceptance from the Agent is one form of conclusive evidence of such approval.

                  - Assignment and Acceptance: the meaning specified in Subsection 11.5.3.

                  - Available Commitment: the meaning specified in Subsection 1.1.2.

                  - Base Rate: the higher of (i) the rate of interest publicly announced by the Agent from time to time at its principal office as its prime commercial lending rate (which rate is not necessarily the lowest rate charged by the Agent to its borrowers) and (ii) the Federal Funds Rate plus one-half of one percent (1/2%).

                  - Basic Subscribers: with respect to any cable television system, (i) all dwelling units, including separate units within an apartment building, hotel, motel, condominium, cooperative or similar building, in respect of which the Company or any Subsidiary of the Company is paid the full monthly price for basic services offered in such cable television system in accordance with standard basic rates generally charged by the Company or such Subsidiary in respect of such cable television system and (ii) all Equivalent Basic Subscribers in such cable television system.

                  - BlazeNet: Susquehanna Data Services, Inc. (d/b/a BlazeNet).

                  - Business Day: a day other than a Saturday, Sunday or day on which commercial banks are required or permitted to close in Philadelphia, Pennsylvania, New York, New York or Dallas, Texas.

                  - Capital Expenditures: expenditures for fixed or capital assets, including, but not limited to, the purchase, construction or rehabilitation of equipment or other physical assets or the expansion or improvement of any cable television system or broadcast radio system or the addition of capacity or versatility to such a system.

                  - Capital Lease: a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  - Capital Lease Obligation: with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would in accordance with GAAP appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  - CERCLA: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                  - Change of Control: (1) (A) the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act), directly or indirectly, in the aggregate or at least 80% of the total voting power of the voting stock of the Company or (B) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (except that for purposes of this clause (B) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the voting stock of the Company (for purposes of this clause (1) the Permitted Holders shall be deemed to beneficially own any voting stock of a corporation held by any other corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate at least 80% of the voting power of the voting stock of such other corporation);

                           (2) The Company merges with or into another Person or
sells or disposes of all or substantially all of its assets to any Person, or any Person merges with the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is converted into or exchanged for (i) voting stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (ii) cash, securities or other property in an amount which could be paid by the Company as a Restricted Payment under this Agreement and the Senior Subordinated Indenture and (B) immediately after such transaction no person or group (other than the Permitted Holders) is the beneficial owner of 20% or more of the voting power of the voting stock of the surviving or transferee corporation on a fully diluted basis;

                           (3) during any period of two consecutive years,
individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company at the time of such approval who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

                           (4) the liquidation or dissolution of the Company.

                  - Closing Date: the meaning specified in Section 4.1.

                  - COBRA: the group health plan continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of the Title I of ERISA.

                  - Code: the Internal Revenue Code of 1986, as amended, or its predecessor or successor, as applicable, and any Treasury regulations, revenue rulings or technical information releases issued thereunder.

                  - Collateral: all property of any sort in which the Company or any Subsidiary of the Company has granted, or purported to grant, a security interest or other Lien pursuant to any of the Loan Documents.

                  - Commitment: the commitment of the Lenders to make advances under this Agreement.

                  - Commitment Fee: the meaning specified in Subsection 1.7.1.

                  - Commitment Fee Base: the meaning specified in Subsection 1.7.1.

                  - Company: Susquehanna Media Co., a Delaware corporation.

                  - Company Pledge: the meaning specified in paragraph (b) of Subsection 4.1.5.

                  - Company Required Payment: the meaning specified in Section 2.3.

                  - Consolidated: with respect to any Person and any specified Subsidiaries, refers to the consolidation of financial statements of such Person and such Subsidiaries and of particular items in such financial statements in accordance with GAAP.

                  Consolidated Net Worth: means the total of the amounts shown on the balance sheet of the Company and its Consolidated Subsidiaries, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

                           (1) the par or stated value of all outstanding
capital stock of the Company, plus

                           (2) paid-in capital or capital surplus relating to
such capital stock, plus

                           (3) any retained earnings or earned surplus less (A)
any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  Consolidated Principal Payments: with respect to any past period, the aggregate amount of scheduled or required payments or prepayments of principal due on, or with respect to, Consolidated Indebtedness of the Company and its Subsidiaries for such period.

                  - Consolidated Senior Leverage Ratio: The ratio, as applicable, of

                           (i) Senior Debt, as at the last day of each fiscal
                  quarter, to EBITDA for the four fiscal quarters ended on such date or

                           (ii) Senior Debt, as at the day Indebtedness is
                  incurred after giving effect to such Indebtedness (or as at the day another specified transaction occurs after giving effect to such transactions), to EBITDA for the four fiscal quarters ended on, or most recently prior to, such date.

                  - Consolidated Total Leverage Ratio: the ratio, as applicable, of

                           (i) Total Debt, as at the last day of each fiscal
                  quarter to EBITDA for the four fiscal quarters ended on such date, or

                           (ii) Total Debt as at the day Indebtedness is
                  incurred, after giving effect to such Indebtedness (or as at the day another specified transaction occurs after giving effect to such transactions), to EBITDA for the four fiscal quarters ended on, or most recently prior to, such date.

                  - Debt Service Coverage Ratio: as at any date of determination, the ratio of (i) EBITDA for the four fiscal quarters ended on, or most recently prior to, such date of determination, to (ii) the sum of the Projected Principal Payments (adjusted in 1999 to exclude principal payments on the Existing Facilities) and Projected Interest Expense, in each case for the four fiscal quarters immediately succeeding such date.

                  - Default Rate: the meaning specified in Subsection 1.8.8.

                  Disqualified Stock: means, with respect to any Person, any capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable):

                           (1) matures or is mandatorily redeemable for any
reason,

                           (2) is convertible or exchangeable for Indebtedness
or Disqualified Stock, or

                           (3) is redeemable at the option of the holder
thereof, in whole or in part, in each case on or prior to the first anniversary of the stated maturity of the Notes.

                  - EBITDA: Actual EBITDA, adjusted, if any Acquisition or disposition is effected in accordance with the terms of this Agreement, as follows:

                                    (x) to include the net income (or net loss)
                           of any other Person (with adjustments for various costs of such Person (such as executive salaries and corporate overhead) that the Board of Directors of the Company in good faith determines are appropriate based on the structure and operation of such Person as compared to the manner in which the Company and its Subsidiaries are structured and operated) accrued from the beginning of the period for which Net Income is being measured to the date such other Person became a Subsidiary of the Company, or to the date it merged into or consolidated with the Company or a Subsidiary of the Company, or to the date all or substantially all of its assets were acquired by a Subsidiary of the

                           Company; however, such net income (or net loss) shall, at the option of the Company, not be included if the business plan of such Person is being materially modified by the Company or a Subsidiary of the Company,

                                    (y) to exclude net income (or net loss) of
                           any Subsidiary of the Company accrued from the beginning of such period to the date it ceases to be a Subsidiary of the Company or to the date it merged into or consolidated with any other Person (other than the Company or a Subsidiary of the Company), or to the date substantially all of its assets were sold, and

                                    (z) to exclude net income (or net loss) of
                           any station or cable system which is subject to any local marketing agreement or time brokerage agreement entered into in connection with any disposition permitted under Subsection 7.7.2(b) or (c) except to the extent that such net income is received in cash.

                  -        Eligible Assignee:

                           (i) a Lender;

                           (ii) an Affiliate of a Lender;

                           (iii) a commercial bank organized under the laws of
                  the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00;

                           (iv) a savings and loan association or savings bank
                  organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00;

                           (v) a commercial bank organized under the laws of any
                  other country that is a member of the Organization for Economic Cooperation and Development (the OECD) or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or under the laws of a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000.00, so long as such bank is acting through a branch or agency located in the United States;

                           (vi) a finance company, insurance company or other
                  financial institution or Fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $250,000,000.00 or any Approved Fund; and

                           (vii) with respect to any Lender that is a Fund, any
                  other Person that is in the same Family of Funds;

provided, however, that neither SPC, the Company, any Subsidiary of the Company nor any Affiliate of the foregoing shall qualify as an Eligible Assignee under this definition and provided, further, that Funds described above shall be Eligible Assignees only for Term A Loans or Term B Loans.

                  - Employee Pension Plan: any Plan which (1) is maintained by the Company, any of its Subsidiaries or any ERISA Affiliate and (2) is subject to Part 3 of Subtitle B of Title I of ERISA.

                  - Environmental Laws: any national, state or local law or regulation (including, without limitation, CERCLA and RCRA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any governmental authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

                  - Equivalent Basic Subscribers: with respect to each subscriber (such as a hotel, a motel, a condominium, an apartment, a cooperative and any other similar development) that purchases bulk basic subscription services offered in a cable television system of the Company or any Subsidiary of Company, the number of subscribers obtained by dividing the monthly basic revenues of the Company or such Subsidiary from such bulk subscriber's account by the average monthly basic subscription price for individual Basic Subscribers in such cable television system.

                  - ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder by the Department of Labor or PBGC.

                  - ERISA Affiliate: (i) any corporation included with the Company in a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Code, and (iii) any member of an affiliated service group of which the Company is a member within the meaning of Section 414(m) of the Code.

                  - ESOP: the meaning specified in Subsection 4.1.14 (Creation of ESOP).

                  ESOP Compensation Expense: the expense related to funding share allocations in the ESOP.

                  ESOP Loan: the meaning specified in Section 7.4(b) (Restricted Payments/ESOP Loan) above.

                  - ESOP Retirement Plan Expenses: the sum of the following:

                           (i) the amount of ESOP Compensation Expense paid in
                  cash to the extent that such amount is no greater than the amount of cash received by the Company from SPC within two (2) business days of any such payment as repayment of principal and interest on the ESOP Loan; and

                           (ii) the amount of ESOP Compensation Expense not paid
                  in cash.

                           ESOP Repurchase Payments: the expense related to
repurchase of shares allocated to individuals participating in the ESOP, whether upon the retirement of such Persons or otherwise.

                           ESOP Sharing Agreement: the meaning specified in
Subsection 4.1.11 (ESOP Sharing Agreement).

                  - Eurodollar Business Day: a day on which the relevant London international financial markets are open for the transaction of business contemplated in this Agreement and which is also other than a Saturday, Sunday or other day on which commercial banks are required or permitted to close in Philadelphia, Pennsylvania, New York, New York or Dallas, Texas.

                  - Event of Default: the meaning specified in Section 8.1.


                  - Excluded Transactions: (1) Agreements in existence on or prior to the Closing Date, (2) the ESOP Loan, (3) payments of Management Fees permitted hereunder, (4) payments provided for by the Tax Sharing Agreement, (5) SPC Reimbursement Expenses and (6) ESOP Compensation Expenses and ESOP Repurchase Payments made in conformity with the ESOP Sharing Agreement.

                  - Existing Facilities: the meaning specified in Subsection 4.1.8.

                  - Family of Funds: a group of Funds that invests in bank loans and is managed by a common investment advisor or an affiliate thereof or has a common principal underwriter and that has a common individual who is designated to receive financial statements, waivers and amendments and other notices under this Agreement.

                  - FCC: the Federal Communications Commission or any governmental body succeeding to the functions of such commission.

                  - FCC License: any radio, microwave, or other communications license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC for control, ownership, acquisition, construction or operation of a Permitted Business.

                  - Federal Funds Rate: for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Agent on such day on such transactions as determined by the Agent.

                  - Final Order: an action by the FCC, any PUC, court or other governmental authority or other applicable state regulatory agency as to which:
(i) no request for stay of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration or application for review or appeal of the action is pending and the time for filing any such petition or application has passed; (iii) the FCC, any PUC, court or other governmental authority or other state agency, as applicable, does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                  - Financial Information: the meaning specified in Section 5.5.

                  - Fixed Charge Coverage Ratio: as of any date of determination, the ratio of

                           (i) Actual EBITDA for the four fiscal quarters ended
                  on, or most recently prior to the date of determination to

                           (ii) the sum of

                                    (a) Consolidated Principal Payments
                                    (adjusted in 1999 to exclude principal
                                    payments in respect of the Existing
                                    Facilities and the senior notes which were issued pursuant to a certain Note Purchase Agreement on a pari passu basis with the Existing Facilities),

                                    (b) Interest Expense net of interest income,

                                    (c) Capital Expenditures (which shall not include Acquisitions but shall include Capital Expenditures associated with Acquisitions after the date of the Acquisition),

                                    (d) Restricted Payments (other than the
                                    Restricted Payments relating to intercompany payments referred to in clause (a) of
                                    Section 7.4 (Restricted Payments) or
                                    Restricted Payments relating to the ESOP referred to in clause (b) of Section 7.4 ), and

                                    (e) cash taxes paid,

in each case made or incurred during the four (4) fiscal quarters ended on, or most recently prior to, such date of determination.

                  - Franchise: a franchise, permit or license (including, without limitation, an FCC License), designation or certificate granted by the United States or any other country, territory or state or a city, town, county or other municipality, PUC or any other regulatory authority pursuant to which a Person has the right to own, control, acquire, construct or operate a Permitted Business.

                  - Fronting Fees: the meaning specified in Subsection 3.1.5.

                  - Fund: an "investment company" within the meaning of Section 3(a)(1) of the Investment Company Act of 1940; notwithstanding any exemption provided by that Act or any rules promulgated thereunder.

                  - GAAP: generally accepted accounting principles consistently applied, which, as applied to the Company and its Subsidiaries shall be consistent with those applied in the preparation of the financial statements referred to in Subsection 4.1.18 (Financial Statements and Projections).

                  - Guaranty: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person, including, but not limited to, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, but not limited to, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. No Guaranty shall be permitted by this Agreement unless the maximum dollar amount of the obligation being guaranteed is readily ascertainable by the terms of such obligation or the agreement or instrument evidencing such Guaranty specifically limits the dollar amount of the maximum exposure of the guarantor thereunder, and the amount involved in any Guaranty made during any period shall be the aggregate amount of the obligation guaranteed (or such lesser amount as to which the maximum exposure of the guarantor shall have been specifically limited), less any amount by which the guarantor may have been discharged with respect thereto (including any discharge by way of a reduction in the amount of the obligation guaranteed).

                  - Guarantor: each direct and indirect Subsidiary of the Company and each other Person that may become a guarantor under the Subsidiary Suretyship from time to time.

                  - Hazardous Substances: any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Law (including, without limitation, petroleum products, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls and substances defined as Hazardous Substances under CERCLA).

                  - Homes Passed: dwelling units, including separate units within an apartment building, hotel, motel, condominium, cooperative, or similar building passed by an operational portion of a cable television system of the Company or any Subsidiary of the Company.

                  - Indebtedness: with respect to any Person (without duplication):

                                    (a) all indebtedness of such Person for
                           borrowed money;

                                    (b) all obligations of such Person for the
                           deferred purchase price of capital assets or for any part of the deferred purchase price of other property or services which purchase price for other property or services is due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof;

                                    (c) all obligations of such Person evidenced
                           by notes, bonds (other than performance bonds), debentures or other similar instruments;

                                    (d) all indebtedness created or arising
                           under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) and all other indebtedness secured by a Lien on the property or assets of such Person;

                                    (e) all Capital Lease Obligations of such
                           Person;

                                    (f) all obligations, contingent or
                           otherwise, of such Person under acceptance, letter of credit or similar facilities;

                                    (g) all obligations in respect of
                           Disqualified Stock or other obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, which obligations shall be valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and, in the case of other such obligations, at the amount that, in light of all the facts and circumstances existing at the time of determination, can reasonably be expected to become payable;

                                    (h) a Guaranty of such Person, provided that
                           a Guaranty shall not be considered Indebtedness if the underlying obligation that is guaranteed is taken into account in computing Consolidated Net Income of the Company and its Subsidiaries (e.g., operating leases of Subsidiaries guaranteed by the Company or another Subsidiary);

                                    (i) all Indebtedness referred to in clauses
                           (a) through (g) above secured by (or which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;

                                    (j) all unfunded pension liabilities;

                                    (k) all payments required by such Person
                           under non-compete agreements; and

                                    (l) all obligations of such Person that are
                           the functional equivalent of the Indebtedness referred to in clauses (a) through (d) such as synthetic lease obligations.

                  - Indemnitees: the meaning specified in Section 11.15.

                  - Interest Coverage Ratio: as at any date of determination, the ratio of (i) EBITDA for the four fiscal quarters on, or most recently prior to, such date of determination, to (ii) Projected Interest Expense for the four fiscal quarters immediately succeeding such date of determination.

                  - Interest Expense: for any period, the sum of (a) the amount of interest accrued on, or with respect to, Consolidated Indebtedness for such period, including without limitation imputed interest on Capitalized Leases and imputed or accreted interest in respect of deep discount or zero coupon obligations, plus (b) the net amount payable under all Interest Rate Protection Agreements in respect of such period (or minus the net amount receivable under Interest Rate Protection Agreements in respect of such period). For purposes of calculating Interest Expense, it shall be assumed that any Guaranties constituting Indebtedness will require payments of interest, if any, in the amounts as called for in the underlying obligation which is the subject of the Guaranty.

                  - Interest Period: the meaning specified in paragraph (a) of Subsection 1.8.4.

                  - Interest Rate Protection Agreement: an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  - Investment: as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses in amounts which are immaterial both individually and in the aggregate), or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business. For purposes of this Agreement, as applied to the Company or any Subsidiary thereof, an Investment shall include any purchase of a minority interest in any Subsidiary of the Company regardless of how that purchase is structured including, without limitation, a repurchase or redemption of shares that is expressly excluded from the definition of "Restricted Payment".

                  - Issuing Bank: First Union so long as it is a Lender, or if First Union is no longer a Lender, a Lender designated by the Company and acceptable to the Agent.

                  - Lenders: each of the Persons that execute this Agreement as a Lender (including, without limitation, the Swing Lender) together with any other Persons which become parties to this Agreement as a Lender from time to time.

                  - Lender's Interest: the meaning specified in the last paragraph of Section 5.5.

                  - Lender Required Payment: the meaning specified in Section
2.2.

                  - Lenfest: Lenfest Communications, Inc. and Lenfest York, Inc., each a Delaware corporation.

                  - Lenfest Agreement: an agreement dated November 6, 1992 by and among Lenfest, Susquehanna Cable and certain Subsidiaries of Susquehanna Cable as amended by a Modification Agreement dated as of March 24, 1993, a letter dated March 31, 1993, a Third Amendment dated May 17, 1993, a Fourth Amendment dated November 30, 1993 and a Fifth Amendment dated April 22, 1999, and as may be further amended, from time to time, by such amendments as shall have been approved by the Requisite Lenders or such other amendments as are permitted by the terms of this Agreement. The term "Lenfest Agreement" shall also include the shareholders agreement entered into pursuant to section 8(g) of the Lenfest Agreement, provided that references in the Loan Documents to particular paragraphs or sections of the Lenfest Agreement shall not be references to paragraphs and sections of such shareholders agreement.

                  - Lenfest Note: the meaning specified in Section 7.1(f).

                  - Lenfest Pledge: the meaning specified in paragraph (e) of Subsection 4.1.5.

                  - Lenfest Programming Payments: payments made by Susquehanna Cable and its Subsidiaries to Lenfest to purchase cable television programming pursuant to the first sentence of Section 18 of the Lenfest Agreement as in effect on May 28, 1993.

                  - Lenfest Put: the meaning specified in Section 7.1(f).

                  - Lenfest Subordination Agreement: the meaning specified in paragraph (c) of Section 4.1.6.

                  - Letters of Credit: letters of credit issued pursuant to this Agreement.

                  - Letter of Credit Fees: the meaning specified in Subsection 3.1.5.

                  - Letter of Credit Sublimit: the meaning specified in Section 3.1.1.

                  - Lien: as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other Senior Secured Party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of such Person.

                  - Loans: the amounts loaned to the Company pursuant to this Agreement. Loans may be Revolving Loans, Swing Loans or Term Loans.

                  - Loan Documents: this Agreement, the Notes, the Subsidiary Suretyship, the Pledge Agreements, the Subordination Agreements, the Security Agreement and any and all agreements, documents and instruments executed, delivered or filed pursuant to this Agreement, as the same may be amended, modified or supplemented from time to time; in addition, solely for purposes of the references to "Loan Documents" in the Subsidiary Suretyship, Subordination Agreements, Security Agreement, the Trademark Collateral Agreement and Pledge Agreements (or any other Loan Document to the extent necessary to afford the obligations under the documents referred to below the status of being guaranteed and secured pari passu with the other obligations hereunder), the term "Loan Document" shall also be deemed to include Interest Rate Protection Agreements which have been entered into in compliance with Section 7.32 (Interest Rate Protection Agreements) in favor of one or more Lenders or their Affiliates and all agreements, instruments and other documents relating to Letters of Credit.

                  - Management Agreement: the meaning specified in Section
4.1.10.

                  - Management Fees: for any period, all fees and other amounts payable to SPC under the Management Agreement (including, without limitation, fees due, amounts accrued, and overhead and administrative costs allocated by SPC to the Company or any Subsidiary of the Company), but not SPC Expense Reimbursement.

                  - Material Assets: Inventory, accounts receivable, equipment, investment property, instruments (other than the note in respect of the ESOP
Loan) and general intangibles as defined in the Uniform Commercial Code, provided, however, it is acknowledged that certain franchises and other rights may not be able to be effectively pledged without third-party consent and the Company and its Subsidiaries will not be required to seek or obtain such third-party consent except in those cases specifically requested by the Agent. Further, the Company and its Subsidiaries will not be required to file fixture financing statements if it is burdensome for such entities to ascertain the correct property descriptions.

                  - Material Adverse Change: either (a) any material adverse change in the business, condition (financial or otherwise), operations or properties of (i) the Company and its Subsidiaries taken as a whole, (ii) Susquehanna Cable and its Subsidiaries taken as a whole, or (iii) Susquehanna Radio and its Subsidiaries taken as a whole or (b) any material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Company or any of its Subsidiaries, individually, if such change could result in the insolvency or dissolution of such Person or in the loss of control (by the current holder thereof) over such Person's assets.

                  - Material Adverse Effect: any material adverse effect on:

                           (a) the business, condition (financial or otherwise),
                  operations or properties of (i) the Company and its Subsidiaries taken as a whole, (ii) Susquehanna Cable and its Subsidiaries taken as a whole, (iii) Susquehanna Radio and its Subsidiaries taken as a whole, or (iv) the Company or any of its Subsidiaries, individually, if such material adverse effect on the business (financial or otherwise), operations, or properties of the Company or any of its Subsidiaries individually, could result in the insolvency or dissolution of such Person or in the loss of control (by the current holder thereof) over such Person's assets,

                           (b) the ability of SPC, the Company or any of the
                  Company's Subsidiaries to perform their respective obligations under the Loan Documents,

                           (c) the binding nature, validity or enforceability of
                  any of the Loan Documents as an obligation of SPC, the Company or the Company's Subsidiaries to the extent they are parties to such documents, or

                           (d) the validity, perfection, priority or
                  enforceability of the Liens granted to Agent for the benefit of the Issuing Bank, the Lenders and other Senior Secured Parties in respect of the property of SPC, the Company and the Company's Subsidiaries.

                  - Maturity Date: the latest of the Revolver Maturity Date, the Term A Maturity Date and the Term B Maturity Date.

                  - Month: shall mean a period from and including a given day in a calendar month to the day in the subsequent calendar month numerically corresponding to such given day except that (a) if there is no numerical correspondent in such subsequent calendar month, or (b) if such given day is the last day of a calendar month, such day shall be the last day of such subsequent calendar month.

                  - Multiemployer Plan: means a multiemployer pension plan as defined in Section 3(37) of ERISA to which Company, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute subsequent to September 25, 1980.

                  - Net Income: means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, provided, the following items shall be excluded from the calculation of Net Income:

                           (1) after-tax gains and losses from asset sales or
abandonment or reserves relating thereto;

                           (2) items classified as extraordinary, nonrecurring
or unusual gains, losses or charges, and the related tax effects, each determined in accordance with GAAP;

                           (3) the net income of any Person acquired in a
"pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the Company or is merged or consolidated with the Company or any Subsidiary of the Company;

                           (4) the net income (but not loss) of any Subsidiary
of the Company to the extent that the declaration of dividends, the making of intercompany loans or similar payments by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                           (5) the net income of any Person, other than a
Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Subsidiary of the Company by such Person;

                           (6) any restoration to income of any contingency
reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time after December 31, 1998;

                           (7) income or loss attributable to discontinued
operations (including operations disposed of during such period whether or not such operations were classified as discontinued); and

                           (8) in the case of a successor to the Company by
consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  - Net Proceeds: means, for any sale, lease, transfer or other disposition of any asset, or for any sale or issuance of any security, by any Person, the aggregate amount of cash consideration received by such Person for such asset or security, including cash payments received in respect of a promissory note issued as part of the original consideration in such transaction, after deducting therefrom

                                    (a) the amount of such proceeds required to
                           be applied to repay Indebtedness secured by any asset so disposed of, other than Indebtedness to the Lenders under the Loan Documents (including indebtedness in respect of Interest Rate Protection Agreements),

                                    (b) reasonable brokerage commissions, legal
                           fees, finders' fees and other similar fees and commissions and related expenses incurred by such Person in connection with such transaction,

                                    (c) taxes payable in connection with or as a
                           result of such transaction or, if applicable, held in reserve to pay taxes when due, and

                           (d) other reasonable out-of-pocket costs incurred in
                  connection therewith by such Person,

in the case of each of clauses (a), (b), (c) and (d) above to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, paid to a Person that is not an Affiliate of such Person (or, if paid to such an Affiliate, to the extent the terms of such payment are no more favorable to such Affiliate than such terms would be in an arm's-length transaction) and are properly attributable to such transaction or to the asset or security that is the subject thereof. All Net Proceeds received from sales or dispositions of assets, payable to Lenders pursuant to this Agreement, shall be in the form of cash, in U.S.
Dollars.

                  - Notes: the promissory notes delivered by the Company to the Lenders (including any successors or assigns thereof) pursuant to this Agreement (including any amendments, modifications or supplements which may from time to time, be created in respect of such notes), and any replacement promissory notes issued in lieu of the foregoing.

                  - Officers' Compliance Certificate: an Officers' Certificate in the form of Exhibit Q.

                  - Officers' Certificate: a certificate executed on behalf of the Company by its President or one of its Vice Presidents or its Treasurer.

                  - Other Shareholders: the meaning specified in paragraph (d) of Subsection 4.1.5.

                  - Other Shareholders Pledge: the meaning specified in paragraph (d) of Subsection 4.1.5.

                  - Paragon: Paragon Research Limited Partnership, a Delaware limited partnership.

                  - PBGC: means Pension Benefit Guaranty Corporation, or any governmental agency or instrumentality succeeding to the functions thereof.

                  - Permitted Businesses: means owning, operating, managing and maintaining domestic cable television systems, radio broadcasting stations and businesses directly related thereto, including marketing research, internet, telephony and high speed data transmission services.

                  Permitted Holders: means (1) descendants, and spouses of descendants, of Louis J. Appell, Sr. (including any trusts established for the benefit of one or more such descendants or spouses of such descendants of which one or more of such descendants or spouses of such descendants are trustees together with officers of SPC or its Subsidiaries and/or the trust department of a financial institution) and (2) the ESOP so long as executive officers of SPC constitute the majority of the ESOP Committee under ESOP.

                  - Permitted Lien: the meaning specified in Subsection 7.2.1.

                  - Permitted Uses: (i) an Acquisition permitted under this Agreement, and (ii) the incurrence of Capital Expenditures in connection with an Acquisition permitted under this Agreement.

                  - Person: a corporation, an association, a partnership, an organization, a Fund, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  - Plan: means an "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA) or an "Employee Welfare Benefit Plan" (as defined in
Section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by SPC, the Company, any of its Subsidiaries or any ERISA Affiliate (or any predecessor thereof).

                  - Pledge Agreements: the Lenfest Pledge, the Company Pledge, the Subsidiary Pledge, the SPC Pledge and the Other Shareholders Pledge, collectively.

                  - Potential Event of Default: any condition or event specified in Article 8 which, with notice or lapse of time or both, would become an Event of Default.

                  - Pro Forma Basis: calculation of the financial covenants specified in Article 6 (Financial Covenants) other than the Fixed Charge Coverage Ratio in connection with an Acquisition, disposition or other specified transaction with the following adjustments: (i) EBITDA shall be adjusted in the manner set forth in the last sentence of such definition to take account of such Acquisition or disposition or other specified transaction and any other Acquisition or disposition or other specified transaction which has occurred during the period to which such calculations relate and (ii) Consolidated Indebtedness of the Company and its Subsidiaries shall be adjusted to reflect Indebtedness incurred or paid in connection with such Acquisition, disposition or other specified transaction and any other Acquisition, disposition or other specified transaction which has occurred during the relevant period.

                  - Projected Interest Expense: with respect to any future period, Interest Expense payable during such period other than interest payable on the Lenfest Note. For purposes of calculating Projected Interest Expense, it shall be assumed that (i) the interest rate on the Loans during a period is the interest rate or rates in effect at the date of determination of Projected Interest Expense, (ii) all required or mandatory prepayments of principal on Consolidated Indebtedness are made in accordance with their terms during such period and no optional prepayments of principal are made in respect of Consolidated Indebtedness during such period, (iii) any Guaranties constituting Indebtedness will require payments of principal and interest, if any, in the amounts as called for in the underlying obligation which is the subject of such Guaranty, and (iv) in the case of Interest Rate Protection Agreements, the rates of interest or other basis on which the parties' payment obligations are determined, as in effect at the beginning of such period, shall remain in effect throughout such period or if shorter the remaining term of such Interest Rate Protection Agreement.

                  - Projected Principal Payments: with respect to any future period, the aggregate amount of scheduled or required payments or prepayments of principal due on, or with respect to, Consolidated Indebtedness of the Company and its Subsidiaries for such period, including, without limitation, the amount by which the outstanding principal amount of the Revolving Loan, face amount of Letters of Credit and Unreimbursed Drawings as at the beginning of such period exceeds the Revolving Credit Commitment as at the end of such period and imputed principal payments on Capital Leases during such period but excluding principal payments on the Lenfest Note. For purposes of calculating Consolidated Principal Payments, it shall be assumed that any Indebtedness constituting Guaranties will require payments of principal in the amounts as called for in the underlying obligation which is the subject of such Guaranty.

                  - PUC: any state or local regulatory agency or body that exercises jurisdiction over the ownership, construction or operation of Permitted Businesses.

                  - PUC Franchise: any Franchise granted or issued by any PUC.

                  - Quarterly Payment Date: the last Business Day of each March, June, September and December.

                  - Radio License Subsidiaries: the Subsidiaries of the Company whose sole activity is to hold FCC Licenses and grant rights to use such FCC Licenses to other Subsidiaries of the Company that use such FCC Licenses to operate their respective radio broadcast businesses.

                  - RC Lender: each Lender designated as an "RC Lender" on
Schedule 1.1 hereto and each successor and assign thereof.

                  - RCRA: the Resource Conservation and Recovery Act of 1976, as amended, and any rules and regulations issued in connection therewith.

                  - Release: a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

                  - Regulatory Change: with respect to any Lender, any change or implementation after the date of this Agreement in United States federal, state or foreign laws or regulations, including, without limitation, the issuance of any final regulations or guidelines, or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including any such Lender, of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  - Remedial Action: actions necessary to comply with any Environmental Law with respect to (1) clean up, removal, treatment or handling Hazardous Substances in the indoor or outdoor environment; (2) prevention of Releases or threats of Releases or minimization of further Releases of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) performance of pre-remedial studies and investigations and post-remedial monitoring and care.

                  - Reorganization: any reorganization as defined in Section 4241(a) of ERISA.

                  - Reportable Event: means, with respect to any Employee Pension Plan, an event described in Section 4043(c) of ERISA.

                  - Requisite Lenders: at any time, Lenders having greater than or equal to Fifty-One percent (51%) of the Total Facility. For purposes of this definition, "Total Facility" means, collectively, at any time (a) the Revolving Credit Commitment (whether borrowed or not) and (b) the outstanding principal amount of the Term Loans, but shall exclude any Revolving Credit Commitment or Term Loans of Lenders who have forfeited their right to vote under the terms of this Agreement.

                  - Reserve Percentage: The meaning specified in Subsection
1.8.5.

                  - Restricted Payment: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or ownership interest of the Company or any of its Subsidiaries, as the case may be, now or hereafter outstanding, except a dividend payable solely in shares of stock (other than Disqualified Stock) of the Company or such Subsidiary, as the case may be;

                           (b) any redemption, retirement, purchase or other
acquisition, direct or indirect, of any shares of any class of stock or ownership interest of the Company or any of its Subsidiaries, as the case may be, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares or interests, except to the extent that the consideration therefor consists solely of shares of stock (other than Disqualified Stock) of the Company or such Subsidiary, as the case may be, and other than purchases of minority interests in the Subsidiaries of the Company from Persons that hold minority interests in the Company or its Subsidiaries on the date of this Agreement (it being understood that such purchases are subject to the provisions of Section 7.3 (Investments, Loans and Acquisitions) above and other relevant provisions of this Agreement);

                           (c) any sinking fund, other prepayment or installment
payment on account of any shares of stock or ownership interests of the Company or any of its Subsidiaries, as the case may be;

                           (d) any other payment, loan or advance to a
shareholder or other equity holder of the Company or of any Subsidiary of the Company whether in the capacity of such Person as a shareholder or otherwise, except

                                    (i)      Management Fees permitted to be
                                             paid under this Agreement,

                                    (ii)     payments under the Tax Sharing
                                             Agreement,

                                    (iii)    payments of royalties to the Radio
                                             License Subsidiaries for the right
                                             to use the FCC Licenses held by
                                             them,

                                    (iv)     SPC Expense Reimbursement,

                                    (v)      Lenfest Programming Payments,

                                    (vi)     salaries and other compensation,
                                             the payment of which is not
                                             otherwise restricted under the Loan
                                             Documents, paid in the ordinary
                                             course of business,

                                    (vii)    amounts paid to SPC in respect of
                                             ESOP Compensation Expense allocated
                                             to the Company in accordance with
                                             the terms of the ESOP Sharing
                                             Agreement provided, however, that
                                             ESOP Repurchase Payments and other
                                             amounts paid to SPC in respect of
                                             the ESOP shall be deemed to be
                                             Restricted Payments, and

                                    (viii)   payments made to purchase minority
                                             interests in Subsidiaries of the
                                             Company in accordance with the
                                             provisions of Section 7.3.2(n)
                                             (Investments) above, other than
                                             payments made in respect of the
                                             Lenfest Note.

                           (e) any payments to Lenfest under Section 15 of the
Lenfest Agreement as in effect on May 28, 1993 or as subsequently amended and payments made (whether principal or interest) in respect of the Lenfest Note, whether or not Lenfest is then a shareholder of any Subsidiary of the Company; and

                           (f) any forgiveness or release without adequate
consideration by the Company or any Subsidiary of the Company of any Indebtedness or other obligation owing to the Company or such Subsidiary by a Person (other than the Company or a Subsidiary) that is a shareholder or other equity holder of the Company or a Subsidiary or an Affiliate of any such shareholder or other equity holder.

The amount of the purchase price payable in cash at the time of the exercise of the Lenfest Put pursuant to clause (n) (vi) (B) of Subsection 7.3.2 (Investments) shall not be deemed to be a Restricted Payment.

                  - Revolving Credit Commitment: the meaning specified in Subsection 1.1.1.

                  - Revolving Loans: the meaning specified in Subsection 1.1.1.

                  - Revolver Maturity Date: June 30, 2007 or such earlier date as the Revolving Credit Commitment is terminated hereunder.

                  - Security Agreement: the meaning specified in Subsection
4.1.3.

                  - Senior Debt: Total Debt less Indebtedness under the Lenfest Note, Senior Subordinated Notes and any other unsecured subordinated Indebtedness that is issued on subordination and other terms acceptable to the Agent.

                  - Senior Secured Obligations: shall mean and include any and all indebtedness, obligations and liabilities of any type or nature, direct or indirect, absolute or contingent, related or unrelated, due or not due, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising or created of the Company, and/or any Subsidiary of the Company, and/or any other Person, to any Senior Secured Party, represented by or incurred pursuant or relating to the Loan Documents (which, for this purpose only shall include Interest Rate Hedging Agreements required or permitted by this Agreement and Letters of Credit issued pursuant to this Agreement). Without limiting the generality of the foregoing, the term "Senior Secured Obligations" shall include, without limitation:

                           (a) principal of, and interest on the Loans and the
Notes (including, without limitation, Swing Loans and Swing Notes);

                           (b) any and all other fees, indemnities, costs,
obligations and liabilities of the Company, each Subsidiary thereof and each and every other Loan Party from time to time owing to the Senior Secured Parties;

                           (c) all obligations of the Company owing to any
Issuing Bank or Lender under Letters of Credit or other debt instruments issued by any Issuing Bank or Lender under the terms of the Loan Agreement;

                           (d) obligations in respect of Interest Rate
Protection Agreements; and

                           (e) all amounts (including but not limited to
post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party or any other Person.

                  - Senior Secured Parties: the Agent (in any capacity including, without limitation, in its capacity as agent hereunder and as agent under any other Loan Document), any Issuing Bank, any Lender (in any capacity including, without limitation, as an issuer of Interest Rate Hedging Agreements required or permitted under the terms of this Agreement for so long as such issuer is a Lender hereunder), any Affiliate of a Lender that issues Interest Rate Hedging Agreements required under the terms of this Agreement, any Indemnitee, and any successor or assign of the foregoing.

                  - Senior Subordinated Indenture: the Indenture dated on or about the date hereof, setting forth the terms of the issuance by the Company of certain senior subordinated notes due 2009 described in that certain Offering Memorandum, dated as of April 23, 1999.

                  - Senior Subordinated Notes: the promissory notes issued pursuant to the Senior Subordinated Indenture.

                  - Senior Subordinated Noteholders: the holders of the Senior Subordinated Notes.

                  - Shareholder Subordination Agreement: the meaning specified in paragraph (b) of Subsection 4.1.6.

                  - Solvent or Solvency: a condition of a Person on a particular date, whereby on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, but not limited to, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  - SPC: Susquehanna Pfaltzgraff Co., a Delaware corporation.

                  - SPC Expense Reimbursement: the meaning specified in Subsection 7.8.1.

                  - SPC Pledge: the meaning specified in paragraph (a) of Subsection 4.1.5.

                  - SPC Subordination Agreement: the meaning specified in paragraph (a) of Subsection 4.1.6.

                  - Subordinated Party: each party (and each other Person that may, from time to time, become a party) to a Subordination Agreement, other than the Agent.

                  - Subordination Agreements: collectively, the SPC Subordination Agreement, the Shareholder Subordination Agreement and the Lenfest Subordination Agreement and any other subordination agreement hereafter executed and delivered to the Agent pursuant to the terms of this Agreement.

                  - Subsidiary: with respect to any Person, (a) any corporation of which more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries and (b) any partnership, joint venture or other association of which more than 50% of the equity interests having the power to vote to direct or control the management of such partnership, joint venture or other association is at the time owned or controlled, directly or indirectly, by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries. Notwithstanding the foregoing, KTHX Radio, Inc., Susquehanna Ad Net, Inc., KTHX License Investment Co. and Susquehanna Energy Ventures, Inc. will not be deemed to be Subsidiaries of the Company so long as such entities have substantially no assets or liabilities.

                  - Subsidiary Pledge: the meaning specified in paragraph (c) of Subsection 4.1.5.

                  - Subsidiary Suretyship: the meaning specified in Subsection 4.1.4.

                  - Susquehanna Cable: Susquehanna Cable Co., a Pennsylvania corporation and a Subsidiary of the Company.

                  - Susquehanna Radio: Susquehanna Radio Corp., a Pennsylvania corporation and a Subsidiary of the Company.

                  - Swing Lender: First Union so long as it is a Lender, or if First Union is no longer a Lender, then a Lender designated by the Company and acceptable to the Agent.

                  - Swing Loan: the meaning specified in Subsection 1.2.1.

                  - Tax Sharing Agreement: the meaning specified in Subsection 4.1.9.

                  - Term A Lender: each Lender designated as a "Term A Lender" on Schedule 1.2 hereto and each successor and assign thereof.

                  - Term A Loan: the meaning specified in Subsection 1.3.1.

                  - Term A Loan Commitment: the meaning specified in Subsection 1.3.1.

                  - Term A Maturity Date: June 30, 2007 or such earlier date as all Term A Loans are due and payable hereunder.

                  - Term B Lender: each Lender designated as a "Term B Lender" on Schedule 1.2 hereto and each successor and assign thereof.

                  - Term B Loan: the meaning specified in Subsection 1.3.2.

                  - Term B Loan Commitment: the meaning specified in Subsection 1.3.2.

                  - Term B Maturity Date. June 30, 2008 or such earlier date as all Term B Loans are due and payable hereunder.

                  - Term Loans: collectively the Term A Loans and Term B Loans.

                  - Total Debt: the aggregate principal amount of Consolidated Indebtedness of the Company and its Subsidiaries. Obligations under Interest Rate Protection Agreements shall not constitute Total Debt.

                  - Unapplied Net Proceeds: Net Proceeds received from a disposition pursuant to Subsection 7.7.2(b), (c) or (d) (Sales and Other Dispositions) that are not applied to a Permitted Use by the Application Date.

                  - Unreimbursed Drawings: drawings made under Letters of Credit which, for any reason, have not been reimbursed by or on behalf of the Company whether through borrowings of Loans hereunder or otherwise.

                  - U.S. Dollars and $: lawful money of the United States of America.

                  - Voting Stock: means capital stock or other ownership interests of any class or classes of a corporation or another entity the holders of which are entitled to elect a majority of the corporate directors or Persons performing similar functions.

                  - Withdrawal Liability: any withdrawal liability as defined in
Section 4201 of ERISA.


                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 NOTICES.

                  All notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly provided under this Agreement. If in writing, it shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective
(a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Lender giving any notice to the Company shall simultaneously send a copy of such notice to the Agent, and the Agent, if appropriate, shall promptly notify the other Lenders of the receipt by it of any such notice. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

                  All notices or demands given to the Company pursuant to
Section 8.1 (Events of Default) or Subsection 8.2.1 (Remedies) of this Agreement shall also be given to Lenfest at the address for Lenfest set forth or given pursuant to the Lenfest Pledge, provided that the failure of the Agent, the Issuing Bank or any Lender to give such notice shall not limit the exercise by the Agent, the Issuing Bank or any Lender of their rights and remedies under the Loan Documents or subject the Agent, the Issuing Bank or any Lender to any liability.

         11.2 DURATION; SURVIVAL.

                  All representations and warranties of SPC, the Company, any Subsidiary of the Company or other pledgor or subordinated party contained in the Loan Documents shall survive the making of the Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Lenders, the making of the Loans, or payment in full of the Loans. All covenants and agreements of the Company and such Persons contained in the Loan Documents shall continue in full force and effect from and after the date of this Agreement so long as the Company may borrow or obtain Letters of Credit under this Agreement and until termination of the Commitment and payment in full of the Loans and all other Senior Secured Obligations.

         11.3 NO IMPLIED WAIVER.

                  No failure or delay on the part of the Agent, the Issuing Bank or any Lender in exercising any right, power or privilege under the Loan Documents and no course of dealing between the Company and the Agent, the Issuing Bank or any Lender shall operate as a waiver of any such right, power or privilege; nor shall any single or partial exercise of any right, power or privilege under the Loan Documents preclude any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in the Loan Documents are cumulative and not exclusive of any rights or remedies which the Agent, the Issuing Bank or any Lender would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent, the Issuing Bank or any Lender to take any other or further action in any circumstances without notice or demand.

         11.4 ENTIRE AGREEMENT AND AMENDMENTS.

                  This Agreement, the Letters of Credit and related documents and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the Commitment, the Letters of Credit, the Loans and the transactions contemplated under the Loan Documents and, except as expressly provided in the Loan Documents, shall not be affected by reference to any other documents. Neither this Agreement nor any provision of this Agreement may be changed, waived, discharged or terminated orally, but such may be accomplished only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, subject to the provisions of Section 12.5 (Amendments, Waivers and Consents) in the case of a waiver to be signed by the Agent. Subject to the provisions of said Section 12.5, as amended from time to time, the Agent and the Company may enter into agreements amending, changing or supplementing any of the provisions of this Agreement, the Notes or any other Loan Document. Similarly, subject to said
Section 12.5, the Agent may waive compliance with any provision of this Agreement, the Notes or any other Loan Document. It is understood and agreed, however, that Agent, the Issuing Bank and the Lenders may amend or modify the provisions of Article 12 (other than the last sentence of Section 12.8 (Resignation; Termination) to the extent it refers to the Company) without the need for any consent or approval from the Company, it being acknowledged that the Company and its Subsidiaries are not third party beneficiaries of the provisions of Article 12 (other than the last sentence of Section 12.8 to the extent it refers to the Company).

         11.5 SUCCESSORS AND ASSIGNS.

                  11.5.1 IN GENERAL; THE COMPANY. Whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without the prior written consent of the Agent, the Issuing Bank and the Lenders, the Company may not assign any of its rights or delegate any of its duties or obligations under this Agreement or the other Loan Documents.

                  11.5.2 PARTICIPATIONS. Each Lender may, upon giving prior written notice to the Agent and, if no Event of Default or Potential Event of Default has occurred and is continuing, the Company, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement; provided, however, that (i) any RC Lender must sell proportionate participation interests in its Revolving Credit Commitment, outstanding Revolving Loans, Letters of Credit and Unreimbursed Drawings in respect thereof to any participant, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iv) all amounts payable by the Company under this Agreement shall be determined as if such transferor Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred, and (v) the Company, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such transferor Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right and responsibility vis-a-vis the Company to enforce the obligations of the Company relating to the Loans and Letters of Credit including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to the matters specifically referred to in clauses (a), (b), (c) and (h) of Section 12.5 (Amendments, Waivers and Consents) hereof).

                  11.5.3 ASSIGNMENTS. Each Lender may assign to one or more Eligible Assignees a portion of its interest, rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) the Agent and, if no Event of Default or Potential Event of Default has occurred and is continuing, the Company must give their prior written consent to such assignment (which consents shall not be unreasonably withheld) unless such assignment is to an Affiliate of the assigning Lender and no increased cost to the Company shall result from such assignment, (ii) any RC Lender must assign proportionate interests in its Revolving Credit

Commitment, outstanding Revolving Loans, Letters of Credit and Unreimbursed Drawings to any assignee, (iii) the amount of the interest in Loans, Letters of Credit and Available Commitment of the assigning Lender subject to each such assignment (determined as of the closing date of the Assignment and Acceptance) shall be not less than Five Million Dollars ($5,000,000) unless

                           (1) the assigning Lender is assigning its entire
                  interest under this Agreement or

                           (2) a Lender that is a Fund is assigning an interest
                  to an other Fund in the same Family of Funds or (unless consent has been obtained from the Agent and Borrower) there are not more than four Funds in such Family of Funds that are Lenders hereunder, or

                           (3) the assignee is an Approved Fund, or

                           (4) the assignee is one of no more than four
                  assignees that are in the same Family of Funds and which in the aggregate, are being assigned an interest equal to at least $5,000,000,

and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and the Company's acceptance, an Assignment and Acceptance Agreement in substantially the form attached hereto as Exhibit R (an "Assignment and Acceptance"), together with any Note requiring cancellation, a processing and recordation fee of $3,500 (payable by the applicable assignor) and reimbursement for fees of the Agent's counsel in connection with services rendered in respect of such assignment (which amounts are payable by the applicable assignee and assignor). Upon compliance with the conditions specified in this Subsection 11.5.3 and the execution, delivery and acceptance of the Assignment and Acceptance, from and after the closing date specified in such Assignment and Acceptance, (x) the assignee shall be a party to this Agreement, and to the extent provided in such Assignment and Acceptance have the rights and obligations of a Lender under this Agreement and under the other Loan Documents and (y) the assigning Lender shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.

                  11.5.4 MECHANICS OF ASSIGNMENTS. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee and fulfillment of such other conditions as are set forth on Subsection 11.5.3 above, the Agent shall (i) accept such Assignment and Acceptance, and (ii) give prompt notice of such acceptance to the assignor and assignee Lenders and the Company. Within five (5) Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent, if necessary, a new Note to the order of such assignee. If the assignor has assigned all of its interest in this Agreement and the Notes, it shall promptly return its Note (if any) to the Borrower for cancellation.

                  11.5.5 CERTAIN PERMITTED PLEDGES. Notwithstanding any of the terms of this Section 11.5, (i) any Lender may assign all or any portion of its rights to payments in connection with this Agreement to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System. Such assignment shall not affect any other rights or any obligations of the assigning Lender, and (ii) any Lender that (x) is a Fund, (y) pursuant to its organizational structure, must pledge its assets to its trustee or the holders of its securities, and (z) invests in bank loans may, without notice to or consent of the Agent or the Company, pledge all or any portion of its rights in connection with this Agreement to any holders of obligations owed, or securities issued, by such investment company as security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that any foreclosure, transfer or similar action by the pledgee shall be subject to the provisions of this Section concerning assignments including, without limitation, the requirement that the transferee be an Eligible Assignee.

                  11.5.6 AFFECTED LENDERS. In the event that the Company is obligated to pay any material additional amounts to any Lender (the "Affected Lender") pursuant to Subsections 1.8.6 (Additional Costs, Unavailability, Etc.), or 1.10.2 (Breakage) as a result of any event or condition of the type referred to in such Subsections (and such event or condition is not applicable to all Lenders), then, so long as no Event of Default or Potential Event of Default then exists, unless the Affected Lender has theretofore removed or cured the conditions creating the cause for the obligations to pay such additional amounts, the Company may, within one hundred eighty (180) days of a request for compensation by the Affected Lender pursuant to either such Subsections, designate one replacement lender which is acceptable in the reasonable judgment of the Agent to (a) purchase, for a consideration equal to all amounts then due or accrued in respect of all of the Company's obligations to the Affected Lender pursuant to the Loan Documents, the Affected Lender's rights and (b) assume the Affected Lender's obligations under the Loan Documents. Such replacement of a Lender may be made only upon satisfaction of all of the conditions set forth in this Section 11.5, except that with respect to the initial assignment to the replacement lender, the $3,500 fee and attorneys' fees payable pursuant to Subsection 11.5.3 shall be payable by the Company, and the aggregate amount of the assignment shall be with respect to 100% of the Affected Lender's Commitment participations in Letters of Credit and Loans; thereafter all conditions in this
Section 11.5 shall apply to all assignments to or by the replacement lender.

         11.6 CALCULATIONS AND FINANCIAL DATA.

                  Except as otherwise provided in this Agreement, calculations under this Agreement shall be made and financial data and terms referred to in this Agreement shall be prepared and interpreted both as to classification of items and as to amounts in accordance with GAAP. It is hereby acknowledged that the unaudited quarterly financial statements required by Subsection 5.1.1 of this Agreement shall be deemed to comply with this Section, notwithstanding that they may not contain footnotes.

         11.7 DESCRIPTIVE HEADINGS.

                  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

         11.8 GOVERNING LAW.

                  This Agreement and the rights and obligations of the parties under this Agreement and under the Notes shall be construed in accordance with, and shall be governed by the laws of, the Commonwealth of Pennsylvania.

         11.9 ARBITRATION; CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF JURY TRIAL.

                  11.9.1 ARBITRATION.

                           (a) Upon demand of any party hereto, whether made
before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, the Loan Documents between any or all of the parties hereto(a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under related to Interest Rate Protection Agreements.

                           (b) All arbitration hearings shall be conducted in
the city of Philadelphia, State of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                           (c) Notwithstanding the preceding binding arbitration
provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                           (d) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A
REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                  11.9.2 CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF JURY TRIAL.

                           (a) With respect to any matters which may be heard
before a court of competent jurisdiction under paragraph (c) of the preceding Subsection 11.9.1, each of the Company and its Subsidiaries hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waive personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Company or such Subsidiary at the address provided for in Section 11.1 (Notices) and service so made shall be deemed to be completed upon actual receipt. Each of the Company and its Subsidiaries hereby waives the right to contest the jurisdiction and venue of the courts located in the county of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the county of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Lender other than in a state within the United States designated by such Lender. The provisions of this Section 11.9 shall not limit or otherwise affect the right of the Agent, any Lender or other Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                           (b) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE,
SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY LENDER NOR ANY SUBSIDIARY OF THE COMPANY NOR THE COMPANY NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                           (c) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH (d)
OF THE PRECEDING SUBSECTION 11.9.1 EXCEPT AS PROHIBITED BY LAW,

EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9. THE PROVISIONS OF THIS SECTION 11.9 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11.9 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


                  For the purpose of enforcing payment and performance of the Loan Documents, including without limitation, any of the Notes and performance of the obligations under the Loan Documents, the Company hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Company and the address provided for in Section 11.1 (Notices) and service so made shall be deemed to be completed upon actual receipt. The Company hereby waives the right to contest the jurisdiction and venue of the courts located in the Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent or First Union in any other capacity in any court outside the Commonwealth of Pennsylvania, or
(b) any other Lender other than in a state within the United States designated by such Lender. The provisions of this Section shall not limit or otherwise affect the right of the Agent or any Lender to institute and conduct action in any other appropriate manner, jurisdiction or court.

                  NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY COLLATERAL FOR THE PAYMENT OF THE INDEBTEDNESS TO THE LENDERS UNDER THE LOAN DOCUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS, OR ANY OF THEM. NO PARTY TO THIS AGREEMENT WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL

DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


         11.10 HOLIDAYS.

                  Except as provided in Subsection 1.8.4 (LIBOR Election) as to payments with respect to Adjusted LIBOR, whenever any payment to be made under the Loan Documents shall become due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

         11.11 COUNTERPARTS.

                  The Loan Documents and any notice or communication under the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be effective as delivery of a manually executed counterpart of such Loan Document.

         11.12 MAXIMUM LAWFUL INTEREST RATE.

                  Notwithstanding any provision contained in this Agreement or the Notes, the total liability of the Company for payment of interest pursuant to this Agreement and the Notes shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Company, and if any payments by the Company include interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Notes, or if none is due, such excess shall be refunded to the Company.

         11.13 SET-OFF.

                  The Company hereby pledges and gives to each Lender a lien and security interest for the amount of the Indebtedness owing to such Lender under the Loan Documents upon and in the balance of any account maintained by the Company with such Lender or any other liability of Lender to the Company. Upon the occurrence of and throughout the period in which there is continuing an Event of Default, in such Lender's sole option, at any time and from time to time, the Company hereby authorizes such Lender to apply any such account balances now or hereafter in the possession of such Lender and/or a credit in the amount of any such other liability to the payment of the Indebtedness owing to Lender under the Loan Documents. The provisions of this Section shall not be deemed or construed to limit rights of set-off or liens or similar rights which any Lender may otherwise have by reason of applicable law.

         11.14 SEVERABILITY.

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision of the Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. In the event that any provisions affecting the Lenders' remedies or security interests shall be held illegal, invalid or unenforceable, the Lenders shall be entitled, among other things, to reduce the Available Commitment to the lesser of (a) the outstanding principal amount of the Revolving Loan, as of the date of the rendering of such decision as to illegality, invalidity or unenforceability or (b) the amount of such outstanding principal as of the date on which such reduction is made.

         11.15 PAYMENT AND REIMBURSEMENT OF COSTS AND EXPENSES; INDEMNIFICATION.

                  11.15.1 INDEMNIFICATION AND REIMBURSEMENT IN GENERAL. Whether or not any Loans are made or Letters of Credit are issued under this Agreement, the Company shall, unconditionally upon demand, pay or reimburse the Agent and Lenders for, and indemnify and save the Agent, Lenders, and their respective Affiliates, officers, directors, employees, agents, attorneys, shareholders, partners and consultants (collectively, "Indemnitees") harmless against, any all liabilities, losses, costs, expenses, claims and/or charges (including without limitation fees and disbursements of legal counsel, accountants, investigators and other experts, whether or not they are employees of the Agent or the Lenders, including fees and disbursements of counsel for such Indemnitees in any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be a party thereto) imposed on, incurred by or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equity, or on contract, tort or otherwise, arising from or connected with the past, present or future operations of the Company, its Subsidiaries or their respective predecessors in interest, or the past, present or future environmental condition of property of the Company and its Subsidiaries) and arising out of, relating to or connected with:

                           (a) (i) the negotiation, preparation, execution and
delivery of (A) the Loan Documents and (B) whether or not executed, any waiver, amendment or consent under or with respect to any of the Loan Documents, (ii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection or preservation of the collateral securing the Senior Secured Obligations, (B) the protection, preservation, exercise or enforcement of any of the rights of the Agent and Lenders in, under or related to such collateral or the Loan Documents or (C) the performance of any of the obligations of the Agent or Lenders under or related to the Loan Documents, (iii) protecting or preserving such collateral or (iv) protecting, preserving, exercising or enforcing any of the rights of the Agent and Lenders in, under or related to such collateral or the Loan Documents, including defending the security interest granted to Lenders as a valid, perfected, first priority security interest in such collateral, provided that, anything in this Agreement to the contrary notwithstanding, the Company shall only be responsible for the Agent's costs and expenses, and not those of any other Lenders, arising out of, relating to or connected with the matters referred to clauses (i) and (ii) of this paragraph;

                           (b) all transfer, documentary, stamp and similar
taxes, and all recording and filing fees and taxes payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans;

                           (c) (i) the Company's failure to borrow, convert or
prepay a portion of the Loans with respect to which an interest rate based on Adjusted LIBOR (or a fixed rate, in the case of Swing Loans) has been elected pursuant to a notice given with respect thereto, (ii) the Company's repayment of any portion of the Loans upon acceleration or prepayment, including without limitation, prepayment of principal bearing interest at a rate based upon Adjusted LIBOR, (iii) the Company's failure to make any repayment (including any voluntary prepayment which it notifies Agent it intends to make) pursuant to this Agreement or the Notes, (iv) any payment, prepayment or conversion of a portion of the Loans with respect to which an interest rate based on Adjusted LIBOR has been elected required by any other provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto or (v) the occurrence of any Event of Default;

                           (d) any Regulatory Changes which (A) impose, modify
or deem applicable any reserve, asset, special deposit, deposit insurance or assessment, capital or similar requirements (other than reserve requirements included in the Reserve Percentage used to calculate Adjusted LIBOR) relating to or in respect of (i) any category of liabilities which includes deposits by reference to which Adjusted LIBOR is to be determined as provided in the definition of such term, (ii) any category of extensions of credit or other assets which include any portion of the Loans as to which a rate based on Adjusted LIBOR has been elected, or (iii) the

Commitment, the Letters of Credit or the Loans, (B) subject a Lender to any tax (including without limitation United States withholding tax) with respect to this Agreement or change the basis of taxation (including without limitation United States withholding tax) of payments to a Lender of principal, interest or fees payable under this Agreement (except for local franchise taxes or changes in the rate of tax on a Lender's net income imposed by the United States or any other government of the principal place of business of a Lender or any political subdivision or taxing authority thereof) or (C) impose on any Lender or the London Interbank Eurocurrency Market any other condition with respect to this Agreement or any portion of the Loans, including without limitation the maintenance by such Lender of capital in respect of its portion of the Commitment or Loans. The Company's indemnification obligations under this clause
(d) shall include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of a Lender to a level below that which such Lender could have achieved but for such laws, executive orders, regulations, interpretations, directives or requests or guidelines;

                           (e) (i) the Loan Documents, or any act, event or
transaction or alleged act, event or transaction relating or attendant thereto;
(ii) any acquisition or proposed acquisition of stock or assets by the Company or any of its Subsidiaries; and/or (iii) any use made or proposed to be made by the Company or any of its Subsidiaries of all or any portion of the Loans; and

                           (f) commissions or claims by or on behalf of brokers,
finders or agents not retained by Lenders. The Company represents that it has not engaged or used any such broker, finder or agent in connection with this Agreement.

                  11.15.2 CERTIFICATION OF AMOUNTS. The certification by a Lender hereunder of the amount of liabilities, losses, costs, expenses, claims and/or charges shall be conclusive if such amounts have been computed or reached in a reasonable manner.

                  11.15.3 INTEREST ON OBLIGATIONS. The Company's payment obligations under this Section shall, together with all of Company's other payment obligations under this Agreement, effective at the time of demand made therefor in accordance with this Agreement, bear interest at the Base Rate plus the Applicable Margin, or if not paid within ten (10) days after such demand, at the Default Rate.

                  11.15.4 OBLIGATIONS ABSOLUTE. All of the foregoing obligations shall continue to apply with respect to and during the collection of amounts due under the Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms of this Agreement or of any rights under this Agreement or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings.

                  11.15.5 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the Company shall not be required to indemnify any Indemnitee with respect to a claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee as shall have been determined in a nonappealable judgment of a court of competent jurisdiction.


                                   ARTICLE 12
                                      AGENT

         12.1 AUTHORITY.

                  The Lenders hereby irrevocably appoint First Union to act as Agent as specified in the Loan Documents, and each of the Lenders hereby irrevocably authorizes, and each of the holders of a Note by the acceptance of the Notes shall be deemed irrevocably to authorize First Union, for such Lender and such holder, to execute and take such action on its behalf under the provisions of this Agreement, the Notes, and the other Loan Documents and to exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of the Loan Documents and such powers as are reasonably incidental thereto.

         12.2 EXPENSES.

                  In default of reimbursement or indemnification by the Company, the Lenders will, in proportion to their respective portions of the Commitment, reimburse the Agent for and against all expense, liability, penalty and damage of any nature whatsoever (including but not limited to reasonable attorneys' fees) which may be incurred or sustained by the Agent in any way in connection with the Loan Documents or its duties under the Loan Documents provided that (i) no Lender shall be liable for any portion of the foregoing items resulting from the gross negligence or willful misconduct of the Agent and (ii) unless an Event of Default has occurred and is continuing (or is reasonably believed by the Agent to have occurred and be continuing), no Lender shall be liable for the normal administrative costs and expenses of the Agent incident to the performance of its duties as Agent under the Loan Documents, but Lenders shall be liable for all out of pocket costs and expenses of the Agent (including out of pocket administrative costs) during the existence of an Event of Default (including one reasonably believed to exist by Agent) after demand and failure by the Company to pay promptly. The Agent shall not have any obligation to take any action in connection with the performance of its duties as Agent under the Loan Documents which, in its opinion, requires the payment of expenses or the incurrence of liability, if there is a reasonable ground for belief that reimbursement of such expenses or liability is not reasonably assured to it.

         12.3 EXCULPATORY PROVISIONS.

                  Neither the Agent, nor any Lender constituting the Agent, nor any of its or their officers, directors, employees or agents, shall be liable for any action taken or omitted under the Loan Documents or in connection with the Loan Documents unless caused by its or their gross negligence or willful misconduct. The Agent shall not be responsible for any recitals, warranties or representations in the Loan Documents or for the validity, enforceability, collectibility or due execution of this Agreement or any of the other Loan Documents. The Lenders hereby acknowledge that they have reviewed this Agreement and the other Loan Documents and are fully aware of the terms thereof. The Agent may execute any of its duties by or through agents or employees and shall be entitled to advice of counsel, accountants or other professionals of its selection concerning all matters pertaining to the Loan Documents and its duties under the Loan Documents. The Agent shall be entitled to rely upon any writing or other document, telegram or telephone conversation believed by it to have been signed, sent or made by the proper person or persons and, in respect of legal matters, upon the advice of counsel selected by the Agent. With respect to the portion of the Loans made by it and Notes issued to it, the Agent shall have the same rights and powers under the Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not the Agent, and the term "Lenders" or "holders of Notes" or any similar term shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender.



         12.4 INVESTIGATION BY LENDERS.

                  Each Lender expressly acknowledges that the Agent has not made any representation or warranty to it and that no act taken by the Agent shall be deemed to constitute a representation or warranty by the Agent to the Lenders. Each Lender further acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of the Company and that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Company. In entering into this Agreement, and in making an advance under this Agreement, each Lender represents that it has not relied and will not rely upon any information or representations furnished or given by the Agent or by any other Lender. The Agent shall be under no duty or responsibility to the Lenders to ascertain or to inquire into the performance or observance by the Company of any of the provisions of this Agreement or any document or instrument now or hereafter executed in connection with this Agreement. It is expressly understood and agreed that the Agent shall not be deemed to have knowledge of the existence, occurrence or continuance of an Event of Default or Potential Event of Default, unless the officers of such Agent immediately responsible for matters concerning this Agreement shall have actual knowledge of such occurrence or the Agent shall have been notified in writing by any Lender or the Company that such Lender or the Company, as applicable, considers that an Event of Default or Potential Event of Default has occurred and is continuing and specifying the nature of such Event of Default or Potential Event of Default.

         12.5 AMENDMENTS, WAIVERS AND CONSENTS.

                  With the written consent of the Requisite Lenders, the Agent may, on behalf of the Lenders, enter into agreements which change, amend or supplement this Agreement or any other Loan Document, and with such consent, the Agent may waive compliance with any provision of any of the Loan Documents, all as referred to in this Section 12.5. However, no such change, amendment, supplement or waiver shall, without the consent of each Lender:

                           (a) change the maximum amount of (i) the Loans, (ii)
the Available Commitment or (iii) the Commitment, except as specifically provided in this Agreement,

                           (b) extend the Revolver Maturity Date, the Term A
Maturity Date, the Term B Maturity Date, the Maturity Date or any scheduled amortization or date for payment of interest or fees of the Loans,

                           (c) decrease the rate of interest, provided that the
written consent of the Requisite Lenders, rather than the consent of all Lenders, shall be sufficient to waive imposition of the Default Rate pursuant to clause (c) of Subsection 1.8.8,

                           (d) reduce the amount of the fees payable under
Subsection 1.7.1 (Commitment Fees) or other fees, other than any fee payable solely to Agent,

                           (e) modify the provisions of this Section,

                           (f) amend the definition of "Requisite Lenders",

                           (g) change the number of Lenders which are required
to consent to any proposed action under this Agreement before such action may be taken under this Agreement,

                           (h) release any guaranty, any guarantor, any pledgor
or any collateral security granted pursuant to the Loan Documents; provided however, the Agent may without the consent of any Person release any guarantor or any collateral security granted pursuant to the Loan Documents and file UCC-3 termination statements or statements of amendment or take other appropriate action (i) as a court of competent jurisdiction may direct, (ii) in connection with a disposition (other than to the Borrower or a Subsidiary thereof) permitted under Subsection 7.7.2 (which subsection may be amended by the Requisite Lenders) or as otherwise provided under the Loan Documents, (iii) if in accordance with this Agreement cash proceeds from any sale or transfer of the collateral are used to prepay outstanding sums due under the Loans or are reinvested in the Company and its Subsidiaries, (iv) if such collateral security is of little or no value (such as certificates representing stock redeemed or exchanged consistent with the terms of this Agreement or assets which have been abandoned) as certified by the Company in a written statement requesting such release or (v) where a filing is no longer required because collateral has been moved away from the subject jurisdiction or for a similar reason, or

                           (i) waive an Event of Default under Subsection 8.1.1
(Payment of Principal) or 8.1.2 (Payment of Interest, Etc.) after such Event of Default shall have occurred, or

                           (j) change any provision that requires payments to be
made on a pro rata basis among the Lenders; or

                           (k) forgive any principal or interest on the Loans.

         12.6 ACTION UPON DEFAULTS.

                  12.6.1 ACTIONS BY AGENT. Upon the occurrence and during the continuation of an Event of Default, the Agent upon (a) (i) the request of any three Lenders (which are not affiliates of each other) upon the occurrence of an Event of Default under Subsection 8.1.1 (Payment of Principal) or 8.1.2 (Payment of Interest; Etc.) or (ii) the request of the Requisite Lenders in the event of any other Event of Default (other than a default under Subsection 8.1.1 or 8.1.2 as to which clause (a)(i) above shall govern and other than a default under Subsection 8.1.10 (Insolvency) as to which the first sentence of Subsection
8.2.1 (Remedies) provides for automatic acceleration) and (b) the Lenders (in proportion to their respective portions of the Loans) providing an indemnity in form and substance reasonably satisfactory to the Agent (the Agent acknowledging that an indemnity substantially in the form of the indemnity set forth in
Section 11.15 will be satisfactory) of all expenses to the extent not reimbursed by the Company (including but not limited to reasonable attorneys' fees and disbursements), shall declare the Notes to be due and payable and shall, subject to Subsections 8.2.3 (Regulatory Matters) and 8.2.4 (Certain Limitations), proceed to enforce the rights of the holders of the Notes by such proceedings as the Agent may deem appropriate, whether at law or in equity. Upon any request as aforesaid, the Agent shall declare the Notes to be due and payable, but the Agent shall be justified in failing or refusing to take any further action unless it shall be indemnified to its satisfaction as aforesaid. It is agreed that if the Agent, having been so indemnified to its satisfaction as aforesaid, or not having been so indemnified, shall fail to so proceed, any Lender shall be entitled to take such action as it shall deem appropriate to enforce its rights. If the exigencies of the circumstances so require, the Agent may (but is under no circumstances obligated to) declare the Notes due and payable after an Event of Default without any Lender's direction. For the purposes of clause (a)(i) above, all Lenders which are part of the same Family of Funds shall be treated as one Lender.

                  12.6.2 PROCEEDS OF COLLATERAl. The Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of collateral or interests therein received or held by the Agent. Subject to the Agent's rights to reimbursement for its fees, costs and expenses (including, without limitation, reasonable attorneys fees) and subject to any terms in this Agreement specifically directing that proceeds be applied otherwise, each Lender shall have an interest in any collateral or interests therein in the same proportions that the aggregate outstanding principal amount of the Loans and obligations under or in respect of Letters of Credit and Interest Rate Protection Agreements owed such Lender bear to the aggregate outstanding principal amount of the Loans and obligations under or in respect of Letters of Credit and Interest Rate Protection Agreements owed to all the Lenders, without priority or preference among the Lenders.

         12.7 INSTRUCTIONS.

                  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with written instructions of the Requisite Lenders or all Lenders, as applicable.

         12.8 RESIGNATION; TERMINATION.

                  The Agent may resign at any time by giving prior written notice to the Company and the Lenders and the Agent may be removed at any time with or without cause by the Requisite Lenders. Such resignation or removal shall take effect at the end of the sixty (60) day period after such notice of resignation or removal has been given or upon the earlier appointment of a successor agent by the Requisite Lenders. The Lenders shall, upon receipt of such notice, appoint a successor agent from among the Lenders, and the Lenders and the Company shall execute such documents as shall be necessary to effect such appointment. During any period that there shall not be a duly appointed and acting Agent, the Company agrees to make each payment due under this Agreement and under the Notes directly to each Lender entitled thereto and to provide copies of each certificate or other document required under this Agreement directly to each Lender. Any appointment under this Section shall require the consent of all Lenders and, so long as no Event of Default exists, the Company (which consent of the Company shall not be unreasonably withheld or delayed).

         12.9 SHARING.

                  If any Lender shall at any time receive payment of or on account of all or a part of any Note held by it, whether by set-off or otherwise, in a greater proportion than the payments made on the Notes held by the other Lenders, such Lender shall simultaneously purchase, without recourse, for cash, ratably from each of the other Lenders, such portion of the Notes held by such other Lenders so that, after such purchase, each Lender will hold an unpaid principal amount of Notes in the same proportion that the outstanding principal balance due to such Lender immediately prior to such payment bore to the aggregate outstanding principal balance due to all Lenders immediately prior to such payment. In the event that, at any time, any Lender shall be required to refund any amount which has been paid to or received by it on account of any Note held by it, and which has been applied to the purchase of a portion of the Notes held by other Lenders pursuant to this Section, then, upon notice from such Lender, each of the other Lenders shall simultaneously purchase, without recourse, its portion for cash, to the extent of its ratable share thereof, of the Notes held by the Lender required to make such refund.

         12.10 FAILURE OF A LENDER TO MAKE AN ADVANCE.

                  In addition to other ramifications of a Lender failing to fund as set forth elsewhere in this Agreement, each Lender agrees that if, in breach of its obligations to the Company under this Agreement, it fails to pay its full share of any Loans or other amounts that it is obligated to fund hereunder, as a result of which the unpaid principal amount of the Notes held by it shall be proportionately less than the unpaid principal amount of the Notes held by the other Lenders, (a) it shall be deemed to have simultaneously purchased from the other Lenders a participation in the Notes held by such other Lenders so that the aggregate unpaid principal amount of all Notes held by all Lenders shall be in the same proportion to the aggregate unpaid principal amount of the Loans as is each such Lender's percentage of the Commitment and the Term Loan Commitment, and (b) it shall promptly reimburse the appropriate amounts (including, without limitation, interest) due in connection with such purchase to the other Lenders; provided that if thereafter the Lender pays to the Company the amount which it failed to pay, then such purchase shall be deemed rescinded and the purchase price shall be repaid by the other Lenders without interest. Nothing contained in this Agreement or any other Loan Document and no action taken by the Agent or the Lenders or any of them pursuant to this Agreement or any other Loan Document may, or may be deemed to, make the Lenders a partnership, an association, a joint venture, or other entity, either among themselves or with the Company. A default by any Lender will not increase the commitment of any other Lender. Any Lender not in default may, if it desires, assume any such proportion as the non-defaulting Lenders agree of the obligations of any Lender in default, but no Lender is obligated to do so. Nothing in this Section shall affect the rights of the Company as to any such defaulting Lender.

         12.11 OTHER RELATIONSHIPS.

It is acknowledged that the Agent and the Lenders may now or hereafter have lending or other relationships with the Company and Affiliates of the Company, and it is agreed that the Agent and the Lenders are free to act with respect thereto without consulting with one another and without regard to the effect of any such action or relationship upon the Loans or obligations hereunder.

                  IN WITNESS WHEREOF, the Company, the Agent and the Lenders have caused this Loan Agreement to be duly executed by their respective, duly authorized officers as of the date first above written.

                            SUSQUEHANNA MEDIA CO.

                            By: /s/ Alan L. Brayman
                               ---------------------------------------
                            Name:    Alan L. Brayman
                            Title:   Treasurer

                            Notice Information
                            Address: 140 East Market Street
                                     York, Pennsylvania 17401
                            Phone No.: (717) 848-5500
                            Fax No.:   (717) 771-1440
                            Attention: Craig Bremer, Esquire


                            FIRST UNION NATIONAL BANK, in its capacity as Agent and a Lender

                            By: /s/ Elizabeth Elmore
                               ---------------------------------------
                            Name:    Elizabeth Elmore
                            Title:   Senior Vice President

                            Notice Information
                            Address: Communications/Media Group
                                     PA 4829
                                     One South Penn Square
                                     P.O. Box 7618
                                     Philadelphia, Pennsylvania  19107-7618
                            Phone No.: (215) 786-4321
                            Fax No.:   (215) 786-7721
                            Attention: Elizabeth Elmore, Senior Vice President

                                     Wire Transfer Information

                                     First Union Bank, N.A.
                                     Commercial Loans
                                     Philadelphia, PA
                                     ABA Number 031-0000-11
                                     Account Number 0132-0452
                                     Attention:  Stacy Shegda
                                     Re:  Susquehanna Media Co.

Any notices relating to the administration of the Loan, including, without limitation, requests for fundings and selection of a rate of interest based on Adjusted LIBOR, should also be sent to the Agent at:

                           First Union Investment Banking
                           PA 4830
                           One South Penn Square
                           P.O. Box 7618
                           Philadelphia, Pennsylvania 19107-7618
                           Phone No. (215) 973-6621
                           Fax No. (215) 973-1887
                           Attention:  Stacy Shegda, Associate Director

                                       NATIONSBANK, N.A., in its capacity as a
                                       Managing Agent and a Lender

                                       By: /s/ Roselyn Drake
                                          -----------------------------------
                                       Name: Roselyn Drake
                                       Title: Vice President

                      Address:         NationsBank, N.A.
                                       901 Main Street, 64th Floor
                                       Dallas, TX  75202
                      Phone No.:       (214) 209-0988
                      Fax No.:         (214) 209-9390
                      Attention:       Roselyn Drake




                                       UNION BANK OF CALIFORNIA, N.A., in its
                                       capacity as a Managing Agent and a Lender


                                       By: /s/ Jenny Dongo
                                          -----------------------------------
                                       Name: Jenny Dongo
                                       Title: Assistant Vice President

                      Address:         Union Bank of California, N.A.
                                       Communications/Media Group
                                       445 South Figueroa Street, 15th Floor
                                       Los Angeles, CA  90071
                      Phone No.:       (213) 236-6908
                      Fax No.:         (213) 236-5747
                      Attention:       William Gooch, Senior Vice President

                                       KEY CORPORATE CAPITAL INC. in its
                                       capacity as a Managing Agent and a Lender



                                       By: /s/ Kenneth J. Keeler
                                          -----------------------------------
                                       Name: Kenneth J. Keeler
                                       Title: Senior Vice President

                      Address:         127 Public Square
                                       Mailcode:  OH-01-27-0602
                                       Cleveland, OH  44114
                      Phone No.:       (216) 689-5789
                      Fax No.:         (216) 689-4666
                      Attention:       Kenneth Keeler, Vice President





                                       MELLON BANK, N.A.


                                       By: /s/ Jennifer L. Livengood
                                          -----------------------------------
                                       Name: Jennifer L. Livengood
                                       Title: Officer

                      Address:         Mellon Bank, N.A.
                                       One Mellon Bank Center
                                       Room 4440
                                       Pittsburgh, PA 15258
                      Phone No.:       (412) 236-2790
                      Fax No.:         (412) 234-6375
                      Attention:       Jennifer L. Livengood

                                       SUMMIT BANK


                                       By: /s/ Henry G. Kush, Jr.
                                          -----------------------------------
                                       Name: Henry G. Kush, Jr.
                                       Title: Vice President

                      Address:         Summit Bank
                                       301 Carnegie Center
                                       Princeton, NJ  08543
                      Phone No.:       (609) 987-3497
                      Fax No.:         (609) 734-9125
                      Attention:       Henry G. Kush, Jr., Vice President



                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ Vincent J. Fitzgerald, Jr.
                                          -----------------------------------
                                       Name: Vincent J. Fitzgerald, Jr.
                                       Title: Authorized Signatory

                      Address:         The Bank of Nova Scotia
                                       One Liberty Plaza
                                       New York, NY  10006
                      Phone No.:       (212) 225-5043
                      Fax No.:         (212) 225-5090
                      Attention:       Brenda Insull

                                       ABN AMRO BANK N.V.

                                       By: /s/ James Dunleavy
                                          -----------------------------------
                                       Name: James Dunleavy
                                       Title: Senior Vice President

                                       By: /s/ David Carrington
                                          -----------------------------------
                                       Name: David Carrington
                                       Title: Vice President

                      Address:         ABN AMRO BANK N.V.
                                       208 South LaSalle, Suite 1500
                                       Chicago, IL  60604-1003
                      Phone No.:       (312) 992-5110
                      Fax No.:         (312) 992-5111
                      Attention:       Credit Administration

                      With a copy to:

                      Address:         ABN AMRO BANK N.V.
                                       500 Park Avenue
                                       New York, NY  10022
                      Phone No.:       (212) 446-4382
                      Fax No.:         (212) 446-4203
                      Attention:       David Carrington


                                       BANK OF MONTREAL


                                       By: /s/ Allegra Griffiths
                                          -----------------------------------
                                       Name: Allegra Griffiths
                                       Title: Director of Communication

                      Address:         Bank Of Montreal
                                       430 Park Avenue
                                       New York, NY  10022
                      Phone No.:       (212) 605-1438
                      Fax No.:         (212) 605-1648
                      Attention:       Naghmeh Hashemifard

                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: /s/ Karen L. Kooman
                                          -----------------------------------
                                       Name: Karen L. Kooman
                                       Title: Assistant Vice President

                      Address:         PNC Bank, National Association
                                       Communications Banking Division
                                       21st Floor, Mail Stop: F2-F070-21-1
                                       1600 Market Street
                                       Philadelphia, PA  19103
                      Phone No.:       (215) 585-6470
                      Fax No.:         (215) 585-6680
                      Attention:       Karen L. Kooman, Asst. Vice President




                                       CRESTAR BANK


                                       By: /s/ J. Eric Millham
                                          -----------------------------------
                                       Name: J. Eric Millham
                                       Title: Vice President

                      Address:         Crestar Bank
                                       919 East Main Street
                                       22nd Floor
                                       Richmond, VA 23219
                      Phone No.:       (804) 782-5675
                      Fax No.:         (804) 782-5413
                      Attention:       J. Eric Millham

                                       U.S. BANK NATIONAL ASSOCIATION


                                       By: /s/ Matthew S. Thoreson
                                          -----------------------------------
                                       Name: Matthew S. Thoreson
                                       Title: Vice President

                      Address:         U.S. Bank National Association
                                       1420 Fifth Avenue, 10th Floor
                                       Seattle, WA  98101
                      Phone No.:       (206) 344-3712
                      Fax No.:         (206) 344-2331
                      Attention:       Matthew S. Thoreson, Vice President




                                       BANK OF HAWAII


                                       By: /s/ Bernadine M. Havertine
                                          -----------------------------------
                                       Name: Bernadine M. Havertine
                                       Title: Assistant Vice President

                      Address:         Bank of Hawaii
                                       1850 North Central Avenue, Suite 400
                                       Phoenix, AZ  85004
                      Phone No.:       (602) 257-2416
                      Fax No.:         (602) 257-2235
                      Attention:       Bernadine Havertine

                      With a copy to:

                      Address:         Bank of Hawaii
                                       130 Merchant Street, 20th Floor
                                       Honolulu, HI  96813
                      Phone No.:       (808) 693-1698
                      Fax No.:         (808) 693-1672
                      Attention:       Donna Arakawa

                                       FIRST HAWAIIAN BANK


                                       By: /s/ Donald C. Young
                                          -----------------------------------
                                       Name: Donald C. Young
                                       Title: Vice President

                      Address:         First Hawaiian Bank
                                       1450 Treat Boulevard
                                       Walnut Creek, CA  94596
                      Phone No.:       (925) 942-8880
                      Fax No.:         (925) 210-1831
                      Attention:       Donald C. Young, Vice President




                                       FMB BANK


                                       By: /s/ Timothy A. Knabe
                                          -----------------------------------
                                       Name: Timothy A. Knabe
                                       Title: Vice President

                      Address:         FMB Bank
                                       25 South Charles Street, 18th Floor
                                       Baltimore, MD  21201
                      Phone No.:       (410) 244-4350
                      Fax No.:         (410) 244-4920
                      Attention:       Timothy A. Knabe, Vice President

                                       THE CIT GROUP/EQUIPMENT FINANCING, INC.


                                       By: /s/ J.E. Palmer
                                          -----------------------------------
                                       Name: J.E. Palmer
                                       Title: Assistant Vice President

                      Address:         The CIT Group/Equipment Financing, Inc.
                                       900 Ashwood Parkway, Suite 600
                                       Atlanta, GA 30338
                      Phone No.:       (770) 551-7827
                      Fax No.:         (770) 206-9295
                      Attention:       John E. Palmer, Asst. Vice President




                                       GENERAL ELECTRIC CAPITAL CORPORATION


                                       By: /s/ Janet K. Williams
                                          -----------------------------------
                                       Name:  Janet K. Williams
                                       Title:  Duly Authorized Signatory

                      Address:         General Electric Capital Corporation
                                       Commercial Finance
                                       201 High Ridge Road
                                       Stamford, CT  06927-5100
                      Phone No.:       (203) 961-2993
                      Fax No.:         (203) 316-7978
                      Attention:       David Rich

                                       COMPAGNIE FINANCIERE DE CIC ET
                                       DE L'UNION EUROPEENNE


                                       By: /s/ Marcus Edwards  /s/ Anthony Roch
                                          -------------------------------------
                                       Name: Marcus Edwards and Anthony Roch
                                       Title:

                      Address:         Compagnie Financiere de CIC et
                                       de l'Union Europeenne
                                       520 Madison Avenue, 37th Floor
                                       New York, NY  10022
                      Phone No.:       (212) 715-4427
                      Fax No.:         (212) 715-4535
                      Attention:       Marcus Edward



                                       NATIONAL CITY BANK OF PENNSYLVANIA


                                       By: /s/ W. Christopher Kohler
                                          -----------------------------------
                                       Name: W. Christopher Kohler
                                       Title: Corporate Banking Officer

                      Address:         National City Bank of Pennsylvania
                                       20 Stanwix Street
                                       LOC. #25-192
                                       Pittsburgh, PA 15222
                      Phone No.:       (412) 644-8879
                      Fax No.:         (412) 644-6224
                      Attention:       W. Christopher Kohler,
                                       Corporate Banking Officer

                                       MICHIGAN NATIONAL BANK


                                       By: /s/ Jeffrey W. Billig
                                          -----------------------------------
                                       Name: Jeffrey W. Billig
                                       Title: Relationship Manager

                      Address:         Michigan National Bank
                                       27777 Inkster Road 10-36
                                       Farmington Hills, MI  48334
                      Phone No.:       (248) 473-4329
                      Fax No.:         (248) 473-4345
                      Attention:       Jeffrey W. Billig



                                       MORGAN STANLEY DEAN WITTER PRIME
                                       INCOME TRUST


                                       By: /s/ Sheyla Finnerty
                                          -----------------------------------
                                       Name: Sheyla Finnerty
                                       Title: Vice President

                      Address:         Morgan Stanley Dean Witter Prime Income
                                       Trust
                                       c/o Morgan Stanley Dean Witter Advisors,
                                       Inc.
                                       Two World Trade Center, 72nd Floor
                                       New York, NY  10048
                      Phone No.:       (212) 392-5845
                      Fax No.:         (212) 392-5345
                      Attention:       Kevin Egan

                                       THE TRAVELERS INSURANCE COMPANY


                                       By: /s/ Allen R. Cantrell
                                          -----------------------------------
                                       Name: Allen R. Cantrell
                                       Title: Investment Officer

                      Address:         The Travelers Insurance Company
                                       One Tower Square
                                       Securities Department, 9-PB
                                       Hartford, CT  06183-2030
                      Phone No.:       (860) 954-2396
                      Fax No.:         (860) 954-5243
                      Attention:       Allen Cantrell



                                       NEW YORK LIFE INSURANCE COMPANY


                                       By: /s/ S. Thomas Knoff
                                          -----------------------------------
                                       Name: S. Thomas Knoff
                                       Title: Director

                      Address:         New York Life Insurance Company
                                       51 Madison Avenue, Room 206
                                       New York, NY 10010
                      Phone No.:       (212) 576-7628
                      Fax No.:         (212) 447-4122
                      Attention:       Thomas Knoff, Director

                                       FIRSTRUST BANK



                                       By: /s/ Kent Nelson
                                          -----------------------------------
                                       Name: Kent Nelson
                                       Title: Vice President

                      Address:         Firstrust Bank
                                       15 E. Ridge Pike
                                       Conshohocken, PA  19428
                      Phone No.:       (610) 238-5026
                      Fax No.:         (610) 238-5066
                      Attention:       Kent Nelson

                            INTENTIONALLY LEFT BLANK

                                       CITY NATIONAL BANK


                                       By: /s/ David C. Burdge
                                          -----------------------------------
                                       Name: David C. Burdge
                                       Title: Senior Vice President

                      Address:         City National Bank
                                       400 N. Roxbury Drive, 3rd Floor
                                       Beverly Hills, CA  90210
                      Phone No.:       (310) 888-6531
                      Fax No.:         (310) 888-6564
                      Attention:       Aaron Cohen, Asst. Vice President




                                       BROWN BROTHERS HARRIMAN & CO.


                                       By: /s/ J. Clark O'Donoghue
                                          -----------------------------------
                                       Name: J. Clark O'Donoghue
                                       Title: Manager

                      Address:         Brown Brothers Harriman & Co.
                                       Private Bankers
                                       1531 Walnut Street
                                       Philadelphia, PA  19102
                      Phone No.:       (215) 864-1826
                      Fax No.:         (215) 864-3989
                      Attention:       J. Clark O'Donoghue, Manager

                                       TRAVELERS CORPORATE LOAN FUND INC.
                                       BY: TRAVELERS ASSET MANAGEMENT
                                           INTERNATIONAL CORPORATION


                                       By: /s/ Allen R. Cantrell
                                          -----------------------------------
                                       Name: Allen R. Cantrell
                                       Title: Investment Officer

                      Address:         Travelers Corporate Loan Fund Inc.
                                       c/o Salomon Smith Barney
                                       388 Greenwich Street, 22nd Floor
                                       New York, NY  10013
                      Phone No.:       (212) 816-5515
                      Fax No.:         (212) 816-6344
                      Attention:       Barbara Brinn

                    LIST OF ADDENDA (EXHIBITS AND SCHEDULES)

EXHIBITS

Exhibit A-1 - Form of RC Note - (Section 1.5)
Exhibit A-2 - Form of Term A Note - (Section 1.5)
Exhibit A-3 - Form of Term B Note - (Section 1.5)
Exhibit A-4 - Form of Swing Note - (Section 1.5)
Exhibit B - Request for Advance - (Section 1.6)
Exhibit C - LIBOR Election - (Section 1.8.4)
Exhibit D Form of Officer's Certificate as to Applicable Margin -(Section 1.8.3(a))
Exhibit E - Form of Security Agreement - (Section 4.1.3)
Exhibit F - Form of Guaranty and Suretyship Agreement - (Section 4.1.4) Exhibit G - Form of SPC Pledge Agreement - (Section 4.1.5(a))
Exhibit H - Form of Company Pledge Agreement - (Section 4.1.5(b))
Exhibit I - Form of Subsidiary Pledge Agreement - (Section 4.1.5(c))
Exhibit J - Form of Other Shareholder Pledge Agreement (Section 4.1.5(d)) Exhibit K - Form of Lenfest Pledge Agreement - (Section 4.1.5(e))
Exhibit L - Form of SPC Subordination Agreement - (Section 4.1.6(a))
Exhibit M - Form of Shareholder Subordination Agreement - (Section 4.1.6(b)) Exhibit N - Form of Lenfest Subordination Agreement - (Section 4.1.6(c)) Exhibit O - Form of Trademark Collateral Agreement - (Section 4.1.7)
Exhibit P - Form of Subscriber Penetration Levels Report - (Section 5.1.4(b)) Exhibit Q - Form of Officer's Compliance Certificate - (Section 10.1)
Exhibit R - Form of Assignment and Acceptance - (Section 11.5.3)

SCHEDULES

Schedule 1.1 - Revolving Credit Commitment
Schedule 1.2 - Term Loan Commitment
Schedule 7.3 - Existing Investments
Schedule 7.6 - Permitted Transactions with Shareholders and Affiliates
Schedule 7.8 - SPC Expense Reimbursement
Schedule 9.1 - Equity Ownership, Etc.
Schedule 9.9 - Franchises and Licenses
Schedule 9.17 - Outstanding Indebtedness
Schedule 9.21 - ERISA
Schedule 9.25 - Environmental Compliance

                                   EXHIBIT A-1
                                       to
                                Credit Agreement
                        dated as of ____________ __, 1999
                                  by and among
                              Susquehanna Media Co.
                                  as Borrower,
                           the Lenders party thereto,
                                       and
                           First Union National Bank,
                                    as Agent



                          FORM OF REVOLVING CREDIT NOTE

                              REVOLVING CREDIT NOTE


                                                            ___________ __, 1999


         FOR VALUE RECEIVED, the undersigned, Susquehanna Media Co., a corporation organized under the laws of Delaware (the "Borrower"), promises to pay to the order of _________________________________, (the "Lender"), the
principal amount of the Revolving Credit Loans of the Lender, together with interest thereon, all as set forth in that certain Credit Agreement, dated as of even date herewith (as amended, extended, supplemented, restated or otherwise modified or refinanced, the "Credit Agreement") among the Borrower, the Lenders who are or may become a party thereto (collectively, the "Lenders") and First Union National Bank, as Agent. All payments shall be made at the place and times provided in the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and, as set forth above, shall bear interest as provided in the Credit Agreement. As more fully set forth in the Credit Agreement, all obligations evidenced hereby, to the extent not due and payable before, shall be due and payable on the Revolver Maturity Date. All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

         This Revolving Credit Note is entitled to the benefits of, and evidences Senior Secured Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Senior Secured Obligations evidenced by this Revolving Credit Note and on which such Senior Secured Obligations may be declared to be immediately due and payable.

         THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         The obligations evidenced by this Revolving Credit Note are senior in right of payment to all Senior Subordinated Notes and any other subordinated debt referred to in the Credit Agreement. The obligations evidenced hereby are "Designated Senior Indebtedness" within the meaning of the Senior Subordinated Indenture and Senior Subordinated Notes.

         The Company hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

         IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note under seal as of the day and year first above written.



                                         SUSQUEHANNA MEDIA CO.
[CORPORATE SEAL]

                                         By: _________________________________
                                             Name:____________________________
                                             Title:___________________________

                                   EXHIBIT A-2
                                       to
                                Credit Agreement
                        dated as of ____________ __, 1999
                                  by and among
                              Susquehanna Media Co.
                                  as Borrower,
                           the Lenders party thereto,
                                       and
                           First Union National Bank,
                                    as Agent



                               FORM OF TERM A NOTE

                                   TERM A NOTE


                                                            ___________ __, 1999


         FOR VALUE RECEIVED, the undersigned, Susquehanna Media Co., a corporation organized under the laws of Delaware (the "Borrower"), promises to pay to the order of _________________________________, (the "Lender"), the
principal amount of the Term A Loans of the Lender, together with interest thereon, all as set forth in that certain Credit Agreement, dated as of even date herewith (as amended, extended, supplemented, restated or otherwise modified or refinanced, the "Credit Agreement") among the Borrower, the Lenders who are or may become a party thereto (collectively, the "Lenders") and First Union National Bank, as Agent. All payments shall be made at the place and time provided in the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The unpaid principal amount of this Term A Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and, as set forth above, shall bear interest as provided in the Credit Agreement. As more fully set forth in the Credit Agreement, all obligations evidenced hereby, to the extent not due and payable before, shall be due and payable on the Term A Maturity Date. All payments of principal and interest on this Term A Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

         This Term A Note is entitled to the benefits of, and evidences Senior Secured Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term A Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Senior Secured Obligations evidenced by this Term A Note and on which such Senior Secured Obligations may be declared to be immediately due and payable.

         THIS TERM A NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         The obligations evidenced by this Term A Note are senior in right of payment to all Senior Subordinated Notes and any other subordinated debt referred to in the Credit Agreement. The obligations evidenced hereby are "Designated Senior Indebtedness" within the meaning of the Senior Subordinated Indenture and Senior Subordinated Notes.

         The Company hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term A Note.

         IN WITNESS WHEREOF, the undersigned has executed this Term A Note under seal as of the day and year first above written.



                                          SUSQUEHANNA MEDIA CO.
[CORPORATE SEAL]

                                          By: _______________________________
                                              Name:__________________________
                                              Title: ________________________

                                   EXHIBIT A-3
                                       to
                                Credit Agreement
                        dated as of ____________ __, 1999
                                  by and among
                              Susquehanna Media Co.
                                  as Borrower,
                           the Lenders party thereto,
                                       and
                           First Union National Bank,
                                    as Agent



                               FORM OF TERM B NOTE

                                   TERM B NOTE


                                                            ___________ __, 1999


         FOR VALUE RECEIVED, the undersigned, Susquehanna Media Co., a corporation organized under the laws of Delaware (the "Borrower"), promises to pay to the order of _________________________________, (the "Lender"), the
principal amount of the Term B Loans of the Lender, together with interest thereon, all as set forth in that certain Credit Agreement, dated as of even date herewith (as amended, extended, supplemented, restated or otherwise modified or refinanced, the "Credit Agreement") among the Borrower, the Lenders who are or may become a party thereto (collectively, the "Lenders") and First Union National Bank, as Agent. All payments shall be made at the place and times provided in the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The unpaid principal amount of this Term B Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and, as set forth above, shall bear interest as provided in the Credit Agreement. As more fully set forth in the Credit Agreement, all obligations evidenced hereby, to the extent not due and payable before, shall be due and payable on the Term B Maturity Date. All payments of principal and interest on this Term B Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

         This Term B Note is entitled to the benefits of, and evidences Senior Secured Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term B Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Senior Secured Obligations evidenced by this Term B Note and on which such Senior Secured Obligations may be declared to be immediately due and payable.

         THIS TERM B NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         The obligations evidenced by this Term B Note are senior in right of payment to all Senior Subordinated Notes and any other subordinated debt referred to in the Credit Agreement. The obligations evidenced hereby are "Designated Senior Indebtedness" within the meaning of the Senior Subordinated Indenture and Senior Subordinated Notes.

         The Company hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term B Note.

         IN WITNESS WHEREOF, the undersigned has executed this Term B Note under seal as of the day and year first above written.



                                         SUSQUEHANNA MEDIA CO.
[CORPORATE SEAL]

                                         By: _______________________________
                                             Name: _________________________
                                             Title: ________________________

                                   EXHIBIT A-4
                                       to
                                Credit Agreement
                        dated as of ____________ __, 1999
                                  by and among
                              Susquehanna Media Co.
                                  as Borrower,
                           the Lenders party thereto,
                                       and
                           First Union National Bank,
                                    as Agent



                               FORM OF SWING NOTE

                                   SWING NOTE

                                                             __________ __, 1999

         FOR VALUE RECEIVED, the undersigned, Susquehanna Media Co., a corporation organized under the laws of Delaware (the "Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK (the "Lender"), the principal amount of the Swing Loans of the Lender, together with interest thereon, all in the amounts and as set forth in that certain Credit Agreement, dated as of even date herewith (as amended, extended, supplemented, restated or otherwise modified or refinanced, the "Credit Agreement") among the Borrower, the Lenders who are or may become a party thereto (collectively, the "Lenders") and First Union National Bank, as Agent. All payments shall be made at the place and times provided in the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The unpaid principal amount of this Swing Note from time to time outstanding is subject to mandatory repayment on the date that demand is made therefor as provided in the Credit Agreement and, as set forth above, shall bear interest as provided in the Credit Agreement. As more fully set forth in the Credit Agreement, all obligations evidenced hereby, to the extent not due and payable before, shall be due and payable on the Revolver Maturity Date. All payments of principal and interest on this Swing Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

         This Swing Note is entitled to the benefits of, and evidences Senior Secured Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swing Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Senior Secured Obligations evidenced by this Swing Note and on which such Senior Secured Obligations may be declared to be immediately due and payable.

         THIS SWING NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         The obligations evidenced by this Swing Note are senior in right of payment to the Senior Subordinated Notes and any other subordinated debt referred to in the Credit Agreement. The obligations evidenced hereby are "Designated Senior Indebtedness" within the meaning of the Senior Subordinated Indenture and Senior Subordinated Notes.

         The Company hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swing Note.

         IN WITNESS WHEREOF, the undersigned has executed this Swing Note under seal as of the day and year first above written.


                                         SUSQUEHANNA MEDIA CO.
[CORPORATE SEAL]

                                         By: ________________________________
                                             Name: Alan L. Brayman
                                             Title:   Treasurer

                                    EXHIBIT B
                                       to
                                Credit Agreement
                        dated as of ____________ __, 1999
                                  by and among
                             SUSQUEHANNA MEDIA CO.,
                                  as Borrower,
                           the Lenders party thereto,
                                       and
                           First Union National Bank,
                                    as Agent


                           FORM OF NOTICE OF BORROWING

                               NOTICE OF BORROWING

                           Dated as of: ______________

First Union National Bank, as Agent
One South Penn Square
PA 4830
Philadelphia, PA  19107
Attention:  Stacy Shegda, Associate Director
            Syndication Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Borrowing is delivered to you under Section
1.6 of the Revolving Credit and Term Loan Agreement dated as of __________ __, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among SUSQUEHANNA MEDIA CO, a Delaware corporation ("Company"), the lenders party thereto (the "Lenders") and First Union National Bank, as Agent.

         1. Company hereby requests that the Lenders make a Revolving Loan to Company in the aggregate principal amount of $___________. (COMPLETE WITH AN AMOUNT IN ACCORDANCE WITH SECTION 1.6 OF THE CREDIT AGREEMENT.)

         2. Company hereby requests that such Revolving Loan be made on the following Business Day: _____________________. (COMPLETE WITH A BUSINESS DAY IN ACCORDANCE WITH SECTION 1.6 OF THE CREDIT AGREEMENT).

         3. Company hereby requests that the Revolving Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                             Interest Rate                   Interest Period              Termination Date for
Component                    (Base Rate or                   (LIBOR                       Interest Period
of Loan                      LIBOR Rate)                     Rate only)                   (if applicable)
-------                      -----------                     ----------                   ---------------


(A NOTICE OF BORROWING FOR A BORROWING TO BEAR INTEREST AT A RATE BASED UPON ADJUSTED LIBOR MUST ALSO BE ACCOMPANIED BY AN ELECTION FOR ADJUSTED LIBOR.)

(A NOTICE OF BORROWING FOR A BORROWING IN EXCESS OF $25,000,000 FOR THE PURPOSE OF EFFECTING AN ACQUISITION OR PURCHASING A MINORITY INTEREST AS MORE FULLY SET FORTH IN SUBSECTION 1.8.3 OF THE CREDIT AGREEMENT, SHALL BE ACCOMPANIED BY THE OFFICERS' CERTIFICATE REQUIRED BY SAID SUBSECTION 1.8.3.)

         4. Company hereby requests that the Lenders make a Term A Loan to Company in the aggregate principal amount of $___________ on _________, 1999.(1) (COMPLETE WITH AN AMOUNT IN ACCORDANCE WITH SECTION 1.3 OF THE CREDIT AGREEMENT.)

         5. Company hereby requests that the Term A Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                             Interest Rate                   Interest Period              Termination Date for
Component                    (Base Rate or                   (LIBOR                       Interest Period
of Loan                      LIBOR Rate)                     Rate only)                   (if applicable)
-------                      -----------                     ----------                   ---------------


         6. Company hereby requests that the Lenders make a Term B Loan to Company in the aggregate principal amount of $___________ on _________, 1999.(2) (COMPLETE WITH AN AMOUNT IN ACCORDANCE WITH SECTION 1.3 OF THE CREDIT AGREEMENT.)

         7. Company hereby requests that the Term B Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                             Interest Rate                   Interest Period              Termination Date for
Component                    (Base Rate or                   (LIBOR                       Interest Period
of Loan                      LIBOR Rate)                     Rate only)                   (if applicable)
-------                      -----------                     ----------                   ---------------



         8. The principal amount of all Loans, Letters of Credit and Unreimbursed Drawings outstanding as of the date hereof (including the requested
Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         9. Please disburse the proceeds of the Loans requested above by [insert requested method of disbursement].

         10. All of the conditions applicable to the Loans requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loans.

         11. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.


--------
(1) A Term Loan may only be made on the Closing Date.
(2) A Term Loan may only be made on the Closing Date.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing on behalf of Company this ____ day of _______, ____.


                                          SUSQUEHANNA MEDIA CO.


                                          By:
                                               Name:
                                               Title:

                                    EXHIBIT C
                                       to
                                Credit Agreement
                        dated as of ____________ __, ____
                                  by and among
                             SUSQUEHANNA MEDIA CO.,
                                  as Borrower,
                           the Lenders party thereto,
                                       and
                           First Union National Bank,
                                    as Agent



                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                        NOTICE OF CONVERSION/CONTINUATION
                                  (LIBOR Loans)

                           Dated as of: ______________


First Union National Bank, as Agent
One South Penn Square
PA 4830
Philadelphia, PA  19107
Attention:  Stacy Shegda, Associate Director
            Syndication Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Subsection 1.8.4(a) of the Revolving Credit and Term Loan Agreement dated as of __________ __, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among SUSQUEHANNA MEDIA CO., a Delaware corporation ("Company"), the lenders party thereto (the "Lenders") and First Union National Bank, as Agent.

         1. This Notice is submitted for the purpose of: (CHECK ONE AND COMPLETE APPLICABLE INFORMATION IN ACCORDANCE WITH THE CREDIT AGREEMENT.)

                  Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

                  (a) The aggregate outstanding principal balance of the [Revolving Loan] [Term A Loan] [Term B Loan] to be converted is $_______________.

                  (b) The principal amount of such Loan to be converted is $_______________.

                  (c) The requested effective date of the conversion of such Loan is _______________.

                  (d) The requested Interest Period applicable to the converted Loan is [one] [two][three][six] [months] [one year].

                  Converting a portion of LIBOR Rate Loan into a Base Rate
                  Loan(1)

                  (a) The aggregate outstanding principal balance of the [Revolving Loan] [Term A Loan] [Term B Loan] to be converted is $_______________.


--------
(1) If no election to continue a LIBOR Rate Loan as a new LIBOR Rate Loan is made prior to the end of the applicable Interest Period, it will be assumed that the Loan will convert to a Base Rate Loan whether or not this section is completed.

                  (b) The last day of the current Interest Period for such Loan is _______________.

                  (c) The principal amount of such Loan to be converted is $_______________.

                  (d) The requested effective date of the conversion of such Loan is _______________.

                  Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

                  (a) The aggregate outstanding principal balance of the [Revolving Loan] [Term A Loan] [Term B Loan] to be converted is $_______________.

                  (b) The last day of the current Interest Period for such Loan is _______________.

                  (c) The principal amount of such Loan to be continued is $_______________.

                  (d) The requested effective date of the continuation of such Loan is _______________.

                  (e) The requested Interest Period applicable to the continued Loan is [one] [two][three][six] [months] [one year].

         2. The principal amount of all Loans, Letters of Credit and Unreimbursed Drawings outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         3. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement (including, without limitation, Section 1.8.4 (LIBOR Election) thereof) have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

         4. "LIBOR Rate Loan" means a Loan bearing interest based on Adjusted LIBOR plus the Applicable Margin and "Base Rate Loan" means a Loan bearing interest based on the Base Rate plus the Applicable Margin. Other capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation this ____ day of __________, ____.


                                        SUSQUEHANNA MEDIA CO.


                                        By:
                                            Name:
                                            Title:

                                    EXHIBIT D
                                       to
                                Credit Agreement
                            dated as of May 11, 1999
                                  by and among
                             SUSQUEHANNA MEDIA CO.,
                                  as Borrower,
                           the Lenders party thereto,
                                       and
                           First Union National Bank,
                                    as Agent


                          FORM OF OFFICER'S CERTIFICATE
                           REGARDING APPLICABLE MARGIN

                              OFFICER'S CERTIFICATE
                           REGARDING APPLICABLE MARGIN


         The undersigned, on behalf of SUSQUEHANNA MEDIA CO. ("Company"), hereby certifies to the Administrative Agent and the Lenders (each as defined in the Credit Agreement referred to below), as follows:

         1. This Certificate is delivered to you pursuant to Section 1.8.3 of the Revolving Credit and Term Loan Agreement dated as of May __, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Company, the lenders party thereto and First Union National Bank, as Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         Company hereby certifies:

         1.       There exists no Event of Default or Potential Event of
Default.

         2. Effective ______, the Applicable Margins and Commitment Fees will be as set forth below. This [is] [is not] a change from the existing Applicable Margins.

                                                    REVOLVING LOANS
                                                   AND TERM A LOANS                         TERM B LOANS
                                                   ----------------                         ------------
Applicable Margin for Base Rate Loans:
Applicable Margin for LIBOR Loans:
Commitment Fee Rate:

         3. The calculations determining such Applicable Margins and Commitment Fees are set forth on the attached Schedule 1.

         4. Company is in compliance with the financial covenants contained in
Article 6 of the Credit Agreement and Company and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

         [5. This Certificate is delivered to you in connection with a request for a Loan, or one in a series of related Loans, in an amount in excess of $25,000,000 for the purpose of effecting an Acquisition or purchasing a minority interest in any direct or indirect Subsidiary of Company. The calculations set forth on Schedule 1 are on a Pro Forma Basis after giving effect to the proposed Loan and transactions contemplated in connection therewith.]

         [6. This Certificate is delivered to you in connection with a disposition of assets in accordance with Section 7.7 of the Credit Agreement and a prepayment of the Loans in accordance with [Subsection 1.1.5] [Subsection 1.3.6] of the Credit Agreement in an amount in excess of $25,000,000 (whether in one prepayment or a series of related prepayments). The calculations set forth on Schedule 1 are on a Pro Forma Basis after giving effect to the proposed prepayment of the Loans, the disposition of the assets and transactions contemplated in connection therewith.

         WITNESS the following signature as of the _____ day of _________, ____.


                                            SUSQUEHANNA MEDIA CO.


                                            By:
                                                Name:
                                                Title:

                                   SCHEDULE 1
                                       to
                              OFFICER'S CERTIFICATE
                           REGARDING APPLICABLE MARGIN

                               SECURITY AGREEMENT

         SECURITY AGREEMENT made as of the 12th day of May, 1999, by and between SUSQUEHANNA MEDIA CO. (the "Borrower"), and all of its Subsidiaries (other than Paragon Research Limited Partnership ("Paragon")), which are listed on the signature pages to this Security Agreement (the foregoing, including the Borrower, together with any other entity that becomes a Debtor hereunder pursuant to the terms hereof, individually a "Debtor" and collectively the "Debtors"), and FIRST UNION NATIONAL BANK, a national banking association as agent on behalf of the Senior Secured Parties (as defined in the Credit Agreement). First Union National Bank in its capacity as agent hereunder, including its successors and assigns, is hereinafter referred to as "Agent."

                             BACKGROUND OF AGREEMENT

         On the date hereof certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as agent have entered into a Credit Agreement (as amended, extended, supplemented, restated, or otherwise modified or refinanced, including, without limitation, any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with the Borrower, pursuant to which such lenders and issuers agreed to extend certain credit to the Borrower upon the terms and conditions specified in the Credit Agreement under (1) a Revolving Credit Facility with a swing line subfacility, and (2) two separate Term Loan Facilities and to issue, and/or participate in the issuance of, certain letters of credit. In addition, the Credit Agreement under certain circumstances requires the Borrower to enter into certain interest rate hedging agreements.

         Each of the Debtors (other than the Borrower itself) is a Subsidiary, direct or indirect, of the Borrower. The Subsidiaries, wishing to induce the certain lenders and issuers of letters of credit to enter into the financings described above to enable the Borrower to (among other things) make loans to them, and the Borrower and the Subsidiaries having determined that they can obtain their borrowings more economically by combining their financing needs into a single borrowing unit on the parent company level, borrowing funds from institutional lenders on that basis, and then entering into the requisite intercompany financings, the Subsidiaries other than Paragon agreed to jointly and severally guaranty the Borrower's obligations under and in connection with the Credit Agreement and to grant the liens set forth below in order to facilitate such financings. Each Debtor determined that it was in its best interests and in pursuant of its business purposes that it do so and that it was and will be Solvent before and after giving effect to the transactions contemplated by the Credit Agreement.

         One of the prerequisites to the making of advances and the issuing of letters of credit by the certain lenders and issuers under the Credit Agreement was that the Debtors enter into this Security Agreement and grant to the Agent for the benefit of the Senior Secured Parties a security interest in and to substantially all of their assets, properties and rights (as more fully described below) to secure the obligations of the Debtors under the Credit Agreement and certain related documents and agreements as more fully set forth below.

         NOW, THEREFORE, the Debtors, jointly and severally, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

SECTION 1. DEFINITIONS

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement or (except for the definition of "Proceeds" which is defined more broadly herein than in the Uniform Commercial Code) in the Uniform Commercial Code. The following terms shall have the following meanings:

                  "Collateral" shall mean (without duplication):

                  (a) all franchises, including without limitation, all cable television franchises and rights, all FCC licenses (including without limitation, all radio broadcast licenses), all rights to operate any telecommunications business and all other franchises now or hereafter granted by any local franchising authority or any other local, state or federal authority or other entity, including, without limitation, those franchises and licenses described in Schedule 9.9 to the Credit Agreement, and all other authorizations, licenses, permits and franchises;

                  (b) all Equipment and Fixtures, including without limitation (and whether or not the same constitutes Equipment or Fixtures), all machinery, furniture, antennas, towers, systems or apparatus, microwave equipment, electronic amplification transmission and filtering equipment, coaxial cable (in stock, underground and affixed to utility poles), subscriber connection equipment, office equipment, computers, electronic testing equipment, electronic communications equipment, transmitting equipment, wiring, appliances, cable connections, pole attachment appliances and, with respect to all of the foregoing, all accessions, parts, substitutions, improvements, accessories, replacements, additions, renewals, filings, components, tools, dies, patterns, molds, attachments, and appurtenances in any way used with, attached or related to, or installed in, or intended to be so used, attached, related to or installed in, any of the foregoing;

                  (c) all Accounts and Chattel Paper of whatever kind or nature, including without limitation (and whether or not the same constitute Accounts or Chattel Paper), all accounts receivable and rights to receive money of any kind including, without limitation, all accounts, notes receivable arising out of, existing or acquired in connection with the operation of one or more cable television systems, radio broadcast systems, or any other activities of such Debtor;

                  (d) all contract rights of any nature including, without limitation, all leases (for real property, personal property or a combination thereof), licenses, easements and agreements permitting the attachment of coaxial cable to utility poles or in underground or similar conduits or granting access rights as to such able (such as cable duct agreements, multidwelling unit agreements, pole attachment agreements and equipment/cost sharing agreements), all contracts for goods or services, all network affiliation, programming, advertising and similar agreements and all agreements with common carriers or others for the transmission and delivery of programming, Internet access or other services to subscribers (all such property described in this clause (d) collectively, the "Contracts");

                  (e) All General Intangibles, including, without limitation (and whether or not the same constitute General Intangibles), all of the items referred to in paragraphs (a) and (d) above and all partnership and other equity interests, intellectual property and intangibles, manufacturing and processing rights, patents, patent rights, licenses, trademarks and service marks, goodwill, trade names, other names, trade styles, trade dress, call letters, trade secrets, copyrights, rights to receive payment of money of any kind, invoices, brands, license agreements and rights, confidential or proprietary information, know-how, secret formulas, technical information, computer software, programs, source code, object code, tape disks and related materials, business and marketing plans, customer lists, registrations and applications thereafter, logos and slogans and tax and other refunds, together with any certificates, agreements, instruments or other documents of any nature evidencing or related to the foregoing;

                  (f) all Goods, Inventory and Documents, including, without limitation (and whether or not the same constitute Goods, Inventory or Documents), the items referred to in paragraph (b) above, warehouse receipts, bills of lading, telephones, and satellite dishes, together with all deeds, bills of sale, manuals of operation, maintenance or repair, computer records, printouts, drawings, blueprints and other documents and written materials related thereto;

                  (g) all Instruments, Deposit Accounts, Investment Property, cash and cash equivalents, including without limitation (and whether or not the same constitute Investment Property or cash or cash equivalents), Securities, Securities Entitlements, Securities Accounts, Commodities Contracts, Commodities Accounts and mortgages, provided, however, that the note in respect of the ESOP Loan (as defined in the Credit Agreement) shall not constitute collateral;

                  (h) all books, ledgers, computerized information, records of any kind and other personal property, assets and things of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable;

                  (i) all Proceeds of any of the foregoing.

If for any reason any security interest in any of the property described in (a) through (i) above is deemed invalid, the Senior Secured Party nonetheless shall have and retain a security interest in the Proceeds of such assets.

All the property described in (a) through (i) above, whether now owned or hereafter acquired, and wherever located, tangible or intangible, is collectively referred to herein as the "Collateral."

                  "Event of Default" hereunder shall mean any "Event of Default" as defined in the Credit Agreement, but in any event shall include (a) any failure to make any payment in respect of the Senior Secured Obligations within the applicable grace period, if any, related thereto; (b) any breach of any covenant contained in the Credit Agreement which shall remain in effect beyond the applicable grace period, if any, related thereto; and (c) any breach of any covenant by the Borrower or any of its Subsidiaries under any of the Loan Documents, which breach shall remain in effect past the applicable grace period, if any, related thereto.

                  "FCC" shall mean the Federal Communications Commission or any governmental body succeeding to the functions of such commission.

                  "FCC License" shall mean any radio, microwave, or other communications license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC for control, ownership, acquisition, construction, operation, management or maintenance of Systems.

                  "Franchise" shall mean a franchise, permit or license (including, without limitation, an FCC License), designation or certificate granted by the United States or any other country, territory or state or a city, town, county or other municipality, PUC or any other regulatory authority pursuant to which a Person has the right to own, control, acquire, construct, operate, manage or maintain a domestic cable television system, radio broadcasting system or business directly related thereto.

                  "Lien" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other Senior Secured Party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of such Person.

                  "Proceeds" shall mean both proceeds within the meaning of the Uniform Commercial Code and, in addition, the proceeds of any sale or other disposition of any assets in which any Debtor has an interest whether or not such assets constitute Collateral and any other rights to receive money or other consideration in respect of any asset, including all rights to receive moneys due to the Debtors in connection with any sale or other disposition and, in any event, shall include without limitation (i) any and all proceeds of any guarantee, insurance or indemnity payable to a Debtor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority); (iii) all proceeds of any sale or other disposition of any of the Collateral and of any of the assets, properties and rights whether or not such assets, properties or rights constitute Collateral and whether or not the lien therein purportedly granted hereunder is valid or attaches or is perfected; and (iv) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

                  "PUC" shall mean any state or local regulatory agency or body that exercises jurisdiction over the ownership, construction, operation, acquisition, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Systems" means any domestic cable television systems, radio broadcasting systems, businesses related thereto and any other telecommunications systems.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code, as amended, as is in effect in the Commonwealth of Pennsylvania or in any applicable state, as the case may be.

SECTION 2. CREATION OF SECURITY INTEREST

(a) As security for the due and punctual payment and performance in full of each and all of the Senior Secured Obligations, each Debtor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the equal (in priority) and ratable benefit of the Senior Secured Parties, a continuing first priority security interest in all its right, title and interest in, to and under each item and portion of and all of the Collateral, TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, pursuant to the terms, covenants and conditions hereinafter set forth.

(b) This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until terminated pursuant to Section 10 below, (ii) be binding upon each Debtor, its successors and assigns, and (iii) inure to the benefit of the Agent, the other Senior Secured Parties and their respective successors, transferees and assigns, provided, however, that no Debtor shall be permitted to transfer or delegate any of its obligations hereunder.

SECTION 3. ACKNOWLEDGEMENT OF REGULATORY CONSIDERATIONS; UNIQUE NATURE OF ASSETS

3.1 FCC/PUC Approval. It is hereby acknowledged that transfer of certain Collateral and the exercise of certain other remedies provided herein may constitute a transfer of an FCC License or other Franchise or a sale or transfer of control of a holder of an FCC License or other Franchise, requiring approval of the FCC or a PUC, pursuant to rules and regulations of the FCC or such PUC. Notwithstanding anything to the contrary contained in this Agreement, the Agent will not knowingly take any action pursuant to this Agreement which would constitute or result in assignment of an FCC License or other Franchise or any transfer of control of the holder of an FCC License or other Franchise if such assignment of license or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC or any PUC), the prior approval of the FCC or such PUC, without first obtaining such approval. In connection with this provision, the Agent shall be entitled to rely without liability upon the advice of counsel of Agent's choice whether or not the advice rendered is ultimately determined to have been accurate.

3.2 FCC Licenses. With respect to any FCC License held by a Debtor, currently applicable law may render the grant of a security interest in any such FCC License ineffective. The grant contained herein is intended to confer upon the Agent all rights in the FCC Licenses which can be granted under currently applicable law. If the law is subsequently changed or interpretation of existing law is changed to permit the granting of security interests in the FCC Licenses, then the Debtor's FCC Licenses, whether now held or hereafter acquired, shall automatically become subject to the effective security interest provided for hereunder to the maximum extent permitted by the law as then in effect. To the extent applicable law permits, a security interest in all Proceeds of the FCC Licenses is intended to be granted hereby even if there is a limitation of the Agent's rights with respect to its security interest in the FCC Licenses.

3.3 Debtor and Subsidiary of Debtor Assistance in Obtaining Approval. Without limiting the generality of Sections 3.1 and 3.2 above, if counsel to the Agent reasonably determines that the consent of the FCC or a PUC is required in connection with any of the actions hereunder or under any other Loan Document, then each Debtor and each Subsidiary thereof (at its cost and expense) agrees to use its best efforts to secure such consent and to cooperate fully with the Agent in any action to secure such consent. Without limiting the generality of the foregoing, after an Event of Default has occurred and is continuing each Debtor and each Subsidiary thereof shall promptly execute and file and/or cause the execution and filing of all applications, certificates, instruments, and other documents and papers that the Agent deems necessary or advisable to file in order to obtain any necessary governmental consent, approval, or authorization, and if Borrower, any Debtor or any Subsidiary thereof fails or refuses to execute (or fails or refuses to cause another Person to execute) such documents, the Agent or the clerk of any court of competent jurisdiction may execute and file the same on behalf of the Debtor or such other Person.

3.4 Unique Nature of Assets. It is agreed that the FCC Licenses and other Franchises held by each Debtor and its Subsidiaries are unique assets which (or the control of which) may have to be transferred for the Agent to adequately realize the value of its security interest. A violation of the covenants set forth in this Section would result in irreparable harm to the Agent for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Agent at law or in equity, Agent shall have the remedy of specific performance of the provisions of this Section. To enforce the provisions of this Section, the Agent is authorized to request the consent or approval of the FCC or any PUC to a voluntary or an involuntary transfer of control of any FCC License or other Franchise or sale or transfer of control of a holder of an FCC License or other Franchise.

3.5 Selection by Collateral Agent of Different Transferee. If, for any reason, the FCC or a PUC does not approve within a reasonable period of time (which period shall be determined conclusively by the Agent), the initial application for approval of the transfer of the Collateral, the Agent shall then have the right to transfer the Collateral to such other Person as the Agent shall select (subject to the prior approval of the FCC or such PUC). With respect to such subsequent selection, each Debtor agrees to cooperate fully in the manner set forth above. Exercise by the

Agent of the right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

3.6 Responsibility of Secured Party. It is the intent of the parties that the Agent will not, solely by reason of the execution, delivery and performance of this Security Agreement (other than the enforcement of certain remedies) or any other instrument or agreement referred to herein, be subject to the regulation or control of the FCC or any PUC. Neither the Agent nor any Senior Secured Party shall incur any liability in connection with the matters described in this Section except for such liability as arose solely out of its gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

3.7 Certain Consents. The parties acknowledge that certain General Intangibles are not assignable, or are not assignable without the consent of certain third parties, and nothing in this Agreement shall be construed in such a manner as to cause the Debtors to lose their rights with respect to those General Intangibles or to incur liability to third parties in connection with the security interest granted hereunder. However, the Debtors represent that the necessary third party consents that have not been obtained do not affect the rights of the Agent and the Senior Secured Parties under this Agreement with respect to any material amount of the assets of the Debtors.

SECTION 4. REPRESENTATIONS AND COVENANTS OF DEBTORS

                  Each Debtor represents and warrants that each representation, warranty and covenant set forth in the Loan Documents that relates to or refers to a Debtor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and is true and correct on and as of the date hereof and shall be performed after the date hereof. Without limiting the generality of the foregoing, each Debtor further represents, warrants and covenants as follows:

4.1 Locations of Debtors and Collateral. The principal place of business and all additional places of business, if any, of each Debtor and the locations of substantially all the Collateral and the locations where all books and records of each Debtor are kept are listed on Schedule 4.1 attached hereto. Each Debtor will not change its principal place of business or any other place of business or keep Collateral at any location not listed on Schedule 4.1 without taking such action as is necessary to maintain the perfected status of the Senior Secured Parties' security interest in the Collateral.

4.2 Head-End Facilities and Broadcast Towers. Without limiting the generality of the provisions set forth in the preceding Section 4.1, no Debtor will cause or permit any of its head-end facilities or broadcast towers to be located otherwise than as set forth on Schedule 4.1, without taking all such action as is necessary to maintain the perfected status of the Senior Secured Parties' security interest therein. Schedule 4.1 also sets forth the locations of such head-end facilities and towers to the extent available from the Debtors' records.

4.3 Security Interest, Perfection, Etc.

(a) Security Interest. This Security Agreement creates in favor of the Senior Secured Parties, a valid security interest in all the right, title and interest of each Debtor in and to all of the Collateral.

(b) Perfection, Etc. Upon the filing of the UCC-1 financing statements in the jurisdictions listed on Schedule 4.1, no further action is or will be necessary to establish, perfect and maintain the Senior Secured Parties' duly perfected security interests in the Collateral, except for the periodic filing of continuation statements with respect to such UCC-1 financing statements that must be filed at the end of five (5) years to maintain the perfected status of certain Collateral. The security interest granted herein is a first priority Lien, subject only to Permitted Liens and subject to, with respect to certain leased property, the rights of certain lessors.

4.4 UCC Filings, Recordings, Etc. Each Debtor has previously executed and delivered to the Agent the financing statements referred to in Section 4.3 above and will cause such financing statements to be filed and all fees in connection therewith to be paid. Each Debtor will, from time to time, execute and cause to be filed such additional financing statements (and provide copies to the Agent) and perform such other and further acts as may be necessary to perfect the security interests contemplated hereby. Upon request of the Agent at any time (which request has not been made as of the Closing Date), each Debtor shall cause notations of the security interest created hereby to be made on certificates of title with respect of any vehicles now or hereafter from time to time constituting Collateral.

4.5 Disposition and Condition of Collateral. No Debtor will sell, lease or otherwise dispose of any of the Collateral or any interest therein (including, without limitation, pursuant to the grant of a Lien thereon), except as specifically permitted under the terms of the Credit Agreement, and each Debtor will keep the Collateral owned, leased or used by it in such order as is required by the Credit Agreement.

4.6 Fixtures. It is the intention of the Debtors and the Agent that none of the Collateral shall become fixtures, and without limiting the generality of the foregoing, each Debtor agrees that it will, if requested by the Agent, use its best efforts to obtain waivers of liens and claims in form reasonably satisfactory to the Agent, from each lessor, landlord, mortgagee, co-owner, encumbrancer and other party in interest with respect to real property on which any of the Collateral is or is to be located, and, if so requested, will obtain a legal description of such real property together with a reasonably detailed description of the Collateral attached thereto or otherwise located thereon.

4.7 Further Assurances. At the Debtors' sole cost and expense (after a Potential Event of Default or Event of Default or, if applicable, prior to such time) at the request of the Agent each Debtor will at any time and from time to time, duly and promptly execute and deliver or cause to be duly executed and delivered to the Agent such further instruments and documents, and do or cause to be done such further acts as may be necessary or proper in the sole discretion of the Agent, to carry out more effectively the provisions and purposes of this Security Agreement and to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral including, without limitation, (a) using its best efforts to cooperate in obtaining any FCC, PUC, or other governmental approval of any action or transaction contemplated hereby or thereby (it being understood that no application for transfer of any franchise or other FCC License is contemplated hereby prior to an Event of Default); (b) using its best efforts to cause any third parties to grant consents or approvals and obtaining and recording assignments respecting the Contracts, (c) using its best efforts to obtain landlord's consents and waivers, memoranda of lease and mortgagee waivers, all in recordable form and otherwise satisfactory to the Agent, (d) executing and delivering security agreements relating to intellectual property and related documents to be recorded with the Patent & Trademark Office.

4.8 General Representations and Warranties.

(a) Title to Collateral. Each Debtor has, and at all times will continue to have, good legal and equitable title to all of the Collateral now or hereafter purported to be owned by it, subject to no Liens except Permitted Liens.

(b) Right to Pledge; Defense of Title. Each Debtor (i) has, and at all times will have, the right and legal authority to pledge the Collateral in the manner hereby contemplated and (ii) will defend its and the Senior Secured Parties' respective title and interest thereto or therein against any and all attachments, claims, impediments and (without duplication) Liens of any nature howsoever arising except Permitted Liens.

(c) Absence of Conflicts. The execution and delivery of this Security Agreement, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof, will not (x) violate any provision of law or any injunction or any applicable regulation, order, writ, judgment or decree of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to any Debtor, or (y) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to impose) any Lien, other than the Liens created hereunder, upon any of the property or assets of any Debtor, pursuant to the terms of any agreement, indenture, franchise, license, permit, mortgage or deed of trust to which any Debtor is a party or by which it may be bound or subject, or (z) violate any of the provisions of the articles of incorporation, bylaws or other organizational documents of any Debtor. No material consents (other than those that have been duly obtained) are required for the execution, delivery and performance of this Agreement including the creation of the first priority security interest in the Collateral, which is subject to any Permitted Liens.

(d) Binding Obligations. This Security Agreement constitutes the authorized, valid and legally binding obligations of each Debtor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(e) Representations. All representations herein and all information herein and Exhibits hereto are true, correct and complete. Debtors shall promptly update all Exhibits hereto so they are at all times true, correct and complete.

         4.9 Inspection. Each of the Debtors will keep accurate and complete books and records concerning the Collateral, and will keep its books and records concerning its Inventory in accordance with GAAP. The Agent shall have the right to review the books and records of each of the Debtors concerning the Collateral and to copy the same and make excerpts therefrom, and to inspect the Collateral, at any time during regular business hours; except during the continuance of an Event of Default, such review and inspection shall be carried out upon reasonable prior written notice without substantial disruption of the operations of each of the Debtors. In particular, each of the Debtors shall furnish to the Agent at such times and in such form and substance as may be reasonably requested by the Agent, information concerning the unpaid invoiced amounts and the age and collectibility of the Accounts and Contracts, the names and addresses of those liable herein (the "Account Debtors"), the location, cost and fair market value of the Inventory, and such information as the Agent may deem relevant concerning the Proceeds received or receivable by the Debtors.

SECTION 5. INSURANCE AND PROCEEDS

         5.1 Risk of Loss; Insurance.

(a) Risk of loss of, damage to, or destruction of, the Collateral shall be on each of the Debtors at all times. Each of the Debtors shall maintain all risk hazard insurance on the Collateral at all times against loss or damage by fire and other casualty, with extended coverage, for their insurable value with replacement cost endorsement. All policies of insurance covering the Collateral shall contain loss payable clauses in favor of the Agent for the benefit of the Senior Secured Parties as its interest may appear. Certificates evidencing the policies covering the Collateral as well as all renewals and modifications thereof, providing for thirty (30) days' notice of cancellation or other lapse to the Agent, shall be delivered to the Agent. If any of the Debtors fails to obtain and continuously keep in full force and effect such insurance, or fails to pay the premiums thereon when due, the Agent may (but shall not be obligated to) do so for the account of such Debtors and the cost thereof shall be added to the Obligations.

(b) Each of the Debtors hereby assigns and sets over unto the Agent all moneys which may become payable on account of such insurance, excluding any return of unearned premiums which may be due upon cancellation of any such insurance, and irrevocably directs the insurers to pay the Agent any amount so due to the extent provided below. In the event of any casualty loss of any Collateral:

(i) If the loss is in excess of $250,000, the Debtors will give notice thereof within three (3) Business Days to the Agent, and the Agent may make proof of loss if not made promptly by Debtors;

(ii) any adjustment of a proof of loss exceeding such amount by an amount in excess of $ 1,000,000 shall require the prior written consent of the Agent;

(iii) the Agent, its officers, employees and authorized agents are hereby irrevocably appointed the attorneys-in-fact of each of the Debtors to endorse any draft or check which may be payable to it as set forth in paragraph (c) below in order to collect the proceeds of such insurance or any return of unearned premiums; and

(iv) any sum paid with respect to any casualty loss shall be paid directly to the Agent (and if nonetheless received by any of the Debtors, shall be held in trust for the Agent until paid over) to the extent provided by paragraph (c) below.

(c) Any proceeds or return which are paid with respect to any casualty loss with respect to which the higher of the insurance proceeds therefor or the replacement cost thereof exceeds $5,000,000 (a "Major Casualty Loss"), or, regardless of amount, during the continuance of an Event of Default, may be applied in whole or in part, as deemed desirable by the Agent in the exercise of its reasonable discretion, toward (i) the repair or replacement of any property or assets of any of the Debtors that have been damaged or destroyed and in respect of which the insurance proceeds were payable, or (ii) the payment or prepayment of any of the Senior Secured Obligations, whether or not otherwise due. Any balance of insurance proceeds remaining in the possession of the Agent after payment in full of the Senior Secured Obligations shall be paid to the appropriate Debtor.

(d) If subsection (c) above is not applicable, all insurance proceeds or return shall be promptly applied by the Debtors toward the replacement of the property that has been damaged or destroyed.

         5.2 Operating Account Consent Letter. During continuance of a Potential Event of Default or Event of Default, at Agent's request, each of the Debtors will promptly execute and deliver to the Agent an Operating Account Consent Letter executed by each bank at which any of the Debtors has an account, in the form of Schedule 5.2 annexed hereto.

         5.3 Proceeds of Collateral Disposition. During the continuance of a Potential Event of Default or an Event of Default, at the Agent's request, each or all of the Debtors shall establish and maintain at all times a trust account with the Agent, and all Proceeds before or after an Event of Default, shall be deposited directly and immediately into such account. The Debtors shall be responsible for all costs and fees arising with respect to such account at the standard rates. Each of the Debtors expressly and irrevocably authorizes and consents to the ability of the Agent to charge the account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and apply those funds against any and all Senior Secured Obligations. All Senior Secured Obligations, as well as chargebacks to any Debtor for protested remittances, negative float charges and other such items, may also be charged as Advances by the Senior Secured Parties to the Borrower to be repaid in accordance with the Loan Documents. All funds in the possession of any Senior Secured Party pursuant to this Section or otherwise, whether in the account referred to herein, a lock-box, any Senior Secured Party's general ledger account or any concentration or operating account of any Debtor, are hereby pledged to the Agent for the benefit of the Senior Secured Parties as Collateral for the payment of the Senior Secured Obligations, independent of any right of banker's lien or set-off.

SECTION 6. RIGHTS AND LIABILITIES OF COLLATERAL AGENT AND

         SECURED PARTIES


6.1 Appointment as Attorney-in-fact. Effective upon the occurrence of an Event of Default, and so long as Agent reasonably believes such Event of Default is continuing, each Debtor hereby appoints the Agent as its true and lawful agent, proxy, and attorney-in-fact for the purpose of carrying out this Security Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation, the execution on behalf of each Debtor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to a Debtor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding. This appointment is irrevocable and coupled with an interest and any proxies heretofore given by any Debtor to any other Person are revoked. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the articles of incorporation, bylaws or other documents to which any Debtor or any Subsidiary of a Debtor is subject or to which any is a party.

6.2 Performance of Debtor's Duties. In furtherance, and not by way of limitation, of the foregoing Section 6.1 if (at any time either before or after the occurrence of an Event of Default) a Debtor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by the Debtors and shall be Senior Secured Obligations; provided, however, that nothing herein shall be deemed to relieve a Debtor from fulfilling any of its obligations hereunder.

6.3 Acts May Be Performed By Agents and Employees. Any act of the Agent to be performed pursuant to this Section 6 or elsewhere in this Security Agreement may be performed by agents or employees of the Agent.

6.4 In General. No act or omission of any Senior Secured Party (or agent or employee thereof) shall give rise to any defense, counterclaim or offset in favor of a Debtor or any claim or action against any such Senior Secured Party (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Senior Secured Party as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to its own property, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses that are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

6.5 Reliance on Advice of Counsel. In taking any action under this Security Agreement, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

6.6 Duties Respecting Collateral, etc. Neither the Agent nor any other Senior Secured Party shall be under any duty or liability with respect to the Collateral, other than to use reasonable care to prevent the damage or destruction thereof while in its own possession or control. Anything herein or in any other Loan Document to the contrary notwithstanding, neither the Agent nor any other Senior Secured Party shall have any obligation or liability by reason of or arising out of this Security Agreement to make any inquiry as to the nature or sufficiency of, to present or file any claim with respect to, or to take any action to collect or enforce the payment of, any amounts to which it may be entitled at any time or times by virtue of this Security Agreement. Neither the Agent nor any other Senior Secured Party makes any representations or warranties with respect to the Collateral or any part thereof, nor shall it be chargeable with any obligations or liabilities of any Debtor or any other Person with respect thereto. Neither the Agent nor any other Senior Secured Party shall have any liability or obligation arising out of any claims with respect to the Collateral settled by any such person. Neither the Agent nor any other Senior Secured Party shall incur any liability to any Debtor or any other Person for the care or maintenance of the Collateral or any actions (or failure to act) of the Senior Secured Party in connection with the Collateral or in connection with this Security Agreement, except for the gross negligence or willful misconduct of such Person as finally determined by a court of competent jurisdiction.

6.7 This Security Agreement is executed only as security for the Senior Secured Obligations. THEREFORE (NOTWITHSTANDING ANYTHING ELSE SET FORTH IN THIS SECURITY AGREEMENT WHICH, IF INCONSISTENT WITH THIS SECTION, SHALL BE DEEMED MODIFIED TO THE EXTENT NECESSARY TO BE CONSISTENT WITH THIS SECTION), THE EXECUTION AND DELIVERY OF THIS AGREEMENT SHALL NOT SUBJECT THE AGENT OR THE OTHER SENIOR SECURED PARTIES TO, OR IN ANY WAY RELIEVE ANY DEBTOR OF, ANY LIABILITY OR OBLIGATION RELATING TO, OR ARISING FROM, THE COLLATERAL. IT IS UNDERSTOOD AND AGREED THAT, NOTWITHSTANDING THIS SECURITY AGREEMENT, ALL THE DEBTORS' LIABILITIES OR OTHER OBLIGATIONS RELATING TO ANY COLLATERAL SHALL BE AND REMAIN ENFORCEABLE AGAINST, BUT ONLY AGAINST THE DEBTORS, UNLESS AND TO THE EXTENT, AFTER AN EVENT OF DEFAULT, NOTICE IS GIVEN BY THE AGENT AND APPROPRIATE ACTION IS TAKEN TO TRANSFER THE INTEREST IN THE SUBJECT COLLATERAL TO A PERSON DESIGNATED BY THE AGENT, WHICH SPECIFICALLY ASSUMES CERTAIN LIABILITIES.

SECTION 7. DEFAULT

                  In addition to any other rights accorded to the Agent and the Senior Secured Parties hereunder, under the Loan Documents or under applicable law, upon the occurrence and during the continuation of an Event of Default:

7.1 In General.

(a) The Agent shall have all the rights and remedies of a Senior Secured Party under the Uniform

Commercial Code, as amended, or under any other applicable law and all rights and remedies under the Loan Documents and other agreements. In any event, to the fullest extent permitted by applicable law, the Agent shall have the right (without any obligation) to seek performance of any guaranty or resort to any other security, right or remedy granted to it, to take possession of the Collateral, to enter upon any premises on which the Collateral or any part thereof may be situated and to remove the same therefrom, to receive, collect, appropriate and realize upon the Collateral or any part thereof, and to sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, brokers board or otherwise, for cash, upon credit or for future delivery, as the Agent may determine. The Agent may require the Debtor to assemble and to make the Collateral available to the Agent at a place to be designated by the Agent in a commercially reasonable manner.

(b) The Agent shall have the right, with full power of substitution either in the Agent's name or the name of a Debtor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

7.2 Public or Private Sale. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Debtor or Debtors which own the specific property of which the Agent intends to dispose at least ten (10) Business Days' prior notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition.

7.3 Purchasers at Sale. At any public or private sale, the Agent, or any other Senior Secured Party may, to the fullest extent permitted by applicable law, bid for and purchase the Collateral offered for sale and, upon compliance with the terms of such sale, may hold, retain and dispose of such property without further accountability therefor to the Debtors or any other party. The receipt given by such Senior Secured Party for purchase money paid at any sale shall be a sufficient discharge therefor to any purchaser of all or any part of the Collateral sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound in such capacity to see to the application of such purchase money or any part thereof, or in any manner be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale. Each such purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Debtors (other than rights that any Debtor may have against such purchaser generally and without regard to this Security Agreement or such sale) and (without limiting the generality of other waivers set forth herein) each Debtor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and appraisal which such Debtor may now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

7.4 Proceeds of Sale. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and attorneys fees) and all other reasonable charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied as provided in the Credit Agreement. If the Credit Agreement fails to designate the manner in which proceeds of Collateral are to be applied, then they shall be applied (1) first, to pay all expenses and costs of the Agent (and any Person acting on behalf of the Agent) and all other amounts owing to the Agent in its capacity as Agent or Senior Secured Party or any other similar capacity, (2) second, to interest and fees constituting Senior Secured Obligations (and if there is insufficient proceeds to repay all such interest and fees, then to each creditor thereof ratably in proportion to its percentage interest in all such interest and fees) and (3) last, to all other Senior Secured Obligations (and if there is insufficient proceeds to repay all such Senior Secured Obligations, then to each creditor thereof ratably in proportion to its percentage interest in all such Senior Secured Obligations). In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Senior Secured Obligations in full, the Debtors will be liable for the deficiency in accordance with and to the extent set forth in the Credit Agreement and the other Loan Documents, together with interest thereon at the maximum rates provided in the Credit Agreement, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys fees, expenses and disbursements.

7.5 Rights of Collateral Agent to Use and Operate Collateral. The Agent shall have the right and power, to the fullest extent permitted by applicable law, to take possession of all or any part of the Collateral, and to exclude the Debtors, and all Persons claiming under them wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Agent may (but shall not be obligated to) from time to time, at the expense of the Debtors, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Agent may reasonably deem proper. In any such case, subject as aforesaid, the Agent shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of any Debtor in respect thereto, as the Agent shall deem best, including, without limitation, the right to enter into any and all such agreements with respect to the sale, leasing or subleasing, management and/or operation of the Collateral or any part thereof as the Agent may reasonably see fit; and the Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof.

7.6 Collection of Accounts Receivable, etc. The Agent may, at any time or from time to time, notify or may require any Debtor to notify Account Debtors obligated (including, without limitation, any or all subscribers and advertisers), whether now existing or hereafter arising, to make payment directly to the Agent, and may take possession of all Proceeds of any Accounts in any Debtor's possession. With respect to instruments issued to any Debtor, the Agent may, in the name of such Debtor, endorse (or require the applicable Debtor to endorse) for deposit and deposit, and otherwise reduce to possession, or may protest, demand payment upon and bring suit to collect on any checks, notes or other instruments and take any other steps which the Agent deems reasonably necessary or advisable to collect, realize upon or reduce to possession any or all Accounts or other Collateral.

7.7 Certain Rights Respecting Contracts. The Agent shall have the right (but not the obligation) to assume any Debtor's rights under any (or all) Contracts of such Debtor, it being in the Agent's sole discretion whether to do so and as to which Contracts are to be so assumed. Without limiting the generality of the foregoing, the Agent may notify (or require the applicable Debtor to notify) other parties to any such Contract that it has assumed the applicable Debtor's rights under the Contract, may perform and discharge any or all such Debtor's obligations under any such Contract and in the exercise of such rights, may pay any costs and expenses and employ agents and legal counsel, all at the sole cost and expense of the Debtors. The Agent shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by any Debtor under any Contract, and each Debtor hereby agrees to indemnify the Agent, its nominee and each other Principal for, and hold each such Person harmless from, any and all liability arising from said Contracts. Nothing herein shall be construed to place responsibility for the control, care, management, or repair of any property to which any Debtor has rights under the Contracts upon the Agent or make it liable for any negligence in the management, operation, upkeep, repair or control of such property.

7.8 Appointment of Receiver. Without limiting the generality of the foregoing or any rights in the Credit Agreement or any other Loan Document, upon the occurrence of an Event of Default, the Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Agent to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including, without limitation, the compensation of the receiver, and to the payment of the Senior Secured Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated as more fully set forth in the Credit Agreement.

7.9 Action by Debtors. Each Debtor and each of its Subsidiaries shall take any action necessary or required or requested by the Agent from time to time in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereof to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party. In addition, in the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called "Transferee") or shall purchase or retain all or any of the Collateral, each Debtor and each Subsidiary of each Debtor shall:

(a) Deliver to the Agent or Transferee, as the case may be, all Collateral and all related documents and records of each Debtor and each Subsidiary of each Debtor;

(b) Use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of each Debtor.

7.10 Agreement to Sell. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and no Debtor shall be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after Agent shall have entered into such an agreement, any and all Events of Default shall have been remedied and the Senior Secured Obligations paid in full.

7.11 Collateral Agent May Exercise Less Than All Rights. Each Debtor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised.

SECTION 8. SECURITY INTEREST ABSOLUTE; WAIVERS BY DEBTOR

8.1 Absolute Nature of Security Interest. All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of each Debtor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any of the terms of the Loan Documents or any other instrument or document relating hereto or thereto, (ii) any change in the amount of the Senior Secured Obligations (including, without limitation, any increase in the principal amount of the Loans), or any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Secured Obligations, or any other amendment or waiver of any terms related thereto, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, (iv) any failure by the Senior Secured Party or any other Person to demand payment or performance by any Loan Party or to exercise or enforce any right or remedy in respect thereof, or
(v) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Debtor or any other Person in respect of the Senior Secured Obligations or in respect of this Security Agreement or any other Loan Document or any obligations hereunder or thereunder.

8.2 No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of any Debtor or any other Person or against or in payment of any or all of the Senior Secured Obligations.

8.3 Waiver of Subrogation, Etc. Each Debtor acknowledges that until all the Senior Secured Obligations shall have been indefeasibly paid in full, such Debtor shall have no right (or hereby waives any such right) of subrogation, reimbursement, or indemnity whatsoever, in respect of any Debtor, arising out of remedies exercised by the Agent hereunder.

8.4 Waivers. Each Debtor hereby:

(a) waives presentment, demand, notice of acceptance, protest and, except as is otherwise specifically provided herein or in the Credit Agreement, all other demands and notices in connection with this Security Agreement or the enforcement of the rights of the Agent or any other Senior Secured Party hereunder or in connection with any Senior Secured Obligation or any Collateral;

(b) consents to and waives notice of (i) the granting of renewals, extensions of time for payment or other indulgences to any account debtor in respect of any account receivable, (ii) substitution, release or surrender of any Collateral,
(iii) the addition or release of Persons primarily or secondarily liable on any Senior Secured Obligation or on any account receivable or other Collateral, (iv) the acceptance of partial payments on any account or note receivable or other Collateral and/or the settlement or compromise thereof, (v) any requirement of diligence or promptness on the part of the Agent or any other Senior Secured Party or any holder of Senior Secured Obligations in the enforcement of any rights in respect of any Collateral or any other agreement or instrument directly or indirectly relating thereto, and (vi) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Collateral;

(c) to the extent that it may lawfully do so, covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit or advance of, any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree or based on this Security Agreement or any other Loan Document;

(d) to the extent that it may lawfully do so hereby expressly waives and relinquishes all benefit and advance of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Security Agreement or therein granted and delegated to the Senior Secured Party, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted; and

(e) waives, to the fullest extent permitted by law, any right it may have under the constitutions of the Commonwealth of Pennsylvania or under the constitution of any other state in which any of the Collateral may be located, or under the Constitution of the United States of America, to notice (except for notice specifically required hereby or specifically required to be given to a Debtor pursuant to the Credit Agreement, if any) or to a judicial hearing prior to the exercise of any right or remedy provided by this Security Agreement to the Senior Secured Party, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.

EACH DEBTOR'S WAIVERS UNDER THIS SECTION HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH DEBTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEYS AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

SECTION 9. NON-WAIVER AND NON-EXCLUSIVE REMEDIES

9.1 Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Loan Document or under law.

9.2 Delay and Non-Waiver. No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

9.3 Actions by Senior Secured Party. Whether or not explicitly stated, any action required or permitted to be taken by any Senior Secured Party hereunder may be taken by any one or more Person or Persons designated by such Senior Secured Party (whether as nominee, employee, agent or otherwise) and such Person or Persons shall have all rights (including, without limitation, all rights to indemnification and other protections), powers and privileges granted to such Senior Secured Party hereunder (except as may be limited by such Senior Secured Party in its sole discretion).

SECTION 10. TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL

10.1 Termination of Agreement. At such time as (a) the Senior Secured Parties have no obligation to make further loans or extensions of credit to the Borrower or any other Debtor and (b) all the Senior Secured Obligations have been indefeasibly paid and/or performed in full, then this Security Agreement shall terminate and the Collateral shall be released pursuant to Section 10.2; provided that if at the time of the payment in full of the Senior Secured Obligations (i) such payment and performance is not subject to any filed or threatened claim, contest, avoidance or offset of any kind whatsoever, (ii) the chief financial officer of the Borrower so certifies in writing to the Agent and
(iii) the Borrower supplies to the Agent such valuations, information, evidence, certifications and opinions as the Agent may request in connection therewith, this Security Agreement shall terminate upon satisfaction of the conditions in clauses (a) and (b) above without giving effect to the requirement that the payment in full be indefeasible.

10.2 Duties of Agent With Respect To Release of Collateral. When this Agreement terminates pursuant to Section 10.1 above, the Agent shall reassign and deliver to each Debtor, or to such Person as each Debtor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Debtors.

10.3 Release of Certain Collateral. There shall be a partial release of Collateral under the following circumstances:

                           (i) as a court of competent jurisdiction may direct;

                           (ii) in connection with a disposition (other than to the Borrower or a Subsidiary thereof) permitted under Subsection 7.7.2 of the Credit Agreement or as otherwise provided under the Loan Documents,

                           (iii) if in accordance with the Credit Agreement cash proceeds from any sale or transfer of the collateral are used to prepay outstanding sums due under the Loans or are reinvested in the Company and its Subsidiaries, and

                           (iv) if such collateral security is of little or no value (such as certificates representing stock redeemed or exchanged consistent with the terms of this Agreement or assets which have been abandoned) as certified by the Company in a written statement requesting such release.

                           In addition, the Agent will terminate a UCC filing if that filing is no longer required because the subject collateral has been moved or for a similar reason, and the Debtor so certifies to that fact.

                  The Agent shall thereupon reassign and deliver to the applicable Debtor, or to such Person as such Debtor shall designate, against receipt, the released Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Borrower and its Subsidiaries.

10.4 Survival of Representations. All representations, warranties and covenants of Debtors herein (including, without limitation, those incorporated by reference) shall survive the execution and delivery of this Security Agreement and shall continue until this Security Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of Agent or any Senior Secured Party.

SECTION 11. PAYMENT OF COSTS AND EXPENSES; INDEMNITIES

11.1 Costs and Expenses. Upon demand, each Debtor shall pay to the Agent the amount of any and all reasonable expenses incurred by the Agent hereunder or in connection herewith, including, without limitation those that may be incurred in connection with (i) the administration of this Security Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure of a Debtor to perform or observe any of the provisions hereof.

11.2 Fees. The Debtors will, upon demand, pay to the Agent such reasonable fees (in addition to its expenses) for its services as Agent as may be agreed upon from time to time between the Agent and the Borrower.

11.3 Indemnification. The Debtors jointly and severally agree to indemnify and hold harmless the

Agent and other Senior Secured Parties (and, in each case, its directors, officers, agents and employees) to the fullest extent permitted by law, from and against any and all claims, losses, liabilities, actions, judgments, demands, costs and expenses of whatever nature incurred by the Agent or such Senior Secured Party hereunder or in connection herewith, unless such claim, loss, liability, action, judgment, demand, cost or expense is the result of the willful misconduct or gross negligence of said indemnified party as shall have been determined in a final, nonappealable judgment of a court of competent jurisdiction. This indemnification shall survive the termination of this Agreement.

11.4 Taxes. The Borrower and its Subsidiaries hereby jointly and severally agree to pay to the Agent, upon demand, the amount of any taxes which the Agent may have been required to pay by reason of the security interests established pursuant to this Security Agreement (including any applicable transfer taxes).

11.5 Interest. All monetary obligations of the Borrower and its Subsidiaries under this Section shall bear interest following demand at the Base Rate (as defined in the Credit Agreement) plus two per cent (2%).

11.6 Additional Obligations. Any amounts payable pursuant to this Section shall be additional Senior Secured Obligations secured hereby.

SECTION 12. MISCELLANEOUS PROVISIONS

12.1 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given or made upon any party under the provisions of this Security Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly provided under this Security Agreement and if in writing, shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages to this Security Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Security Agreement, be effective (a) in the case of facsimile, when received,
(b) in case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including air courier), when delivered; provided, that notices to the Agent shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

12.2 Entire Agreement. This Security Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein.

12.3 Amendments. The terms of this Security Agreement may be amended, terminated, modified, supplemented or waived only upon the written consent of the Agent and each Debtor. The rights of the Agent to so change, modify, waive, discharge or terminate any provision hereof is subject to the terms of Section
12.5 of the Credit Agreement, it being understood, however, that the Debtors are not third party beneficiaries of Section 12.5 of the Credit Agreement.

12.4 Governing Law. This Security Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

12.5 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial. 12.5.1 Arbitration.

(a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, the Loan Documents between any or all of the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

(b) All arbitration hearings shall be conducted in the City of Philadelphia, Commonwealth of Pennsylvania, unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable federal or state substantive law except as provided herein.

(c) Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

(d) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

12.5.2   Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

(a) With respect to any matters that may be heard before a court of competent jurisdiction under paragraph (c) of the preceding subsection 12.5.1, the Borrower and its Subsidiaries each hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower or such Subsidiary at the address provided for in
Section 12.1 above and service so made shall be deemed to be completed upon actual receipt. The Borrower and its Subsidiaries each hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this subsection 12.5.2 shall not limit or otherwise affect the right of the Agent or any Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

(b) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR ANY SUBSIDIARY OF THE BORROWER NOR THE BORROWER NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

(c) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH (d) OF THE PRECEDING SUBSECTION
12.5.1 EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH SENIOR

SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.5. THE PROVISIONS OF THIS SECTION
12.5 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 12.6 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

12.6 Severability. If any of the provisions or terms of this Security Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Security Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

12.7 Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument. A photocopied or facsimile copy of any signature page to this Agreement shall be deemed to be the functional equivalent of a manually executed original for all purposes.

12.8 Joint and Several Liability. All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Agent hereunder.

12.9 Additional Debtors; Ratification. Any Person that shall at any time become a Subsidiary of the Borrower shall, if not already a party to this Agreement, immediately become a party hereto (an "Additional Debtor") by the execution and delivery of an Additional Debtor Joinder in substantially the form of Schedule
12.9 attached hereto and shall immediately comply with the provisions hereof applicable to Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a Debtor for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder and thereafter at any time that such representations and covenants must be restated pursuant to the terms of the Loan Documents.

12.10 Effect of Amendment. On and after the effectiveness of this Security Agreement, any reference to the Security Agreement or similar term used in any Loan Document shall mean and refer to this Security Agreement, as amended, modified, joined or supplemented, from time to time.

12.11 Successors and Assigns. All covenants, agreements, representations and warranties made herein, and in certificates delivered herewith by or on behalf of any Debtor shall bind such Debtor's successors and assigns, whether so expressed or not, and all such covenants, agreements, representations and warranties, and all other rights of the Agent and the Senior Secured Parties hereunder, shall inure to the benefit of its successors and assigns; provided, that the foregoing shall not be construed to permit any assignment of any rights or obligations of any Debtor hereunder except as expressly provided herein or in the Credit Agreement and any attempt to make such an assignment in violation of the provisions hereof and thereof shall be void. In the event that a successor Agent is appointed (which successor may be appointed by the then serving Agent or as otherwise provided in the Credit Agreement), such successor shall become vested with the powers and rights of the Agent hereunder, and the predecessor of the Agent shall thereafter be released and discharged from any liability or responsibility hereunder, except with respect to claims arising prior to such assignment.

12.12 Relationship with Credit Agreement. To the extent that any terms of this Security Agreement shall be inconsistent with the terms of the Credit Agreement, the terms of the Credit Agreement shall control. The Agent's performance of its duties hereunder shall in all respects be subject to and governed by the Credit Agreement. Nothing contained herein shall be construed to enlarge the degree of responsibility or discretion or the duty of care to be exercised by the Agent beyond that expressly set forth in the Credit Agreement. Without limiting the generality of the foregoing, each of the Debtors hereby acknowledges and agrees that the Agent shall, with respect to all of its rights, obligations and duties under this Agreement, be entitled to all of its rights, protections and immunities provided for under Article 12 of the Credit Agreement as fully and to the same extent as if such provisions were set forth in full herein.

                  IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

DEBTORS:          SUSQUEHANNA MEDIA CO.

                  SUSQUEHANNA CABLE CO.

                  SUSQUEHANNA CABLE INVESTMENT CO.

                  CABLE TV OF EAST PROVIDENCE, INC.

                  CASCO CABLE TELEVISION, INC.

                  CASCO CABLE TELEVISION OF BATH, MAINE

                  SBC CABLE CO.

                  YORK CABLE TELEVISION, INC.

                  SUSQUEHANNA RADIO CORP.

                  RADIO CINCINNATI, INC.

                  RADIO INDIANAPOLIS, INC.

                  RADIO METROPLEX, INC.

                  RADIO SAN FRANCISCO, INC.

                  KRBE CO.

                  KNBR, INC.

                  BAY AREA RADIO CORP.

                  WSBA LICO, INC.

                  WVAE LICO, INC.

                  WNNX LICO, INC.


                      Signature Page to Security Agreement

                  KNBR LICO, INC.

                  KRBE LICO, INC.

                  INDIANAPOLIS RADIO LICENSE CO.

                  SUSQUEHANNA DATA SERVICES, INC.

                  SUSQUEHANNA FIBER SYSTEMS, INC.

                  MEDIA PCS VENTURES, INC.

                  KFFG LICO, INC.

                  KPLX RADIO, INC.

                  KPLX LICO, INC.

                  KLIF BROADCASTING, INC.

                  KLIF LICO, INC.

                  KLIF RADIO, INC.

                  TEXAS STAR RADIO, INC.

                  INDY LICO, INC.

                  WRRM LICO, INC.

                  WFMS LICO, INC.


                  By:_______________________________________
                     Alan L. Brayman, on behalf of each of
                     the foregoing as Treasurer


                  Notice Information

                  140 East Market Street
                  York, PA  18401
                  Phone No.:  (717) 848-5500
                  Fax No.:      (717) 771-1440
                  Attn:  Craig Bremer, Esquire


                      Signature Page to Security Agreement

                  KPLX LIMITED PARTNERSHIP,
                  by KPLX Radio, Inc., its General Partner


                  KLIF BROADCASTING LIMITED
                  PARTNERSHIP, by KLIF Radio, Inc.,
                  its General Partner


                  By:_______________________________________
                     Alan L. Brayman on behalf of each of the
                     foregoing as Treasurer of the General Partner


                  Notice Information
                  140 East Market Street
                  York, PA 18401
                  Phone No.:  (717) 848-5500
                  Fax No.:      (717) 771-1440
                  Attn:  Craig Bremer, Esquire


                      Signature Page to Security Agreement

ACKNOWLEDGED BY AGENT:

                  FIRST UNION NATIONAL BANK, in its capacity as Agent



                  By:
                  Name:  Elizabeth Elmore
                  Title:   Senior Vice President

                  Notice Information

                  Communications/Media Group
                  PA 4829
                  1 South Penn Square
                  P.O. Box 7618
                  Philadelphia, PA  19101-7618
                  Phone No.:  (215) 786-4321
                  Fax No.       (215) 786-7721
                  Attention:   Elizabeth Elmore, Senior Vice President


                      Signature Page to Security Agreement

                                  SCHEDULE 4.1

                       SCHEDULE 5.2 TO SECURITY AGREEMENT

                        OPERATING ACCOUNT CONSENT LETTER

[Name and address of
Operating Account Bank]

Ladies and Gentlemen:

         We refer to account numbers ____________, ____________ and ____________
(the "Operating Accounts") maintained with you by ____________, Inc. (the "Company") and into which certain monies, instruments and other property are deposited from time to time. The Company has granted to First Union National Bank as Agent (the "Agent") for the benefit of the the Senior Secured Parties under, and as defined in, the Security Agreement, dated as of ____________, 1999, among the Company, certain other Debtors and the Agent, a security interest in all assets and properties of the Company, including, among other things, the Operating Accounts, all monies, instruments and other property deposited therein and all certificates or instruments, if any, representing or evidencing the Operating Accounts. It is a condition to the continued maintenance of the Operating Accounts with you that you agree to this Letter Agreement.

         By signing this Letter Agreement, you agree that from the date hereof the Operating Accounts shall be under the exclusive dominion and control of the Agent and all monies, instruments and other property of the Company received in connection therewith whether or not deposited in the Operating Accounts shall be held solely for the benefit of the Agent. The Operating Accounts shall be subject to written instructions only from the Agent. You agree to:

                  (a) follow your usual operating procedures for the handling of any remittance received in the Operating Accounts that contains restrictive endorsements, irregularities, such as a variance between the written and numerical amounts, undated or postdated items, missing signature, incorrect payee, etc.;

                  (b) endorse and process all eligible checks and other remittance items, not covered by subparagraph (a) above, deposit such checks and other remittance items in the Operating Accounts; and

                  (c) maintain a record of all checks and other remittance items received in the Operating Accounts and, in addition to providing the Company with photostats, vouchers, enclosures, etc. of checks and other remittance items received on a daily basis, as well as a monthly statement, furnish to the Agent, free of any service charge payable by the Agent, your regular bank statement with respect to the Operating Accounts, with the words "First Union National Bank, as Agent Re: ____________, Inc." included thereon so that there is no confusion as to ownership of the Operating Accounts and so that the Agent is able to properly identify the Operating Accounts.

         You hereby agree to follow the instructions of the Company with respect to the disposition of any and all money deposited in the Operating Accounts as directed by the Company unless and until you have received written instructions to the contrary from the Agent, in which case you agree to follow such instructions from the Agent.

         You waive and agree not to assert, claim or endeavor to exercise, and by executing this Letter Agreement bar and estop yourself from asserting, claiming or exercising, and you acknowledge that you have not heretofore received a notice from any other party asserting, claiming or exercising, any right of setoff, banker's lien or other purported form of claim with respect to the Operating Accounts and funds from time to time therein. You shall have no rights in the Operating Accounts or the funds therein. To the extent you may ever have any such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

         You may terminate this Letter Agreement only upon thirty days' prior written notice to that effect to the Company and the Agent, by canceling the Operating Accounts maintained with you and transferring all funds, if any, in such Operating Accounts to the Agent. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Agent at such address anything from time to time received in the Operating Accounts.

         This Letter Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                             Very truly yours,

                                             _____________________________, INC.

                                             By:
                                                      Title:



                                             By:
                                                      Title:

                                             By:
                                                      Title:
Acknowledged and agreed to as
of the date first above written.

[OPERATING ACCOUNT BANK]

By:
         Title:

                                  SCHEDULE 12.9

                        FORM OF ADDITIONAL DEBTOR JOINDER


             Security Agreement dated as of            , 1999 from
                Susquehanna Media Co. and Subsidiaries as Debtors
              party thereto, from time to time, to and in favor of
         First Union National Bank, as Agent (the "Security Agreement")


         Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

         The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Agent referred to above or its successor, the undersigned shall be and become a Debtor for all purposes of the Security Agreement as fully and to the same extent as if it were an original signatory thereto and shall be deemed to have made the representations and warranties set forth in Section 4 therein as of the date of execution and delivery of this Additional Debtor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Loan Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY ACKNOWLEDGES AND AGREES TO THE ARBITRATION CLAUSE SET FORTH IN SUBSECTION 12.5.1 THEREOF AND TO THE CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL PROVISIONS SET FORTH IN SUBSECTION 12.5.2 THEREOF.

         Attached hereto are supplemental and/or replacement Exhibits to the Security Agreement, as applicable.

         An executed copy of this Joinder shall be delivered to the Agent, and the Agent and the Senior Secured Parties may rely on the matters set forth herein in entering into and extending credit under the Credit Agreement on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Agent.

                                      [Name of New Debtor]


                                       By:
                                       Title:
                                       Address:

                                       Dated:

                        GUARANTY AND SURETYSHIP AGREEMENT
                             ("Guaranty Agreement")

         GUARANTY AND SURETYSHIP AGREEMENT made as of the 12th day of May, 1999 by and among SUSQUEHANNA MEDIA CO., a Delaware corporation (the "Borrower") and the parties designated as "GUARANTORS" on the signature lines hereto (jointly and severally, a "Guarantor" or the "Guarantors"), in favor of FIRST UNION NATIONAL BANK, a national banking association, as agent on behalf of the Senior Secured Parties (as defined in the Credit Agreement as referred to below). First Union National Bank in its capacity as agent for the Senior Secured Parties hereunder, with its successors and assigns, is hereinafter referred to as "Agent."

                             BACKGROUND OF AGREEMENT

         On the date hereof certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as Agent have entered into a Credit Agreement (as amended, extended, supplemented, restated, or otherwise modified or refinanced, including without limitation any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with the Borrower, pursuant to which such lenders and issuers agreed to lend certain sums to the Borrower upon the terms and conditions specified in the Credit Agreement under
(1) a revolving credit facility with a swing line subfacility, and (2) two separate term loan facilities, and to issue, or participate in the issuance of, certain letters of credit. In addition, the Credit Agreement currently requires the Borrower under certain conditions to enter into certain interest rate hedging agreements.

         Each of the Guarantors is a direct or indirect Subsidiary of the Borrower. The Subsidiaries, wishing to induce the Lenders (as defined in the Credit Agreement) to enter into the financings described above to enable the Borrower to (among other things) make loans to them, and the Borrower and the Subsidiaries having determined that they can obtain their borrowings more economically by combining their financing needs into a single borrowing unit on the parent company level, borrowing funds from institutional lenders on that basis, and then entering into the requisite intercompany financings, the Subsidiaries agreed jointly and severally to extend the guaranties set forth below in order to facilitate such financings. Each Guarantor determined that it was in its best interests and in pursuance of its business purposes that it do so and that it was and will be Solvent, before and after giving effect to the transactions contemplated by the Credit Agreement.

         The Lenders entered into the Credit Agreement and the transactions contemplated thereby in reliance, in part, upon each of the Guarantors entering into the Guaranty Agreement. Accordingly, the parties have agreed to enter into the Guaranty Agreement on the terms and subject to the conditions set forth below.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. GUARANTY AND SURETYSHIP.

                  1.1 Surety; Guaranty of Payment. The Guarantors hereby jointly and severally, irrevocably and unconditionally, agree to act as surety for the benefit of the Agent (for the benefit of the Senior Secured Parties) with respect to the Senior Secured Obligations (as defined in the Credit Agreement) and guaranty that the Senior Secured Obligations shall be paid in full when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment or otherwise.

                  1.2 Designated Senior Indebtedness. If at any time, any Guarantor provides any guaranty or otherwise becomes liable in respect of any obligations under the Senior Secured Notes or Senior Secured Indenture, the obligations hereunder shall automatically be deemed to be "Designated Senior Indebtedness" within the meaning of those agreements.

                  1.3 Obligations of Guarantors Absolute, etc. The obligations of the Guarantors hereunder shall be absolute and unconditional. Each Guarantor, jointly and severally, guarantees that the Senior Secured Obligations will be paid strictly in accordance with the terms of the agreement, instrument or document giving rise to such Senior Secured Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Agent or the Senior Secured Parties with respect thereto. The liability of the Guarantors hereunder shall be absolute and unconditional irrespective of:

                           (i) any lack of validity or enforceability of any
Loan Document;

                           (ii) any change in the time, manner or place of
payment of the Senior Secured Obligations;

                           (iii) any amendment or modification of or supplement
to the Loan Documents, or any furnishing or acceptance of any security, or any release of any security or the release of any Person's obligations (including without limitation, any Guarantor, Pledgor or Borrower), with respect to the Senior Secured Obligations;

                           (iv) any waiver, consent, extension, indulgence or
other action or inaction under or in respect of any such instrument, document or agreement or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument;

                           (v) any counterclaim, set-off, recoupment or defense
based upon any claim any Guarantor, the Borrower or any Pledgor may have against the Agent or any Senior Secured Party;

                           (vi) any bankruptcy, insolvency, reorganization,
arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Affiliate of the Borrower or any Guarantor or their respective properties or creditors;

                           (vii) any invalidity or unenforceability, in whole or
in part, of any term hereof or of the Loan Documents;

                           (viii) any failure on the part of the Borrower or any
Affiliate or any Person that may have been an Affiliate for any reason to perform or comply with any term of the Loan Documents; or

                           (ix) any other occurrence whatsoever, whether similar
or dissimilar to the foregoing.

                  1.4 Continuing Guaranty. This guaranty and suretyship is an absolute, unconditional, present and continuing guaranty and suretyship of payment and is in no way conditional or contingent; it shall remain in full force and effect until terminated pursuant to Section 7 below.

                  1.5 Joint and Several Liability. Each and every representation, warranty, covenant and agreement made by the Guarantors, or any of them, under this Guaranty Agreement shall be and constitute joint and several obligations of all of the Guarantors, whether or not so expressly stated herein.

                  1.6 Waivers. Each Guarantor hereby waives, to the fullest extent permitted by applicable law, (a) all presentments, demands for performance, notice of non-performance, protests, notices of protests and notices of dishonor in connection with the Senior Secured Obligations or any agreement relating thereto; (b) notice of acceptance of this Guaranty Agreement;
(c) any requirement of diligence or promptness on the part of the Agent or the Senior Secured Parties in the enforcement of its/their rights hereunder or under the Loan Documents; (d) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Senior Secured Obligations;
(e) notice of any of the matters referred to in subsection 1.3 hereof; (f) notices of every kind and description which may be required to be given by any statute or rule of law; and (g) any defense of any kind which it may now or hereafter have with respect to its liability under this Guaranty Agreement. Without limiting the foregoing, neither the Senior Secured Parties nor the Agent shall be required to make any demand upon, or to pursue or exhaust any rights or remedies against the Borrower, any other Guarantor or any other Person, or against the collateral security, for the Senior Secured Obligations. No failure on the part of the Agent or any Senior Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Each Guarantor hereby agrees that it will not enforce or otherwise exercise or claim or assert any rights of subrogation or contribution against any Person with respect to the Senior Secured

Obligations or any security therefor unless and until all the Senior Secured Obligations are paid in full.

         SECTION 2. EXPENSES.

                  The Guarantors jointly and severally agree to reimburse the Agent and the Senior Secured Parties for all reasonable costs of collection or enforcement (including, without limitation, reasonable attorneys' fees and expenses and allocated costs of counsel who are employees of a Senior Secured Party) incurred in enforcing the obligations of the Guarantors under this Guaranty Agreement.

         SECTION 3. REPRESENTATIONS AND WARRANTIES.

                  The Guarantors hereby jointly and severally represent and warrant that each of the representations and warranties relating to them set forth in any Loan Document is incorporated herein by reference and is true and correct on and as of the date hereof.

         SECTION 4. COVENANTS.

                  Each of the covenants and agreements of the Borrower which are set forth or incorporated in any of the Loan Documents and which are expressly applicable or refer to the "Subsidiaries" of the Borrower or otherwise refer to any Guarantors are hereby incorporated by reference as though set forth herein in their entirety, and each Guarantor hereby agrees to perform and abide by each such covenant and agreement which purports to be applicable to it.

         SECTION 5. SUCCESSORS AND ASSIGNS.

                  5.1 The obligations hereunder are binding upon each Guarantor, its successors, transferees and assigns, and shall inure to the benefit of and be enforceable by the Senior Secured Parties, the Agent and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Senior Secured Party may assign or otherwise transfer any note held by it to any other Person or entity in accordance with the terms of the governing Credit Agreement, and such other Person or entity shall thereupon become vested with all the rights granted to such Senior Secured Party herein and therein, provided, however, that no Guarantor may assign any of its obligations hereunder. Notwithstanding the foregoing, if there shall become additional "Guarantors" or if there should be any assignment of any guaranty obligations by operation of law or in contravention of the terms of this Guaranty Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of the Guarantors shall bind the successors and assigns of the Guarantors and any such additional Guarantors, jointly and severally, together with the preexisting Guarantors whether or not such new or additional Guarantors execute the Joinder as set forth in Section 5.2.

                  5.2 Additional Parties. Except as otherwise provided in the Loan Documents, Guarantors shall at all times constitute all of the Subsidiaries of the Borrower, other than Paragon Research Limited Partnership. Any Person that becomes such a Subsidiary after the date hereof shall become a Guarantor hereunder, and Borrower shall cause such Person to signify its acceptance of the terms hereof by execution and delivery to the Agent of one or more counterparts of a Joinder hereto in the form of Exhibit A, appropriately dated.

         SECTION 6. RIGHT OF SET-OFF.

                  Upon the occurrence and during the continuance of any Event of Default, each Senior Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Senior Secured Party to or for the credit or the account of any Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty Agreement, irrespective of whether or not such Senior Secured Party shall have made any demand under this Guaranty Agreement and although such obligations may be contingent and unmatured. The rights of each Senior Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Senior Secured Party may have.

         SECTION 7. TERMINATION OF GUARANTY

                  7.1 Termination of Guaranty Obligations of All Guarantors. At such time as (a) Senior Secured Parties have no obligations to make further fundings to the Borrower under the terms of the Credit Agreement and (b) all the Senior Secured Obligations have been paid and/or performed in full, then the guaranty provided for herein and this Guaranty Agreement shall terminate, provided, however, that (i) all indemnities of the Guarantors or the Borrower contained in this Guaranty Agreement or any Loan Document shall survive and remain operative and in full force and effect regardless of the termination of this Guaranty Agreement, and (ii) the guaranty provided for herein and this Guaranty Agreement shall be reinstated if at any time any payment of any of the Senior Secured Obligations is rescinded or must otherwise be returned by the Agent or any Senior Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made.

                  7.2 Termination of Guaranty Obligations of Sold Guarantors. Effective upon the closing of a sale by the Borrower or any Subsidiary of the Borrower of all the outstanding capital stock of, or all partnership interests or all other equity interests in, any of the Guarantors hereunder (any Guarantor being so sold is hereinafter the "Sold Guarantor") in conformity with the provisions of the Credit Agreement providing for dispositions to third parties free of Liens, and receipt by the Agent of a certification to such effect from the chief financial officer of the Borrower, the obligations of that Sold Guarantor hereunder (including, without limitation, obligations under Section 14 below) shall terminate. However, all the obligations of the other Guarantors hereunder shall remain in full force and effect.

         SECTION 8. AMENDMENTS AND WAIVERS.

                  This Guaranty Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein. Neither this Guaranty Agreement nor any provision hereof may be changed, modified, waived, discharged or terminated without the written agreement of the Agent and the Guarantors or the written agreement of the Agent and the party against whom enforcement of the change, modification, waiver, discharge or termination is sought. The rights of the Agent to so change, modify, waive, discharge or terminate any provision hereof is subject to the terms of Section
12.5 of the Credit Agreement, it being understood, however, that the Guarantors are not third party beneficiaries of Section 12.5 of the Credit Agreement.

         SECTION 9. NOTICES AND COMMUNICATIONS.

                  All notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Guaranty Agreement shall be by telephone or in writing (including facsimile communications) unless otherwise expressly provided under this Guaranty Agreement and if in writing shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Guaranty Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Guaranty Agreement, be effective (a) in the case of facsimile, when received,
(b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephone notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Guarantor giving any notice to any other party hereto shall simultaneously send a copy of such notice to the Agent. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

         SECTION 10. GOVERNING LAW.

                  This Guaranty Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         SECTION 11. ARBITRATION; CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF.

                  11.1 Arbitration.

                           (i) Upon demand of any party hereto, whether made
before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, the Loan Documents between any or all of the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                           (ii) All arbitration hearings shall be conducted in
the City of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                           (iii) Notwithstanding the preceding binding
arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                           (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A
REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

         11.2 Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                           (i) With respect to any matters that may be heard
before a court of competent jurisdiction under paragraph (iii) of the preceding subsection 11.1, the Borrower and the Guarantors each hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower or such Guarantor at the address provided for in Section 9 above and service so made shall be deemed to be completed upon actual receipt. The Borrower and the Guarantors each hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 11 shall not limit or otherwise affect the right of the Agent or any Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                           (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE,
SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR ANY GUARANTOR NOR THE BORROWER NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                           (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH
(iv) OF THE PRECEDING SUBSECTION 11.1 EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (a) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11. THE PROVISIONS OF THIS SECTION 11 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         SECTION 12. HEADINGS; COUNTERPARTS.

                  Headings to this Guaranty Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A photocopied or facsimile copy of any signature page to this Guaranty Agreement shall be deemed to be the functional equivalent of a manually executed original for all purposes.

         SECTION 13. SEVERABILITY.

                  Any invalidity, illegality or unenforceability of any term or provision of this Guaranty Agreement in any jurisdiction or as against any Guarantor shall not affect the validity, legality or enforceability of any other terms hereof or in any other jurisdiction or against any other Guarantor.

         SECTION 14. INDEMNIFICATION.

                  Each Guarantor, jointly and severally, shall indemnify and hold harmless the Agent and each Senior Secured Party from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each such indemnified party for all reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such indemnified party) incurred by such indemnified party in connection with, arising out of, or in any way related to this Guaranty Agreement or the Senior Credit Documents, provided that none of the Guarantors shall be liable under this Section for any losses, costs or expenses to the extent they arise from gross negligence or willful misconduct on the part of the Person requesting indemnification as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction. This indemnification shall survive the termination of this Agreement.

         SECTION 15. SUBORDINATION PROVISIONS.

                  15.1 Subordination. The payment of any and all Subordinated Debt is expressly subordinated to the extent and in the manner set forth in this
Section 15 to Senior Debt and to interest on Senior Debt at the rate stated in the instrument evidencing such Senior Debt from the date of filing of any Petition under the Bankruptcy Code of 1978, as amended, to the date of payment (herein called "Post-petition Interest"). The term "Subordinated Debt" as used in this agreement shall mean and include the principal of and interest on all liabilities of the Borrower to any Guarantor (the "Subordinated Debt Holder"), direct or contingent, joint, several or independent, now or hereafter existing, due or to become due to, or held or to be held by, the Subordinated Debt Holder, whether created directly or acquired by assignment or otherwise.

                  The term "Senior Debt" as used in this agreement shall mean and include the Senior Secured Obligations (including extensions, renewals and refundings thereof, whether or not the principal amount is increased) and any other note or notes issued in substitution therefor or upon any transfer thereof.

                  15.2 Receipt of Payments. The Subordinated Debt Holder will not receive or accept any payment from the Borrower on account of Subordinated Debt, if the making of such payment would constitute a violation of any Loan Document. In the event that the Subordinated Debt Holder shall receive any payment on Subordinated Debt which such Holder is not entitled to receive under the provisions of the foregoing sentence, such Holder will hold any amount so received in trust for the holders of all Senior Debt and will forthwith turn over such payment to the Agent, in the form received, to be applied on the Senior Debt.

                  15.3 Commencement of Proceedings. The Subordinated Debt Holder will not commence any action or proceeding against the Borrower to recover all or any part of the Subordinated Debt or join with any creditor, unless the Agent shall also join in bringing any proceedings against the Borrower pursuant to any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any State government unless and until all Senior Debt shall be paid in full.

                  15.4 Bankruptcy, Insolvency, Reorganization, etc. In the event of any liquidation, dissolution or other winding up of the Borrower, or in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets or any other marshalling of the assets and liabilities of the Borrower, (i) Senior Debt shall first be paid in full in cash before the Subordinated Debt Holder shall be entitled to receive any moneys, dividends or other assets in any such proceeding, and (ii) the Subordinated Debt Holder will at the request of the holders of Senior Debt file any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of the Borrower in respect of Subordinated Debt and will hold in trust for the holders of Senior Debt and pay over to the Agent on behalf of the holders of Senior Debt, in the form received, to be applied on Senior Debt and Post-petition Interest, any and all moneys, dividends or other assets received in any such proceeding on account of Subordinated Debt, unless and until Senior Debt and Post-petition Interest shall be paid in full in cash. In the event that the Subordinated Debt Holder shall fail to take such action requested by the holders of Senior Debt, the Agent may, as attorney-in-fact for the Subordinated Debt Holder, take such action on behalf of the Subordinated Debt Holder, and the Subordinated Debt Holder hereby agrees that the Agent may designate any person as the attorney-in-fact (the "Attorney-in-Fact") for the Subordinated Debt Holder to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character and to take such other action (including acceptance or rejection of any plan of reorganization or arrangement) in the name of the holders of Senior Debt or in the name of the Subordinated Debt Holder as the Attorney-in-Fact may deem necessary or advisable for the enforcement of the agreement contained herein, and the Subordinated Debt Holder will execute and deliver such other and further powers of attorney or other instruments as may be requested by the Agent in order to accomplish the foregoing.

                  15.5 Changes in Loan Documents. The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Subordinated Debt Holder, without incurring responsibility to the Subordinated Debt Holder, and without impairing or releasing any of the rights of the holders of Senior Debt, or any of the obligations of the Subordinated Debt Holder hereunder, by such holders of Senior Debt's unanimous action, or, as the appropriate Loan Document may otherwise provide with respect to the Senior Debt governed thereby, by the action of such holders as may be required under such Loan Document.

                           (i) change the amount, manner, place or terms of or
renew or alter Senior Debt or amend such Loan Document in any manner or enter into or amend in any manner any other agreement relating to Senior Debt (including provisions restricting or further restricting payments of principal of and interest on Subordinated Debt);

                           (ii) sell, exchange, release or otherwise deal with
any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, Senior Debt in accordance with the terms of any of the Loan Documents or any other present or future agreement between the Borrower and any Guarantor and the applicable Senior Secured Parties;

                           (iii) release anyone liable in any manner for the
payment or collection of Senior Debt;

                           (iv) exercise or refrain from exercising any rights
against the Borrower and others (including the Subordinated Debt Holder); and

                           (v) apply any sums by whomsoever paid or however
realized to Senior Debt.

                  15.6 Waiver of Notice of Acceptance. Notice of acceptance of the agreement contained in this Section 15 is hereby waived.

                  15.7 Marking Books. The Subordinated Debt holder will mark its books to show that the Subordinated Debt is subordinated to Senior Debt in the manner and to the extent herein set forth.

                  15.8 No Violation, etc. The Subordinated Debt Holder represents and warrants that (i) neither the execution nor delivery hereof nor fulfillment nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which the Subordinated Debt Holder is now subject and (ii) none of the Subordinated Debt is or will be subordinated to any indebtedness of the Borrower other than Senior Debt.

                  15.9 Effect of Amendment. On and after the effectiveness of this Guaranty Agreement, any reference to the Guaranty Agreement or similar term used in any Loan Documents shall mean and refer to this Guaranty Agreement, as amended modified or supplemented, from time to time.

         IN WITNESS WHEREOF, the undersigned have executed this Guaranty Agreement on the date and year first above written.

         BORROWER:            SUSQUEHANNA MEDIA CO.

                              By:
                              Name: Alan L. Brayman
                              Title:    Treasurer

                              Notice Information:
                              140 East Market Street
                              York, PA  17401
                              Phone No.:  (717) 848-5500
                              Fax No.:     (717) 771-1440
                              Attention:  Craig Bremer, Esquire

         GUARANTORS:
                              SUSQUEHANNA CABLE CO.

                              SUSQUEHANNA CABLE INVESTMENT CO.

                              CABLE TV OF EAST PROVIDENCE, INC.

                              CASCO CABLE TELEVISION, INC.

                              CASCO CABLE TELEVISION OF BATH, MAINE

                              SBC CABLE CO.

                              YORK CABLE TELEVISION, INC.

                              SUSQUEHANNA RADIO CORP.

                              RADIO CINCINNATI, INC.

                              RADIO INDIANAPOLIS, INC.

                              RADIO METROPLEX, INC.

                              TEXAS STAR RADIO, INC.

                              RADIO SAN FRANCISCO, INC.


                      Signature Page to Guaranty Agreement

                              KRBE CO.

                              KNBR, INC.

                              BAY AREA RADIO CORP.

                              WSBA LICO, INC.

                              WVAE LICO, INC.

                              WNNX LICO, INC.

                              KNBR LICO, INC.

                              KRBE LICO, INC.

                              INDIANAPOLIS RADIO LICENSE CO.

                              SUSQUEHANNA DATA SERVICES, INC.

                              SUSQUEHANNA FIBER SYSTEMS, INC.

                              MEDIA PCS VENTURES, INC.

                              KFFG LICO, INC.

                              KPLX RADIO, INC.

                              KPLX LICO, INC.

                              KLIF BROADCASTING, INC.

                              KLIF LICO, INC.

                              KLIF RADIO, INC.

                              INDY LICO, INC.

                              WRRM LICO, INC.


                      Signature Page to Guaranty Agreement

                              WFMS LICO, INC.

                              By:_______________________________
                                 Alan L. Brayman, on behalf of each
                                 of the foregoing as Treasurer

                              Notice Information:
                              140 East Market Street
                              York, PA  17401
                              Phone No.:  (717) 848-5500
                              Fax No.:     (717) 771-1440
                              Attention:  Craig Bremer, Esquire

                              KPLX LIMITED PARTNERSHIP, by KPLX Radio, Inc., its General Partner

                              KLIF BROADCASTING LIMITED PARTNERSHIP, by KLIF Radio, Inc., its General Partner


                              By:______________________________________
                                 Alan L. Brayman on behalf of each of the
                                 foregoing as Treasurer of the General Partner


                              Notice Information:
                              140 East Market Street
                              York, PA  17401
                              Phone No.:  (717) 848-5500
                              Fax No.:     (717) 771-1440
                              Attention:  Craig Bremer, Esquire


                      Signature Page to Guaranty Agreement

AGENT:                     FIRST UNION NATIONAL BANK,
                           in its capacity as Agent

                           By:
                           Name:  Elizabeth Elmore
                           Title:    Senior Vice President

                           Notice Information:
                           Communications/Media Group
                           PA 4829
                           1 South Penn Square
                           P.O. Box 7618
                           Philadelphia, PA  19101-7618
                           Phone No.: (215) 786-4321
                           Fax No.:     (215) 786-7721
                           Attention: Elizabeth Elmore, Senior Vice President


                      Signature Page to Guaranty Agreement

                                    EXHIBIT A

                      FORM OF ADDITIONAL GUARANTOR JOINDER

       Guaranty and Suretyship Agreement dated as of          , 1999 from
       Susquehanna Media Co. and Subsidiaries as Guarantors party thereto, from time to time, in favor of First Union National Bank, as Collateral
                        Agent (the "Guaranty Agreement")


         Reference is made to the Guaranty Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Guaranty Agreement.

         The undersigned hereby agrees that upon delivery of this Additional Guarantor Joinder to the Agent referred to above or its successor, the undersigned shall be and become a Guarantor for all purposes of the Guaranty Agreement as fully and to the same extent as if it were an original signatory thereto and shall be deemed to have made the representations and warranties set forth in Section 4 therein as of the date of execution and delivery of this Additional Guarantor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Loan Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY ACKNOWLEDGES AND AGREES TO THE ARBITRATION CLAUSE SET FORTH IN SECTION 11 THEREOF AND TO THE CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL PROVISIONS SET FORTH IN SECTION 12 THEREOF.

         Attached hereto are supplemental and/or replacement Exhibits to the Guaranty Agreement, as applicable.

         An executed copy of this Joinder shall be delivered to the Agent, and the Agent and the Senior Secured Parties may rely on the matters set forth herein in entering into and extending credit under the Credit Agreement on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Agent.

                                     [Name of New Guarantor]


                                     By:
                                     Title:
                                     Address:

                                     Dated:

                             STOCK PLEDGE AGREEMENT
                            ("SPC Pledge Agreement")


         SPC PLEDGE AGREEMENT made as of the 12th day of May, 1999, by and between SUSQUEHANNA PFALTZGRAFF CO., a Delaware corporation, ("Pledgor") and FIRST UNION NATIONAL BANK, a national banking association as agent on behalf of the Senior Secured Parties (as defined in the Credit Agreement referred to below). First Union National Bank in its capacity as agent hereunder, with its successors and assigns, is hereinafter referred to as "Agent."

                             BACKGROUND OF AGREEMENT

         On the date hereof certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as Agent have entered into a Credit Agreement (as amended, extended, supplemented, restated, or otherwise modified or refinanced, including without limitation any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with Susquehanna Media Co. (the "Borrower"), pursuant to which such lenders and issuers agreed to lend certain sums to the Borrower upon the terms and conditions specified in the Credit Agreement under (1) a revolving credit facility with a swing loan subfacility, and (2) two separate term loan facilities, and to issue, or participate in the issuance of, certain letters of credit. In addition, the Credit Agreement currently requires the Borrower under certain conditions to enter into certain interest rate hedging agreements.

         One of the prerequisites to the making of advances by the Lenders (as defined in the Credit Agreement) under the Credit Agreement and the issuing of letters of credit thereunder is that the Pledgor (which owns one hundred percent (100%) of the outstanding common stock of the Borrower) shall have entered into this SPC Pledge Agreement and shall have granted to the Agent for the benefit of the Senior Secured Parties a security interest in and to all of the shares of capital stock or other securities of the Borrower owned by Pledgor to secure the Borrower's obligations to the Senior Secured Parties. This SPC Pledge Agreement is being executed and delivered pursuant to Section 4.1.5 of the Credit Agreement.

         Pledgor acknowledges that the loan made pursuant to the Credit Agreement will benefit the Borrower and thereby also benefit Pledgor. Pledgor also acknowledges that it was and will be Solvent, before or after giving effect to the transactions contemplated by the Credit Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

         SECTION 1. DEFINITIONS

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement or the Uniform Commercial Code, as applicable. The following terms shall have the following meanings:

                 "Collateral" shall mean (without duplication):

                  (i) all Investment Property evidencing ownership interests in, or related to, the Borrower and/or any Subsidiary of the Borrower, including, without limitation, shares of capital stock and other securities owned by the Pledgor listed on Schedule 1 hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other securities of and/or ownership interests in the Borrower and/or any Subsidiary of the Borrower obtained in the future by the Pledgor, and, in each case, all certificates representing such shares and/or securities and/or ownership interests and, in each case, all rights, options, warrants, stock, other securities and ownership interests which may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the "Pledged Securities");

                  (ii) all other property which may be delivered to and held by the Agent pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

                  (iii) all Proceeds of the Pledged Securities and of such other property, including, without limitation, all dividends, cash, securities or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities or other property.

                  "FCC" shall mean the Federal Communications Commission or any governmental body succeeding to the functions of such commission.

                  "FCC License" shall mean any radio, microwave, or other communications license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC for control, ownership, acquisition, construction, operation, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Franchise" shall mean a franchise, permit or license (including, without limitation, an FCC License), designation or certificate granted by the United States or any other country, territory or state or a city, town, county or other municipality, PUC or any other regulatory authority pursuant to which a Person has the right to own, control, acquire, construct, operate, manage or maintain a domestic cable television system, radio broadcasting system or business directly related thereto.

                  "Lien" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of such Person.

                  "Necessary Endorsement" shall mean undated stock powers endorsed in blank (with signatures properly guaranteed) or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

                  "Proceeds" shall have the meaning assigned to such term under the Pennsylvania Uniform Commercial Code and, in any event, shall include (i) any and all proceeds of any guarantee, insurance or indemnity payable to the Pledgor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

                  "PUC" shall mean any state or local regulatory agency or body that exercises jurisdiction over the ownership, construction, operation, acquisition, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code, as amended, as is in effect in the Commonwealth of Pennsylvania or in any applicable state as the case may be.

         SECTION 2. CREATION OF SECURITY INTEREST

                  As security for the payment and performance in full of the Senior Secured Obligations, the Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the equal (in priority) and ratable benefit of the Senior Secured Parties, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 3. NON-RECOURSE GUARANTY

                  The Pledgor hereby irrevocably and unconditionally guaranties to the Agent the full and timely payment and performance of the Senior Secured Obligations, it being the Pledgor's intent that the guaranty set forth in this
Section 3 shall be a guaranty of payment and not a guaranty of collection. The guaranty hereunder is a primary and original obligation of the Pledgor and is an absolute, unconditional guaranty of payment and performance which is irrevocable and, to the extent allowed by applicable law, shall remain in full force and effect without respect to future changes in conditions. The Pledgor shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of the Borrower or to any Collateral. The Pledgor's liability under this SPC Pledge Agreement, and the rights and remedies of Agent hereunder, shall be immediate and shall not be contingent upon the exercise or enforcement by Agent of whatever remedies it may have against the Borrower or others or the enforcement of any lien or the realization upon any security that Agent may at any time possess.

                  Notwithstanding the foregoing paragraph, the recourse of Agent in respect of the guaranty of the Pledgor set forth in this Section 3 is limited to the Pledgor's interest in the Collateral. However, this paragraph shall not limit Agent's rights against the Pledgor as a result of any breach by the Pledgor of any representation, warranty or covenant of the Pledgor set forth in this SPC Pledge Agreement.

         SECTION 4. DELIVERY OF COLLATERAL

                  4.1 At Time of Execution of Agreement. Contemporaneously with the execution of this SPC Pledge Agreement or, in any event, prior to the Closing Date, the Pledgor shall deliver or cause to be delivered to the Agent
(i) any and all certificates and other instruments evidencing the Pledged Securities, (ii) any and all other certificates or other instruments or documents representing any of the Collateral and (iii) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements.

                  4.2 Subsequent Delivery of Collateral. If the Pledgor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities acquired after the Closing Date, or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Borrower or any Subsidiary, but excluding dividends permitted to be retained under Section 6) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), the Pledgor agrees:

                           (i) to accept the same as the agent of the Agent,

                           (ii) to hold the same in trust on behalf of and for
the benefit of the Agent, and

                           (iii) to deliver any and all certificates or
instruments evidencing the same to the Agent on or before the close of business on the seventh (7th) Business Day following the receipt thereof by the Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this SPC Pledge Agreement, as additional Collateral.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF PLEDGOR

                  5.1 Representations and Warranties. Pledgor represents and warrants as follows:

                           (i) Pledgor is a duly organized and validly existing
corporation in good standing under the laws of the State of Delaware. Pledgor has perpetual corporate existence, and Pledgor has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. Pledgor has not failed to qualify to do business in any state or jurisdiction where the failure to so qualify could have a material adverse effect on (a) the ability of Pledgor to perform its obligations hereunder, (b) the binding nature, validity or enforceability of this SPC Pledge Agreement, or (c) the validity, perfection, priority or enforceability of the Lien of the Agent for the benefit of the Senior Secured Parties in the Collateral. The principal place of business of Pledgor is located at the address set forth on the signature page hereto and the sole name under which Pledgor conducts business is set forth in the first paragraph of this SPC Pledge Agreement.

                           (ii) All the Pledged Securities are validly issued,
fully paid and nonassessable, and are owned by Pledgor beneficially and of record free and clear of any Lien, except for the Liens created pursuant to this SPC Pledge Agreement. The execution and delivery by Pledgor of this SPC Pledge Agreement and the delivery of the Collateral to the Agent simultaneously therewith has created a valid and perfected first priority security interest in the Collateral in favor of the Agent, for the equal (in priority) and ratable benefit of the Senior Secured Parties, to secure payment of the Senior Secured Obligations.

                           (iii) Pledgor has the corporate power to execute,
deliver and carry out the terms and provisions of this SPC Pledge Agreement, and Pledgor has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its articles of incorporation or bylaws or other organizational documents) to authorize the execution, delivery and performance of this SPC Pledge Agreement. This SPC Pledge Agreement constitutes the authorized, valid and legally binding obligation of Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a court of law or at equity).

                           (iv) The execution and delivery of this SPC Pledge
Agreement, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof, will not (x) violate any provision of law or any injunction or any applicable regulation, order, writ, judgment or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (y) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to impose) any Lien, other than the Liens created hereby, upon any of the Collateral pursuant to the terms of, any agreement, indenture, franchise, license, permit, mortgage or deed of trust to which Pledgor is a party or by which Pledgor is bound, or to which Pledgor is subject, or (z) violate any of the provisions of the articles of incorporation, bylaws or other organizational documents of Pledgor.

                           (v) No consent, approval or authorization of any
Person, or recording, filing, registration, notice or other similar action with or to any Person, is required in order to insure the legality, validity, binding effect or enforceability of this SPC Pledge Agreement, except such filings as may be required as contemplated by Section 7.30 of the Credit Agreement.

                           (vi) The shares of stock and securities of the
Borrower included in the Collateral are not subject to any charter, bylaw, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this SPC Pledge Agreement, except to the extent that regulatory considerations reflected in
Section 12 hereof may affect the enforceability of certain rights and remedies of the Agent and the Senior Secured Parties hereunder.

                  5.2 Survival of Representations and Warranties. All the foregoing representations and warranties shall survive the execution and delivery of this SPC Pledge Agreement and shall continue until this SPC Pledge Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of Agent or any Senior Secured Party.

         SECTION 6. VOTING; DIVIDENDS

                  6.1 Rights Prior To Default. Other than during the existence of an Event of Default,

                           (i) Pledgor shall be entitled to exercise any and all
voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of the Loan Documents.

                           (ii) Subject to and limited by the restrictions on
dividends and other payments in respect of the Collateral set forth in the Loan Documents, Pledgor shall be entitled to receive and retain any and all dividends and other payments paid in respect of the Collateral, provided, however, that any and all

                                    (a) dividends or other payments paid or
payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                                    (b) dividends and other distributions paid
or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                    (c) except as otherwise provided in the
Credit Agreement, cash paid, payable or otherwise distributed in redemption of or exchange for, any Collateral, shall forthwith be delivered to the Agent to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

                           (iii) The Agent shall execute and deliver to the
Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  6.2 Rights After a Default. Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 11 below,

                           (i) Subject to Section 12 below, all rights of the
Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 6. 1 above and to receive the dividends and payments which it would otherwise be authorized to receive and retain pursuant to subsection 6.1 above shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and payments.

                           (ii) All dividends and other payments which are
received by the Pledgor contrary to the provisions of paragraph (i) of this subsection 6.2 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

         SECTION 7. COVENANTS OF PLEDGOR

                  7.1 Pledgor covenants that until this SPC Pledge Agreement is terminated in accordance with the terms hereof:

                           (i) Pledgor shall not transfer, sell, encumber or
otherwise dispose of any of the Collateral, except in connection with a sale permitted under the provisions of the Credit Agreement providing for dispositions to third parties free of Liens, and shall not create, assume or suffer to exist any Lien in or on any of the Collateral, except the Liens created hereunder.

                           (ii) To the extent permitted by applicable law,
Pledgor hereby waives any rights which it otherwise may have under Section 9-112 of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania.

                           (iii) Pledgor shall not change the location of its
principal office or its name referred to in Section 5.1(i), or conduct business under any other name, without having first (a) given to Agent at least thirty
(30) days' prior written notice of same and (b) executed, delivered and filed (and paid or cause to be paid by the Borrower all filing fees and taxes) all such documents as may be necessary or advisable in the opinion of Agent to continue to perfect and protect the Liens created hereby.

                           (iv) Pledgor shall vote the stock and securities
included in the Collateral in a manner consistent with the covenants and agreements of Pledgor, the Borrower and the Subsidiaries of the Borrower set forth in the Loan Documents, including, without limitation, restricting the issuance of additional shares of stock of the Borrower and its Subsidiaries (or rights or options therefore) except such as is pledged to the Agent pursuant to the terms of the Loan Documents.

                  7.2 Proceeds of Collateral Disposition. During the continuance of a Potential Event of Default or an Event of Default, at the Agent's request, the Pledgor shall establish and maintain at all times a trust account with the Agent, and all Proceeds, before or after an Event of Default, shall be deposited directly and immediately into such account. The Pledgor shall be responsible for all costs and fees arising with respect to such account at the standard rates. The Pledgor expressly and irrevocably authorizes and consents to the ability of the Agent to charge such trust account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and apply those funds against any and all Senior Secured Obligations.

         SECTION 8. FURTHER ASSURANCES

                  The Pledgor agrees that at any time and from time to time, at the expense of the Borrower, the Pledgor will (and will require the Borrower to) promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral including, without limitation, using its best efforts to cooperate in obtaining any FCC, PUC, or other governmental approval of any action or transaction contemplated hereby or thereby.

         SECTION 9. AGENT APPOINTED ATTORNEY-IN-FACT, MAY PERFORM CERTAIN DUTIES

                  9.1 Appointment as Attorney-in-fact. Effective upon the occurrence of an Event of Default, and so long as Agent reasonably believes such Event of Default is continuing, the Pledgor hereby appoints the Agent as its true and lawful agent, proxy, and attorney-in-fact for the purpose of carrying out this SPC Pledge Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation, the execution on behalf of Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding. This appointment is irrevocable and coupled with an interest and any proxies heretofore given by the Pledgor to any other Person are revoked. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the articles of incorporation, bylaws or other documents to which Pledgor or the Borrower is subject or to which either is a party.

                  9.2 Registration of Securities. Pledgor shall cause the Borrower to, and the Borrower shall, register the pledge of the shares included in the Collateral in the name of the Agent on the books of the Borrower. Upon the occurrence of an Event of Default, Pledgor shall at the direction of Agent cause the Borrower to, and the Borrower shall, register the shares included in the Collateral in the name of the Agent on the books of the Borrower.

                  9.3 Performance of Pledgor's Duties. In furtherance, and not by way of limitation, of the foregoing subsections 9.1 and 9.2, if (at any time either before or after the occurrence of an Event of Default) the Pledgor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by the Borrower provided, however, that nothing herein shall be deemed to relieve the Pledgor from fulfilling any of its obligations hereunder.

                  9.4 Acts May Be Performed By Agents and Employees. Any act of the Agent to be performed pursuant to this Section 9 or elsewhere in this SPC Pledge Agreement may be performed by agents or employees of the Agent.

         SECTION 10. STANDARD OF CARE.

                  10.1 In General. No act or omission of any Senior Secured Party (or agent or employee thereof) shall give rise to any defense, counterclaim or offset in favor of the Pledgor or any claim or action against any such Senior Secured Party (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Senior Secured Party as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to its own property, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

                  10.2 Reliance on Advice of Counsel. In taking any action under this SPC Pledge Agreement, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

         SECTION 11. DEFAULT

                  11.1 Certain Rights Upon Default. In addition to any other rights accorded the Senior Secured Parties hereunder, upon the occurrence and during the continuation of an Event of Default:

                           11.1.1 The Agent shall be entitled to receive any
cash dividends or payments on the Collateral and subject to Section 12 below, to exercise in the Agent's discretion all voting rights pertaining thereto as more fully set forth in Section 6 above. Without limiting the generality of the foregoing, subject to Section 12 below, the Agent shall have the right to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Borrower, any Subsidiary, the Borrower or the Pledgor.

                           11.1.2 Pledgor shall (and shall require the Borrower
to) take any action necessary or required or requested by the Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

                           11.1.3 The Agent shall have all of the rights of a
secured party under the Uniform Commercial Code of Pennsylvania, as amended, and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least ten (10) Business Days' written notice to Pledgor of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale. Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee's name (subject to applicable FCC or PUC requirements or restrictions). The Agent shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys' fees and allocated costs of attorneys who are employees of the Agent), to the payment of the Senior Secured Obligations in any manner or order which the Agent, in its sole discretion, may elect (whether pursuant to the Credit Agreement or otherwise), to the payment of any other amount required by law (including without limitation
Section 9-504(l)(c) of the Uniform Commercial Code), and to pay any remaining proceeds to Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines. Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.

                           11.1.4 For purposes hereof, a written agreement to
purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and Pledgor shall not be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after Agent shall have entered into such an agreement, any and all Events of Default shall have been remedied and the Senior Secured Obligations paid in full.

                           11.1.5 The Agent shall have the right, with full
power of substitution either in the Agent's name or the name of the Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

                           11.1.6 The Agent shall be entitled to the appointment
of a receiver or trustee for all or any part of the businesses of the Borrower or Pledgor, which receiver shall have such powers as may be conferred by law or the appointing authority.

                  11.2 Agent May Exercise Less Than All Rights. Pledgor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised.

                  11.3 Duties of Pledgor/Borrower With Respect to Transferee. In the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called "Transferee") or shall purchase or retain all or any of the Collateral, Pledgor shall cause the Borrower to:

                           (i) Deliver to the Agent or Transferee, as the case
may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other documents and records of the Borrower;

                           (ii) Use its best efforts to obtain resignations of
the persons then serving as officers and directors of the Borrower, if so requested; and

                           (iii) Use its best efforts to obtain any approvals
that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of the issuer.

         SECTION 12. ACKNOWLEDGEMENT OF REGULATORY CONSIDERATIONS; UNIQUE NATURE OF ASSETS.

                  12.1 FCC/PUC Approval. It is hereby acknowledged that transfer of certain Collateral and the exercise of certain other remedies provided herein may constitute a transfer of an FCC License or other Franchise or a sale or transfer of control of a holder of an FCC License or other Franchise, requiring approval of the FCC or PUC, pursuant to rules and regulations of the FCC or PUC. Notwithstanding anything to the contrary contained in this Agreement, the Agent will not knowingly take any action pursuant to this Agreement which would constitute or result in assignment of an FCC License or other Franchise or any transfer of control of the holder of an FCC License or other Franchise if such assignment of license or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC or any PUC), the prior approval of the FCC or such PUC, without first obtaining such approval. In connection with this provision, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice whether or not the advice rendered is ultimately determined to have been accurate.

                  12.2 Pledgor/Borrower Assistance in Obtaining Approval. Without limiting the generality of Section 8 above, if counsel to the Agent reasonably determines that the consent of the FCC or PUC is required in connection with any of the actions hereunder or under any other Loan Document, then the Pledgor (at the cost and expense of the Borrower) agrees to use its best efforts to secure such consent and to cooperate fully with the Agent in any action to secure such consent. Further, the Pledgor shall use its best efforts to require the Borrower to do the same. Without limiting the generality of the foregoing, Pledgor and the Borrower shall promptly execute and file and/or cause the execution and filing of all applications, certificates, instruments, and other documents and papers that the Agent deems necessary or advisable to file in order to obtain any necessary governmental consent, approval, or authorization, and if the Borrower or Pledgor fails or refuses to execute (or fails or refuses to cause another Person to execute) such documents, the Agent or the clerk of any court of competent jurisdiction may execute and file the same on behalf of the Borrower and Pledgor (or either of them) or such other Person.

                  12.3 Unique Nature of Assets. It is agreed that the FCC Licenses and other Franchises held by the Borrower and its Subsidiaries are unique assets which (or the control of which) may have to be transferred in order for the Agent adequately to realize the value of its security interest. A violation of the covenants set forth in this Section would result in irreparable harm to the Agent for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Agent at law or in equity, the Agent shall have the remedy of specific performance of the provisions of this Section. To enforce the provisions of this Section, the Agent is authorized to request the consent or approval of the FCC or PUC to a voluntary or an involuntary transfer of control of any FCC License or other Franchise or sale or transfer of control of a holder of an FCC License or other Franchise.

                  12.4 Selection by Agent of Different Transferee. If, for any reason, the FCC or PUC does not approve within a reasonable period of time (which period shall be determined conclusively by the Agent), the initial application for approval of the transfer of the Collateral, the Agent shall then have the right to transfer the Collateral to such other Person as the Agent shall select (subject to the prior approval of the FCC or PUC). With respect to such subsequent selection, Pledgor agrees to cooperate fully in the manner set forth above. Exercise by the Agent of the right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

         SECTION 13. SECURITIES LAW PROVISION

                  Pledgor recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the "Securities Laws"), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws. Pledgor shall (and require the Borrower to) cooperate with the Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by Agent) applicable to the sale of the Collateral by the Agent at the Borrower's cost and expense.

         SECTION 14. SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGOR

                  14.1 Absolute Nature of Security Interest All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any of the terms of the Loan Documents or any other instrument or document relating hereto or thereto, (ii) any change in the time, manner or place of payment of, increases in, or in any other term of, all or any of the Senior Secured Obligations, or any other amendment or waiver of any terms related thereto, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other Person in respect of the Senior Secured Obligations or in respect of this SPC Pledge Agreement or any other Loan Document or any obligations hereunder or thereunder.

                  14.2 No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of the Pledgor or the Borrower or any other Person or against or in payment of any or all of the Senior Secured Obligations.

                  14.3 Waiver of Right of Subrogation, Etc. The Pledgor acknowledges that until all the Senior Secured Obligations shall have been indefeasibly paid in full, the Pledgor shall have no right (or hereby waives any such right) of subrogation, reimbursement, or indemnity whatsoever in respect of the Borrower arising out of remedies exercised by the Agent hereunder.

                  14.4 Other Waivers. The Pledgor hereby waives notice of acceptance of this SPC Pledge Agreement. The Pledgor further waives presentment and demand for payment of any of the Senior Secured Obligations, protest and notice of dishonor or default with respect to any of the Senior Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided in this SPC Pledge Agreement or any of the other Loan Documents. The Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this SPC Pledge Agreement or any other Loan Document; and the Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this SPC Pledge Agreement or in any other Loan Document delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

         SECTION 15. NON-WAIVER AND NON-EXCLUSIVE REMEDIES

                  15.1 Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Loan Document or under law.

                  15.2 Delay and Non-Waiver. No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

         SECTION 16. CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS

                  This SPC Pledge Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Senior Secured Obligations or until terminated pursuant to Section 17 below, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of the Agent, the other Senior Secured Parties and their respective successors, transferees and assigns provided, however, that the Pledgor shall not be permitted to transfer any of its obligations hereunder.

         SECTION 17. TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL

                  17.1 Termination of Agreement. At such time as (a) the Senior Secured Parties have no obligation to make further loans or other extensions of credit to the Borrower under the Credit Agreement, and (b) all the Senior Secured Obligations have been indefeasibly paid and/or performed in full, this SPC Pledge Agreement shall terminate and the Collateral shall be released pursuant to subsection 17.2 below, provided that if at the time of the payment in full of the Senior Secured Obligations (i) such payment and performance is not subject to any filed or threatened claim, contest, voidance or offset of any kind whatsoever, (ii) the chief financial officer of the Borrower so certifies in writing to Agent and (iii) the Borrower supplies to Agent such valuations, information, evidence, certifications and opinions as Agent may request in connection therewith, this SPC Pledge Agreement shall terminate upon satisfaction of the conditions in clauses (a) and (b) above without giving effect to the requirement that the payment in full be indefeasible.

                  17.2 Duties of Agent With Respect To Release of Collateral. When this Agreement terminates pursuant to subsection 17.1 above, the Agent shall reassign and deliver to the Pledgor, or to such Person as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Borrower.

         SECTION 18. MISCELLANEOUS PROVISIONS

                  18.1 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given or made upon any party under the provisions of this SPC Pledge Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly provided under this SPC Pledge Agreement and if in writing, shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages to this SPC Pledge Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this SPC Pledge Agreement, be effective (a) in the case of facsimile, when received, (b) in case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including air courier), when delivered; provided, that notices to the Agent shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

                  18.2 Entire Agreement. This SPC Pledge Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein.

                  18.3 Amendments. The terms of this SPC Pledge Agreement may be amended, terminated, modified, supplemented or waived only upon the written consent of the Agent and the Pledgor. The rights of the Agent to so change, modify, waive, discharge or terminate any provision hereof is subject to the terms of Section 12.5 of the Credit Agreement, it being understood, however, that the Pledgor is not a third party beneficiary of Section 12.5 of the Credit Agreement.

                  18.4 Governing Law. This SPC Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

                  18.5 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                           18.5.1 Arbitration.

                           (i) Upon demand of any party hereto, whether made
before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, the Loan Documents between any or all of the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                           (ii) All arbitration hearings shall be conducted in
the City of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                           (iii) Notwithstanding the preceding binding
arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                           (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A
REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                           18.5.2 Consent to Jurisdiction, Service and Venue;
Waiver of Jury Trial.

                           (i) With respect to any matters that may be heard
before a court of competent jurisdiction under paragraph (iii) of the preceding subsection 18.5.1, the Pledgor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Pledgor at the address provided for in Section 18.1 above and service so made shall be deemed to be completed upon actual receipt. The Pledgor hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 18.5 shall not limit or otherwise affect the right of the Agent or any Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                           (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE,
SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR THE PLEDGOR NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                           (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH
(iv) OF THE PRECEDING SUBSECTION 18.5.1 EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.5. THE PROVISIONS OF THIS SECTION 18.5 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 18.5 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  18.6 Severability. If any of the provisions or terms of this SPC Pledge Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this SPC Pledge Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

                  18.7 Counterparts. This SPC Pledge Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument. A photocopied or facsimile copy of any signature page to this SPC Pledge Agreement shall be deemed to be the functional equivalent of a manually executed original for all purposes.

                  IN WITNESS WHEREOF, the parties have caused this SPC Pledge Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGOR:
                                            SUSQUEHANNA PFALTZGRAFF CO.

                                            By:_________________________________
                                            Name:  John L. Finlayson
                                            Title:    Vice President

                                            Notice Information:

                                            140 East Market Street
                                            York, PA  18401
                                            Phone No.: (717) 848-5500
                                            Fax No.: (717) 771-1440
                                            Attention: Craig Bremer, Esquire

AGENT:                                      FIRST UNION NATIONAL BANK, in its
                                            capacity as Agent

                                            By:_________________________________
                                            Name:  Elizabeth Elmore
                                            Title:    Senior Vice President

                                            Notice Information:
                                            Communications/Media Group
                                            PA 4829
                                            1 South Penn Square
                                            P.O. Box 7618
                                            Philadelphia, PA  19101-7618
                                            Phone No.: (215) 786-4321
                                            Fax No.:     (215) 786-7721
                                            Attention: Elizabeth Elmore, Senior
                                            Vice President


                   Signature Page to the SPC Pledge Agreement

                                     JOINDER

         The undersigned acknowledges the SPC Pledge Agreement to which this Joinder is attached, and hereby agrees to be bound by the foregoing SPC Pledge Agreement and to perform the covenants contained therein required to be performed by it.


                                            SUSQUEHANNA MEDIA CO.


                                            By:_____________________________
                                            Name:  Alan L. Brayman
                                            Title:    Treasurer

                                            Notice Information

                                            140 East Market Street
                                            York, PA 18401
                                            Phone No.: (717) 848-5500
                                            Fax No.: (717) 771-1440
                                            Attention: Craig Bremer, Esquire


                       Joinder to the SPC Pledge Agreement

                                   SCHEDULE 1

                             TO SPC PLEDGE AGREEMENT

                SHARES OF STOCK AND OTHER SECURITIES OWNED BY SPC

1.       1,100,000 shares of Common Stock of Susquehanna Media Co.

2.       4 shares of Common Stock of Radio Cincinnati, Inc.

3.       50 shares of Common Stock of Radio Indianapolis, Inc.

4.       20 shares of Common Stock of Radio Metroplex, Inc.

5.       90 shares of Common Stock of Radio San Francisco, Inc.

6.       20 shares of Common Stock of KLIF Broadcasting, Inc.

                                PLEDGE AGREEMENT

                          ("Borrower Pledge Agreement")


         BORROWER PLEDGE AGREEMENT made as of the 12th day of May, 1999, by and between SUSQUEHANNA MEDIA CO., a Delaware corporation ("Pledgor"), and FIRST UNION NATIONAL BANK, a national banking association as agent on behalf of the Senior Secured Parties (as defined in the Credit Agreement referred to below). First Union National Bank in its capacity as agent hereunder, with its successors and assigns, is hereinafter referred to as "Agent."

                             BACKGROUND OF AGREEMENT

         On the date hereof certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as Agent have entered into a Credit Agreement (as amended, extended, supplemented, restated, or otherwise modified or refinanced, including without limitation any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with the Pledgor, pursuant to which such lenders and issuers agreed to lend certain sums to the Pledgor upon the terms and conditions specified in the Credit Agreement under
(1) a revolving credit facility with a swing loan subfacility, and (2) two separate term loan facilities, and to issue, or participate in the issuance of, certain letters of credit. In addition, the Credit Agreement currently requires the Borrower under certain conditions to enter into certain interest rate hedging agreements.

         One of the prerequisites to the making of advances by the Lenders (as defined in the Credit Agreement) under the Credit Agreement and the issuing of letters of credit thereunder is that the Pledgor shall have entered into this Borrower Pledge Agreement and shall have granted to the Agent for the benefit of the Senior Secured Parties a security interest in and to all of the ownership interests in the Pledgor's Subsidiaries owned by Pledgor and certain intercompany notes (as more fully described below) to secure its obligations under the Credit Agreement, and certain related documents and agreements as more fully set forth below. This Borrower Pledge Agreement is being executed and delivered pursuant to Section 4.1.5 of the Credit Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

         SECTION 1. DEFINITIONS

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement or the Uniform Commercial Code, as applicable. The following terms shall have the following meanings:

                  "Collateral" shall mean (without duplication):

                           (i) all Investment Property evidencing ownership
interests in, or related to, any Subsidiary of the Pledgor, including, without limitation: (a) the shares of capital stock and other securities of, or issued by, any of the entities listed on Schedule I hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other securities of any Subsidiary of the Pledgor obtained in the future by the Pledgor, and, in each case, all certificates representing such shares and/or securities and/or ownership interests and, in each case, all rights, options, warrants, stock, other securities and ownership interests which may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the "Pledged Securities"); and (b) all of Pledgor's right, title and interest, direct or indirect, present or future, in and to any Subsidiary of the Pledgor which is, or may be from time to time, formed as a partnership or limited partnership or other such entity, including, without limitation, all rights under the governing partnership agreement and all rights of the Pledgor to receive monies due and to become due pursuant thereto (all the foregoing being referred to herein as "Pledged Partnership Interests");

                           (ii) all other property which may be delivered to and
held by the Agent pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

                           (iii) all Proceeds of the Pledged Securities and
Pledged Partnership Interests and of such other property, including, without limitation, all dividends, interest, cash, notes, securities or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities, Pledged Partnership Interests or other property.

                  "FCC" shall mean the Federal Communications Commission or any governmental body succeeding to the functions of such commission.

                  "FCC License" shall mean any radio, microwave, or other communications license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC for control, ownership, acquisition, construction, operation, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Franchise" shall mean a franchise, permit or license (including, without limitation, an FCC License), designation or certificate granted by the United States or any other country, territory or state or a city, town, county or other municipality, PUC or any other regulatory authority pursuant to which a Person has the right to own, control, acquire, construct, operate, manage or maintain a domestic cable television system, radio broadcasting system or business directly related thereto.

                  "Lien" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of such Person.

                  "Necessary Endorsement" shall mean undated stock powers endorsed in blank (with signatures properly guaranteed) or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

                  "Proceeds" shall have the meaning assigned to such term under the Uniform Commercial Code and, in any event, shall include (i) any and all proceeds of any guarantee, insurance or indemnity payable to the Pledgor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

                  "PUC" shall mean any state or local regulatory agency or body that exercises jurisdiction over the ownership, construction, operation, acquisition, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code, as amended, as is in effect in the Commonwealth of Pennsylvania or in any applicable state as the case may be.

         SECTION 2. CREATION OF SECURITY INTEREST

                           As security for the payment and performance in full
of the Senior Secured Obligations, the Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the equal (in priority) and ratable benefit of the Senior Secured Parties, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 3. DELIVERY OF COLLATERAL

                  3.1 At Time of Execution of Agreement. Contemporaneously with the execution of this Borrower Pledge Agreement or, in any event, prior to the Closing Date, the Pledgor shall deliver or cause to be delivered to the Agent
(i) any and all certificates and other instruments representing or evidencing the Pledged Securities or Pledged Partnership Interests, (ii) any and all certificates and other instruments or documents representing any of the Collateral and (iii) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements. Pledgor is, contemporaneously with the execution hereof, delivering to Agent, or has previously delivered to Agent, an original counterpart of each partnership agreement governing the Pledged Partnership Interests. (At any time and from time to time at the request of Agent, Pledgor shall deliver to Agent certificates, if any, evidencing the Pledged

Partnership Interests, Partnership Interest Assignment Powers duly endorsed in blank for transfer and UCC-1 Financing Statements covering the Collateral.)

                  3.2 Subsequent Delivery of Collateral. If the Pledgor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Partnership Interests acquired after the Closing Date, or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Pledgor or any Subsidiary of Pledgor but excluding dividends and interest permitted to be retained under
Section 5) in respect of the Pledged Securities or Pledged Partnership Interests (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or Pledged Partnership Interests or otherwise), the Pledgor agrees:

                           (i) to accept the same as the agent of the Agent,

                           (ii) to hold the same in trust on behalf of and for
the benefit of the Agent, and

                           (iii) to deliver any and all certificates or
instruments evidencing the same to the Agent on or before the close of business on the seventh (7th) Business Day following the receipt thereof by the Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Borrower Pledge Agreement, as additional Collateral.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF PLEDGOR

                  4.1 Representations and Warranties. Pledgor represents and warrants that each representation and warranty set forth in the Loan Documents that relates to or refers to the Pledgor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and is true and correct on and as of the date hereof. Without limiting the generality of the foregoing, the Pledgor further represents and warrants that:

                           (i) the Pledged Securities and the Pledged
Partnership Interests included in the Collateral are not subject to any charter, bylaw, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this Borrower Pledge Agreement, except to the extent that regulatory considerations reflected in Section 11 hereof may affect the enforceability of certain rights and remedies of the Senior Secured Parties hereunder and

                           (ii) the stock and securities listed on Schedule I
hereto represents all of the stock and securities held by Pledgor in any Subsidiary of Pledgor;


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
                           (iii) the indebtedness listed on Schedule II hereto
represents all the intercompany debt owing or issued to the Pledgor;

                           (iv) the partnership interests listed on Schedule III
hereto represents all the partnership interests (whether as a general or limited partner) held by Pledgor in any Subsidiary of the Pledgor;

                           (v) The chief executive office of the Pledgor and the
other offices or places of business of Pledgor or any offices where records concerning the Collateral are kept are set forth on the signature pages hereto. Pledgors are not known by any other name except the name appearing on the signature page hereof;

                           (vi) the Pledgor is the legal and beneficial owner of
the Pledged Securities and Pledged Partnership Interests, free and clear of any lien, security interest, option or of the charge or encumbrance except for the security interests created by this Borrower Pledge Agreement; and

                           (vii) the pledge of the Pledged Securities and
Pledged Partnership Interests pursuant to this Borrower Pledge Agreement and the filing of the necessary financing statements (which filings have been duly made) create a valid and perfected first priority security interest in the Collateral securing payment of the Senior Secured Obligations.

                  4.2 Survival of Representations and Warranties. All the foregoing representations and warranties (including, without limitation, those incorporated by reference) shall survive the execution and delivery of this Borrower Pledge Agreement and shall continue until this Borrower Pledge Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of Agent or any Secured Party.

         SECTION 5. VOTING; DIVIDENDS

                  5.1 Rights Prior To Default. Other than during the existence of an Event of Default,

                           (i) Pledgor shall be entitled to exercise any and all
voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Documents.

                           (ii) Subject to and limited by the restrictions on
dividends and other payments in respect of the Collateral set forth in the Loan Documents, Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments paid in respect of the Collateral, provided, however, that any and all

                                    (a) dividends or other payments paid or
payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,


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
                                    (b) dividends and other distributions paid
or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                    (c) cash paid, payable or otherwise
distributed in respect of principal of, or in redemption of, or exchange for, any Collateral, except as specifically permitted by the Credit Agreement, shall forthwith be delivered to the Agent to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Agent on behalf of the Senior Secured Parties, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

                           (iii) The Agent shall execute and deliver to the
Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  5.2 Rights After a Default. Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 10 below,

                           (i) Subject to Section 11 below, all rights of the
Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 5.1 above and to receive the dividends, interest and other payments which it would otherwise be authorized to receive and retain pursuant to subsection 5.1 above shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other payments.

                           (ii) All dividends, interest and other payments which
are received by the Pledgor contrary to the provisions of paragraph (i) of this subsection 5.2 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

                  5.3 Liability of Agent and of the Senior Secured Parties Nothing in the Borrower Pledge Agreement shall be construed to subject the Agent or any Senior Secured Parties to liability as a partner in any Subsidiary of Pledgor that is a partnership nor shall the Agent or any Senior Secured Party be deemed to have assumed any obligations under any partnership agreement of such a Subsidiary or otherwise, unless and until Agent exercises its right to be substituted for the Pledgor as a partner pursuant hereto.

         SECTION 6. COVENANTS OF PLEDGOR

                  6.1 Each of the covenants and agreements which are set forth or incorporated in the Loan Documents and which are applicable or refer to the Pledgor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) are incorporated herein by reference and the Pledgor agrees to perform and abide by each such covenant and agreement. Without limiting the generality of the foregoing and in furtherance thereof, the Pledgor shall vote the stock and securities included in the Collateral to comply with the covenants and agreements set forth in the Loan Documents. Without limiting the generality of the foregoing, Pledgor shall not sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in connection with a sale permitted under the provisions of the Credit Agreement providing for dispositions to third parties free of Liens.

                  6.2 Proceeds of Collateral Disposition. During the continuance of a Potential Event of Default or an Event of Default, at the Agent's request, the Pledgor shall establish and maintain at all times a trust account with the Agent, and all Proceeds, before or after an Event of Default, shall be deposited directly and immediately into such account. The Pledgor shall be responsible for all costs and fees arising with respect to such account at the standard rates. The Pledgor expressly and irrevocably authorizes and consents to the ability of the Agent to charge such trust account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and apply those funds against any and all Senior Secured Obligations.

         SECTION 7. FURTHER ASSURANCES

                           The Pledgor agrees that at any time and from time to
time, at the expense of the Pledgor and its Subsidiaries, the Pledgor and its Subsidiaries will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral including, without limitation, using its best efforts to cooperate in obtaining any FCC, PUC, or other governmental approval of any action or transaction contemplated hereby or thereby.

         SECTION 8. AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES

                  8.1 Appointment as Attorney-in-fact. Effective upon the occurrence of an Event of Default, and so long as Agent reasonably believes such Event of Default is continuing, the Pledgor hereby appoints the Agent as its true and lawful agent, proxy, and attorney-in-fact for the purpose of carrying out this Borrower Pledge Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation, the execution on behalf of Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding. This appointment is irrevocable and coupled with an interest and any proxies heretofore given by the Pledgor to any other Person are revoked. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the articles of incorporation, bylaws or other documents to which Pledgor or any Subsidiary of Pledgor is subject or to which any is a party.

                  8.2 Registration of Securities. Pledgor and each Subsidiary of the Pledgor shall register the pledge of the shares included in the Collateral in the name of the Agent on the books of the Pledgor or such Subsidiary. Upon the occurrence of an Event of Default, Pledgor and each of the Subsidiaries of Pledgor shall at the direction of the Agent register the shares included in the Collateral in the name of the Agent on the books of the Pledgor and Pledgor's Subsidiaries.

                  8.3 Performance of Pledgor's Duties. In furtherance, and not by way of limitation, of the foregoing subsections 8.1 and 8.2, if (at any time either before or after the occurrence of an Event of Default) the Pledgor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by the Pledgor and its Subsidiaries provided, however, that nothing herein shall be deemed to relieve the Pledgor from fulfilling any of its obligations hereunder.

                  8.4 Acts May Be Performed By Agents and Employees. Any act of the Agent to be performed pursuant to this Section 8 or elsewhere in this Borrower Pledge Agreement may be performed by agents or employees of the Agent.

         SECTION 9. STANDARD OF CARE.

                  9.1 In General. No act or omission of any Secured Party (or agent or employee thereof) shall give rise to any defense, counterclaim or offset in favor of the Pledgor or any claim or action against any such Secured Party (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Secured Party as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to its own property, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

                  9.2 Reliance on Advice of Counsel. In taking any action under this Borrower Pledge Agreement, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

         SECTION 10. DEFAULT


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
                  10.1 Certain Rights Upon Default. In addition to any other rights accorded to the Agent and the Senior Secured Parties hereunder, upon the occurrence and during the continuation of an Event of Default:

                  10.1.1 The Agent shall be entitled to receive any interest, cash dividends or other payments on the Collateral and, subject to Section 11 below, to exercise in the Agent's discretion all voting rights pertaining thereto as more fully set forth in Section 5 above. Without limiting the generality of the foregoing, subject to Section 11 below, the Agent shall have the right to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Pledgor or any Subsidiary of the Pledgor.

                  10.1.2 Pledgor and each of its Subsidiaries shall take any action necessary or required or requested by the Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

                  10.1.3 The Agent shall have all of the rights of a secured party under the Uniform Commercial Code of Pennsylvania, as amended, and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least ten (10) Business Days' written notice to Pledgor of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale. Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee's name (subject to applicable FCC or PUC requirements or restrictions). The Agent shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys' fees and allocated costs of attorneys who are employees of the Agent), to the payment of the Senior Secured Obligations in any manner or order which the Agent, in its sole discretion, may elect (whether pursuant to the Credit Agreement or otherwise), to the payment of any other amount required by law (including without limitation Section 9-504(1)(c) of the Uniform Commercial Code), and to pay any remaining proceeds to Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines. Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.

                  10.1.4 For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and Pledgor shall not be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after Agent shall have entered into such an agreement, any and all Events of Default shall have been remedied and the Senior Secured Obligations paid in full.

                  10.1.5 The Agent shall have the right, with full power of substitution either in the Agent's name or the name of the Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

                  10.1.6 The Agent shall be entitled to the appointment of a receiver or trustee for all or any part of the businesses of the Pledgor or its Subsidiaries, which receiver shall have such powers as may be conferred by law or the appointing authority.

                  10.2 Agent May Exercise Less Than All Rights. Pledgor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised.

                  10.3 Duties of Pledgor and Subsidiaries of the Pledgor With Respect to Transferee. In the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called "Transferee") or shall purchase or retain all or any of the Collateral, Pledgor and each Subsidiary of the Pledgor shall:

                           (i) Deliver to the Agent or Transferee, as the case
may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other documents and records of Pledgor and each Subsidiary of the Pledgor;

                           (ii) Use its best efforts to obtain resignations of
the persons then serving as officers and directors of Pledgor and each Subsidiary of the Pledgor, if so requested; and

                           (iii) Use its best efforts to obtain any approvals
that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of the issuer.

         SECTION 11. ACKNOWLEDGEMENT OF REGULATORY CONSIDERATIONS; UNIQUE NATURE OF ASSETS.

                  11.1 FCC/PUC Approval. It is hereby acknowledged that transfer of certain Collateral and the exercise of certain other remedies provided herein may constitute a transfer of an FCC License or other Franchise or a sale or transfer of control of a holder of an FCC License or other Franchise, requiring approval of the FCC or PUC, pursuant to rules and regulations of the FCC or PUC. Notwithstanding anything to the contrary contained in this Agreement, the Agent


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
will not knowingly take any action pursuant to this Agreement which would constitute or result in assignment of an FCC License or other Franchise or any transfer of control of the holder of an FCC License or other Franchise if such assignment of license or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC or any PUC), the prior approval of the FCC or such PUC, without first obtaining such approval. In connection with this provision, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice whether or not the advice rendered is ultimately determined to have been accurate.

                  11.2 Pledgor and Subsidiary of Pledgor Assistance in Obtaining Approval. Without limiting the generality of Section 7 above, if counsel to the Agent reasonably determines that the consent of the FCC or the PUC is required in connection with any of the actions hereunder or under any other Loan Document, then the Pledgor and each Subsidiary thereof (at its cost and expense) agrees to use its best efforts to secure such consent and to cooperate fully with the Agent in any action to secure such consent. Without limiting the generality of the foregoing, Pledgor and each Subsidiary thereof shall promptly execute and file and/or cause the execution and filing of all applications, certificates, instruments, and other documents and papers that the Agent deems necessary or advisable to file in order to obtain any necessary governmental consent, approval, or authorization, and if Pledgor or any Subsidiary thereof fails or refuses to execute (or fails or refuses to cause another Person to execute) such documents, the Agent or the clerk of any court of competent jurisdiction may execute and file the same on behalf of the Pledgor or such other Person.

                  11.3 Unique Nature of Assets. It is agreed that the FCC Licenses and other Franchises held by the Pledgor and its Subsidiaries are unique assets which (or the control of which) may have to be transferred in order for the Agent adequately to realize the value of its security interest. A violation of the covenants set forth in this Section would result in irreparable harm to the Agent for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Agent at law or in equity, Agent shall have the remedy of specific performance of the provisions of this Section. To enforce the provisions of this Section, the Agent is authorized to request the consent or approval of the FCC or PUC to a voluntary or an involuntary transfer of control of any FCC License or other Franchise or sale or transfer of control of a holder of an FCC License or other Franchise.

                  11.4 Selection by Agent of Different Transferee. If, for any reason, the FCC or PUC does not approve within a reasonable period of time (which period shall be determined conclusively by the Agent), the initial application for approval of the transfer of the Collateral, the Agent shall then have the right to transfer the Collateral to such other Person as the Agent shall select (subject to the prior approval of the FCC or PUC). With respect to such subsequent selection, Pledgor agrees to cooperate fully in the manner set forth above. Exercise by the Agent of the right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

         SECTION 12. SECURITIES LAW PROVISION

                  Pledgor recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities

Act of 1933, as amended, or other federal or state securities laws (collectively, the "Securities Laws"), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws. Pledgor and each Subsidiary thereof shall cooperate with the Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by Agent) applicable to the sale of the Collateral by the Agent.

         SECTION 13. SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGOR

                  13.1 Absolute Nature of Security Interest. All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any of the terms of the Loan Documents or any other instrument or document relating hereto or thereto, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Secured Obligations, or any other amendment or waiver of any terms related thereto, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other Person in respect of the Senior Secured Obligations or in respect of this Borrower Pledge Agreement or any other Loan Document or any obligations hereunder or thereunder.

                  13.2 No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of the Pledgor or any other Person or against or in payment of any or all of the Senior Secured Obligations.

                  13.3 Waiver with Right of Subrogation, Etc. The Pledgor acknowledges that until all the Senior Secured Obligations shall have been indefeasibly paid in full, the Pledgor shall have no right (or hereby waives any such right) of subrogation, reimbursement, or indemnity whatsoever, in respect of any Subsidiary of the Pledgor, arising out of remedies exercised by the Agent hereunder.

                  13.4 Waivers. The Pledgor hereby waives notice of acceptance of this Borrower Pledge Agreement. The Pledgor further waives presentment and demand for payment of any of the Senior Secured Obligations, protest and notice of dishonor or default with respect to any of the Senior Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided in this Borrower Pledge Agreement or any of the other Loan Documents. The Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Borrower Pledge Agreement or any other Loan Document; and the Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Borrower Pledge Agreement or in any other Loan Document delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

         SECTION 14. NON-WAIVER AND NON-EXCLUSIVE REMEDIES

                  14.1 Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Loan Document or under law.

                  14.2 Delay and Non-Waiver. No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

         SECTION 15. EFFECT OF PLEDGE ON CERTAIN SHAREHOLDER RIGHTS.

                           If any of the Collateral subject to this Borrower
Pledge Agreement consists of shares of nonvoting stock (regardless of their class, designation, preference or rights) or other instruments which may be converted into voting stock upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such stock or other instruments pursuant to this Borrower Pledge Agreement or the enforcement of any of the Agent's rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the charter, bylaws or agreements of the issuer or the Pledgor to the contrary.

         SECTION 16. CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS.

                           This Borrower Pledge Agreement shall create a
continuing security interest in the Collateral and shall (i) remain in full force and effect until terminated pursuant to Section 17 below, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of the Agent, the other Senior Secured Parties and their respective successors, transferees and assigns provided, however, that the Pledgor shall not be permitted to transfer any of its obligations hereunder.

         SECTION 17. TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL

                  17.1 Termination of Agreement. At such time as (a) the Senior Secured Parties have no obligation to make further loans or other extensions of credit to the Pledgor under the Credit Agreement, and (b) all the Senior Secured Obligations have been indefeasibly paid and/or performed in full, then this Borrower Pledge Agreement shall terminate and the Collateral shall be released pursuant to subsection 17.2, provided that if at the time of the payment in full of the Senior Secured Obligations (i) such payment and performance is not subject to any filed or threatened claim, contest, voidance or offset of any kind whatsoever, (ii) the chief financial officer of the Pledgor so certifies in writing to the Agent and (iii) Pledgor supplies to Agent such valuations, information, evidence, certifications and opinions as Agent may request in connection therewith, this Borrower Pledge Agreement shall terminate upon satisfaction of the conditions in clauses (a) and (b) above without giving effect to the requirement that the payment in full be indefeasible.

                  17.2 Duties of Agent With Respect To Release of Collateral. When this Agreement terminates pursuant to subsection 17.1 above, the Agent shall reassign and deliver to the Pledgor, or to such Person as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Pledgor.

                  17.3 Release of Certain Collateral. Effective upon the closing of a sale of any Collateral in conformity with the provisions of the Credit Agreement providing for dispositions to third parties free of Liens, and receipt by the Agent of a certification to such effect from the chief financial officer of the Pledgor, then the security interest in the assets which are the subject of the sale (the "Sold Collateral") shall terminate. The Agent shall thereupon reassign and deliver to Pledgor, or to such Person as the Pledgor shall designate, against receipt, the Sold Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Pledgor and its Subsidiaries.

         SECTION 18. PAYMENT OF COSTS AND EXPENSES; INDEMNITIES

                  18.1 Payment of Costs and Expenses. Upon demand, the Pledgor shall pay to the Agent the amount of any and all reasonable expenses incurred by the Agent hereunder or in connection herewith, including, without limitation those that may be incurred in connection with (i) the administration of this Borrower Pledge Agreement (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof.

                  18.2 Fees. The Pledgor will, upon demand, pay to the Agent such reasonable fees (in addition to its expenses) for its services as Agent as may be agreed upon from time to time between the Agent and the Pledgor.

                  18.3 Indemnification. The Pledgor agrees to indemnify and hold harmless the Agent and other Senior Secured Parties (and, in each case, its directors, officers, agents and employees) to the fullest extent permitted by law, from and against any and all claims, losses, liabilities, actions, judgments, demands, costs and expenses of whatever nature incurred by the Agent or such Secured Party hereunder or in connection herewith, unless such claim, loss, liability, action, judgment, demand, cost or expense is the result of the willful misconduct or gross negligence of said indemnified party as shall have been determined in a final, nonappealable judgment of a court of competent jurisdiction. This indemnification shall survive the termination of this Agreement.

                  18.4 Taxes. The Pledgor hereby agrees to pay to the Agent, upon demand, the amount of any taxes which the Agent may have been required to pay by reason of the security interests established pursuant to this Borrower Pledge Agreement (including any applicable transfer taxes).

                  18.5 Interest. All monetary obligations of the Pledgor under this Section 18 shall bear interest following demand at the Base Rate (as defined in the Credit Agreement) plus two (2) per cent.

                  18.6 Additional Obligations. Any amounts payable pursuant to this Section 18 shall be additional Senior Secured Obligations secured hereby.

         SECTION 19. MISCELLANEOUS PROVISIONS

                  19.1 Notices

                           All notices, requests, demands, directions and other
communications (collectively "notices") given or made upon any party under the provisions of this Borrower Pledge Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly provided under this Borrower Pledge Agreement and if in writing, shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages to this Borrower Pledge Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Borrower Pledge Agreement, be effective (a) in the case of facsimile, when received, (b) in case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including air courier), when delivered; provided, that notices to the Agent shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

                  19.2 Entire Agreement. This Borrower Pledge Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein.

                  19.3 Amendments. The terms of this Borrower Pledge Agreement may be amended, terminated, modified, supplemented or waived only upon the written consent of the Agent and the Pledgor. The rights of the Agent to so change, modify, waive, discharge or terminate any provision hereof is subject to the terms of Section 12.5 of the Credit Agreement, it being understood, however, that the Pledgor is not a third party beneficiary of Section 12.5 of the Credit Agreement.

                  19.4 Governing Law. This Borrower Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

                  19.5 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                  19.5.1 Arbitration.

                           (i) Upon demand of any party hereto, whether made
before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, the Loan Documents between any or all of the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                           (ii) All arbitration hearings shall be conducted in
the City of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                           (iii) Notwithstanding the preceding binding
arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                           (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A
REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES

THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                  19.5.2 Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                           (i) With respect to any matters that may be heard
before a court of competent jurisdiction under paragraph (iii) of the preceding subsection 19.5.1, the Pledgor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Pledgor at the address provided for in Section 19.1 above and service so made shall be deemed to be completed upon actual receipt. The Pledgor hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 19.5 shall not limit or otherwise affect the right of the Agent or any Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                           (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE,
SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR THE PLEDGOR NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                           (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH
(iv) OF THE PRECEDING SUBSECTION 19.5.1 EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (a) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.5. THE PROVISIONS OF THIS SECTION 19.5 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE

SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 19.5 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  19.6 Severability. If any of the provisions or terms of this Borrower Pledge Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Borrower Pledge Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

                  19.7 Counterparts. This Borrower Pledge Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument. A photocopied or facsimile copy of any signature page to this Borrower Pledge Agreement shall be deemed to be the functional equivalent of a manually executed original for all purposes.

                  19.8 Compliance with Partnership Agreement. To the extent that the grant of the security interest herein created in the Pledged Partnership Interests and the enforcement of the terms hereof require the consent, approval or action of any partner of the subject partnership or compliance with any provisions of the subject partnership agreement, the Pledgor hereby grants such consent and approval and waives any such noncompliance with the terms of said partnership agreements.

                  IN WITNESS WHEREOF, the parties have caused this Borrower Pledge Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGOR:
                                      SUSQUEHANNA MEDIA CO.

                                      By:__________________________________
                                      Name:    Alan L. Brayman
                                      Title:   Treasurer

                                      Notice Information
                                      140 East Market Street
                                      York, PA  18401
                                      Phone No.: (717) 848-5500
                                      Fax No. (717) 771-1440
                                      Attention: Craig Bremer, Esquire


AGENT:

                                      FIRST UNION NATIONAL BANK, in its capacity as Agent


                                      By:__________________________________
                                         Name:  Elizabeth Elmore
                                         Title:   Senior Vice President

                                         Notice Information
                                         Communications/Media Group
                                         PA 4829
                                         1 South Penn Square
                                         P.O. Box 7618
                                         Philadelphia, PA 19101
                                         Phone No.: (215)786-4321
                                         Fax No.: (215)786-7721
                                         Attention: Elizabeth Elmore,
                                         Senior Vice President


                Signature Page to the Borrower Pledge Agreement

                                     JOINDER

                  The undersigned acknowledge the Borrower Pledge Agreement to which this Joinder is attached, and hereby jointly and severally agree to be bound by the foregoing Borrower Pledge Agreement and to perform the covenants contained therein required to be performed by each.


                                 SUSQUEHANNA CABLE CO.

                                 SUSQUEHANNA CABLE INVESTMENT CO.

                                 CABLE TV OF EAST PROVIDENCE, INC.

                                 CASCO CABLE TELEVISION, INC.

                                 CASCO CABLE TELEVISION OF BATH, MAINE

                                 SBC CABLE CO.

                                 YORK CABLE TELEVISION, INC.

                                 SUSQUEHANNA RADIO CORP.

                                 RADIO CINCINNATI, INC.

                                 RADIO INDIANAPOLIS, INC.

                                 RADIO METROPLEX, INC.

                                 KPLX LICO, INC.

                                 KPLX RADIO, INC.

                                 KLIF BROADCASTING, INC.

                                 KLIF LICO, INC.

                                 KLIF RADIO, INC.

                                 RADIO SAN FRANCISCO, INC.

                                 KFFG LICO, INC.


                      Joinder to Borrower Pledge Agreement

                                 KRBE CO.

                                 KNBR, INC.

                                 BAY AREA RADIO CORP.

                                 WSBA LICO, INC.

                                 WVAE LICO, INC.

                                 WNNX LICO, INC.

                                 INDIANAPOLIS RADIO LICENSE CO.

                                 KNBR LICO, INC.

                                 KRBE LICO, INC.

                                 TEXAS STAR RADIO, INC.

                                 SUSQUEHANNA FIBER SYSTEMS, INC.

                                 SUSQUEHANNA DATA SERVICES, INC.

                                 MEDIA PCS VENTURES, INC.

                                 INDY LICO, INC.

                                 WRRM LICO, INC.

                                 WFMS LICO, INC.

                                 By:__________________________________
                                    Name:   Alan L. Brayman
                                    Title:  Treasurer

                                 Notice Information
                                 140 East Market Street
                                 York, PA 18401
                                 Phone No.: (717)848-5500
                                 Fax No.: (717)771-1440
                                 Attention: Craig Bremer, Esquire


                      Joinder to Borrower Pledge Agreement

                                 PARAGON RESEARCH LIMITED PARTNERSHIP,
                                 by Susquehanna Radio Corp., its General
                                 Partner*

                                 KPLX LIMITED PARTNERSHIP, by KPLX Radio, Inc., its General Partner

                                 KLIF BROADCASTING LIMITED PARTNERSHIP,
                                 by KLIF Radio, Inc., its General Partner


                                 By:_______________________________________
                                    Alan L. Brayman on behalf of each of the
                                    foregoing as Treasurer of the General
                                    Partner

                                 Notice Information
                                 140 East Market Street
                                 York, PA 18401
                                 Phone No.: (717)848-5500
                                 Fax No.: (717)771-1440
                                 Attention: Craig Bremer, Esquire


*Subject to unwaived restrictions on transfer in partnership agreement.


                      Joinder to Borrower Pledge Agreement

                                   SCHEDULE I

                          TO BORROWER PLEDGE AGREEMENT

                               PLEDGED SECURITIES

             SHARES OF STOCK AND OTHER SECURITIES OWNED BY BORROWER


1.       750,000 shares of Class A Common Stock of Susquehanna Cable Co.

2.       4,000,000 shares of Class A Common Stock of Susquehanna Radio Co.

3.       1,000 shares of Common Stock of Susquehanna Fiber Systems, Inc.

4.       1,000 shares of Common Stock of Susquehanna Data Services, Inc.

5.       1,000 shares of Common Stock of Media PCS Ventures, Inc.

                                   SCHEDULE II

                          TO BORROWER PLEDGE AGREEMENT

                                  PLEDGED DEBT

         None.

                                  SCHEDULE III

                          TO BORROWER PLEDGE AGREEMENT

                          PLEDGED PARTNERSHIP INTERESTS

         None.

                                PLEDGE AGREEMENT

                         ("Subsidiary Pledge Agreement")

         SUBSIDIARY PLEDGE AGREEMENT made as of the ____ day of _____, 1999, by and between the Subsidiaries of Susquehanna Media Co. listed on the signature pages to this Subsidiary Pledge Agreement (the foregoing, together with any other entity that becomes a Pledgor hereunder pursuant to Section 20.10 below, individually a "Pledgor" and collectively the "Pledgors") and FIRST UNION NATIONAL BANK, a national banking association as agent on behalf of the Senior Secured Parties (as defined in the Credit Agreement referred to below). First Union National Bank in its capacity as agent hereunder, with its successors and assigns, is hereinafter referred to as "Agent."

                             BACKGROUND OF AGREEMENT

         On the date hereof certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as Agent have entered into a Credit Agreement (as amended, extended, supplemented, restated or otherwise modified or refinanced, including without limitation any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with Susquehanna Media Co. (the "Borrower"), pursuant to which such lenders and issuers agreed to extend credit to the Borrower upon the terms and conditions specified in the Credit Agreement under (1) a revolving credit facility with a swing loan subfacility, and (2) two separate term loan facilities, and to issue, or participate in the issuance of, certain letters of credit. In addition, the Credit Agreement currently requires the Borrower under certain conditions to enter into certain interest rate hedging agreements.

         Each of the Pledgors is a Subsidiary, direct or indirect, of the Borrower. The Subsidiaries, wishing to induce the Lenders (as defined in the Credit Agreement) to enter into the financings described above to enable the Borrower to (among other things) make loans to them, and the Borrower and the Subsidiaries having determined that they can obtain their borrowings more economically by combining their financing needs into a single borrowing unit on the parent company level, borrowing funds from institutional lenders on that basis, and then entering into the requisite intercompany financings, the Subsidiaries agreed to make the pledges set forth below in order to facilitate such financings. Each Pledgor determined that it was in its best interests and in pursuant of its business purposes that it do so and that it was and will be Solvent, before and after giving effect to the transactions contemplated by the Credit Agreement.

         One of the prerequisites to the making of advances by the Lenders under the Credit Agreement and the issuing of letters of credit thereunder was that the Pledgors enter into this Subsidiary Pledge Agreement and grant to the Agent for the benefit of the Senior Secured Parties a security interest in and to all of the ownership interests in the Pledgors' Subsidiaries owned by Pledgors and certain intercompany notes and other ownership interests (as more fully described below) to secure the obligations of the Borrower under the Credit Agreement, and certain related documents and agreements as more fully set forth below. This Subsidiary Pledge Agreement is being executed and delivered pursuant to Section 4.1.5 of the Credit Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

         SECTION 1. DEFINITIONS

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement or the Uniform Commercial Code, as applicable. The following terms shall have the following meanings:

                  "Collateral" shall mean (without duplication):

                  (i) all Investment Property evidencing ownership interests in, or related to, the Borrower and/or any Subsidiary of the Borrower, including, without limitation: (a) the shares of capital stock and other securities of, or issued by, any of the entities listed on Schedule I hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other securities of the Borrower and/or any Subsidiary of the Borrower obtained in the future by any Pledgor, and, in each case, all certificates representing such shares and/or securities and/or ownership interests and in each case, all rights, options, warrants, stock, other securities and ownership interests which may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all the foregoing being referred to herein as "Pledged Securities"); and (b) all the partnership and other equity interests of, or issued by, any of the entities listed on Schedule II hereto (as the same may be modified from time to time pursuant to the terms hereof) and all other rights, title and interest, direct or indirect, present or future, of any Pledgor in and to (i) any Subsidiary of such Pledgor and (without duplication) any Subsidiary of the Borrower which is, or may be from time to time, formed as a partnership, limited partnership, limited liability company or other such entity, including, without limitation, in each case all rights under the governing partnership or other organizational agreement and all rights of such Pledgor to receive monies due and to become due pursuant thereto (all the foregoing being referred to herein as "Pledged Partnership Interests");

                  (ii) all other property which may be delivered to and held by the Agent pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

                  (iii) all Proceeds of the Pledged Securities and Pledged Partnership Interests and of such other property, including, without limitation, all dividends, interest, cash, notes, securities or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities, Pledged Partnership Interests or other property.

                  "FCC" shall mean the Federal Communications Commission or any governmental body succeeding to the functions of such commission.

                  "FCC License" shall mean any radio, microwave, or other communications license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC for control, ownership, acquisition, construction, operation, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Franchise" shall mean a franchise, permit or license (including, without limitation, an FCC License), designation or certificate granted by the United States or any other country, territory or state or a city, town, county or other municipality, PUC or any other regulatory authority pursuant to which a Person has the right to own, control, acquire, construct, operate, manage or maintain a domestic cable television system, radio broadcasting system or business directly related thereto.

                  "Lien" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of such Person.

                  "Necessary Endorsement" shall mean undated stock powers endorsed in blank (with signatures properly guaranteed) or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

                  "Proceeds" shall have the meaning assigned to such term under the Uniform Commercial Code and, in any event, shall include (i) any and all proceeds of any guarantee, insurance or indemnity payable to a Pledgor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

                  "PUC" shall mean any state or local regulatory agency or body that exercises jurisdiction over the ownership, construction, operation, acquisition, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code, as amended, as is in effect in the Commonwealth of Pennsylvania or in any applicable state as the case may be.

         SECTION 2. CREATION OF SECURITY INTEREST

                  As security for the payment and performance in full of the Senior Secured Obligations, each Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the equal (in priority) and ratable benefit of the Senior

Secured Parties, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 3. DELIVERY OF COLLATERAL

                  3.1 At Time of Execution of Agreement. Prior to or contemporaneously with the execution of this Subsidiary Pledge Agreement or, in any event, prior to the Closing Date, each Pledgor shall deliver or cause to be delivered to the Agent (i) any and all certificates and other instruments representing or evidencing the Pledged Securities or Pledged Partnership Interests, (ii) any and all certificates and other instruments or documents representing any of the Collateral and (iii) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements. Each Pledgor is, contemporaneously with the execution hereof, delivering to Agent, or has previously delivered to Agent, an original counterpart of each partnership or other similar agreement governing the Pledged Partnership Interests. (At any time and from time to time at the request of Agent, each Pledgor shall deliver to Agent certificates, if any, evidencing the Pledged Partnership Interests, Partnership Interest assignment powers duly endorsed in blank for transfer and UCC-1 Financing Statements covering the Collateral.)

                  3.2 Subsequent Delivery of Collateral. If a Pledgor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Partnership Interests acquired after the Closing Date, or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of a Pledgor or any Subsidiary of a Pledgor but excluding dividends and interest permitted to be retained under
Section 5) in respect of the Pledged Securities or Pledged Partnership Interests (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or Pledged Partnership Interests or otherwise), such Pledgor agrees:

                           (i) to accept the same as the agent of the Agent,

                           (ii) to hold the same in trust on behalf of and for
the benefit of the Agent, and

                           (iii) to deliver any and all certificates or
instruments evidencing the same to the Agent on or before the close of business on the seventh (7th) Business Day following the receipt thereof by such Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Subsidiary Pledge Agreement, as additional Collateral.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF PLEDGORS

                  4.1 Representations and Warranties. Each Pledgor represents and warrants that each representation and warranty set forth in the Loan Documents that relates to or refers to


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a Pledgor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and is true and correct on and as of the date hereof. Without limiting the generality of the foregoing, each Pledgor further represents and warrants that:

                           (i) the Pledged Securities and the Pledged
Partnership Interests included in the Collateral are not subject to any charter, bylaw, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this Subsidiary Pledge Agreement, except to the extent that regulatory considerations reflected in Section 12 hereof may affect the enforceability of certain rights and remedies of the Senior Secured Parties hereunder;

                           (ii) the stock and securities listed on Schedule I
hereto represents all of the stock and securities held by each Pledgor in any Subsidiary of such Pledgor;

                           (iii) the interests listed on Schedule II hereto
represent all the partnership interests (whether as a general or limited partner) or other ownership interests held by a Pledgor in any Subsidiary of such Pledgor;

                           (iv) the Pledged Partnership Interests, by their
express terms, do not provide that they are securities governed by Article 8 of the Uniform Commercial Code and are not held in a securities account or by any financial intermediary;

                           (v) the chief executive office of each Pledgor and
the other offices or places of business of Pledgor or any offices where records concerning the Collateral are kept are set forth on the signature pages hereto. No Pledgor is known by any other name except the name appearing on the signature page hereof;

                           (vi) each Pledgor is the legal and beneficial owner
of the Pledged Securities and Pledged Partnership Interests which is reflected as owned by it on the schedules hereto, free and clear of any lien, security interest, option or of the charge or encumbrance except for the security interests created by this Subsidiary Pledge Agreement; and

                           (vii) the pledge of the Pledged Securities and
Pledged Partnership Interests pursuant to this Subsidiary Pledge Agreement and the filing of the necessary financing statements (which filings have been duly made) create a valid and perfected first priority security interest in the Collateral securing payment of the Senior Secured Obligations.

                  4.2 Survival of Representations and Warranties. All the foregoing representations and warranties (including, without limitation, those incorporated by reference) shall survive the execution and delivery of this Subsidiary Pledge Agreement and shall continue until this Subsidiary Pledge Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of Agent or any Senior Secured Party.


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         SECTION 5. VOTING; DIVIDENDS

                  5.1 Rights Prior To Default. Other than during the existence of an Event of Default,

                           (i) Each Pledgor shall be entitled to exercise any
and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Documents.

                           (ii) Subject to and limited by the restrictions on
dividends and other payments in respect of the Collateral set forth in the Loan Documents, each Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments paid in respect of the Collateral, provided, however, that any and all

                                    (a) dividends or other payments paid or
payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                                    (b) dividends and other distributions paid
or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                    (c) except as otherwise provided in the
Credit Agreement, cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or exchange for, any Collateral,

shall forthwith be delivered to the Agent to hold as Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Agent on behalf of the Senior Secured Parties, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

                           (iii) The Agent shall execute and deliver to each
Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  5.2 Rights After a Default. Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 11 below.

                           (i) Subject to Section 12 below, all rights of a
Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 5.1 above and to receive the dividends, interest and other payments which it would otherwise be authorized to receive and retain pursuant to subsection 5.1 above shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise


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
such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other payments.

                           (ii) All dividends, interest and other payments which
are received by the Pledgor contrary to the provisions of paragraph (i) of this subsection 5.2 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of each Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

                  5.3 Liability of Agent and of the Senior Secured Parties.

                           (i) As more fully set forth in the following
paragraph (ii), nothing in the Subsidiary Pledge Agreement shall be construed to subject the Agent or any Senior Secured Party to liability as a partner in any Subsidiary of a Pledgor that is a partnership or in any partnership entity in which a Pledgor owns Collateral that is pledged hereunder nor shall the Agent or any Senior Secured Party be deemed to have assumed any obligations under any partnership agreement of such a Subsidiary or other entity or otherwise, unless and until Agent exercises its right to be substituted for a Pledgor as a partner pursuant hereto.

                           (ii) This Subsidiary Pledge Agreement is executed
only as security for the Senior Secured Obligations. THEREFORE (NOTWITHSTANDING ANYTHING ELSE SET FORTH IN THIS SUBSIDIARY PLEDGE AGREEMENT WHICH, IF INCONSISTENT WITH THIS PARAGRAPH (ii), SHALL BE DEEMED MODIFIED TO THE EXTENT NECESSARY TO BE CONSISTENT WITH THIS PARAGRAPH (ii)), THE EXECUTION AND DELIVERY OF THIS AGREEMENT SHALL NOT SUBJECT THE AGENT, THE SENIOR SECURED PARTIES TO, OR IN ANY WAY RELIEVE ANY PLEDGOR OF, ANY LIABILITY OR OBLIGATION AS A PARTNER OR OWNER OF ANY ISSUER OR ANY OTHER LIABILITIES OR OBLIGATIONS RELATING TO, OR ARISING FROM, THE COLLATERAL. IT IS UNDERSTOOD AND AGREED THAT, NOTWITHSTANDING THIS SUBSIDIARY PLEDGE AGREEMENT, ALL THE PLEDGORS' LIABILITIES OR OTHER OBLIGATIONS AS PARTNER OR OTHER OWNER OF EQUITY CONSTITUTING COLLATERAL SHALL BE AND REMAIN ENFORCEABLE AGAINST, BUT ONLY AGAINST THE PLEDGORS, UNLESS AND UNTIL, AFTER AN EVENT OF DEFAULT, NOTICE IS GIVEN BY THE AGENT AND APPROPRIATE ACTION IS TAKEN TO TRANSFER THE INTEREST IN THE SUBJECT COLLATERAL TO A PERSON DESIGNATED BY THE AGENT.

         SECTION 6. COVENANTS OF PLEDGORS

                  6.1 Each of the covenants and agreements which are set forth or incorporated in the Loan Documents and which are applicable or refer to a Pledgor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) are incorporated herein by reference and each Pledgor agrees to perform and abide by each such covenant and agreement. Without limiting the generality of the foregoing and in furtherance thereof, each Pledgor shall vote the stock and securities included in the Collateral to comply with the covenants and agreements set forth in the Loan Documents. Without limiting the generality


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of the foregoing, each Pledgor (i) shall restrict the issuance of additional intercompany debt except as permitted in the Loan Documents and additional shares of stock or ownership interests of its Subsidiaries (or rights or options therefore) except as permitted pursuant to the terms of the Loan Documents; (ii) shall not sell or otherwise dispose of, or grant any option with respect to, any of the Collateral except in connection with a sale permitted under the provisions of the Credit Agreement providing for dispositions to third parties free of Liens; and (iii) with respect to Collateral consisting of partnership or other ownership interests, shall perform and discharge all material obligations set forth in the governing agreements of such entities and not amend any such agreements except as permitted by Section 7.26 of the Credit Agreement (or any successor provision).

                  6.2 Proceeds of Collateral Disposition. During the continuance of a Potential Event of Default or an Event of Default, at the Agent's request, each or all of the Pledgors shall establish and maintain at all times a trust account with the Agent, and all Proceeds, before or after an Event of Default, shall be deposited directly and immediately into such account. The Pledgors shall be responsible for all costs and fees arising with respect to such account at the standard rates. Each of the Pledgors expressly and irrevocably authorizes and consents to the ability of the Agent to charge such trust account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and apply those funds against any and all Senior Secured Obligations.

         SECTION 7. FURTHER ASSURANCES

                           Each Pledgor agrees that at any time and from time to
time, at the expense of the Borrower and its Subsidiaries, such Pledgor and its Subsidiaries will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral including, without limitation, using its best efforts to cooperate in obtaining any FCC, PUC, or other governmental approval of any action or transaction contemplated hereby or thereby.

         SECTION 8. ISSUERS OF PLEDGED PARTNERSHIP INTERESTS TO COMPLY WITH INSTRUCTIONS OF AGENT

                           EACH PARTY HERETO WHICH IS AN ISSUER OF PLEDGED
PARTNERSHIP INTERESTS LISTED ON SCHEDULE IIA HERETO OR OTHER COLLATERAL HEREBY AGREES TO COMPLY WITH ANY AND ALL ORDERS AND INSTRUCTIONS OF THE AGENT REGARDING THE PLEDGED PARTNERSHIP INTERESTS OR SUCH OTHER COLLATERAL WITHOUT THE FURTHER CONSENT OF THE PLEDGOR.

         SECTION 9. AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES

                  9.1 Appointment as Attorney-in-fact. Effective upon the occurrence of an Event of Default, and so long as Agent reasonably believes such Event of Default is continuing, the Pledgor hereby appoints the Agent as its true and lawful agent, proxy, and attorney-in-fact for


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
the purpose of carrying out this Subsidiary Pledge Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation, the execution on behalf of each Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to a Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding. This appointment is irrevocable and coupled with an interest and any proxies heretofore given by any Pledgor to any other Person are revoked. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the articles of incorporation, bylaws or other documents to which any Pledgor or any Subsidiary of a Pledgor is subject or to which any is a party.

                  9.2 Registration of Securities. Each Pledgor shall register the pledge provided for herein on the books of such Pledgor. Each Pledgor shall notify each issuer (the "Issuer") of equity pledged hereunder to register the pledge of Collateral in the name of the Agent on the books of such Issuer. Further, except with respect to certificate securities delivered to the Agent with appropriate transfer instruments, the applicable Pledgor shall deliver to the Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant Uniform Commercial Code with respect to perfection by registration) signed by the Issuer, which acknowledgement shall confirm that (a) it has registered the pledge on its books and records, (b) at any time the Agent so directs after an Event of Default, the Issuer will transfer the record ownership of the securities into the name of any designee of the Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Agent regarding such Collateral without the further consent of the Pledgor, and (c) the equity is not designated by its terms as a security governed by Article 8 pursuant to Section 8-103 of the Uniform Commercial Code as in effect in the governing jurisdiction, if applicable. Each party hereto that is also an Issuer confirms the foregoing statements with respect to any equity issued by it.

                  9.3 Performance of Pledgor's Duties. In furtherance, and not by way of limitation, of the foregoing subsections 9.1 and 9.2, if (at any time either before or after the occurrence of an Event of Default) a Pledgor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by the Borrower and its Subsidiaries provided, however, that nothing herein shall be deemed to relieve a Pledgor from fulfilling any of its obligations hereunder.

                  9.4 Acts May Be Performed By Agents and Employees. Any act of the Agent to be performed pursuant to this Section 9 or elsewhere in this Subsidiary Pledge Agreement may be performed by agents or employees of the Agent.

         SECTION 10. STANDARD OF CARE

                  10.1 In General. No act or omission of any Senior Secured Party (or agent or employee thereof) shall give rise to any defense, counterclaim or offset in favor of a Pledgor or


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
any claim or action against any such Senior Secured Party (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Senior Secured Party as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to its own property, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

                  10.2 Reliance on Advice of Counsel. In taking any action under this Subsidiary Pledge Agreement, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

         SECTION 11. DEFAULT

                  11.1 Certain Rights Upon Default. In addition to any other rights accorded to the Agent and the Senior Secured Parties hereunder, upon the occurrence and during the continuation of an Event of Default:

                           11.1.1 The Agent shall be entitled to receive any
interest, cash dividends or other payments on the Collateral and, subject to
Section 12 below, to exercise in the Agent's discretion all voting rights pertaining thereto as more fully set forth in Section 5 above. Without limiting the generality of the foregoing, subject to Section 12 below, the Agent shall have the right to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Pledgor or any Subsidiary of any Pledgor.

                           11.1.2 Each Pledgor and each of its Subsidiaries
shall take any action necessary or required or requested by the Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

                           11.1.3 The Agent shall have all of the rights of a
secured party under the Uniform Commercial Code of Pennsylvania, as amended, and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least ten (10) Business Days' written notice to the Pledgors of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale. Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee's name (subject to applicable FCC or PUC requirements or restrictions). The Agent shall have the right to apply the proceeds of the


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
sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys' fees and allocated costs of attorneys who are employees of the Agent), to the payment of the Senior Secured Obligations in any manner or order which the Agent, in its sole discretion, may elect (whether pursuant to the Credit Agreement or otherwise), to the payment of any other amount required by law (including without limitation Section 9-504(l)(c) of the Uniform Commercial
Code), and to pay any remaining proceeds to the applicable Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of such Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines. Each Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.

                           11.1.4 For purposes hereof, a written agreement to
purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and no Pledgor shall be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after Agent shall have entered into such an agreement, any and all Events of Default shall have been remedied and the Senior Secured Obligations paid in full.

                           11.1.5 The Agent shall have the right with full power
of substitution either in the Agent's name or the name of a Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

                           11.1.6 The Agent shall be entitled to the appointment
of a receiver or trustee for all or any part of the businesses of a Pledgor or its Subsidiaries, which receiver shall have such powers as may be conferred by law or the appointing authority.

                  11.2 Agent May Exercise Less Than All Rights. Each Pledgor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised.

                  11.3 Duties of Pledgors and Subsidiaries of the Pledgors With Respect to Transferee. In the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called "Transferee") or shall purchase or retain all or any of the Collateral, such Pledgor and each Subsidiary of such Pledgor shall:


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
                           (i) Deliver to the Agent or Transferee, as the case
may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other documents and records of such Pledgor and each Subsidiary of such Pledgor;

                           (ii) Use its best efforts to obtain resignations of
the persons then serving as officers and directors of such Pledgor and each Subsidiary of such Pledgor, if so requested; and

                           (iii) Use its best efforts to obtain any approvals
that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of the issuer.

         SECTION 12. ACKNOWLEDGEMENT OF REGULATORY CONSIDERATIONS; UNIQUE NATURE OF ASSETS

                  12.1 FCC/PUC Approval. It is hereby acknowledged that transfer of certain Collateral and the exercise of certain other remedies provided herein may constitute a transfer of an FCC License or other Franchise or a sale or transfer of control of a holder of an FCC License or other Franchise, requiring approval of the FCC or PUC, pursuant to rules and regulations of the FCC or PUC. Notwithstanding anything to the contrary contained in this Agreement, the Agent will not knowingly take any action pursuant to this Agreement which would constitute or result in assignment of an FCC License or other Franchise or any transfer of control of the holder of an FCC License or other Franchise if such assignment of license or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC or any PUC), the prior approval of the FCC or such PUC, without first obtaining such approval. In connection with this provision, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice whether or not the advice rendered is ultimately determined to have been accurate.

                  12.2 Pledgor and Subsidiary of Pledgor Assistance in Obtaining Approval. Without limiting the generality of Section 7 above, if counsel to the Agent reasonably determines that the consent of the FCC or the PUC is required in connection with any of the actions hereunder or under any other Loan Document, then the Borrower, each Pledgor and each Subsidiary thereof (at its cost and expense) agrees to use its best efforts to secure such consent and to cooperate fully with the Agent in any action to secure such consent. Without limiting the generality of the foregoing, the Borrower, each Pledgor and each Subsidiary thereof shall promptly execute and file and/or cause the execution and filing of all applications, certificates, instruments, and other documents and papers that the Agent deems necessary or advisable to file in order to obtain any necessary governmental consent, approval, or authorization, and if the Borrower, any Pledgor or any Subsidiary thereof fails or refuses to execute (or fails or refuses to cause another Person to execute) such documents, the Agent or the clerk of any court of competent jurisdiction may execute and file the same on behalf of the Pledgor or such other Person.


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
                  12.3 Unique Nature of Assets. It is agreed that the FCC Licenses and other Franchises held by each Pledgor and its Subsidiaries are unique assets which (or the control of which) may have to be transferred in order for the Agent adequately to realize the value of its security interest. A violation of the covenants set forth in this Section would result in irreparable harm to the Agent for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Agent at law or in equity, Agent shall have the remedy of specific performance of the provisions of this Section. To enforce the provisions of this Section, the Agent is authorized to request the consent or approval of the FCC or PUC to a voluntary or an involuntary transfer of control of any FCC License or other Franchise or sale or transfer of control of a holder of an FCC License or other Franchise.

                  12.4 Selection by Agent of Different Transferee. If, for any reason, the FCC or PUC does not approve within a reasonable period of time (which period shall be determined conclusively by the Agent), the initial application for approval of the transfer of the Collateral, the Agent shall then have the right to transfer the Collateral to such other Person as the Agent shall select (subject to the prior approval of the FCC or PUC). With respect to such subsequent selection, the Borrower and each Pledgor agrees to cooperate fully in the manner set forth above. Exercise by the Agent of the right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

         SECTION 13. SECURITIES LAW PROVISION

                           Each Pledgor recognizes that the Agent may be limited
in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the "Securities Laws"), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws. Each Pledgor and each Subsidiary thereof shall cooperate with the Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by Agent) applicable to the sale of the Collateral by the Agent.

         SECTION 14. SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGOR

                  14.1 Absolute Nature of Security Interest. All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any of the terms of the Loan Documents or any other instrument or document relating hereto or thereto, (ii) any change in the time, manner or place of payment of, increases in, or in any other term of, all or any of the Senior Secured Obligations, or any other amendment or waiver of any terms related thereto, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, any Pledgor or any


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
other Person in respect of the Senior Secured Obligations or in respect of this Subsidiary Pledge Agreement or any other Loan Document or any obligations hereunder or thereunder.

                  14.2 No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of any Pledgor or any other Person or against or in payment of any or all of the Senior Secured Obligations.

                  14.3 Waiver with Right of Subrogation, Etc. Each Pledgor acknowledges that until all the Senior Secured Obligations shall have been indefeasibly paid in full, such Pledgor shall have no right (or hereby waives any such right) of subrogation, reimbursement, or indemnity whatsoever, in respect of the Borrower or any of its Subsidiaries, arising out of remedies exercised by the Agent hereunder.

                  14.4 Waivers. Each Pledgor hereby waives notice of acceptance of this Subsidiary Pledge Agreement. Each Pledgor further waives presentment and demand for payment of any of the Senior Secured Obligations, protest and notice of dishonor or default with respect to any of the Senior Secured Obligations, and all other notices to which a Pledgor might otherwise be entitled, except as otherwise expressly provided in this Subsidiary Pledge Agreement or any of the other Loan Documents. Each Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Subsidiary Pledge Agreement or any other Loan Document; and each Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Subsidiary Pledge Agreement or in any other Loan Document delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

         SECTION 15. NON-WAIVER AND NON-EXCLUSIVE REMEDIES

                  15.1 Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Loan Document or under law.

                  15.2 Delay and Non-Waiver. No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

         SECTION 16. EFFECT OF PLEDGE ON CERTAIN SHAREHOLDER RIGHTS

                           If any of the Collateral subject to this Subsidiary
Pledge Agreement consists of shares of nonvoting stock (regardless of their class, designation, preference or rights) or other instruments which may be converted into voting stock upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such stock or other instruments pursuant to this Subsidiary Pledge Agreement or the enforcement of any of the Agent's rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the charter, bylaws or agreements of the issuer or a Pledgor to the contrary.

         SECTION 17. CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS

                           This Subsidiary Pledge Agreement shall create a
continuing security interest in the Collateral and shall (i) remain in full force and effect until terminated pursuant to Section 18 below, (ii) be binding upon each Pledgor, its successors and assigns and (iii) inure to the benefit of the Agent, the other Senior Secured Parties and their respective successors, transferees and assigns provided, however, that no Pledgor shall be permitted to transfer any of its obligations hereunder.

         SECTION 18. TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL

                  18.1 Termination of Agreement. At such time as (a) the Senior Secured Parties have no obligation to make further loans or other extensions of credit to the Borrower, and (b) all the Senior Secured Obligations have been indefeasibly paid and/or performed in full, then this Subsidiary Pledge Agreement shall terminate and the Collateral shall be released pursuant to subsection 18.2 below, provided that if at the time of the payment in full of the Senior Secured Obligations (i) such payment and performance is not subject to any filed or threatened claim, contest, voidance or offset of any kind whatsoever, (ii) the chief financial officer of the Borrower so certifies in writing to the Agent and (iii) the Borrower supplies to Agent such valuations, information, evidence, certifications and opinions as Agent may request in connection therewith, this Subsidiary Pledge Agreement shall terminate upon satisfaction of the conditions in clauses (a) and (b) above without giving effect to the requirement that the payment in full be indefeasible.

                  18.2 Duties of Agent With Respect To Release of Collateral. When this Agreement terminates pursuant to subsection 18.1 above, the Agent shall reassign and deliver to each Pledgor, or to such Person as each Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Borrower and its Subsidiaries.

                  18.3 Release of Certain Collateral. Effective upon the closing of a sale of any Collateral in conformity with the provisions of the Credit Agreement providing for dispositions to third parties free of Liens, and receipt by the Agent of a certification to such effect from the chief financial officer of the Borrower, then the security interest in the assets which are the subject of the sale (the "Sold Collateral") shall terminate. The Agent shall thereupon reassign and deliver to the applicable Pledgor, or to such Person as such Pledgor shall designate, against receipt, the Sold Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Borrower and its Subsidiaries.

         SECTION 19. PAYMENT OF COSTS AND EXPENSES; INDEMNITIES

                  19.1 Costs and Expenses. Upon demand, each Pledgor shall pay to the Agent the amount of any and all reasonable expenses incurred by the Agent hereunder or in connection herewith, including, without limitation those that may be incurred in connection with (i) the administration of this Subsidiary Pledge Agreement (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure of a Pledgor to perform or observe any of the provisions hereof.

                  19.2 Fees. The Borrower and its Subsidiaries will, upon demand, pay to the Agent such reasonable fees (in addition to its expenses) for its services as Agent as may be agreed upon from time to time between the Agent and the Borrower.

                  19.3 Indemnification. The Borrower and its Subsidiaries jointly and severally agree to indemnify and hold harmless the Agent and other Senior Secured Parties (and, in each case, its directors, officers, agents and employees) to the fullest extent permitted by law, from and against any and all claims, losses, liabilities, actions, judgments, demands, costs and expenses of whatever nature incurred by the Agent or such Senior Secured Party hereunder or in connection herewith, unless such claim, loss, liability, action, judgment, demand, cost or expense is the result of the willful misconduct or gross negligence of said indemnified party as shall have been determined in a final, nonappealable judgment of a court of competent jurisdiction. This indemnification shall survive the termination of this Agreement.

                  19.4 Taxes. The Borrower and its Subsidiaries hereby jointly and severally agree to pay to the Agent, upon demand, the amount of any taxes which the Agent may have been required to pay by reason of the security interests established pursuant to this Subsidiary Pledge Agreement (including any applicable transfer taxes).

                  19.5 Interest. All monetary obligations of the Borrower and its Subsidiaries under this Section 19 shall bear interest following demand at the Base Rate (as defined in the Credit Agreement) plus two (2) per cent.

                  19.6 Additional Obligations. Any amounts payable pursuant to this Section 19 shall be additional Senior Secured Obligations secured hereby.

         SECTION 20. MISCELLANEOUS PROVISIONS

                  20.1 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given or made upon any party under the provisions of this Subsidiary Pledge Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly provided under this Subsidiary Pledge Agreement and if in writing, shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages to this Subsidiary Pledge Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Subsidiary Pledge Agreement, be effective
(a) in the case of facsimile, when received, (b) in case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including air courier), when delivered; provided, that notices to the Agent shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

                  20.2 Entire Agreement. This Subsidiary Pledge Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein.

                  20.3 Amendments. The terms of this Subsidiary Pledge Agreement may be amended, terminated, modified, supplemented or waived only upon the written consent of the Agent and each Pledgor. The rights of the Agent to so change, modify, waive, discharge or terminate any provision hereof is subject to the terms of Section 12.5 of the Credit Agreement, it being understood, however, that the Pledgors are not third party beneficiaries of Section 12.5 of the Credit Agreement.

                  20.4 Governing Law. This Subsidiary Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

                  20.5 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                           20.5.1 Arbitration.

                           (i) Upon demand of any party hereto, whether made
before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, the Loan Documents between any or all of the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                           (ii) All arbitration hearings shall be conducted in
the City of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                           (iii) Notwithstanding the preceding binding
arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                           (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A
REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                           20.5.2 Consent to Jurisdiction, Service and Venue;
Waiver of Jury Trial.

                           (i) With respect to any matters that may be heard
before a court of competent jurisdiction under paragraph (iii) of the preceding subsection 20.5.1, each of the Pledgors hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the such Pledgor at the address provided for in Section 20.1 above and service so made shall be deemed to be completed upon actual receipt. Each of the Pledgors hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 20.5 shall not limit or otherwise affect the right of the Agent or any Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                           (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE,
SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR ANY PLEDGOR NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                           (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH
(iv) OF THE PRECEDING SUBSECTION 20.5.1 EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.5. THE PROVISIONS OF THIS SECTION 20.5 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 20.5 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  20.6 Severability. If any of the provisions or terms of this Subsidiary Pledge Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Subsidiary Pledge Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

                  20.7 Counterparts. This Subsidiary Pledge Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument. A photocopied or facsimile copy of any signature page to this Subsidiary Pledge Agreement shall be deemed to be the functional equivalent of a manually executed original for all purposes.

                  20.8 Compliance with Partnership Agreement. To the extent that the grant of the security interest herein created in the Pledged Partnership Interests and the enforcement of the terms hereof require the consent, approval or action of any partner of the subject partnership or compliance with any provisions of the subject partnership agreement, each Pledgor hereby grants such consent and approval and waives any such noncompliance with the terms of said partnership agreements.

                  20.9 Joint and Several Liability. All Pledgors shall jointly and severally be liable for the obligations of each Pledgor to the Agent hereunder. To the extent that such obligations are coextensive with obligations of the Borrower, the Borrower and all Pledgors shall be jointly and severally liable.

                  20.10 Additional Pledgors. Any Person that shall at any time have any right or interest in the capital stock, partnership interests or other equity of any Subsidiary of the Borrower shall, if not already a party to this Agreement or another Pledge Agreement, become a party hereto (an "Additional Pledgor") by the execution and delivery of an Additional Pledgor Joinder in substantially the form of Exhibit A attached hereto and shall comply with the provisions hereof applicable to Pledgors. Concurrent therewith, the Additional Pledgor shall deliver replacement schedules for, or supplements to, Schedule I,
Schedule II, Schedule IIA and/or Schedule III to this Agreement, as applicable, which replacement Schedules shall supersede, or supplements shall modify, the Schedules then in effect. Upon delivery of the foregoing to the Agent, the Additional Pledgor shall be and become a Pledgor for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations and warranties set forth in
Section 4.1 hereof as of the date of execution and delivery of such Additional Pledgor Joinder and thereafter at any time that such representations must be restated pursuant to the terms of the Loan Documents.

                  20.11 Effect of Amendment. On and after the effectiveness of this Subsidiary Pledge Agreement, any reference to the Subsidiary Pledge Agreement or similar term used in any Loan Documents shall mean and refer to this Subsidiary Pledge Agreement, as amended, modified or supplemented, from time to time.

                  IN WITNESS WHEREOF, the parties have caused this Subsidiary Pledge Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGORS:                         SUSQUEHANNA CABLE CO.

                                  SUSQUEHANNA CABLE INVESTMENT CO.

                                  CABLE TV OF EAST PROVIDENCE, INC.

                                  CASCO CABLE TELEVISION, INC.

                                  CASCO CABLE TELEVISION OF BATH, MAINE

                                  SBC CABLE CO.

                                  YORK CABLE TELEVISION, INC.

                                  SUSQUEHANNA RADIO CORP.

                                  RADIO CINCINNATI, INC.

                                  RADIO INDIANAPOLIS, INC.

                                  RADIO METROPLEX, INC.

                                  RADIO SAN FRANCISCO, INC.

                                  KRBE CO.

                                  KNBR, INC.

                                  BAY AREA RADIO CORP.

                                  WSBA LICO, INC.

                                  WVAE LICO, INC.

                                  WNNX LICO, INC.

                                  KNBR LICO, INC.

                                  KRBE LICO, INC.


                Signature Page to the Subsidiary Pledge Agreement

                                  INDIANAPOLIS RADIO LICENSE CO.

                                  SUSQUEHANNA DATA SERVICES, INC.

                                  SUSQUEHANNA FIBER SYSTEMS, INC.

                                  MEDIA PCS VENTURES, INC.

                                  KFFG LICO, INC.

                                  KPLX RADIO, INC.

                                  KPLX LICO, INC.

                                  KLIF BROADCASTING, INC.

                                  KLIF LICO, INC.

                                  KLIF RADIO, INC.

                                  TEXAS STAR RADIO, INC.

                                  INDY LICO, INC.

                                  WRRM LICO, INC.

                                  WFMS LICO, INC.

                                  By:_______________________________________
                                     Alan L. Brayman, on behalf of each of
                                     the foregoing as Treasurer


                                  Notice Information
                                  140 East Market Street
                                  York, PA 18401
                                  Phone No.: (717) 848-5500
                                  Fax No.: (717)771-1440
                                  Attn: Craig Bremer, Esquire


                Signature Page to the Subsidiary Pledge Agreement

                                  KPLX LIMITED PARTNERSHIP, by KPLX  Radio,
                                  Inc., its General Partner

                                  KLIF BROADCASTING LIMITED PARTNERSHIP,
                                  by KLIF Radio, Inc., its General Partner


                                  By:_______________________________________
                                     Alan L. Brayman on behalf of each of the
                                     foregoing as Treasurer of the General
                                     Partner

                                  Notice Information
                                  140 East Market Street
                                  York, PA 18401
                                  Phone No.: (717) 848-5500
                                  Fax No.: (717)771-1440
                                  Attn: Craig Bremer, Esquire

AGENT:                            FIRST UNION NATIONAL BANK, in its
                                  capacity as Agent


                                  By:_______________________________________
                                     Name:  Elizabeth Elmore
                                     Title: Senior Vice President

                                  Notice Information
                                  Communications/Media Group
                                  PA 4829
                                  1 South Penn Square
                                  P.O. Box 7618
                                  Philadelphia, PA  19101-7618
                                  Phone No.: (215) 786-4321
                                  Fax No.: (215) 786-7721
                                  Attention: Elizabeth Elmore,
                                  Senior Vice President


                Signature Page to the Subsidiary Pledge Agreement

                                     JOINDER

         The undersigned acknowledges the Subsidiary Pledge Agreement to which this Joinder is attached, and hereby agrees to be bound by the foregoing Subsidiary Pledge Agreement and to perform the covenants contained therein required to be performed by it.


                                  SUSQUEHANNA MEDIA CO.

                                  By:_______________________________________
                                     Name:  Alan L. Brayman
                                     Title: Treasurer

                                     Notice Information
                                     140 East Market Street
                                     York, PA  18401
                                     Phone No.: (717) 848-5500
                                     Fax No.: (717) 771-1440
                                     Attn: Craig Bremer, Esquire



                   Joinder to the Subsidiary Pledge Agreement

                                   SCHEDULE I

                         TO SUBSIDIARY PLEDGE AGREEMENT

                               PLEDGED SECURITIES

                   SHARES OF CAPITAL STOCK OF THE SUBSIDIARIES

                      OF THE BORROWER OWNED BY EACH PLEDGOR

SHARES OWNED BY SUSQUEHANNA RADIO CORP.

         360 shares of Common Stock of Radio Cincinnati, Inc.

         4,500 shares of Common Stock of Radio Indianapolis, Inc.

         1,800 shares of Common Stock of Radio Metroplex, Inc.

         4,000 shares of Common Stock of KLIF Broadcasting, Inc.

         12,000 shares of Common Stock of Radio San Francisco, Inc.

         400 shares of Common Stock of KRBE Co.

         85,000 shares of Common Stock of Bay Area Radio Corp.

         10 shares of Common Stock of WSBA Lico, Inc.

         10 shares of Common Stock of WVAE Lico, Inc.

         10 shares of Common Stock of WNNX Lico, Inc.

         1,000 shares of Common Stock of Indianapolis Radio License Co.

         10,000 shares of Common Stock of Texas Star Radio, Inc.

SHARES OWNED BY BAY AREA RADIO CORP.

         1 share of Common Stock of KNBR, Inc.

SHARES OWNED BY KNBR, INC.

         10 shares of Common Stock of KNBR Lico, Inc.

SHARES OWNED BY KRBE CO.

         10 shares of Common Stock of KRBE Lico, Inc..

SHARES OWNED BY RADIO SAN FRANCISCO, INC.

         10 shares of Common Stock of KFFG Lico, Inc..

SHARES OWNED BY SUSQUEHANNA CABLE CO.

         51 shares of Common Stock of Susquehanna Cable Investment Co.

         320 shares of Common Stock of Casco Cable Television, Inc.

         200 shares of Common Stock of Casco Cable Television of Bath, Maine

         6,000 shares of Common Stock of Cable TV of East Providence, Inc.

         43,200 shares of Common Stock of SBC Cable Co.

         50 shares of Common Stock of York Cable Television, Inc.

SHARES OWNED BY RADIO METROPLEX, INC.

         10 shares of Common Stock of KPLX Lico, Inc.

         10 shares of Common Stock of KPLX Radio, Inc.

SHARES OWNED BY KLIF BROADCASTING, INC.

         10 shares of Common Stock of KLIF Lico, Inc.

         10 shares of Common Stock of KLIF Radio, Inc.

SHARES OWNED BY INDIANAPOLIS RADIO LICENSE CO.

         10 shares of Common Stock of Indy Lico, Inc.

SHARES OWNED BY RADIO CINCINNATI, INC.

         10 shares of Common Stock of WRRM Lico, Inc.

SHARES OWNED BY RADIO INDIANAPOLIS, INC.

         10 shares of Common Stock of WFMS Lico, Inc.

                                   SCHEDULE II

                         TO SUBSIDIARY PLEDGE AGREEMENT

                    PLEDGED SUBSIDIARY PARTNERSHIP INTERESTS

PARTNERSHIP INTERESTS OWNED BY SUSQUEHANNA RADIO CORP.

         90.1% interest in Paragon Research Limited Partnership

PARTNERSHIP INTERESTS OWNED BY KPLX RADIO, INC.

         1% interest in KPLX Limited Partnership

PARTNERSHIP INTERESTS OWNED BY RADIO METROPLEX, INC.

         99% interest in KPLX Limited Partnership

PARTNERSHIP INTERESTS OWNED BY KLIF RADIO, INC.

         1% interest in KLIF Broadcasting Limited Partnership

PARTNERSHIP INTERESTS OWNED BY KLIF BROADCASTING, INC.

         99% interest in KLIF Broadcasting Limited Partnership

                                    EXHIBIT A

                       FORM OF ADDITIONAL PLEDGOR JOINDER


           Subsidiary Pledge Agreement dated as of ______, 1999 among certain Subsidiaries of Susquehanna Media Co. as
   Pledgors party thereto, from time to time, and First Union National Bank as
                    Agent (the "Subsidiary Pledge Agreement")


         Reference is made to the Subsidiary Pledge Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Subsidiary Pledge Agreement.

         The undersigned hereby agrees that upon delivery of this Additional Pledgor Joinder to the Agent referred to above, the undersigned shall be and become a Pledgor for all purposes of the Subsidiary Pledge Agreement as fully and to the same extent as if it were an original signatory thereto and shall be deemed to have made the representations and warranties set forth in Section 4.1 therein as of the date of execution and delivery of this Additional Pledgor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Loan Documents. Without limiting the generality of the foregoing, the undersigned specifically acknowledges and agrees to the Arbitration Clause in Section 20.5 thereof and to the Consent to Jurisdiction and Waiver of Jury Trial provisions set forth in Section 20.6 thereof.

         Attached hereto are [supplemental] [replacement] Schedules [I, II, IIA and/or III] to the Subsidiary Pledge Agreement.

An executed copy of this Joinder shall be delivered to the Agent, and the Agent and the Senior Secured Parties may rely on the matters set forth herein in entering into and extending credit under the Credit Agreement on or after the date hereof. This Joinder shall not be modified, amended, or terminated without the prior written consent of the Agent.


                                           [Name of New Pledgor]



                                           By:__________________________________
                                           Title:
                                           Address:


                                           Dated:_______________________________

                             STOCK PLEDGE AGREEMENT

                     ("Other Shareholders Pledge Agreement")

         OTHER SHAREHOLDERS PLEDGE AGREEMENT made as of the 12th day of May, 1999, by and between the pledgors set forth on the signature pages hereto (each hereinafter referred to as "Pledgor" and collectively referred to as "Pledgors"), and FIRST UNION NATIONAL BANK, a national banking association as agent on behalf of the Senior Secured Parties (as defined in the Credit Agreement referred to below). First Union National Bank in its capacity as agent hereunder, with its successors and assigns, is hereinafter referred to as "Agent."

                             BACKGROUND OF AGREEMENT

         On the date hereof certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as Agent have entered into a Credit Agreement (as amended, extended, supplemented, restated or otherwise modified or refinanced, including without limitation any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with Susquehanna Media Co. (the "Borrower"), pursuant to which such lenders and issuers agreed to extend credit to the Borrower upon the terms and conditions specified in the Credit Agreement under (1) a revolving credit facility with a swing loan subfacility, and (2) two separate term loan facilities, and to issue, or participate in the issuance of, certain letters of credit. In addition, the Credit Agreement currently requires the Borrower under certain conditions to enter into certain interest rate hedging agreements.

         One of the prerequisites to the making of advances by the Lenders (as defined in the Credit Agreement) under the Credit Agreement and issuing the letters of credit thereunder is that the Pledgors (which own the capital stock or other securities of the Borrower and certain Subsidiaries of the Borrower as specified on Schedule 1) shall have entered into this Other Shareholders Pledge Agreement and shall have granted to the Agent for the benefit of the Senior Secured Parties a security interest in and to all of the shares of capital stock of the Borrower and the Subsidiaries, direct and/or indirect, of the Borrower owned by Pledgors to secure the Borrower's obligations to the Senior Secured Parties. This Other Shareholders Pledge Agreement is being executed and delivered pursuant to Section 4.1.5 of the Credit Agreement.

         Each Pledgor acknowledges that the loan made pursuant to the Credit Agreement will benefit the Borrower and the Subsidiaries of the Borrower in which such Pledgor has an interest and thereby also benefit such Pledgor. Each Pledgor also acknowledges that it was and will be Solvent, before and after giving effect to the transactions contemplated by the Credit Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

SECTION 1.        DEFINITIONS

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement or in the Uniform Commercial Code, as applicable. Each covenant or representation set forth in this Other Shareholders Pledge Agreement shall be deemed to be made by each Pledgor as to itself only, and any references to the "Pledged Securities" or "Collateral" in such covenants or representations shall be deemed to refer only to the Pledged Securities and Collateral owned or purportedly owned (in accordance with Schedule 1 hereto, Schedule 9.1 of the Credit Agreement or otherwise) by the Pledgor making such covenant or representation. The following terms shall have the following meanings:

                  "Collateral" shall mean (without duplication):

                          (i) all Investment Property evidencing ownership
interests in, or related to, the Borrower and/or any Subsidiary of the Borrower including, without limitation, the shares of capital stock or other securities listed on Schedule 1 hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other securities of and/or ownership interests in the Borrower and/or any Subsidiary of the Borrower obtained in the future by any Pledgor, and, in each case, all certificates representing such shares and/or securities and/or ownership interests and, in each case, all rights, options, warrants, stock, other securities and ownership interests which may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the "Pledged Securities");

                          (ii) all other property which may be delivered to and
held by the Agent pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

                          (iii) all Proceeds of the Pledged Securities and of
such other property, including, without limitation, all dividends, cash, securities or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities or other property.

                  "FCC" shall mean the Federal Communications Commission or any governmental body succeeding to the functions of such commission.

                  "FCC License" shall mean any radio, microwave, or other communications license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC for control, ownership, acquisition, construction, operation, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Franchise" shall mean a franchise, permit or license (including, without limitation, an FCC License), designation or certificate granted by the United States or any other country, territory or state or a city, town, county or other municipality, PUC or any other regulatory authority pursuant to which a Person has the right to own, control, acquire, construct, operate, manage or maintain a domestic cable television system, radio broadcasting system or business directly related thereto.

                  "Lien" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of such Person.

                  "Necessary Endorsement" shall mean undated stock powers endorsed in blank (with signatures properly guaranteed) or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

                  "Proceeds" shall have the meaning assigned to such term under the Uniform Commercial Code and, in any event, shall include (i) any and all proceeds of any guarantee, insurance or indemnity payable to the Pledgor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

                  "PUC" shall mean any state or local regulatory agency or body that exercises jurisdiction over the ownership, construction, operation, acquisition, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code, as amended, as is in effect in the Commonwealth of Pennsylvania or in any applicable state as the case may be.

SECTION 2.        CREATION OF SECURITY INTEREST

                  As security for the payment and performance in full of the Senior Secured Obligations, each Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the equal (in priority) and ratable benefit of the Senior Secured Parties, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.        NON-RECOURSE GUARANTY

                  Each Pledgor hereby irrevocably and unconditionally guaranties to the Agent the full and timely payment and performance of the Senior Secured Obligations, it being each Pledgor's intent that the guaranty set forth in this
Section 3 shall be a guaranty of payment and not a guaranty of collection. The guaranty hereunder is a primary and original obligation of each Pledgor and is an absolute, unconditional guaranty of payment and performance which is irrevocable and, to the extent allowed by applicable law, shall remain in full force and effect without respect to future changes in conditions. No Pledgor shall have a right of subrogation, reimbursement or indemnity whatsoever or right of recourse to or with respect to any assets or property of the Borrower or to any Collateral. Each Pledgor's liability under this Other Shareholder Pledge Agreement, and the rights and remedies of Agent hereunder, shall be immediate and shall not be contingent upon the exercise or enforcement by Agent of whatever remedies it may have against the Borrower or others or the enforcement of any lien or the realization upon any security that Agent may at any time possess.

                  Notwithstanding the foregoing paragraph, the recourse of Agent in respect of the guaranty of each Pledgor set forth in this Section 3 is limited to such Pledgor's interest in the Collateral. However, this paragraph shall not limit Agent's rights against any Pledgor as a result of any breach by such Pledgor of any representation, warranty or covenant of such Pledgor set forth in this Other Shareholder Pledge Agreement.

SECTION 4.        DELIVERY OF COLLATERAL

         4.1 At Time of Execution of Agreement. Contemporaneously with the execution of this Other Shareholder Pledge Agreement or, in any event, prior to the Closing Date, each Pledgor shall deliver or cause to be delivered to the Agent (i) any and all certificates and other instruments evidencing the Pledged Securities, (ii) any and all other certificates or other instruments or documents representing any of the Collateral and (iii) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements.

         4.2 Subsequent Delivery of Collateral. If a Pledgor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities acquired after the Closing Date, or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Borrower or any Subsidiary, but excluding dividends permitted to be retained under Section 6) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), each Pledgor agrees:

                  (i) to accept the same as the agent of the Agent,

                  (ii) to hold the same in trust on behalf of and for the benefit of the Agent, and

                  (iii) to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the seventh (7th) Business Day following the receipt thereof by such Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Other Shareholder Pledge Agreement, as additional Collateral.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF PLEDGOR

         5.1 Representations and Warranties. Each Pledgor, as to itself only, represents and warrants as follows:

                  (i) The address set forth below such Pledgor's name on the signature pages hereto is the place where such Pledgor resides or, in the case of an entity other than an individual, its principal place of business is located.

                  (ii) All the Pledged Securities are validly issued, fully paid and nonassessable, and are owned by such Pledgor beneficially and of record free and clear of any Lien, except for the Liens created pursuant to this Other Shareholder Pledge Agreement. The execution and delivery by such Pledgor of this Other Shareholder Pledge Agreement and the delivery of the Collateral to the Agent simultaneously therewith has created a valid and perfected first priority security interest in the Collateral in favor of the Agent, for the equal (in priority) and ratable benefit of the Senior Secured Parties, to secure payment of the Senior Secured Obligations.

                  (iii) Such Pledgor has the power to execute, deliver and carry out the terms and provisions of this Other Shareholders Pledge Agreement. This Other Shareholder Pledge Agreement constitutes the authorized, valid and legally binding obligation of such Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a court of law or at equity).

                  (iv) The execution and delivery of this Other Shareholder Pledge Agreement, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof, will not (x) violate any provision of law or any injunction or any applicable regulation, order, writ, judgment or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (y) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to impose) any Lien, other than the Liens created hereby, upon any of the Collateral pursuant to the terms of, any agreement, indenture, franchise, license, permit, mortgage or deed of trust to which such Pledgor is a party or by which such Pledgor is bound, or to which such Pledgor is subject, or
(z) violate any organizational documents, if any, of such Pledgor.

                  (v) No consent, approval or authorization of any Person, or recording, filing, registration, notice or other similar action with or to any Person, is required in order to insure the legality, validity, binding effect or enforceability of this Other Shareholders Pledge Agreement, except such filings as may be required as contemplated by Section 7.30 of the Credit Agreement.

                  (vi) The shares of stock and securities of the Borrower or the Subsidiaries of the Borrower included in the Collateral are not subject to any charter, bylaw, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this Other Shareholder Pledge Agreement, except to the extent that regulatory considerations reflected in Section 12 hereof may affect the enforceability of certain rights and remedies of the Agent and the Senior Secured Parties hereunder.

         5.2 Survival of Representations and Warranties. All the foregoing representations and warranties shall survive the execution and delivery of this Other Shareholders Pledge Agreement and shall continue until this Other Shareholders Pledge Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of Agent or any Secured Party.

    SECTION 6. VOTING; DIVIDENDS

         6.1 Rights Prior To Default. Other than during the existence of an Event of Default,

             (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of the Loan Documents.

             (ii) Subject to and limited by the restrictions on dividends and other payments in respect of the Collateral set forth in the Loan Documents, each Pledgor shall be entitled to receive and retain any and all dividends and other payments paid in respect of the Collateral, provided, however, that any and all

                  (a) dividends or other payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                  (b) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                  (c) except as otherwise provided in the Credit Agreement, cash paid, payable or otherwise distributed in redemption of or exchange for, any Collateral,

shall forthwith be delivered to the Agent to hold as Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

             (iii) The Agent shall execute and deliver to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

         6.2 Rights After a Default. Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 11 below,

             (i) Subject to Section 12 below, all rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 6.1 above and to receive the dividends and payments which it would otherwise be authorized to receive and retain pursuant to subsection 6.1 above shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and payments.

             (ii) All dividends and other payments which are received by a Pledgor contrary to the provisions of paragraph (i) of this subsection 6.2 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

     SECTION 7. COVENANTS OF PLEDGOR

                  Each Pledgor covenants as to itself only that until this Other Shareholders Pledge Agreement is terminated in accordance with the terms hereof:

             (i) Such Pledgor shall not transfer, sell, encumber or otherwise dispose of any of the Collateral, except in connection with a sale permitted under the provisions of the Credit Agreement providing for dispositions to third parties free of Liens, and shall not create, assume or suffer to exist any Lien in or on any of the Collateral, except the Liens created hereunder.

             (ii) To the extent permitted by applicable law, such Pledgor hereby waives any rights which it otherwise may have under Section 9-112 of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania.

             (iii) If there are any UCC financing statements filed in favor of the Agent on the Collateral and if such Pledgor shall change the location of its residence or principal office, as the case may be, or its name, or conduct business under any other name, such as to make the information on the financing statement untrue or misleading, then such Pledgor shall take such action as is necessary to correct the information contained thereon so that the filings shall be true, correct and complete.

     SECTION 8. FURTHER ASSURANCES

         Each Pledgor agrees that at any time and from time to time, at the expense of the Borrower and its Subsidiaries, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral including, without limitation, using its best efforts to cooperate in obtaining any FCC, PUC, or other governmental approval of any action or transaction contemplated hereby or thereby.

   SECTION 9. AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES

         9.1 Appointment as Attorney-in-fact. Effective upon the occurrence of an Event of Default, and so long as Agent reasonably believes such Event of Default is continuing, each Pledgor hereby appoints the Agent as its true and lawful agent, proxy, and attorney-in-fact for the purpose of carrying out this Other Shareholders Pledge Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation, the execution on behalf of such Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to such Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding. This appointment is irrevocable and coupled with an interest and any proxies heretofore given by a Pledgor to any other Person are revoked. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the articles of incorporation, bylaws or other documents to which the Borrower or any Subsidiary of the Borrower in which each Pledgor holds capital stock is subject or to which any is a party.

         9.2 Registration of Securities. Each Pledgor shall cause the Borrower and each Subsidiary of Borrower in which such Pledgor holds capital stock to, and the Borrower and such Subsidiary of Borrower shall, register the pledge of the shares included in the Collateral in the name of the Agent on the books of such Subsidiary of Borrower. Upon the occurrence of an Event of Default, each Pledgor shall at the direction of Agent cause the Borrower and each Subsidiary of Borrower in which such Pledgor holds capital stock to, and the Borrower and such Subsidiary of the Borrower shall, register the shares included in the Collateral in the name of the Agent on the books of the Borrower or such Subsidiary of the Borrower.

         9.3 Performance of Pledgor's Duties. In furtherance, and not by way of limitation, of the foregoing subsections 9.1 and 9.2, if (at any time either before or after the occurrence of an Event of Default) a Pledgor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by the Borrower and its Subsidiaries provided, however, that nothing herein shall be deemed to relieve a Pledgor from fulfilling any of its obligations hereunder.

         9.4 Acts May Be Performed By Agents and Employees. Any act of the Agent to be performed pursuant to this Section 9 or elsewhere in this Other Shareholder Pledge Agreement may be performed by agents or employees of the Agent.

      SECTION 10. STANDARD OF CARE

         10.1 In General. No act or omission of any Secured Party (or agent or employee thereof) shall give rise to any defense, counterclaim or offset in favor of a Pledgor or any claim or action against any such Secured Party (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Secured Party as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to its own property, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of it gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

         10.2 Reliance on Advice of Counsel. In taking any action under this Other Shareholders Pledge Agreement, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

     SECTION 11. DEFAULT

         11.1 Certain Rights Upon Default. In addition to any other rights accorded to the Agent and the Senior Secured Parties hereunder, upon the occurrence and during the continuation of an Event of Default:

             11.1.1 The Agent shall be entitled to receive any cash dividends or payments on the Collateral and, subject to Section 12 below, to exercise in the Agent's discretion all voting rights pertaining thereto as more fully set forth in Section 6 above. Without limiting the generality of the foregoing, subject to
Section 12 below, the Agent shall have the right to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Borrower, any Subsidiary of the Borrower or the Pledgor.

             11.1.2 Each Pledgor shall take any action necessary or required or requested by the Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

             11.1.3 The Agent shall have all of the rights of a secured party under the Uniform Commercial Code of Pennsylvania, as amended, and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least ten (10) Business Days' written notice to applicable

Pledgor of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale. Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee's name (subject to applicable FCC or PUC requirements or restrictions). The Agent shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys' fees and allocated costs of attorneys who are employees of the Agent), to the payment of the Senior Secured Obligations in any manner or order which the Agent, in its sole discretion, may elect (whether pursuant to the Credit Agreement or otherwise), to the payment of any other amount required by law (including without limitation Section 9-504(1)(c) of the Uniform Commercial Code), and to pay any remaining proceeds to the applicable Pledgor or its respective successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of such Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines. Each Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.

             11.1.4 For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and no Pledgor shall be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after Agent shall have entered into such an agreement, any and all Defaults shall have been remedied and the Senior Secured Obligations paid in full.

             11.1.5 The Agent shall have the right, with full power of substitution either in the Agent's name or the name of a Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

             11.1.6 The Agent shall be entitled to the appointment of a receiver or trustee for all or any part of the businesses of the Borrower or of the Subsidiary of the Borrower in which a Pledgor owns an interest or of a Pledgor, which receiver shall have such powers as may be conferred by law or the appointing authority.

         11.2 Agent May Exercise Less Than All Rights. Each Pledgor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised. Without limiting the generality of the foregoing, the Agent may exercise certain rights with respect to the Collateral of one Pledgor, but not another Pledgor.

         11.3 Duties of the Borrower and Subsidiary of the Borrower With Respect to Transferee. In the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called "Transferee") or shall purchase or retain all or any of the Collateral, the Borrower and each Subsidiary of the Borrower shall:

             (i) Deliver to the Agent or Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other documents and records of the Borrower and the Subsidiary of the Borrower in which Pledgor has an interest;

             (ii) Use its best efforts to obtain resignations of the persons then serving as officers and directors of the Borrower and Subsidiaries of the Borrower in which Pledgor has an interest, if so requested; and

             (iii) Use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of the issuer.

     SECTION 12. ACKNOWLEDGEMENT OF REGULATORY CONSIDERATIONS; UNIQUE NATURE OF ASSETS.

         12.1 FCC/PUC Approval. It is hereby acknowledged that transfer of certain Collateral and the exercise of certain other remedies provided herein may constitute a transfer of an FCC License or other Franchise or a sale or transfer of control of a holder of an FCC License or other Franchise, requiring approval of the FCC or PUC, pursuant to rules and regulations of the FCC or PUC. Notwithstanding anything to the contrary contained in this Agreement, the Agent will not knowingly take any action pursuant to this Agreement which would constitute or result in an assignment of an FCC License or other Franchise or any transfer of control of the holder of an FCC License or other Franchise if such assignment of license or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC or any PUC), the prior approval of the FCC or such PUC, without first obtaining such approval. In connection with this provision, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice whether or not the advice rendered is ultimately determined to have been accurate.

         12.2 Pledgor/Borrower and Subsidiary of the Borrower Assistance in Obtaining Approval. Without limiting the generality of Section 8 above, if counsel to the Agent reasonably determines that the consent of the FCC or PUC is required in connection with any of the actions hereunder or under any other Loan Document, then each Pledgor (at the cost and expense of the Borrower and its Subsidiaries) agrees to cooperate fully with the Agent in any action to secure such consent. the Borrower and Subsidiaries of the Borrower agree to do the same and shall use their best efforts to secure such consent. Without limiting the generality of the foregoing, each Pledgor and the Borrower and its Subsidiaries shall promptly execute and file and/or cause the execution and filing of all applications, certificates, instruments, and other documents and papers that the Agent deems necessary or advisable to file in order to obtain any necessary governmental consent, approval, or authorization, and if the Borrower, any Subsidiary of the Borrower or a Pledgor fails or refuses to execute (or fails or refuses to cause another Person to execute) such documents, the Agent or the clerk of any court of competent jurisdiction may execute and file the same on behalf of the Borrower, any Subsidiary of the Borrower and such Pledgor (or any of them) or such other Person.

         12.3 Unique Nature of Assets. It is agreed that the FCC Licenses and other Franchises held by the Borrower and its Subsidiaries are unique assets which (or the control of which) may have to be transferred in order for the Agent adequately to realize the value of its security interest. A violation of the covenants set forth in this Section would result in irreparable harm to the Agent for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Agent at law or in equity, they shall have the remedy of specific performance of the provisions of this Section. To enforce the provisions of this Section, the Agent is authorized to request the consent or approval of the FCC or PUC to a voluntary or an involuntary transfer of control of any FCC License or other Franchise or sale or transfer of control of a holder of an FCC License or other Franchise.

         12.4 Selection by Agent of Different Transferee. If, for any reason, the FCC or PUC does not approve within a reasonable period of time (which period shall be determined conclusively by the Agent), the initial application for approval of the transfer of the Collateral, the Agent shall then have the right to transfer the Collateral to such other Person as the Agent shall select (subject to the prior approval of the FCC or PUC). With respect to such subsequent selection, each Pledgor agrees to cooperate fully in the manner set forth above. Exercise by the Agent of the right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

     SECTION 13. SECURITIES LAW PROVISION

             Each Pledgor recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the "Securities Laws"), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws. The Borrower, Subsidiaries of the Borrower and each Pledgor shall cooperate with the Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by Agent) applicable to the sale of the Collateral by the Agent at the Borrower's and its Subsidiaries' cost and expense.

     SECTION 14. SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGOR

         14.1 Absolute Nature of Security Interest. All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of the each Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any of the terms of the Loan Documents or any other instrument or document relating hereto or thereto, (ii) any change in the time, manner or place of payment of, increases in, or in any other term of, all or any of the Senior Secured Obligations, or any other amendment or waiver of any terms related thereto, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor or any other Person in respect of the Senior Secured Obligations or in respect of this Other Shareholders Pledge Agreement or any other Loan Document or any obligations hereunder or thereunder.

         14.2 No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of a Pledgor or any other Person or against or in payment of any or all of the Senior Secured Obligations.

         14.3 Waiver of Right of Subrogation, Etc. Each Pledgor acknowledges that until all the Senior Secured Obligations shall have been indefeasibly paid in full, such Pledgor shall have no right (or hereby waives any such right) of subrogation, reimbursement, or indemnity whatsoever in respect of the Borrower or any Subsidiary of the Borrower arising out of remedies exercised by the Agent hereunder.

         14.4 Other Waivers. Each Pledgor hereby waives notice of acceptance of this Other Shareholders Pledge Agreement. Each Pledgor further waives presentment and demand for payment of any of the Senior Secured Obligations, protest and notice of dishonor or default with respect to any of the Senior Secured Obligations, and all other notices to which a Pledgor might otherwise be entitled, except as otherwise expressly provided in this Other Shareholder Pledge Agreement or any of the other Loan Documents. Each Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Other Shareholders Pledge Agreement or any other Loan Document; and each Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Other Shareholders Pledge Agreement or in any other Loan Document delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

      SECTION 15. NON-WAIVER AND NON-EXCLUSIVE REMEDIES

         15.1 Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Loan Document or under law.

         15.2 Delay and Non-Waiver. No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

     SECTION 16. CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS

             This Other Shareholder Pledge Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until terminated pursuant to Section 17 below, (ii) be binding upon each Pledgor, its heirs, successors and assigns and (iii) inure to the benefit of the Agent, the other Senior Secured Parties and their respective successors, transferees and assigns provided, however, that a Pledgor shall not be permitted to transfer any of its obligations hereunder.

     SECTION 17. TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL

             17.1 Termination of Agreement. At such time as (a) the Senior Secured Parties have no obligation to make further loans and other extensions of credit to the Borrower under the Credit Agreement, and (b) all the Senior Secured Obligations have been indefeasibly paid and/or performed in full, this Other Shareholder Pledge Agreement shall terminate and the Collateral shall be released pursuant to subsection 17.2, provided that if at the time of the payment in full of the Senior Secured Obligations (i) such payment and performance is not subject to any filed or threatened claim, contest, voidance or offset of any kind whatsoever, (ii) the chief financial officer of the Borrower so certifies in writing to Agent and (iii) the Borrower supplies to Agent such valuations, information, evidence, certifications and opinions as Agent may request in connection therewith, this Other Shareholder Pledge Agreement shall terminate upon satisfaction of the conditions in clauses (a) and
(b) above without giving effect to the requirement that the payment in full be indefeasible.

             17.2 Duties of Agent With Respect To Release of Collateral. When this Agreement terminates pursuant to subsection 17.1 above, the Agent shall reassign and deliver to each Pledgor, or to such Person as such Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Borrower.

             17.3 Release of Certain Collateral. Effective upon the closing of a sale of any Collateral in conformity with the provisions of the Credit Agreement providing for dispositions to third parties free of Liens, and receipt by the Agent of a certification to such effect from the chief financial officer of the Borrower, then the security interest in the assets which are the subject of the sale (the "Sold Collateral") shall terminate. The Agent shall thereupon reassign and deliver to the applicable Pledgor, or to such Person as such Pledgor shall designate, against receipt, the Sold Collateral, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sale cost and expense of the Borrower and its Subsidiaries.

     SECTION 18. MISCELLANEOUS PROVISIONS

             18.1 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given or made upon any party under the provisions of this Other Shareholders Pledge Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly provided under this Other Shareholders Pledge Agreement and if in writing, shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages to this Other Shareholders Pledge Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Other Shareholders Pledge Agreement, be effective (a) in the case of facsimile, when received, (b) in case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including air courier), when delivered; provided, that notices to the Agent shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

             18.2 Entire Agreement. This Other Shareholders Pledge Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein.

             18.3 Amendments. The terms of this Other Shareholders Pledge Agreement may be amended, terminated, modified, supplemented or waived only upon the written consent of the Agent and the Pledgor. The rights of the Agent to so change, modify, waive, discharge or terminate any provision hereof is subject to the terms of Section 12.5 of the Credit Agreement, it being understood, however, that the Pledgors are not third party beneficiaries of Section 12.5 of the Credit Agreement.

             18.4 Governing Law. This Other Shareholders Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

             18.5 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                  18.5.1 Arbitration.

                  (i) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, the

Loan Documents between any or all of the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                  (ii) All arbitration hearings shall be conducted in the City of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                  (iii) Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                  (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                  18.5.2 Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                  (i) With respect to any matters that may be heard before a court of competent jurisdiction under paragraph (iii) of the preceding Subsection 18.5.1, each of the Pledgors hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Pledgor at the address provided for in Section 18.1 above and service so made shall be deemed to be completed upon actual receipt. Each of the Pledgors hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 18.5 shall not limit or otherwise affect the right of the Agent or any Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                  (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR ANY PLEDGOR NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                  (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH (iv) OF THE PRECEDING SUBSECTION 18.5.1 EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION
18.5. THE PROVISIONS OF THIS SECTION 18.5 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 18.5 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

             18.6 Severability. If any of the provisions or terms of this Other Shareholders Pledge Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Other Shareholders Pledge Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

             18.7 Counterparts. This Other Shareholders Pledge Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument. A photocopied or facsimile copy of any signature page to this Other Shareholders Pledge Agreement shall be deemed to be the functional equivalent of a manually executed copy for all purposes.

                  IN WITNESS WHEREOF, the parties have caused this Other Shareholders Pledge Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGORS:
                                           ------------------------------------
                                           Walter M. Norton
                                           Address: RFD #1, Box 59
                                                    South Harpswell, ME 04079


                                           ------------------------------------
                                           Walter M. Norton, Trustee
                                           of Helen A. Norton Revocable Trust
                                           U/D/T 12/17/87
                                           Address: RFD #1, Box 59
                                                    South Harpswell, ME 04079


                                           ------------------------------------
                                           Walter M. Norton, Trustee
                                           U/D/T 12/31/80
                                           Address: RFD #1, Box 59
                                                    South Harpswell, ME 04079

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Helen A. Norton, Trustee of
                                           Helen A. Norton Revocable Trust
                                           U/D/T 12/17/87
                                           Address: RFD #1, Box 59
                                                    South Harpswell, ME 04079



              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Laura W. R. Appell, trustee
                                           U/D/T 6/18/80
                                           Address:


                                           ------------------------------------
                                           Laura W. R. Appell, Trustee
                                           of George N. Appell Revocable Trust
                                           U/D/T 3/21/88
                                           Address:

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Louis J. Appell, Jr.
                                           Address: 1700 Powder Mill Road
                                                    York, PA  17403


                                           ------------------------------------
                                           Louis J. Appell, Jr., Trustee
                                           of Louis J. Appell, Jr.,
                                           Revocable Trust
                                           U/D/T 1/29/88
                                           Address: 1700 Powder Mill Road
                                                    York, PA  17403


              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Louis J. Appell, III
                                           Address: 1331 Via Colonna Terrace
                                                    Davis, CA  95616


                                           ------------------------------------
                                           Louis J. Appell, III, Trustee
                                           U/D/T 12/31/79 f.b.o.
                                           Louis J. Appell, III
                                           Address: 1331 Via Colonna Terrace
                                                    Davis, CA  95616

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Helen F. Appell, II
                                           Address: 1700 Powder Mill Road
                                                    York, PA  17403


                                           ------------------------------------
                                           Helen F. Appell, II, Trustee
                                           U/D/T 12/31/79 f.b.o.
                                           Helen F. Appell, II
                                           Address: 1700 Powder Mill Road
                                                    York, PA  17403



              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Barbara F. Appell
                                           Address: 306 W. Princess Street
                                                    York, PA  17404


                                           ------------------------------------
                                           Barbara F. Appell, trustee
                                           U/D/T 12/31/79 f.b.o.
                                           Barbara F. Appell
                                           Address: 306 W. Princess Street
                                                    York, PA  17404

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Josephine S. Appell, Trustee of
                                           Louis S. Appell, Jr. Revocable Trust
                                           U/D/T 1/29/88
                                           Address: 1700 Powder Mill Road
                                                    York, PA  17403

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           George N. Appell, Trustee of
                                           George N. Appell Revocable Trust
                                           U/D/T 3/21/88
                                           Address:


              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Peter P. Brubaker
                                           Address: 160 Edgewood Drive
                                                    York, PA  17403

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Helen Norton Coon,
                                             a/k/a Helen A. Norton, II
                                           Address: 102 Raymond Road
                                                    Brunswick, ME 04011

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Sandra A. Norton (Davis)
                                           Address: RR 2, Box 366
                                                    South Harpswell, ME 04079

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Laura M. Norton
                                           Address: RFD #1, Box 59
                                                    South Harpswell, ME  04079

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Laura Appell-Warren,
                                           Trustee of Harrier Trust
                                           U/D/T 3/21/88
                                           Address: Milton Academy
                                                    170 Centre Street
                                                    Milton, MA 02186

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Amity A. Doolittle,
                                           Trustee of Harrier Trust
                                           U/D/T 3/21/88
                                           Address: 119 Everit Street
                                                    New Haven, CT 06511

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           Charity R. Appell (Wheelock)
                                           Trustee of Harrier
                                           Trust U/D/T 3/21/88
                                           Address: Route 1, Box 59
                                                    Brookfield, VT 05036

              Signature Page to Other Shareholders Pledge Agreement

                                           ------------------------------------
                                           William H. Simpson, trustee
                                           U/D/T 12/31/79 f.b.o.
                                           Louis J. Appell, III
                                           Address: 140 East Market Street
                                                    York, PA  17401



                                           ------------------------------------
                                           William H. Simpson, trustee
                                           U/D/T 12/31/79 f.b.o.
                                           Helen F. Appell, II
                                           Address: 140 East Market Street
                                                    York, PA  17401



                                           ------------------------------------
                                           William H. Simpson, trustee
                                           U/D/T 12/31/79 f.b.o.
                                           Barbara F. Appell
                                           Address: 140 East Market Street
                                                    York, PA  17401

              Signature Page to Other Shareholders Pledge Agreement

AGENT:                                     FIRST UNION NATIONAL BANK, in its
                                           capacity as Agent


                                           By:
                                              ---------------------------------
                                           Name:  Elizabeth Elmore
                                           Title:    Senior Vice President

                                           Notice Information

                                           Communications/Media Group
                                           PA 4829
                                           1 South Penn Square
                                           P.O. Box 7618
                                           Philadelphia, PA  19101-7618
                                           Phone No.:  (215) 786-4321
                                           Fax No.:    (215) 786-7721
                                           Attention:  Elizabeth Elmore,
                                                Senior Vice President

              Signature Page to Other Shareholders Pledge Agreement

                                     JOINDER

                  The undersigned acknowledge the Other Shareholders Pledge Agreement to which this Joinder is attached, and hereby jointly and severally agree to be bound by the foregoing Other Shareholders Pledge Agreement and to perform the covenants contained therein required to be performed by each.


                               SUSQUEHANNA MEDIA CO.

                               SUSQUEHANNA CABLE CO.

                               SUSQUEHANNA CABLE INVESTMENT CO.

                               CABLE TV OF EAST PROVIDENCE, INC.

                               CASCO CABLE TELEVISION, INC.

                               CASCO CABLE TELEVISION OF BATH, MAINE

                               SBC CABLE CO.

                               YORK CABLE TELEVISION, INC.

                               SUSQUEHANNA RADIO CORP.

                               RADIO CINCINNATI, INC.

                               RADIO INDIANAPOLIS, INC.

                               RADIO METROPLEX, INC.

                               KPLX LICO, INC.

                               KPLX RADIO, INC,

                               KLIF BROADCASTING, INC.

                               KLIF LICO, INC.

                               KLIF RADIO, INC.

                               RADIO SAN FRANCISCO, INC.


             Signature Page to Other Shareholders Pledge Agreement

                               KFFG LICO, INC.

                               KRBE CO.

                               KRBE LICO, INC.

                               KNBR INC.

                               KNBR LICO, INC.

                               BAY AREA RADIO CORP.

                               WSBA LICO, INC.

                               WVAE LICO, INC.

                               WNNX LICO, INC.

                               INDIANAPOLIS RADIO LICENSE CO.

                               TEXAS STAR RADIO, INC.

                               SUSQUEHANNA FIBER SYSTEMS, INC.

                               SUSQUEHANNA DATA SERVICES, INC.

                               MEDIA PCS VENTURES, INC.

                               INDY LICO, INC.

                               WRRM LICO, INC.

                               WFMS LICO, INC.


                               By:
                                   -------------------------------------------
                                    Alan L. Brayman, on behalf of each of the
                                    foregoing as Treasurer

                               Notice Information
                               140 East Market Street
                               York, PA 18401
                               Phone No.:  (717) 848-5500
                               Fax No.:    (717) 771-1440
                               Attn:  Craig Bremer, Esquire

                                    PARAGON RESEARCH LIMITED PARTNERSHIP,*
                                    by Susquehanna Radio Corp.,
                                    its General Partner

                                    KPLX LIMITED PARTNERSHIP, by KPLX Radio,
                                    Inc., its General Partner

                                    KLIF BROADCASTING LIMITED PARTNERSHIP,
                                    by KLIF Radio, Inc., its General Partner


                                    By:
                                       ----------------------------------------
                                       Alan L. Brayman on behalf of each of the
                                       foregoing as Treasurer of the
                                       General Partner


                                    Notice Information
                                    140 East Market Street
                                    York, PA 18401
                                    Phone No.:  (717) 848-5500
                                    Fax No.:    (717) 771-1440
                                    Attn:  Craig Bremer, Esquire


*Subject to unwaived restrictions on transfer in partnership agreement.

                                   SCHEDULE 1

                      TO OTHER SHAREHOLDER PLEDGE AGREEMENT

                           Shares of Capital Stock of
                     the Borrower and/or Subsidiaries of the
                         Borrower Owned by Each Pledgor

SHARES OWNED BY LOUIS J. APPELL, JR.

         5,000 shares of common stock of Bay Area Radio Corp.

SHARES OWNED BY TRUSTEES OF REVOCABLE TRUST DATED 1/29/88 IN FAVOR OF LOUIS J. APPELL, JR.

         14 shares of common stock of Radio Cincinnati, Inc.

         250 shares of common stock of Radio Indianapolis, Inc.

         70 shares of common stock of Radio Metroplex Inc.

         400 shares of common stock of Radio San Francisco, Inc.

         5,095.98 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY LOUIS J. APPELL, III

         2 shares of common stock of Radio Cincinnati, Inc.

         10 shares of common stock of Radio Metroplex, Inc.

         150 shares of common stock of Radio San Francisco, Inc.

         7,513.71 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY BARBARA F. APPELL

         2 shares of common stock of Radio Cincinnati, Inc.

         10 shares of common stock of Radio Metroplex, Inc.

         150 shares of common stock of Radio San Francisco, Inc.

         7,513.71 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY LAURA W. R. APPELL, TRUSTEE UNDER TRUST DATED 6/18/80

         300 shares of common stock of KLIF Broadcasting, Inc.

SHARES OWNED BY WALTER M. NORTON, TRUSTEE UNDER TRUST DATED 12/31/80

         300 shares of common stock of KLIF Broadcasting, Inc.

         5000 shares of common stock of Bay Area Radio Corp.

SHARES OWNED BY WILLIAM H. SIMPSON AND LOUIS J. APPELL, III, TRUSTEES UNDER TRUST DATED 12/31/79 FOR THE BENEFIT OF LOUIS J. APPELL, III

         100 shares of common stock of KLIF Broadcasting, Inc.

SHARES OWNED BY WILLIAM H. SIMPSON AND HELEN F. APPELL, II, TRUSTEES UNDER TRUST DATED 12/31/79 FOR THE BENEFIT OF HELEN F. APPELL, II

         100 shares of common stock of KLIF Broadcasting, Inc.

SHARES OWNED BY WILLIAM H. SIMPSON AND BARBARA F. APPELL, TRUSTEES UNDER TRUST DATED 12/31/79 FOR THE BENEFIT OF BARBARA F. APPELL

         100 shares of common stock of KLIF Broadcasting, Inc.

SHARES OWNED BY GEORGE N. APPELL AND LAURA W.R. APPELL, TRUSTEES UNDER TRUST DATED 3/21/88 FOR THE BENEFIT OF GEORGE N. APPELL

         850 shares of common stock of Radio San Francisco, Inc.

SHARES OWNED BY SANDRA A. NORTON

         283.33 shares of common stock of Radio San Francisco, Inc.

         3,086.43 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY LAURA M. NORTON

         283.33 shares of common stock of Radio San Francisco, Inc.

         3,086.43 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY HELEN A. NORTON-COON

         283.33 shares of common stock of Radio San Francisco, Inc.

SHARES OWNED BY LAURA P. APPELL-WARREN, AMITY DOOLITTLE AND CHARITY APPELL, TRUSTEES OF HARRIER TRUST UNDER TRUST DATED 3/21/88

         5000 shares of common stock of Bay Area Radio Corp.

         3,810.08 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY WALTER M. AND HELEN A. NORTON

         8,324.26 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY WALTER M. NORTON

         5,109.81 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY HELEN A. NORTON AND WALTER NORTON, TRUSTEES OF HELEN A. NORTON REVOCABLE TRUST UNDER TRUST DATED 12/17/87

         277.48 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY WALTER M. NORTON, TRUSTEE UNDER TRUST DATED 12/31/80

         18,373.86 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY PETER P. BRUBAKER

         793.77 shares of preferred stock of Susquehanna Media Co.

SHARES OWNED BY HELEN F. APPELL, II

         7,513.71 shares of preferred stock of Susquehanna Media Co.

         2 shares of common stock of Radio Cincinnati Inc.

         10 shares of common stock of Radio Metroplex, Inc.

         150 shares of common stock of Radio San Francisco, Inc.

                             STOCK PLEDGE AGREEMENT
                          ("Lenfest Pledge Agreement")


         LENFEST PLEDGE AGREEMENT made as of the 12th day of May, 1999, by and between LENFEST YORK, INC., a Delaware corporation ("Pledgor"), and FIRST UNION NATIONAL BANK, a national banking association as agent on behalf of the Senior Secured Parties (as defined in the Credit Agreement referred to below). First Union National Bank in its capacity as agent hereunder, with its successors and assigns, is hereinafter referred to as "Agent."

                             BACKGROUND OF AGREEMENT

         On the date hereof certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as Agent have entered into a Credit Agreement (as amended, extended, supplemented, restated or otherwise modified or refinanced, including without limitation any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with Susquehanna Media Co. (the "Borrower"), pursuant to which such lenders and issuers agreed to extend credit to the Borrower upon the terms and conditions specified in the Credit Agreement under (1) a revolving credit facility with a swing loan subfacility, and (2) two separate term loan facilities, and to issue, or participate in the issuance of, certain letters of credit. In addition, the Credit Agreement currently requires under certain conditions the Borrower to enter into certain interest rate hedging agreements.

         One of the prerequisites to the making of advances by the Lenders (as defined in the Credit Agreement) under the Credit Agreement and the issuing of letters of credit thereunder is that the Pledgor (which owns the capital stock of certain Subsidiaries, direct or indirect, of the Borrower as specified on
Schedule 1) shall have entered into this Lenfest Pledge Agreement and shall have granted to the Agent for the benefit of the Senior Secured Parties a security interest in and to all of the shares of capital stock of the Subsidiaries of the Borrower owned by Pledgor to secure the Borrower's obligations to the Senior Secured Parties. This Lenfest Pledge Agreement is being executed and delivered pursuant to Section 4.1.5 of the Credit Agreement.

         Pledgor acknowledges that the loans made pursuant to the Credit Agreement will benefit the Subsidiaries of the Borrower in which Pledgor has an interest and thereby also benefit Pledgor. Pledgor also acknowledges that it was and will be Solvent, before and after giving effect to the transactions contemplated by the Credit Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

         SECTION 1. DEFINITIONS

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement or in the Uniform Commercial Code, as applicable. The following terms shall have the following meanings:

                  "Collateral" shall mean (without duplication):

                  (i) all Investment Property evidencing ownership interests in, or related to, the Borrower and/or any Subsidiary of the Borrower, including, without limitation, the shares of capital stock and other securities owned by the Pledgor in any of the entities listed on Schedule I hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other securities of and/or ownership interests in the Borrower and/or any Subsidiary of the Borrower obtained in the future by the Pledgor, and, in each case, all certificates representing such shares and/or securities and/or ownership interests and, in each case, all rights, options, warrants, stock, other securities and ownership interests which may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the "Pledged Securities");

                  (ii) all other property which may be delivered to and held by the Agent pursuant to the terms hereof of any character whatsoever into which any of the Pledged Securities may be converted or which may be substituted for any of the foregoing; and

                  (iii) all Proceeds of the Pledged Securities and of such other property, including, without limitation, all dividends, cash, securities or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities or other property.

                  "FCC" shall mean the Federal Communications Commission or any governmental body succeeding to the functions of such commission.

                  "FCC License" shall mean any radio, microwave, or other communications license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC for control, ownership, acquisition, construction, operation, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Franchise" shall mean a franchise, permit or license (including, without limitation, an FCC License), designation or certificate granted by the United States or any other country, territory or state or a city, town, county or other municipality, PUC or any other regulatory authority pursuant to which a Person has the right to own, control, acquire, construct, operate, manage or maintain a domestic cable television system, radio broadcasting system or business directly related thereto.

                  "Lien" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of such Person.

                  "Necessary Endorsement" shall mean undated stock powers endorsed in blank (with signatures property guaranteed) or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

                  "Proceeds" shall have the meaning assigned to such term under the Uniform Commercial Code and, in any event, shall include (i) any and all proceeds of any guarantee, insurance or indemnity payable to the Pledgor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

                  "PUC" shall mean any state or local regulatory agency or body that exercises jurisdiction over the ownership, construction, operation, acquisition, management or maintenance of domestic cable television systems, radio broadcasting systems or businesses directly related thereto.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code, as amended, as is in effect in the Commonwealth of Pennsylvania or in any applicable state as the case may be.

         SECTION 2. CREATION OF SECURITY INTEREST

                  As security for the payment and performance in full of the Senior Secured Obligations, the Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the equal (in priority) and ratable benefit of the Senior Secured Parties, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 3. NON-RECOURSE GUARANTY

                  The Pledgor hereby irrevocably and unconditionally guaranties to the Agent the full and timely payment and performance of the Senior Secured Obligations, it being the Pledgor's intent that the guaranty set forth in this
Section 3 shall be a guaranty of payment and not a guaranty of collection. The guaranty hereunder is a primary and original obligation of the Pledgor and is an absolute, unconditional guaranty of payment and performance which is irrevocable and, to the extent allowed by applicable law, shall remain in full force and effect without respect to future changes in conditions. The Pledgor shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of the Borrower or to any Collateral. The Pledgors liability under this Lenfest Pledge

Agreement, and the rights and remedies of Agent hereunder, shall be immediate and shall not be contingent upon the exercise or enforcement by Agent of whatever remedies it may have against the Borrower or others or the enforcement of any lien or the realization upon any security that Agent may at any time possess.

                  Notwithstanding the foregoing paragraph, the recourse of Agent in respect of the guaranty of the Pledgor set forth in this Section 3 is limited to the Pledgor's interest in the Collateral. However, this paragraph shall not limit Agent's rights against the Pledgor as a result of any breach by the Pledgor of any representation, warranty or covenant of the Pledgor set forth in this Lenfest Pledge Agreement.

         SECTION 4. DELIVERY OF COLLATERAL

                  4.1 At Time of Execution of Agreement. Contemporaneously with the execution of this Lenfest Pledge Agreement or, in any event, prior to the Closing Date, the Pledgor shall deliver or cause to be delivered to the Agent
(i) any and all certificates and other instruments evidencing the Pledged Securities, (ii) any and all other certificates or other instruments or documents representing any of the Collateral and (iii) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements.

                  4.2 Subsequent Delivery of Collateral. If the Pledgor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities acquired after the Closing Date (including, without limitation, stock in York Cable Television, Inc.), or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Borrower or any Subsidiary, but excluding dividends permitted to be retained under Section 6) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), the Pledgor agrees:

                           (i) to accept the same as the agent of the Agent,

                           (ii) to hold the same in trust on behalf of and for
the benefit of the Agent, and

                           (iii) to deliver any and all certificates or
instruments evidencing the same to the Agent on or before the close of business on the seventh (7th) Business Day following the receipt thereof by the Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Lenfest Pledge Agreement, as additional Collateral.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF PLEDGOR

                  5.1 Representations and Warranties. Pledgor represents and warrants as follows:

                           (i) Pledgor is a duly organized and validly existing
corporation in good standing under the laws of the State of Delaware. Pledgor has perpetual corporate existence, and Pledgor has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. Pledgor has not failed to qualify to do business in any state or jurisdiction where the failure to so qualify could have a material adverse effect on (a) the ability of Pledgor to perform its obligations hereunder, (b) the binding nature, validity or enforceability of this Lenfest Pledge Agreement, or (c) the validity, perfection, priority or enforceability of the Lien of the Agent for the benefit of the Senior Secured Parties in the Collateral. The principal place of business of Pledgor is located at the address set forth on the signature page hereto and the sole name under which Pledgor conducts business is set forth in the first paragraph of this Lenfest Pledge Agreement.

                           (ii) All the Pledged Securities are owned by Pledgor
beneficially and of record free and clear of any Lien, except for the Liens created pursuant to this Lenfest Pledge Agreement. The execution and delivery by Pledgor of this Lenfest Pledge Agreement and the delivery of the Collateral to the Agent simultaneously therewith has created a valid and perfected security interest in the Collateral in favor of the Agent, for the equal (in priority) and ratable benefit of the Senior Secured Parties, to secure payment of the Senior Secured Obligations.

                           (iii) Pledgor has the corporate power to execute,
deliver and carry out the terms and provisions of this Lenfest Pledge Agreement, and Pledgor has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its articles of incorporation or bylaws or other organizational documents) to authorize the execution, delivery and performance of this Lenfest Pledge Agreement. This Lenfest Pledge Agreement constitutes the authorized, valid and legally binding obligation of Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a court of law or at equity).

                           (iv) The execution and delivery of this Lenfest
Pledge Agreement, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof, will not (x) violate any provision of law or any injunction or any applicable regulation, order, writ, judgment or decree of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to Pledgor, or (y) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to impose) any Lien, other than the Liens created hereby, upon any of the Collateral or assets of Pledgor pursuant to the terms of, any agreement, indenture, franchise, license, permit, mortgage or deed of trust to which Pledgor is a party or by which Pledgor is bound, or to which Pledgor is subject, or (z) violate any of the provisions of the articles of incorporation, bylaws or other organizational documents of Pledgor.

                           (v) No consent, approval or authorization of any
Person which has not been obtained, or recording, filing, registration, notice or other similar action with or to any Person, is required in order to insure the legality, validity, binding effect or enforceability of this

Lenfest Pledge Agreement, except such filings and may be required as contemplated by Section 7.30 of the Credit Agreement.

                           (vi) The shares of stock and securities of the
Subsidiaries of the Borrower included in the Collateral are not, to the knowledge of Pledgor, subject to any charter, bylaw, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this Lenfest Pledge Agreement, except to the extent that regulatory considerations reflected in Section 12 hereof may affect the enforceability of certain rights and remedies of the Agent and the Senior Secured Parties hereunder.

                  5.2 Survival of Representations and Warranties. All the foregoing representations and warranties shall survive the execution and delivery of this Lenfest Pledge Agreement and shall continue until this Lenfest Pledge Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of Agent or any Senior Secured Party.

         SECTION 6. VOTING; DIVIDENDS

                  6.1 Rights Prior To Default. Other than during the existence of an Event of Default,

                           (i) Pledgor shall be entitled to exercise any and all
voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of the Loan Documents.

                           (ii) Subject to and limited by the restrictions on
dividends and other payments in respect of the Collateral set forth in the Loan Documents, Pledgor shall be entitled to receive and retain any and all dividends and other payments paid in respect of the Collateral, provided, however, that any and all

                                    (a) dividends or other payments paid or
payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                                    (b) dividends and other distributions paid
or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                    (c) cash paid, payable or otherwise
distributed in redemption of or exchange for, any Collateral except in a transaction permitted by the Credit Agreement,

shall forthwith be delivered to the Agent to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

                           (iii) The Agent shall execute and deliver to the
Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  6.2 Rights After a Default. Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 11 below,

                           (i) Subject to Section 12 below, all rights of the
Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 6.1 above and to receive the dividends and payments which it would otherwise be authorized to receive and retain pursuant to subsection 6.1 above shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and payments.

                           (ii) All dividends and other payments which are
received by the Pledgor contrary to the provisions of paragraph (i) of this subsection 6.2 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

         SECTION 7. COVENANTS OF PLEDGOR

                  Pledgor covenants that until this Lenfest Pledge Agreement is terminated in accordance with the terms hereof:

                           (i) Pledgor shall not transfer, sell, encumber or
otherwise dispose of any of the Collateral, except in connection with a sale permitted under the provisions of the Credit Agreement providing for dispositions to third parties free of Liens or to the Borrower and/or one or more Subsidiaries of the Borrower, and shall not create, assume or suffer to exist any Lien in or on any of the Collateral, except the Liens created hereunder, provided that Pledgor may transfer the Collateral to AT&T Corp. if prior to such transfer (1) such transferee executes and delivers to Agent such documents as Agent may request so that such transferee becomes bound by this Lenfest Pledge Agreement as if an original signatory hereto and the transferred Collateral remains pledged to Agent and (2) such transferee has executed and delivered to the Company a confirmation that the Company shall be entitled to programming discounts that are at least as favorable to the Company and its Subsidiaries as those offered through Lenfest.

                           (ii) To the extent permitted by applicable law,
Pledgor hereby waives any rights which it otherwise may have under Section 9-112 of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania.

                           (iii) Pledgor shall not change the location of its
principal office or its name referred to in Section 5.1 (i), or conduct business under any other name, without having first (a) given to Agent at least thirty (30) days' prior written notice of same and (b) executed, delivered and filed (and paid or cause to be paid by the Borrower or any Subsidiary of the Borrower all filing fees and taxes) all such documents as may be necessary or advisable in the opinion of Agent to continue to perfect and protect the Liens created hereby.

                           (iv) Pledgor shall vote the stock and securities
included in the Collateral in a manner consistent with the covenants and agreements of Pledgor, the Borrower and the Subsidiaries of the Borrower set forth in the Loan Documents, including, without limitation, restricting the issuance of additional shares of stock of the Borrower and its Subsidiaries (or rights or options therefore) except such as is pledged to the Agent pursuant to the terms of the Loan Documents.

         SECTION 8. FURTHER ASSURANCES

                  The Pledgor agrees that at any time and from time to time, at the expense of the Borrower and its Subsidiaries, the Pledgor will (and will require the Borrower and its Subsidiaries to at the expense of the Borrower and its Subsidiaries) promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral including, without limitation, using its reasonable best efforts to cooperate in obtaining any FCC, PUC, or other governmental approval of any action or transaction contemplated hereby or thereby.

         SECTION 9. AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES

                  9.1 Appointment as Attorney-in-fact. Effective upon the occurrence of an Event of Default, and so long as Agent reasonably believes such Event of Default is continuing, the Pledgor hereby appoints the Agent as its true and lawful agent, proxy, and attorney-in-fact for the purpose of carrying out this Lenfest Pledge Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation, the execution on behalf of Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding. This appointment is irrevocable and coupled with an interest and any proxies heretofore given by the Pledgor to any other Person are revoked. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the articles of incorporation, bylaws or other documents to which Pledgor or any Subsidiary of the Borrower in which Pledgor holds capital stock is subject or to which any is a party.

                  9.2 Registration of Securities. Pledgor shall instruct each Subsidiary of the Borrower in which Pledgor holds capital stock to, and such Subsidiary of the Borrower shall, register the pledge of the shares included in the Collateral in the name of the Agent on the books of such Subsidiary of the Borrower. Upon the occurrence and during the continuance of an Event of Default, Pledgor shall at the direction of Agent instruct each Subsidiary of the Borrower in which Pledgor holds capital stock to, and such Subsidiary of the Borrower shall, register the shares included in the Collateral in the name of the Agent on the books of such Subsidiary of the Borrower.

                  9.3 Performance of Pledgor's Duties. In furtherance, and not by way of limitation, of the foregoing subsections 9.1 and 9.2, if (at any time either before or after the occurrence of an Event of Default) the Pledgor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by the Borrower and its Subsidiaries provided, however, that nothing herein shall be deemed to relieve the Pledgor from fulfilling any of its obligations hereunder.

                  9.4 Acts May Be Performed By Agents and Employees. Any act of the Agent to be performed pursuant to this Section 9 or elsewhere in this Lenfest Pledge Agreement may be performed by agents or employees of the Agent.

         SECTION 10. STANDARD OF CARE

                  10.1 In General. No act or omission of any Senior Secured Party (or agent or employee thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or any claim or action against any such Senior Secured Party (or agent or employee thereof, in the absence of gross negligence or willful misconduct of such Senior Secured Party as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to its own property, it being understood that it has no duty to take any action with respect to calls, conversions or exchanges or to preserve any rights of any parties and shall only be liable for losses which are a result of it gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

                  10.2 Reliance on Advice of Counsel. In taking any action under this Lenfest Pledge Agreement, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

         SECTION 11. DEFAULT

                  11.1 Certain Rights Upon Default. In addition to any other rights accorded to the Agent and the Senior Secured Parties hereunder, upon the occurrence and during the continuation of an Event of Default:

                           11.1.1 The Agent shall be entitled to receive any
cash dividends or payments on the Collateral and, subject to Section 12 below, to exercise in the Agent's discretion all voting rights pertaining thereto as more fully set forth in Section 6 above. Without limiting the generality of the foregoing, subject to Section 12 below, the Agent shall have the right to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Borrower, any Subsidiary of the Borrower or the Pledgor.

                           11.1.2 Pledgor, the Borrower and each Subsidiary of
the Borrower shall take any action necessary or required or requested by the Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

                           11.1.3 The Agent shall have all of the rights of a
secured party under the Uniform Commercial Code of Pennsylvania, as amended, and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least ten (10) Business Days' written notice to Pledgor of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale. Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee's name (subject to applicable FCC or PUC requirements or restrictions). The Agent shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys' fees and allocated costs of attorneys who are employees of the Agent), to the payment of the Senior Secured Obligations in any manner or order which the Agent, in its sole discretion, may elect (whether pursuant to the Credit Agreement or otherwise), to the payment of any other amount required by law (including without limitation
Section 9-504(l)(c) of the Uniform Commercial Code), and to pay any remaining proceeds to Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines. Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.

                           11.1.4 For purposes hereof, a written agreement to
purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and Pledgor shall not be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after Agent shall have entered into such an agreement, any and all Defaults shall have been remedied and the Senior Secured Obligations paid in full.

                           11.1.5 The Agent shall have the right, with full
power of substitution either in the Agent's name or the name of the Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

                           11.1.6 The Agent shall be entitled to the appointment
of a receiver or trustee for all or any part of the businesses of the Borrower or of the Subsidiary of the Borrower in which Pledgor owns an interest or of the Pledgor, which receiver shall have such powers as may be conferred by law or the appointing authority.

                  11.2 Agent May Exercise Less Than All Rights. Pledgor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised.

                  11.3 Duties of Pledgor/Borrower and Subsidiary of the Borrower With Respect to Transferee. In the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called "Transferee") or shall purchase or retain all or any of the Collateral, Pledgor shall instruct the Borrower and each Subsidiary of the Borrower in which Pledgor holds an interest to, and the Borrower and each such Subsidiary shall:

                           (i) Deliver to the Agent or Transferee, as the case
may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other documents and records of the Subsidiary of the Borrower in which Pledgor has an interest;

                           (ii) Use its best efforts to obtain resignations of
the persons then serving as officers and directors of Subsidiaries of the Borrower in which Pledgor has an interest, if so requested; and

                           (iii) Use its best efforts to obtain any approvals
that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of the issuer.

         SECTION 12. ACKNOWLEDGEMENT OF REGULATORY CONSIDERATIONS; UNIQUE NATURE
                     OF ASSETS.

                  12.1 FCC/PUC Approval. It is hereby acknowledged that transfer of certain Collateral and the exercise of certain other remedies provided herein may constitute a transfer of an FCC License or other Franchise or a sale or transfer of control of a holder of an FCC License or other Franchise, requiring approval of the FCC or PUC, pursuant to rules and regulations of the FCC or PUC. Notwithstanding anything to the contrary contained in this Agreement, the Agent will not knowingly take any action pursuant to this Agreement which would constitute or result in an assignment of an FCC License or other Franchise or any transfer of control of the holder of an FCC License or other Franchise if such assignment of license or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC or any PUC), the prior approval of the FCC or such PUC, without first obtaining such approval. In connection with this provision, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice whether or not the advice rendered is ultimately determined to have been accurate.

                  12.2 Pledgor/Borrower and Subsidiary of the Borrower Assistance in Obtaining Approval. Without limiting the generality of Section 8 above, if counsel to the Agent reasonably determines that the consent of the FCC or PUC is required in connection with any of the actions hereunder or under any other Loan Document, then the Pledgor (at the cost and expense of the Borrower and its Subsidiaries) agrees to use its best efforts to secure such consent and to cooperate fully with the Agent in any action to secure such consent. Further, the Pledgor shall use its best efforts to require the Borrower and Subsidiaries of the Borrower to do the same, Without limiting the generality of the foregoing, Pledgor, the Borrower and the Borrower's Subsidiaries shall promptly execute and file and/or cause the execution and filing of all applications, certificates, instruments, and other documents and papers that the Agent deems necessary or advisable to file in order to obtain any necessary governmental consent, approval, or authorization, and if the Borrower, any Subsidiary of the Borrower or Pledgor fails or refuses to execute (or fails or refuses to cause another Person to execute) such documents, the Agent or the clerk of any court of competent jurisdiction may execute and file the same on behalf of the Borrower, any Subsidiary of the Borrower and Pledgor (or any of them) or such other Person.

                  12.3 Unique Nature of Assets. It is agreed that the FCC Licenses and other Franchises held by the Borrower and its Subsidiaries are unique assets which (or the control of which) may have to be transferred in order for the Agent adequately to realize the value of its security interest. A violation of the covenants set forth in this Section would result in irreparable harm to the Agent for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Agent at law or in equity, Agent shall have the remedy of specific performance of the provisions of this Section. To enforce the provisions of this Section, the Agent is authorized to request the consent or approval of the FCC or PUC to a voluntary or an involuntary transfer of control of any FCC License or other Franchise or sale or transfer of control of a holder of an FCC License or other Franchise.

                  12.4 Selection by Agent of Different Transferee. If, for any reason, the FCC or PUC does not approve within a reasonable period of time (which period shall be determined conclusively by the Agent), the initial application for approval of the transfer of the Collateral, the Agent shall then have the right to transfer the Collateral to such other Person as the Agent shall select (subject to the prior approval of the FCC or PUC). With respect to such subsequent selection, Pledgor agrees to cooperate fully in the manner set forth above. Exercise by the Agent of the right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

         SECTION 13. SECURITIES LAW PROVISION

                  Pledgor recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the "Securities Laws"), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws. Pledgor shall (and require the Borrower and its Subsidiaries to) cooperate with the Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by Agent) applicable to the sale of the Collateral by the Agent at the Borrower's and its Subsidiaries' cost and expense.

         SECTION 14. SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGOR

                  14.1 Absolute Nature of Security Interest. All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any of the terms of the Loan Documents or any other instrument or document relating hereto or thereto, (ii) any change in the time, manner or place of payment of, increases in, or in any other term of, all or any of the Senior Secured Obligations, or any other amendment or waiver of any terms related thereto, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other Person in respect of the Senior Secured Obligations or in respect of this Lenfest Pledge Agreement or any other Loan Document or any obligations hereunder or thereunder.

                  14.2 No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of the Pledgor or any other Person or against or in payment of any or all of the Senior Secured Obligations.

                  14.3 Waiver of Right of Subrogation, Etc. The Pledgor acknowledges that until all the Senior Secured Obligations shall have been indefeasibly paid in full, the Pledgor shall have no right (or hereby waives any such right) of subrogation, reimbursement, or indemnity whatsoever in respect of the Borrower or any Subsidiary of the Borrower arising out of remedies exercised by the Agent hereunder.

                  14.4 Other Waivers. The Pledgor hereby waives notice of acceptance of this Lenfest Pledge Agreement. The Pledgor further waives presentment and demand for payment of any of the Senior Secured Obligations, protest and notice of dishonor or default with respect to any of the Senior Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided in this Lenfest Pledge Agreement or any of the other Loan Documents. The Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Lenfest Pledge Agreement or any other Loan Document; and the Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Lenfest Pledge Agreement or in any other Loan Document delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

         SECTION 15. NON-WAIVER AND NON-EXCLUSIVE REMEDIES

                  15.1 Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Loan Document or under law.

                  15.2 Delay and Non-Waiver. No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

         SECTION 16. CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS

                  This Lenfest Pledge Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until terminated pursuant to Section 17 below, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of the Agent, the other Senior Secured Parties and their respective successors, transferees and assigns provided, however, that except as specifically set forth in clause
(i) of Section 7, the Pledgor shall not be permitted to transfer any of its obligations hereunder.

         SECTION 17. TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL

                  17.1 Termination of Agreement.

                           17.1.1 At such time as (a) the Senior Secured Parties
have no obligation to make further loans or other extensions of credit to the Borrower under the Credit Agreement, and (b) all the Senior Secured Obligations have been indefeasibly paid and/or performed in full, this Lenfest Pledge Agreement shall terminate and the Collateral shall be released pursuant to subsection 17.2, provided that if at the time of the payment in full of the Senior Secured Obligations (i) such payment and performance is not subject to any filed or threatened claim, contest, voidance or offset of any kind whatsoever, (ii) the chief financial officer of the Borrower so certifies in writing to Agent and (iii) the Borrower supplies to Agent such valuations, information, evidence, certifications and opinions as Agent may request in connection therewith, this Lenfest Pledge Agreement shall terminate upon satisfaction of the conditions in clauses (a) and (b) above without giving effect to the requirement that the payment in full be indefeasible.

                           17.1.2 At such time as Lenfest shall have acquired
all (but not less than all) of the equity of all Partially-Owned Subsidiaries (as hereafter defined) in compliance with Subsection 7.7.2(c) of the Credit Agreement (which subsection addresses dispositions to minority investors), this Lenfest Pledge Agreement shall terminate and the Collateral shall be released pursuant to Subsection 17.2 below. "Partially-Owned Subsidiaries" means all Subsidiaries of the Borrower that the Pledgor has any interest in at the time of the acquisition referred to in the preceding sentence. For purposes of this Subsection 17.1.2 only, the reference to Subsection 7.7.2(c) of the Credit Agreement shall mean that Subsection as in effect on the Closing Date, or as amended in any manner that is not more restrictive than that set forth in the Credit Agreement on the Closing Date.

                  17.2 Duties of Agent With Respect To Release of Collateral. When this Agreement terminates pursuant to subsection 17.1 above, the Agent shall reassign and deliver to the Pledgor, or to such Person as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Borrower.

                  17.3 Release of Certain Collateral. Effective upon the closing of a sale of any Collateral as part of a disposition made by the Borrower or any of its Subsidiaries in conformity with the provisions of the Credit Agreement providing for dispositions to third parties free of Liens, and receipt by the Agent of a certification to such effect from the chief financial officer of the Borrower, then the security interest in the assets which are the subject of the sale (the "Sold Collateral") shall terminate. The Agent shall thereupon reassign and deliver to Pledgor, or to such Person as the Pledgor shall designate, against receipt, the Sold Collateral, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sale cost and expense of the Borrower and its Subsidiaries.

         SECTION 18. MISCELLANEOUS PROVISIONS

                  18.1 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given or made upon any party under the provisions of this Lenfest Pledge Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly provided under this Lenfest Pledge Agreement and if in writing, shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages to this Lenfest Pledge Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Lenfest Pledge Agreement, be effective (a) in the case of facsimile, when received, (b) in case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including air courier), when delivered; provided, that notices to the Agent shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

                  18.2 Entire Agreement. This Lenfest Pledge Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein.

                  18.3 Amendments. The terms of this Lenfest Pledge Agreement may be amended, terminated, modified, supplemented or waived only upon the written consent of the Agent and the Pledgor. The rights of the Agent to so change, modify, waive, discharge or terminate any provision hereof is subject to the terms of Section 12.5 of the Credit Agreement, it being understood, however, that the Pledgor is not a third party beneficiary of Section 12.5 of the Credit Agreement.

                  18.4 Governing Law. This Lenfest Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

                  18.5 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                           18.5.1 Arbitration.

                           (i) Upon demand of any party hereto, whether made
before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, the Loan Documents between any or all of the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                           (ii) All arbitration hearings shall be conducted in
the City of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                           (iii) Notwithstanding the preceding binding
arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                           (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A
REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                           18.5.2 Consent to Jurisdiction, Service and Venue;
Waiver of Jury Trial

                           (i) With respect to any matters that may be heard
before a court of competent jurisdiction under paragraph (iii) of the preceding subsection 18.5.1, the Pledgor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Pledgor at the address provided for in Section 18.1 above and service so made shall be deemed to be completed upon actual receipt. The Pledgor hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 18.5 shall not limit or otherwise affect the right of the Agent or any Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                           (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE,
SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR ANY PLEDGOR NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                           (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH
(iv) OF THE PRECEDING SUBSECTION 18.5.1 EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.5. THE PROVISIONS OF THIS SECTION 18.5 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 18.5 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  18.6 Severability. If any of the provisions or terms of this Lenfest Pledge Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Lenfest Pledge Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

                  18.7 Counterparts. This Lenfest Pledge Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument. A photocopied or facsimile copy of any signature page to this Lenfest Pledge Agreement shall be deemed to be the functional equivalent of a manually executed original for all purposes.

                  18.8 Rights under Lenfest Agreement.

                           18.8.1 Pledgor consents to the terms and conditions
of the Credit Agreement and the Senior Subordinated Indenture and the incurring of additional debt pursuant thereto. Pledgor acknowledges that the debt facilities under the Credit Agreement and the Senior Subordinated Indenture constitute a "Refinancing" and "Media Debt" and the lenders under such credit facilities constitute "Creditors" for the purposes of, and as such capitalized terms are used in, the Lenfest Agreement (as defined in the Credit Agreement).

                           18.8.2 Neither Pledgor nor any affiliate of Pledgor
may exercise the right of first refusal or the other rights set forth in Sections 13 and 14 of the Lenfest Agreement if immediately prior to such exercise, and before giving effect thereto, a Default or Event of Default exists.

                           18.8.3 Pledgor acknowledges that (i) the exercise by
it or any of its affiliates of certain of the Pledgor's rights under the Lenfest Agreement, including, without limitation, under Sections 13, 14, 27 and 28 thereof, may be a Default under the Loan Documents, (ii) the Agent and the Senior Secured Parties are not waiving any rights or remedies they may have against the Borrower, any of the Borrower's Subsidiaries, Pledgor or any affiliate of Pledgor as a result of any exercise of such rights, and (iii) the exercise of any such rights shall not impair the paramount rights of Agent and the Senior Secured Parties pursuant to the Loan Documents, including the first priority security interest of Agent in all of the stock of the Subsidiaries of the Borrower that Pledgor or any affiliate of Pledgor now owns or may hereafter acquire. Pledgor shall give to Agent and each Senior Secured Party (at the address of such Senior Secured Party specified in the Credit Agreement or such other address of which Pledgor is notified by a Senior Secured Party) at least thirty (30) days prior written notice of its intention to exercise any of its rights under Sections 13, 14, 27 or 28 of the Lenfest Agreement, which notice shall specify the Section of the Lenfest Agreement pursuant to which Pledgor intends to exercise its rights and the basis for such exercise.

                  IN WITNESS WHEREOF, the parties have caused this Lenfest Pledge Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGOR:                             LENFEST YORK, INC.


                                     By:_______________________________________
                                        Name:
                                        Title:

                                        Notice Information
                                        202 Shoemaker Road
                                        Pottstown, PA 19464
                                        Phone No.:  (215) 327-0965
                                        Fax No.:      (215) 327-8378
                                        Attention:  H.F. Lenfest, President

AGENT: FIRST UNION NATIONAL BANK, in its capacity as Agent


                                     By:_______________________________________
                                        Name:  Elizabeth Elmore
                                        Title:     Senior Vice President


                                        Notice Information
                                        Communications/Media Group
                                        PA 4829
                                        1 South Penn Square
                                        P.O. Box 7618
                                        Philadelphia, PA 19101-7618
                                        Phone No.:  (215) 786-4321
                                        Fax No.:      (215) 786-7721
                                        Attention:  Elizabeth Elmore,
                                                    Senior Vice President


                   Signature Page to Lenfest Pledge Agreement

                                     JOINDER


                  The undersigned acknowledge the Lenfest Pledge Agreement to which this Joinder is attached, and hereby jointly and severally agree to be bound by the foregoing Lenfest Pledge Agreement and to perform the covenants contained therein required to be performed by each.


                                       SUSQUEHANNA MEDIA CO.

                                       SUSQUEHANNA CABLE CO.

                                       CABLE TV OF EAST PROVIDENCE, INC.

                                       CASCO CABLE TELEVISION, INC.

                                       CASCO CABLE TELEVISION OF BATH, MAINE

                                       SBC CABLE CO.

                                       YORK CABLE TELEVISION, INC.



                                       By: ___________________________________
                                           Name:  Alan L. Brayman
                                           Title:    Treasurer

                                       Notice Information
                                       140 East Market Street
                                       York, PA 18401
                                       Phone:       (717) 848-5500
                                       Fax No.:    (717) 771-1440
                                       Attention:  Craig Bremer, Esquire


                       Joinder to Lenfest Pledge Agreement

                                   SCHEDULE I

                           TO LENFEST PLEDGE AGREEMENT

                             SHARES OWNED BY LENFEST


132,431.41 shares of Class A Common Stock of Susquehanna Cable Co.

69.06 shares of Common Stock of Casco Cable Television, Inc.

43.16 shares of Common Stock of Casco Cable Television of Bath, Maine

1,294.83 shares of Common Stock of Cable TV of East Providence, Inc.

9,322.8 shares of Common Stock of SBC Cable Co.

10.79 shares of Common Stock of York Cable Television, Inc.

                        AFFILIATE SUBORDINATION AGREEMENT

                          (Susquehanna Pfaltzgraff Co.)


         AFFILIATE SUBORDINATION AGREEMENT (as same may be amended, modified or supplemented from time to time, this "Agreement") dated as of May 12, 1999 among SUSQUEHANNA PFALTZGRAFF CO., a Delaware corporation ("SPC"), SUSQUEHANNA MEDIA CO., a Delaware corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, as Agent (in such capacity, including successors and assigns, the "Agent"), appointed pursuant to a certain Credit Agreement dated as of even date (as such term is hereinafter defined), among (i) the Borrower and the (ii) lenders referred to therein, and (iii) the Agent.

                                   Background

         On the date hereof certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as Agent have entered into a Credit Agreement (as amended, extended, supplemented, restated or otherwise modified or refinanced, including without limitation any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with the Borrower pursuant to which such lenders and issuers agreed to extend certain credit to the Borrower upon the terms and conditions specified in the Credit Agreement under (1) a revolving credit facility with a swing loan subfacility, and (2) two separate term loan facilities, and to issue, or participate in the issuance of, certain letters of credit. In addition, the Credit Agreement currently requires the Borrower under certain conditions to enter into interest rate hedging agreements.

         To induce the Lenders (as defined in the Credit Agreement) to enter into the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPC, the Borrower and the Agent wish to enter into this Agreement pursuant to which SPC and the Borrower will agree that certain obligations of the Borrower to SPC shall be subordinate in right of payment to the Senior Secured Obligations (as defined in the Credit Agreement). Accordingly, SPC, the Borrower, and the Agent, intending to be legally bound, hereby agree as follows:

         Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The following terms shall have the meanings set forth below:

         "Debtor" shall mean the Borrower and/or its Subsidiaries.

         "SPC Debt" shall mean all Indebtedness, whether principal or interest, and other obligations from time to time owing by the Borrower or any of its Subsidiaries to SPC, whether in respect of Management Fees or otherwise, provided, however, that SPC Debt shall not include obligations of the Borrower or any of its Subsidiaries to SPC in respect of (i) SPC Expense Reimbursement, and (ii) that portion of Management Fees which does not exceed an amount equal to two and one-half percent (2-1/2%) of the consolidated revenues (net of agency commissions) of the Borrower and its Subsidiaries for any fiscal year, (iii) required payments under the Tax Sharing Agreement, and (iv) ESOP Compensation Expense allocated to the Debtor pursuant to the ESOP Sharing Agreement.

         Section 2. Representations and Warranties. SPC represents and warrants to the Agent for the benefit of the Senior Secured Parties that:

         2.01 Existence. SPC is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         2.02 Authority. The making and performance by SPC of this Agreement have been duly authorized by all necessary corporate action and do not and will not violate any provision of law, rules, regulations, or orders or any provision of the charter or bylaws of SPC or result in the breach of, or constitute a default or require any consent under, any indenture or other agreement or instrument by which SPC may be bound or affected. This Agreement has been duly and validly executed and delivered by SPC and constitutes the legal, valid and binding obligation of SPC enforceable in accordance with its terms, subject as to enforceability (a) to bankruptcy, insolvency, reorganization or moratorium and other similar laws affecting creditor's rights generally and (b) to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         2.03 Approvals. No approval or consent of, or filing or registration with, any state or federal commission or other federal, state or local regulatory or governmental authority is required in connection with the execution, delivery and performance by SPC of this Agreement.

         Section 3. Subordination Provisions. It is intended by the Agent and the Senior Secured Parties that the subordination provisions contained in this Agreement shall benefit the Agent and the Senior Secured Parties equally (in priority) and ratably, and that the SPC Debt and the payment thereof shall be subordinate to the Senior Secured Obligations. To implement the foregoing (but without limiting the generality thereof as it may apply to other provisions of this Agreement), SPC agrees as follows:

         3.01 Subordination. SPC hereby agrees that, except as and to the extent hereinafter provided, the SPC Debt is and shall be subordinate and subject in right of payment to the prior payment in full of all of the Senior Secured Obligations, whether or not such Senior Secured Obligations have been voided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code. Without limiting the foregoing, SPC also hereby agrees that, (a) except as otherwise provided in Section 3.02 of this Agreement, it will not ask, demand, sue for, take or receive from the Borrower or any Subsidiary thereof (other than directing the Borrower or such Subsidiary to make payment directly to the holders of the Senior Secured Obligations for the purpose of causing the Senior Secured Obligations to be paid), by set-off or in any other manner, payment of the whole or any part of the SPC Debt, or any security therefor, and (b) it will not accelerate all or any portion of the SPC Debt or otherwise implement any remedy it may have in respect of the SPC Debt (provided that SPC may accelerate the SPC Debt if all outstanding Senior Secured Obligations shall have been previously accelerated), in each case unless and until all of the Senior Secured Obligations shall have been fully, finally and indefeasibly paid in cash, whether or not such Senior Secured Obligations have been voided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code. SPC hereby irrevocably directs the Borrower to make such prior payment. SPC further agrees that it will not institute against the Borrower or any Subsidiary thereof any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law until such time as the Senior Secured Obligations have been fully, finally and indefeasibly paid in cash.

         3.02 Certain Payments Permitted. So long as no Potential Event of Default or Event of Default has occurred and is continuing, and only to the extent not prohibited by the provisions of any of the Loan Documents, SPC may from time to time receive from the Borrower payments of principal of and interest on the SPC Debt.

         3.03 Distributions, etc. In furtherance of, and to make effective, the subordination provided for herein, SPC further agrees as follows:

                  (a) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof, to creditors of the Borrower by reason of (1) the liquidation, dissolution or other winding up, partial or complete, of the Borrower or the Borrower's business, (2) any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or (3) any proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions, then and in any such event:

                           (i) any payment or distribution of any kind or
                  character, whether in cash, securities or other property which but for this Agreement would be payable or deliverable upon or with respect to any or all of the SPC Debt, shall instead be paid or delivered directly to the Agent for application to the Senior Secured Obligations, whether then due or not due, until the Senior Secured Obligations shall have first been fully, finally and indefeasibly paid in cash and satisfied; and

                           (ii) SPC hereby irrevocably authorizes and empowers
                  the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and/or vote claims and take such other proceedings, in the Agent's own name or in the name of SPC, or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Agreement (including, without limitation, the filing of any proof of claim in respect of the SPC Debt in any bankruptcy or insolvency proceeding of the Borrower). In furtherance of the foregoing, SPC agrees duly and promptly to take such action as may be reasonably requested by the Agent to assist in the collection of the SPC Debt for the account of the Agent and/or to file appropriate proofs of claim in respect of the SPC Debt, and to execute and deliver to the Agent on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Agent to enable the Agent to enforce any and all claims upon or with respect to the SPC Debt, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the SPC Debt.

                  (b) If any payment, distribution of security or proceeds of any security are received by SPC upon or in respect of the SPC Debt in contravention of the provisions hereof, SPC will forthwith deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of SPC where necessary), for application to the Senior Secured Obligations, whether then due or not due, and, until so delivered, the same shall be held in trust by SPC as property of the Agent. In the event of the failure of SPC to make any such endorsement or assignment, the Agent, or any of its officers or employees, are hereby irrevocably authorized to make the same.

                  (c) SPC agrees that it will not transfer, assign, pledge or encumber the SPC Debt or any part thereof or any instrument evidencing the same unless the respective instrument of assignment specifically provides that the assignee takes the SPC Debt subject to the provisions of this Agreement and such assignee executes and delivers to the Agent an instrument in form and substance satisfactory to the Agent pursuant to which such assignee agrees to be bound by the provisions of this Agreement. From and after the occurrence of any Default of which SPC has or should reasonably be expected to have knowledge, and for so long as the same shall be continuing, SPC agrees that it will not exchange, forgive, waive or cancel the SPC Debt or any part thereof or reduce the principal amount of the SPC Debt in whole or in part.

                  (d) Without limiting the effect of any of the other provisions hereof, during the continuance of any Default or Event of Default with respect to any Obligation or any default in the payment of any Obligation, no payment of principal, sinking fund, interest or premium (or any other amount) shall be made on or with respect to the SPC Debt or any renewals or extensions thereof.

         3.04 Continuing Subordination, etc. The subordination effected by this Agreement is a continuing subordination, and SPC hereby agrees that at any time and from time to time, without notice to it:

                  (a) the time for the Borrower's performance of or compliance with any of its agreements contained in any of the Loan Documents may be extended or such performance or compliance may be waived by the applicable Senior Secured Parties;

                  (b) any of the acts mentioned in any of the Loan Documents may be done;

                  (c) any of the Loan Documents may be amended for the purpose of adding any provisions thereto or increasing the amount of, or changing the terms of, the Senior Secured Obligations or changing in any manner the rights of the Agent, any of the Senior Secured Parties or the Borrower thereunder;

                  (d) payment of any of the Senior Secured Obligations or any portion thereof may be extended; and

                  (e) the maturity of any of the Senior Secured Obligations may be accelerated, and any collateral security thereof may be exchanged, sold, surrendered, released or otherwise dealt with, in accordance with the terms of any of the Loan Documents or any other present or future agreement between the Borrower and the applicable Senior Secured Parties;

all without impairing or affecting the obligations of SPC hereunder.

         3.05 Waiver of Notice. SPC hereby unconditionally waives notice of the incurring of the Senior Secured Obligations or any part thereof and reliance by any Senior Secured Party upon the subordination of the SPC Debt to the Senior Secured Obligations.

         3.06 Application of Payments. Whenever any payment or distribution shall be paid or delivered to the Agent pursuant to the provisions of this
Section 3 for application on the Senior Secured Obligations, such payment or distribution shall be applied by the Agent in accordance with the priorities set forth in the Credit Agreement.

         3.07 Subrogation. Subject to the prior indefeasible payment in full in cash of the Senior Secured Obligations, SPC shall be subrogated to the rights of the Agent and the Senior Secured Parties to receive payments or distributions in cash, property or securities of the Borrower applicable to the Senior Secured Obligations until all amounts owing on the Senior Secured Obligations shall be paid in full in cash, and as between and among the Borrower, its creditors other than the Agent and the Senior Secured Parties, and SPC, no such payment or distribution made to the Agent or the Senior Secured Parties by virtue of this Agreement which otherwise would have been made to SPC shall be deemed to be a payment by the Borrower on account of the Senior Secured Obligations, it being understood that the provisions of this Section 3 are intended solely for the purpose of defining the relative rights of SPC, the Agent and the Senior Secured Parties.

         3.08 Certain Agreements. SPC agrees that:

                  (a) all holders of Senior Secured Obligations, in determining to acquire and retain Senior Secured Obligations, have relied upon the subordination of the SPC Debt to the Senior Secured Obligations as provided herein;

                  (b) promptly upon the written request of the Requisite Creditors, SPC shall execute and deliver to the Senior Secured Parties a written instrument by which SPC affirms and agrees that the SPC Debt is subordinated and junior in right of payment to such Senior Secured Obligations on terms and conditions provided herein;

                  (c) promptly upon the written request of any holder of Senior Secured Obligations, SPC shall take such other action as may be reasonably requested by the Agent to protect the rights of the Agent or effectuate the subordination provided herein;

                  (d) the SPC Debt shall not at any time be (i) secured by any lien or security interest on property of the Borrower or any Subsidiary of the Borrower or (ii) subordinated to any other obligations, other than the Senior Secured Obligations; and

                  (e) the payments to which SPC is entitled under the Tax Sharing Agreement (as defined in the Credit Agreement) and the other payments excluded from the definition of SPC Debt pursuant to the proviso set forth in that definition, shall not be subordinated to any obligations.

         Section 4. Miscellaneous.

         4.01 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania.

         4.02 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement shall be by telephone or in writing (including facsimile communications) unless otherwise expressly provided under this Agreement and if in writing shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective
(a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephone notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

         4.03 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                  (a) Arbitration.

                           (i) Upon demand of any party hereto, whether made
                  before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, this Agreement between any or all of the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                           (ii) All arbitration hearings shall be conducted in
                  the City of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                           (iii) Notwithstanding the preceding binding
                  arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                           (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A
                  REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                  (b) Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                           (i) With respect to any matters that may be heard
                  before a court of competent jurisdiction under paragraph (iii) of the preceding subsection 4.03(a), SPC and the Borrower each hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the SPC or the Borrower at the address provided for in Section 4.02 above and service so made shall be deemed to be completed upon actual receipt. SPC and the Borrower each hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 4.03 shall not limit or otherwise affect the right of the Agent, any Senior Secured Party or other Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                           (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE,
                  SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR SPC NOR THE BORROWER NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                           (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH
                  (iv) OF THE PRECEDING SUBSECTION 4.03(a) EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.03. THE PROVISIONS OF THIS
                  SECTION 4.03 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 4.03 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         4.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by SPC and the Agent. Any such amendment or waiver shall be binding upon all Senior Secured Parties and each other party to this Agreement.

         4.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of SPC, Borrower, the Agent and each of the Senior Secured Parties (provided, however, that SPC shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent).

         4.06 Counterparts. This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument. A photocopied or facsimile copy of any signature page to this Agreement shall be deemed to be the functional equivalent of a manually executed original for all purposes.

                  IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Subordination Agreement to be duly executed as of the day and year first above written.

                                            SUSQUEHANNA PFALTZGRAFF CO.


                                            By: _______________________________
                                            Name:  John L. Finlayson
                                            Title    Vice President

                                            Notice Information

                                            140 East Market Street
                                            York, Pennsylvania  17401
                                            Phone No.:  (717) 848-5500
                                            Fax No.:      (717) 771-1440
                                            Attention:  Craig Bremer, Esquire


                                            SUSQUEHANNA MEDIA CO.


                                            By: _______________________________
                                            Name:    Alan L. Brayman
                                            Title:   Treasurer

                                            Notice Information

                                            140 East Market Street
                                            York, Pennsylvania 17401
                                            Phone No.:  (717) 848-5500
                                            Fax No.:      (717) 771-1440
                                            Attention:  Craig Bremer, Esquire


Signature Page to the Susquehanna Pfaltzgraff Co. Affiliate Subordination Agreement

                                            FIRST UNION NATIONAL BANK, in its
                                            capacity as Agent


                                            By: _______________________________
                                                Elizabeth Elmore
                                                Senior Vice President

                                            Notice Information

                                            Communications/Media Group
                                            PA 4829
                                            1 South Penn Square
                                            P.O. Box 7618
                                            Philadelphia, PA  19101-7618
                                            Phone No.:  (215) 786-4321
                                            Fax No.:      (215) 786-7721
                                            Attention: Elizabeth Elmore,
                                            Senior Vice President





               Signature Page to the Susquehanna Pfaltzgraff Co.
                       Affiliate Subordination Agreement

                   OTHER SHAREHOLDERS SUBORDINATION AGREEMENT

                              (Other Shareholders)


         OTHER SHAREHOLDERS SUBORDINATION AGREEMENT (as same may be amended, modified or supplemented from time to time, this "Agreement") dated as of May 12, 1999 among the subordinated shareholders listed on the signature pages hereto (collectively, the "Subordinated Shareholders" or individually a "Subordinated Shareholder"), SUSQUEHANNA MEDIA CO., a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower who execute this Agreement (collectively, the "Subsidiaries of the Borrower"), and FIRST UNION NATIONAL BANK, as agent (in such capacity, including successors and assigns, the "Agent"), appointed pursuant to the Credit Agreement dated as of even date (as amended, modified or supplemented from time to time, the "Credit Agreement") among (i) the lenders referred to therein, and (iii) the Agent.

                                   Background

         On the date hereof, certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as Agent have entered into a Credit Agreement (as amended, extended, supplemented, restated or otherwise modified or refinanced, including without limitation any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with the Borrower, pursuant to which such lenders and issuers agreed to extend credit to the Borrower upon the terms and conditions specified in the Credit Agreement under
(1) a revolving credit facility with a swing loan subfacility, and (2) two separate term loan facilities, and to issue, or participate in the issuance of, certain Letters of Credit. In addition, the Credit Agreement currently requires the Borrower under certain conditions to enter into Interest Rate Hedging Agreements.

         To induce the Lenders (as defined in the Credit Agreement) to enter into the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Shareholders, the Borrower and the Subsidiaries of the Borrower wish to enter into this Agreement pursuant to which the Subordinated Shareholders, the Borrower, and the Subsidiaries of the Borrower will agree that certain obligations of the Borrower and the Subsidiaries of the Borrower to the Subordinated Shareholders shall be subordinate in right of payment to the Senior Secured Obligations (as defined in the Credit Agreement). Accordingly, the Subordinated Shareholders, the Borrower, the Subsidiaries of the Borrower, and the Agent, intending to be legally bound, hereby agree as follows:

         Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The following term shall have the meaning set forth below:

                  "Subordinated Debt" shall mean all indebtedness, whether principal or interest, dividends and other obligations from time to time owing by the Borrower or any of the Subsidiaries of the Borrower to one or more of the Subordinated Shareholders, provided, however, that Subordinated Debt shall not include obligations of the Borrower or any of the Subsidiaries of the Borrower to any Subordinated Shareholder in respect of salaries or other compensation not restricted under the Loan Documents and paid in the ordinary course of business.

         Section 2. Representations and Warranties. Each Subordinated Shareholder, as to itself only, represents and warrants to the Agent for the benefit of the Senior Secured Parties that:

         2.01 Authority. The making and performance by such Subordinated Shareholder of this Agreement has been duly authorized and does not and will not violate any provision of law, rules, regulations, or result in the breach of, or constitute a default or require any consent under, any indenture or other agreement or instrument by which any such Subordinated Shareholder may be bound or affected. This Agreement has been duly and validly executed and delivered by such Subordinated Shareholder and constitutes the legal, valid and binding obligation of such Subordinated Shareholder enforceable in accordance with its terms, subject as to enforceability (a) to bankruptcy, insolvency, reorganization or moratorium and other similar laws affecting creditor's rights generally and (b) to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         2.02 Approvals. No approval or consent of, or filing or registration with, any state or federal commission or other federal, state or local regulatory or governmental authority is required in connection with the execution, delivery and performance by such Subordinated Shareholder of this Agreement.

         Section 3. Subordination Provisions. It is intended by the Agent and the Senior Secured Parties that the subordination provisions contained in this Agreement shall benefit the Agent and the Senior Secured Parties equally (in priority) and ratably, and that the Subordinated Debt and the payment thereof shall be subordinate to the Senior Secured Obligations. To implement the foregoing (but without limiting the generality thereof as it may apply to other provisions of this Agreement), each Subordinated Shareholder, as to itself only, agrees as follows:

         3.01 Subordination. Each Subordinated Shareholder hereby agrees that, except as and to the extent hereinafter provided, the Subordinated Debt is and shall be subordinate and subject in right of payment to the prior payment in full of all of the Senior Secured Obligations, whether or not such Senior Secured Obligations have been voided, disallowed or subordinated pursuant to
Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code. Without limiting the foregoing, each Subordinated Shareholder also hereby agrees that, (a) except as otherwise provided in Section 3.02 of this Agreement, it will not ask, demand, sue for, take or receive from the Borrower or any Subsidiary of the Borrower or any Subsidiary of the Borrower (other than directing the Borrower or such Subsidiary to make payment directly to the holders of the Senior Secured Obligations for the purpose of causing the Senior Secured Obligations to be paid), by set-off or in any other manner, payment of the whole or any part of the Subordinated Debt, or any security therefor, and (b) it will not accelerate all or any portion of the Subordinated Debt or otherwise implement any remedy it may have in respect of the Subordinated Debt (provided that a Subordinated Shareholder may accelerate the Subordinated Debt owed to it if all outstanding Senior Secured Obligations shall have been previously accelerated), in each case unless and until all of the Senior Secured Obligations shall have been fully, finally and indefeasibly paid in cash, whether or not such Senior Secured Obligations have been voided, disallowed or subordinated pursuant to
Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code. Each Subordinated Shareholder hereby irrevocably directs the Borrower and the Subsidiaries of the Borrower to make such prior payment. Each Subordinated Shareholder further agrees that it will not institute against the Borrower or the Subsidiaries of the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law until such time as the Senior Secured Obligations have been fully, finally and indefeasibly paid in cash.

         3.02 Certain Payments Permitted. So long as no Potential Event of Default or Event of Default has occurred and is continuing, and only to the extent not prohibited by the provisions of any of the Loan Documents, the Subordinated Shareholders may from time to time receive from the Borrower or the Subsidiaries of the Borrower payments of the Subordinated Debt.

         3.03 Distributions, etc. In furtherance of, and to make effective, the subordination provided for herein, each Subordinated Shareholder, as to itself only, further agrees as follows:

                  (a) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or any of the Subsidiaries of the Borrower or the proceeds thereof, to creditors of the Borrower or any of the Subsidiaries of the Borrower by reason of
         (1) the liquidation, dissolution or other winding up, partial or complete, of the Borrower or any of the Subsidiaries of the Borrower or the business of the Borrower or any of the Subsidiaries of the Borrower, (2) any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or (3) any proceeding by or against the Borrower or any of the Subsidiaries of the Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions, then and in any such event:

                           (i) any payment or distribution of any kind or
                  character, whether in cash, securities or other property which but for this Agreement would be payable or deliverable upon or with respect to any or all of the Subordinated Debt, shall instead be paid or delivered directly to the Agent for application to the Senior Secured Obligations, whether then due or not due, until the Senior Secured Obligations shall have first been fully, finally and indefeasibly paid in cash and satisfied; and

                           (ii) each Subordinated Shareholder hereby irrevocably
                  authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and/or vote claims and take such other proceedings, in the Agent's own name or in the name of the Subordinated Shareholder, or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Agreement (including, without limitation, the filing of any proof of claim in respect of the Subordinated Debt in any bankruptcy or insolvency proceeding of the Borrower or of any Subsidiary of the Borrower). In furtherance of the foregoing, each Subordinated Shareholder agrees duly and promptly to take such action as may be reasonably requested by the Agent to assist in the collection of the Subordinated Debt for the account of the Agent and/or to file appropriate proofs of claim in respect of the Subordinated Debt, and to execute and deliver to the Agent on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Agent to enable the Agent to enforce any and all claims upon or with respect to the Subordinated Debt, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt.

                  (b) If any payment, distribution of security or proceeds of any security are received by any Subordinated Shareholder upon or in respect of the Subordinated Debt in contravention of the provisions hereof, such Subordinated Shareholder will forthwith deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of such Subordinated Shareholder where necessary), for application to the Senior Secured Obligations, whether then due or not due, and, until so delivered, the same shall be held in trust by such Subordinated Shareholder as property of the Agent. In the event of the failure of such Subordinated Shareholder to make any such endorsement or assignment, the Agent, or any of its officers or employees, are hereby irrevocably authorized to make the same.

                  (c) Each Subordinated Shareholder agrees that it will not transfer, assign, pledge or encumber the Subordinated Debt or any part thereof or any instrument evidencing the same unless the respective instrument of assignment specifically provides that the assignee takes the Subordinated Debt subject to the provisions of this Agreement and such assignee executes and delivers to the Agent an instrument in form and substance satisfactory to the Agent pursuant to which such assignee agrees to be bound by the provisions of this Agreement. From and after the occurrence of any Default of which a Subordinated Shareholder has or should reasonably be expected to have knowledge, and for so long as the same shall be continuing, such Subordinated Shareholder agrees that it will not exchange, forgive, waive or cancel the Subordinated Debt or any part thereof or reduce the principal amount of the Subordinated Debt in whole or in part.

                  (d) Without limiting the effect of any of the other provisions hereof, during the continuance of any Default or Event of Default with respect to any Obligation or any default in the payment of any Obligation, no payment of principal, sinking fund, interest or premium (or any other amount) shall be made on or with respect to the Subordinated Debt or any renewals or extensions thereof.

         3.04 Continuing Subordination, etc. The subordination effected by this Agreement is a continuing subordination, and each Subordinated Shareholder, as to itself only, hereby agrees that at any time and from time to time, without notice to it:

                  (a) the time for the performance by the Borrower and the Subsidiaries of the Borrower of or compliance with any of its agreements contained in any of the Loan Documents may be extended or such performance or compliance may be waived by the applicable Senior Secured Parties;

                  (b) any of the acts mentioned in any of the Loan Documents may be done;

                  (c) any of the Loan Documents may be amended for the purpose of adding any provisions thereto or increasing the amount of, or changing the terms of, the Senior Secured Obligations or changing in any manner the rights of the Agent, any of the Senior Secured Parties, the Borrower or the Subsidiaries of the Borrower thereunder;

                  (d) payment of any of the Senior Secured Obligations or any portion thereof may be extended; and

                  (e) the maturity of any of the Senior Secured Obligations may be accelerated, and any collateral security thereof may be exchanged, sold, surrendered, released or otherwise dealt with, in accordance with the terms of any of the Loan Documents or any other present or future agreement between the Borrower, any Subsidiary of the Borrower and the applicable Senior Secured Parties;

all without impairing or affecting the obligations of the Subordinated Shareholders hereunder.

         3.05 Waiver of Notice. Each Subordinated Shareholder hereby unconditionally waives notice of the incurring of the Senior Secured Obligations or any part thereof and reliance by any Senior Secured Party upon the subordination of the Subordinated Debt to the Senior Secured Obligations.

         3.06 Application of Payments. Whenever any payment or distribution shall be paid or delivered to the Agent pursuant to the provisions of this
Section 3 for application on the Senior Secured Obligations, such payment or distribution shall be applied by the Agent in accordance with the priorities set forth in the Credit Agreement.

         3.07 Subrogation. Subject to the prior indefeasible payment in full in cash of the Senior Secured Obligations, the Subordinated Shareholders shall be subrogated to the rights of the Agent and the Senior Secured Parties to receive payments or distributions in cash, property or securities of the Borrower and the Subsidiaries of the Borrower applicable to the Senior Secured Obligations until all amounts owing on the Senior Secured Obligations shall be paid in full in cash, and as between and among the Borrower, the Subsidiaries of the Borrower, their creditors other than the Agent and the Senior Secured Parties, and the Subordinated Shareholders, no such payment or distribution made to the Agent or the Senior Secured Parties by virtue of this Agreement which otherwise would have been made to the Subordinated Shareholders shall be deemed to be a payment by the Borrower or any Subsidiary of the Borrower on account of the Senior Secured Obligations, it being understood that the provisions of this
Section 3 are intended solely for the purpose of defining the relative rights of the Subordinated Shareholders, the Agent and the Senior Secured Parties.

         3.08 Certain Agreements. Each Subordinated Shareholder, as to itself only, agrees that:

                  (a) all holders of Senior Secured Obligations, in determining to acquire and retain Senior Secured Obligations, have relied upon the subordination of the Subordinated Debt to the Senior Secured Obligations as provided herein;

                  (b) promptly upon the written request of the Requisite Creditors, such Subordinated Shareholder shall execute and deliver to the Senior Secured Parties a written instrument by which such Subordinated Shareholder affirms and agrees that the Subordinated Debt is subordinated and junior in right of payment to such Senior Secured Obligations on terms and conditions provided herein;

                  (c) promptly upon the written request of any holder of Senior Secured Obligations, such Subordinated Shareholder shall take such other action as may be reasonably requested by the Agent to protect the rights of the Agent or effectuate the subordination provided herein; and

                  (d) the Subordinated Debt shall not at any time be (i) secured by any lien or security interest on property of the Borrower or any Subsidiary of the Borrower or (ii) subordinated to any other obligations, other than the Senior Secured Obligations.

         Section 4. Miscellaneous.

         4.01 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania.

         4.02 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement shall be by telephone or in writing (including facsimile communications) unless otherwise expressly provided under this Agreement and if in writing shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective
(a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephone notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

         4.03 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                  (a) Arbitration.

                           (i) Upon demand of any party hereto, whether made
                  before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, this Agreement between any or all of the parties hereto (a

                  "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                           (ii) All arbitration hearings shall be conducted in
                  the City of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                           (iii) Notwithstanding the preceding binding
                  arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                           (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A
                  REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                  (b) Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                           (i) With respect to any matters that may be heard
                  before a court of competent jurisdiction under paragraph (iii) of the preceding subsection 4.03(a), the Borrower, the Subsidiaries of the Borrower and the Subordinated Shareholders each hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower, such Subsidiary of the Borrower or such Subordinated Shareholder at the address provided for in
                  Section 4.02 above and service so made shall be deemed to be completed upon actual receipt. The Borrower, the Subsidiaries of the Borrower and the Subordinated Shareholders each hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 4.03 shall not limit or otherwise affect the right of the Agent, any Senior Secured Party or other Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                           (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE,
                  SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR THE BORROWER NOR ANY SUBSIDIARY OF THE BORROWER NOR ANY SUBORDINATED SHAREHOLDER NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                           (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH
                  (iv) OF THE PRECEDING SUBSECTION 4.03(a) EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE,

                  THAT THE AGENT OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
                  (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.03. THE PROVISIONS OF THIS SECTION 4.03 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 4.03 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         4.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Subordinated Shareholders and the Agent. Any such amendment or waiver shall be binding upon all Senior Secured Parties and each other party to this Agreement.

         4.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Subordinated Shareholders, the Borrower, the Subsidiaries of the Borrower, the Agent and each of the Senior Secured Parties (provided, however, that the Subordinated Shareholders, the Borrower and the Subsidiaries of the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent).

         4.06 Counterparts. This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument. A photocopied or facsimile copy of any signature page to this Agreement shall be deemed to be the functional equivalent of a manually executed original for all purposes.

                  IN WITNESS WHEREOF, the parties hereto have caused this Other Shareholder Subordination Agreement to be duly executed as of the day and year first above written.

BORROWER & SUBSIDIARIES:               SUSQUEHANNA MEDIA CO.

                                       SUSQUEHANNA CABLE CO.

                                       SUSQUEHANNA CABLE INVESTMENT CO.

                                       CABLE TV OF EAST PROVIDENCE, INC.

                                       CASCO CABLE TELEVISION, INC.

                                       CASCO CABLE TELEVISION OF BATH, MAINE

                                       SBC CABLE CO.

                                       YORK CABLE TELEVISION, INC.

                                       SUSQUEHANNA RADIO CORP.

                                       RADIO CINCINNATI, INC.

                                       RADIO INDIANAPOLIS, INC.

                                       RADIO METROPLEX, INC.

                                       KPLX LICO, INC.

                                       KPLX RADIO, INC.

                                       KLIF BROADCASTING, INC.

                                       KLIF LICO, INC.

                                       KLIF RADIO, INC.

                                       RADIO SAN FRANCISCO, INC.

                                       KFFG LICO, INC.

                                       KRBE CO.


          Signature Page to Other Shareholders Subordination Agreement

                                       KNBR, INC.

                                       BAY AREA RADIO CORP.

                                       WSBA LICO, INC.

                                       WVAE LICO, INC.

                                       WNNX LICO, INC.

                                       KNBR LICO, INC.

                                       KRBE LICO, INC.

                                       INDIANAPOLIS RADIO LICENSE CO.

                                       TEXAS STAR RADIO, INC.

                                       SUSQUEHANNA FIBER SYSTEMS, INC.

                                       SUSQUEHANNA DATA SERVICES, INC.

                                       MEDIA PCS VENTURES, INC.

                                       INDY LICO, INC.

                                       WRRM LICO, INC.

                                       WFMS LICO, INC.


                                       By: ____________________________________
                                           Alan L. Brayman, on behalf of each of
                                           the foregoing as Treasurer

                                       Notice Information
                                       140 East Market Street
                                       York, PA 17401
                                       Phone No.: (717) 848-5500
                                       Fax No.:     (717) 771-1440
                                       Attention: Craig Bremer, Esquire


          Signature Page to Other Shareholders Subordination Agreement

                                       PARAGON RESEARCH LIMITED
                                       PARTNERSHIP, by Susquehanna Radio Corp., its General Partner

                                       KPLX LIMITED PARTNERSHIP,  by KPLX
                                       Radio, Inc., its General Partner

                                       KLIF BROADCASTING LIMITED
                                       PARTNERSHIP, by KLIF Radio, Inc., its
                                       General Partner


                                       By:  ___________________________________
                                            Alan L. Brayman on behalf of each of
                                            the foregoing as Treasurer the
                                            General Partner


                                       Notice Information
                                       140 East Market Street
                                       York, PA 17401
                                       Phone No.: (717) 848-5500
                                       Fax No.:     (717) 771-1440
                                       Attention: Craig Bremer, Esquire


          Signature Page to Other Shareholders Subordination Agreement

                  AGENT: FIRST UNION NATIONAL BANK, in its capacity as Agent


                                     By: ____________________________________
                                         Elizabeth Elmore
                                         Senior Vice President

                                     Notice Information

                                     Communications/Media Group
                                     PA 4829
                                     1 South Penn Square
                                     P.O. Box 7168
                                     Philadelphia, PA  19101-7618
                                     Phone No.:  (215) 786-4321
                                     Fax No.:      (215) 786-7721
                                     Attention: Elizabeth Elmore, Senior Vice
                                     President


          Signature Page to Other Shareholders Subordination Agreement

SUBORDINATED SHAREHOLDERS:


                                     __________________________________________
                                     Walter M. Norton
                                     Address: RFD #1, Box 59
                                              South Harpswell, ME 04079


                                     __________________________________________
                                     Walter M. Norton, Trustee
                                     of Helen A. Norton Revocable Trust
                                     U/D/T 12-17-87
                                     Address: RFD #1, Box 59
                                              South Harpswell, ME 04079


                                     __________________________________________
                                     Walter M. Norton, Trustee
                                     U/D/T 12-31-80
                                     Address: RFD #1, Box 59
                                              South Harpswell, ME 04079


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Helen A. Norton, Trustee of
                                     Helen A. Norton Revocable Trust
                                     U/D/T 12-17-87
                                     Address: RFD #1, Box 59
                                              South Harpswell, ME 04079


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Laura W. R. Appell, Trustee
                                     U/D/T 6-18-80
                                     Address:


                                     __________________________________________
                                     Laura W. R. Appell, Trustee
                                     of George N. Appell Revocable Trust
                                     U/D/T 3/21/88
                                     Address:


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Louis J. Appell, Jr.
                                     Address: 1700 Powder Mill Road
                                              York, PA 17403


                                     __________________________________________
                                     Louis J. Appell, Jr., Trustee
                                     of Louis J. Appell, Jr., Revocable Trust
                                     U/D/T 1/29/88
                                     Address: 1700 Powder Mill Road
                                              York, PA  17403


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Louis J. Appell, III
                                     Address: 1331 Via Colonna Terrace
                                              Davis, CA  95616


                                     __________________________________________
                                     Louis J. Appell, III, Trustee
                                     U/D/T 12/31/79 f.b.o.
                                     Louis J. Appell, III
                                     Address: 1331 Via Colonna Terrace
                                              Davis, CA  95616


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Helen F. Appell, II
                                     Address: 1700 Powder Mill Road
                                              York, PA 17403


                                     __________________________________________
                                     Helen F. Appell, II, Trustee
                                     U/D/T 12/31/79 f.b.o.
                                     Address: 1700 Powder Mill Road
                                              York, PA 17403


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Barbara F. Appell
                                     Address: 306 W. Princess Street
                                              York, PA  17404


                                     __________________________________________
                                     Barbara F. Appell, Trustee
                                     U/D/T 12/31/79 f.b.o.
                                     Barbara F. Appell
                                     Address: 306 W. Princess Street
                                              York, PA  17404


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Josephine S. Appell, Trustee of
                                     Louis S. Appell, Jr. Revocable Trust
                                     U/D/T 1/29/88
                                     Address: 1700 Powder Mill Road
                                              York, PA  17403


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     George N. Appell, Trustee of
                                     George N. Appell Revocable Trust
                                     U/D/T 3/21/88
                                     Address:


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Peter P. Brubaker
                                     Address: 160 Edgewood Drive
                                              York, PA 17403


          Signature Page to Other Shareholders Subordination Agreement

                                  __________________________________________
                                  Helen Norton Coon, a/k/a Helen A. Norton, II
                                  Address: 102 Raymond Road
                                           Brunswick, ME 04011


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Sandra A. Norton (Davis)
                                     Address: RR 2, Box 366
                                              South Harpswell, ME 04079


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Laura M. Norton
                                     Address: RFD #1, Box 59
                                              South Harpswell, ME 04079


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Laura Appell-Warren,
                                     Trustee of Harrier Trust
                                     U/D/T 3/21/88
                                     Address: Milton Academy
                                              170 Centre Street
                                              Milton, MA 02186


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Amity A. Doolittle,
                                     Trustee of Harrier Trust
                                     U/D/T 3/21/88
                                     Address: 119 Everit Street
                                              New Haven, CT 06511


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     Charity R. Appell (Wheelock)
                                     Trustee of Harrier
                                     Trust U/D/T 3/21/88
                                     Address: Route 1, Box 59
                                              Brookfield, VT 05036


          Signature Page to Other Shareholders Subordination Agreement

                                     __________________________________________
                                     William H. Simpson, trustee
                                     U/D/T 12/31/79 f.b.o.
                                     Louis J. Appell, III
                                     Address: 140 East Market Street
                                              York, PA  17401


                                     __________________________________________
                                     William H. Simpson, trustee
                                     U/D/T 12/31/79 f.b.o.
                                     Helen F. Appell, II
                                     Address: 140 East Market Street
                                              York, PA 17401


                                     __________________________________________
                                     William H. Simpson, trustee
                                     U/D/T 12/31/79 f.b.o.
                                     Barbara F. Appell
                                     Address: 140 East Market Street
                                              York, PA  17401


          Signature Page to Other Shareholders Subordination Agreement

                        AFFILIATE SUBORDINATION AGREEMENT

                                    (Lenfest)


         AFFILIATE SUBORDINATION AGREEMENT (as same may be amended, modified or supplemented from time to time, this "Agreement") dated as of May 12, 1999 among LENFEST COMMUNICATIONS, INC. and LENFEST YORK, INC., each a Delaware corporation (collectively "Lenfest"), SUSQUEHANNA MEDIA CO., a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower who execute this Agreement (collectively, the "Subsidiaries of the Borrower"), and FIRST UNION NATIONAL BANK, as agent (in such capacity, including successors and assigns, the "Agent"), appointed pursuant to a certain Credit Agreement dated as of even date (as such term is hereinafter defined) among (i) the Borrower, (ii) the Senior Secured Parties (as defined in Credit Agreement), and (iii) the Agent.

                                   Background

         On the date hereof certain lenders and issuers of letters of credit and FIRST UNION NATIONAL BANK as Agent have entered into a Credit Agreement (as amended, extended, supplemented, restated or otherwise modified or refinanced, including without limitation any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") with the Borrower pursuant to which such lenders and issuers agreed to lend certain sums to the Borrower upon the terms and conditions specified in the Credit Agreement under
(1) a revolving credit facility with a swing loan subfacility, and (2) two separate term loan facilities, and to issue, or participate in the issuance of, certain Letters of Credit. In addition, the Credit Agreement currently requires under certain conditions the Borrower to enter into Interest Rate Hedging Agreements.

         To induce the Lenders (as defined in the Credit Agreement) to enter into the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lenfest, the Borrower, the Subsidiaries of the Borrower, and the Agent wish to enter into this Agreement pursuant to which Lenfest, the Borrower, and the Subsidiaries of the Borrower will agree that certain obligations of the Borrower and the Subsidiaries of the Borrower to Lenfest shall be subordinate in right of payment to the Senior Secured Obligations (as defined in the Credit Agreement). Accordingly, Lenfest, the Borrower, the Subsidiaries of the Borrower, and the Agent, intending to be legally bound, hereby agree as follows:

         Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The following terms shall have the meanings set forth below:

         "Debtor" shall mean the Borrower and/or the Subsidiaries of the Borrower.

         "Lenfest Debt" shall mean all indebtedness, whether principal or interest, and other obligations from time to time owing by the Borrower or any of the Subsidiaries of the Borrower to Lenfest, provided, however, that Lenfest Debt shall not include obligations of the Borrower or any of the Subsidiaries of the Borrower to Lenfest in respect of Lenfest Programming Payments (as defined in the Credit Agreement).

         Section 2. Representations and Warranties. Each Person included in the definition of Lenfest under this Agreement jointly and severally represents and warrants to the Agent for the benefit of the Senior Secured Parties that:

         2.01 Existence. Each Person included in the definition of Lenfest under this Agreement is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         2.02 Authority. The making and performance by Lenfest of this Agreement has been duly authorized by all necessary corporate action and does not and will not violate any provision of law, rules, regulations, or orders or any provision of the charter or bylaws of Lenfest or result in the breach of, or constitute a default or require any consent (other than consents which have been obtained) under, any indenture or other agreement or instrument by which Lenfest may be bound or affected. This Agreement has been duly and validly executed and delivered by Lenfest and constitutes the legal, valid and binding obligation of Lenfest enforceable in accordance with its terms, subject as to enforceability
(a) to bankruptcy, insolvency, reorganization or moratorium and other similar laws affecting creditor's rights generally and (b) to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         2.03 Approvals. No approval or consent of, or filing or registration with, any state or federal commission or other federal, state or local regulatory or governmental authority is required in connection with the execution, delivery and performance by Lenfest of this Agreement.

         Section 3. Subordination Provisions. It is intended by the Agent and the Senior Secured Parties that the subordination provisions contained in this Agreement shall benefit the Agent and the Senior Secured Parties equally (in priority) and ratably, and that the Lenfest Debt and the payment thereof shall be subordinate to the Senior Secured Obligations. To implement the foregoing (but without limiting the generality thereof as it may apply to other provisions of this Agreement), each Person included in the definition of Lenfest under this Agreement, jointly and severally, agrees as follows:

         3.01 Subordination. Lenfest hereby agrees that, except as and to the extent hereinafter provided, the Lenfest Debt is and shall be subordinate and subject in right of payment to the prior payment in full of all of the Senior Secured Obligations, whether or not such Senior Secured Obligations have been voided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code. Without limiting the foregoing, Lenfest also hereby agrees that, (a) except as otherwise provided in Section 3.02 of this Agreement, it will not ask, demand, sue for, take or receive from the Borrower or any Subsidiary of the Borrower (other than directing the Borrower or such Subsidiary of the Borrower to make payment directly to the holders of the Senior Secured Obligations for the purpose of causing the Senior Secured Obligations to be paid), by set-off or in any other manner, payment of the whole or any part of the Lenfest Debt, or any security therefor, and (b) it will not accelerate all or any portion of the Lenfest Debt or otherwise implement any remedy it may have in respect of the Lenfest Debt (provided that Lenfest may accelerate the Lenfest Debt if all outstanding Senior Secured Obligations shall have been previously accelerated), in each case unless and until all of the Senior Secured Obligations shall have been fully, finally and indefeasibly paid in cash, whether or not such Senior Secured Obligations have been voided, disallowed or subordinated pursuant to
Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code. Lenfest hereby irrevocably directs the Borrower and the Subsidiaries of the Borrower to make such prior payment. Lenfest further agrees that it will not institute against the Borrower or the Subsidiaries of the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law until such time as the Senior Secured Obligations have been fully, finally and indefeasibly paid in cash.

         3.02 Certain Payments Permitted. So long as no Potential Event of Default or Event of Default has occurred and is continuing, and only to the extent not prohibited by the provisions of any of the Loan Documents, Lenfest may from time to time receive from the Borrower or the Subsidiaries of the Borrower payments of the Lenfest Debt, provided, however, for the purpose of determining whether payments may be made under the Lenfest Note only, no Event of Default shall be deemed to have occurred for purposes of this Section 3.02 if the only Event of Default is the cross-default to the Lenfest Note and no other Event of Default or Potential Event of Default shall have then occurred and be continuing or would be caused thereby.

         3.03 Distributions, etc. In furtherance of, and to make effective, the subordination provided for herein, Lenfest further agrees as follows:

                  (a) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or any of the Subsidiaries of the Borrower or the proceeds thereof, to creditors of the Borrower or any of the Subsidiaries of the Borrower by reason of
         (1) the liquidation, dissolution or other winding up, partial or complete, of the Borrower or any of the Subsidiaries of the Borrower or the business of the Borrower or any of the Subsidiaries of the Borrower, (2) any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or (3) any proceeding by or against the Borrower or any of the Subsidiaries of the Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions, then and in any such event:

                           (i) any payment or distribution of any kind or
                  character, whether in cash, securities or other property which but for this Agreement would be payable or deliverable upon or with respect to any or all of the Lenfest Debt, shall instead be paid or delivered directly to the Agent for application to the Senior Secured Obligations, whether then due or not due, until the Senior Secured Obligations shall have first been fully, finally and indefeasibly paid in cash and satisfied; and

                           (ii) Lenfest hereby irrevocably authorizes and
                  empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and/or vote claims and take such other proceedings, in the Agent's own name or in the name of Lenfest, or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Agreement (including, without limitation, the filing of any proof of claim in respect of the Lenfest Debt in any bankruptcy or insolvency proceeding of the Borrower or of any Subsidiary of the Borrower). In furtherance of the foregoing, Lenfest agrees duly and promptly to take such action as may be reasonably requested by the Agent to assist in the collection of the Lenfest Debt for the account of the Agent and/or to file appropriate proofs of claim in respect of the Lenfest Debt, and to execute and deliver to the Agent on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Agent to enable the Agent to enforce any and all claims upon or with respect to the Lenfest Debt, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Lenfest Debt.

                  (b) If any payment, distribution of security or proceeds of any security are received by Lenfest upon or in respect of the Lenfest Debt in contravention of the provisions hereof, Lenfest will forthwith deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of Lenfest where necessary), for application to the Senior Secured Obligations, whether then due or not due, and, until so delivered, the same shall be held in trust by Lenfest as property of the Agent. In the event of the failure of Lenfest to make any such endorsement or assignment, the Agent, or any of its officers or employees, are hereby irrevocably authorized to make the same.

                  (c) Lenfest agrees that it will not transfer, assign, pledge or encumber the Lenfest Debt or any part thereof or any instrument evidencing the same unless the respective instrument of assignment specifically provides that the assignee takes the Lenfest Debt subject to the provisions of this Agreement and such assignee executes and delivers to the Agent an instrument in form and substance satisfactory to the Agent pursuant to which such assignee agrees to be bound by the provisions of this Agreement. From and after the occurrence of any Default of which Lenfest has or should reasonably be expected to have knowledge, and for so long as the same shall be continuing, Lenfest agrees that it will not exchange, forgive, waive or cancel the Lenfest Debt or any part thereof or reduce the principal amount of the Lenfest Debt in whole or in part.

                  (d) Without limiting the effect of any of the other provisions hereof, during the continuance of any Default or Event of Default with respect to any Obligation or any default in the payment of any Obligation, no payment of principal, sinking fund, interest or premium (or any other amount) shall be made on or with respect to the Lenfest Debt or any renewals or extensions thereof.

         3.04 Continuing Subordination, etc. The subordination effected by this Agreement is a continuing subordination, and Lenfest hereby agrees that at any time and from time to time, without notice to it:

                  (a) the time for the performance by the Borrower and the Subsidiaries of the Borrower of or compliance with any of its agreements contained in any of the Loan Documents may be extended or such performance or compliance may be waived by the applicable Senior Secured Parties;

                  (b) any of the acts mentioned in any of the Loan Documents may be done;

                  (c) any of the Loan Documents may be amended for the purpose of adding any provisions thereto or increasing the amount of, or changing the terms of, the Senior Secured Obligations or changing in any manner the rights of the Agent, any of the Senior Secured Parties, the Borrower or the Subsidiaries of the Borrower thereunder;

                  (d) payment of any of the Senior Secured Obligations or any portion thereof may be extended; and

                  (e) the maturity of any of the Senior Secured Obligations may be accelerated, and any collateral security thereof may be exchanged, sold, surrendered, released or otherwise dealt with, in accordance with the terms of any of the Loan Documents or any other present or future agreement between the Borrower, any Subsidiary of the Borrower and the applicable Senior Secured Parties;

all without impairing or affecting the obligations of Lenfest hereunder.

         3.05 Waiver of Notice. Lenfest hereby unconditionally waives notice of the incurring of the Senior Secured Obligations or any part thereof and reliance by any Senior Secured Party upon the subordination of the Lenfest Debt to the Senior Secured Obligations.

         3.06 Application of Payments. Whenever any payment or distribution shall be paid or delivered to the Agent pursuant to the provisions of this
Section 3 for application on the Senior Secured Obligations, such payment or distribution shall be applied by the Agent in accordance with the priorities set forth in the Credit Agreement.

         3.07 Subrogation. Subject to the prior indefeasible payment in full in cash of the Senior Secured Obligations, Lenfest shall be subrogated to the rights of the Agent and the Senior Secured Parties to receive payments or distributions in cash, property or securities of the Borrower and the Subsidiaries of the Borrower applicable to the Senior Secured Obligations until all amounts owing on the Senior Secured Obligations shall be paid in full in cash, and as between and among the Borrower, the Subsidiaries of the Borrower, their creditors other than the Agent and the Senior Secured Parties, and Lenfest, no such payment or distribution made to the Agent or the Senior Secured Parties by virtue of this Agreement which otherwise would have been made to Lenfest shall be deemed to be a payment by the Borrower or any Subsidiary of the Borrower on account of the Senior Secured Obligations, it being understood that the provisions of this Section 3 are intended solely for the purpose of defining the relative rights of Lenfest, the Agent and the Senior Secured Parties.

         3.08 Certain Agreements. Lenfest agrees that:

                  (a) all holders of Senior Secured Obligations, in determining to acquire and retain Senior Secured Obligations, have relied upon the subordination of the Lenfest Debt to the Senior Secured Obligations as provided herein;

                  (b) promptly upon the written request of the Requisite Creditors, Lenfest shall execute and deliver to the Senior Secured Parties a written instrument by which Lenfest affirms and agrees that the Lenfest Debt is subordinated and junior in right of payment to such Senior Secured Obligations on terms and conditions provided herein;

                  (c) promptly upon the written request of any holder of Senior Secured Obligations, Lenfest shall (at the expense of the Borrower) take such other action as may be reasonably requested by the Agent to protect the rights of the Agent or effectuate the subordination provided herein; and

                  (d) other than the second priority lien securing the Lenfest Note, the Lenfest Debt shall not at any time be (i) secured by any lien or security interest on property of the Borrower or any Subsidiary of the Borrower or (ii) subordinated to any other obligations, other than the Senior Secured Obligations.

         Section 4. Miscellaneous.

         4.01 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania.

         4.02 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement shall be by telephone or in writing (including facsimile communications) unless otherwise expressly provided under this Agreement and if in writing shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective
(a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephone notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

         4.03 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

         (a) Arbitration.

                  (i) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, this Agreement between any or all of the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                  (ii) All arbitration hearings shall be conducted in the City of Philadelphia, Commonwealth of Pennsylvania unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                  (iii) Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                  (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

         (b) Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

                  (i) With respect to any matters that may be heard before a court of competent jurisdiction under paragraph (iii) of the preceding subsection 4.03(a), Lenfest, the Borrower and the Subsidiaries of the Borrower each hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Lenfest, the Borrower or such Subsidiary of the Borrower at the address provided for in Section
         4.02 above and service so made shall be deemed to be completed upon actual receipt. Lenfest, the Borrower and the Subsidiaries of the Borrower each hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 4.03 shall not limit or otherwise affect the right of the Agent, any Senior Secured Party or other Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                  (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE AGENT NOR ANY SENIOR SECURED PARTY NOR LENFEST NOR THE BORROWER NOR ANY SUBSIDIARY OF THE BORROWER NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                  (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH (iv) OF THE PRECEDING SUBSECTION 4.03(a) EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR

         PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
         SECTION 4.03. THE PROVISIONS OF THIS SECTION 4.03 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 4.03 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         4.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Lenfest and the Agent. Any such amendment or waiver shall be binding upon all Senior Secured Parties and each other party to this Agreement.

         4.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Lenfest, the Borrower, the Subsidiaries of the Borrower, the Agent and each of the Senior Secured Parties (provided, however, that Lenfest, the Borrower and the Subsidiaries of the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent).

         4.06 Counterparts. This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument. A photocopied or facsimile copy of any signature page to this Agreement shall be deemed to be the functional equivalent of a manually executed original for all purposes.

         4.07 Joint and Several Obligations. Unless the context specifically otherwise requires, all references herein to, and all obligations of Lenfest hereunder, shall refer to and be joint and several obligations of each of the Persons included in the definition of Lenfest under this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Subordination Agreement (Lenfest) to be duly executed as of the day and year first above written.

                                    Lenfest:

                                    LENFEST COMMUNICATIONS, INC.


                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:


                                    LENFEST YORK, INC.


                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:


                                    Notice Information

                                    202 Shoemaker Road
                                    Pottstown, PA  19464

                                    Attention:  H. F. Lenfest, President
                                    Phone No.:  (215) 327-0965
                                    Fax No.:    (215) 327-8378

           Signature Page to Lenfest Affiliate Subordination Agreement

                                      BORROWER:

                                      SUSQUEHANNA MEDIA CO.

                                      SUBSIDIARIES:

                                      SUSQUEHANNA CABLE CO.

                                      SUSQUEHANNA CABLE
                                      INVESTMENT CO.

                                      CABLE TV OF EAST PROVIDENCE, INC.

                                      CASCO CABLE TELEVISION, INC.

                                      CASCO CABLE TELEVISION OF BATH, MAINE

                                      SBC CABLE CO.

                                      YORK CABLE TELEVISION, INC.


                                      By:
                                         --------------------------------------
                                            Alan L. Brayman, on behalf of each
                                            of the foregoing as Treasurer

                                            Notice Information

                                            140 East Market Street
                                            York, PA 18401
                                            Phone No.:     (717) 848-5500
                                            Fax No.:       (717) 771-1440
                                            Attention:  Craig Bremer, Esquire

           Signature Page to Lenfest Affiliate Subordination Agreement

                                        FIRST UNION NATIONAL BANK, in its
                                        capacity as Agent


                                        By:
                                           ------------------------------------
                                              Elizabeth Elmore
                                              Senior Vice President

                                        Notice Information

                                        Communications/Media Group
                                        PA 4829
                                        1 South Penn Square
                                        P.O. Box 7618
                                        Philadelphia, PA  19101-7618
                                        Phone No.:  (215) 786-4321
                                        Fax No.:    (215) 786-7721
                                        Attention:  Elizabeth Elmore, Senior
                                                    Vice President

           Signature Page to Lenfest Affiliate Subordination Agreement

                         TRADEMARK COLLATERAL AGREEMENT


         This TRADEMARK COLLATERAL AGREEMENT is made as of the 12th day of May, 1999 by SUSQUEHANNA MEDIA CO., a Delaware corporation (the "Borrower"), all of its Subsidiaries, each of which is a signatory hereto, the Borrower's parent Susquehanna Pfaltzgraff Co., Inc. ("Parent") and their successors and assigns (collectively with the Borrower, the "Assignors"), to and in favor of FIRST UNION NATIONAL BANK, a national banking association, for itself and as Agent (hereinafter referred to, with its successors and assignees, as the "Assignee") for the Senior Secured Parties (as defined in the Credit Agreement referred to below).

                                   BACKGROUND

         WHEREAS, the Assignors are the owner of certain trademarks, service marks and tradenames;

         WHEREAS, pursuant to a Credit Agreement (as amended, extended, supplemented, restated or otherwise modified or refinanced, including without limitation, any amendment involving an increase in principal, interest rate or other amount, the "Credit Agreement") of even date herewith, by and among Borrower, the Assignee, and certain lenders and issuers of letters of credit (as defined in the Credit Agreement, the "Lenders") for which the Assignee is acting as Agent, the Lenders are making available to the Borrower (and through the Borrower, its Subsidiaries), certain credit facilities (the "Credit Facilities");

         WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement;

         WHEREAS, each of the Assignors (other than the Borrower itself, and the Parent) is a Subsidiary of the Borrower. The Assignors, wishing to induce the Lenders to enter into the financings described above to enable the Borrower to (among other things) make loans to its Subsidiaries, and the Assignors having determined that they can obtain their borrowings more economically by combining their financing needs into a single borrowing unit on the parent company level, borrowing funds from institutional lenders on that basis, and then entering into the requisite intercompany financings, the Subsidiaries have agreed to grant the liens set forth below in order to facilitate such financings. Each Assignor determined that it was in its best interests and in pursuance of its business purposes that it do so and that it was and will be Solvent before and after giving effect to the transactions contemplated by the Credit Agreement; and

         WHEREAS, the Lenders are willing to make the Credit Facilities available pursuant to the Credit Agreement only upon the condition that all of the Borrower's Subsidiaries guarantee all of the Senior Secured Obligations (as defined in the Credit Agreement) and that each Assignor creates and grants to the Assignee for the benefit of the Senior Secured Parties security interests in substantially all assets of the Assignor as security for the payment, performance of and compliance with all of the Senior Secured Obligations contained in the Credit Agreement or the other Loan Documents;

         NOW, THEREFORE, for and in consideration of the credit extended by the Lenders under the Credit Agreement, and intending to be legally bound hereby, each Assignor hereby covenants and agrees as follows, jointly and severally:

1.       Definitions.

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement or (except for the definition of "Proceeds" which is defined more broadly herein than in the Uniform Commercial Code) in the Uniform Commercial Code, as applicable. The following terms shall have the following meanings:

         "Proceeds" shall have the meaning assigned to such term under the Uniform Commercial Code and, in any event, shall also include without limitation
(i) any and all proceeds of any guarantee, insurance or indemnity payable to the Assignee from time to time with respect to any of the Marks; (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignee from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Marks by any governmental authority (or any person acting under color of governmental authority); (iii) all proceeds of any sale or other disposition of any of the Marks and of any of the assets, properties and rights described in the definition of "Marks" whether or not the lien therein purportedly granted hereunder is valid or attaches or is perfected; and (iv) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Marks.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code, as amended, as is in effect in the Commonwealth of Pennsylvania or in any applicable state, as the case may be.

2.       Security Agreement and Collateral Assignment.

         2.1   Grant.

               (a) To secure the complete and timely payment, performance and satisfaction of all of the Senior Secured Obligations, each Assignor hereby pledges and grants to the Assignee a security interest in each and all of the following, whether now or hereafter existing, arising or created (collectively, the "Marks"):

                  (i) all present and future trademarks, service marks, tradenames, logos and other distinctive indicia which are, have been or may hereafter be adopted or used by such Assignor, including, without limitation, those now or hereafter listed in Schedule 2.1 hereto;

                  (ii) all actual or potential applications, registrations, affidavits, renewals, divisions, continuations or extensions thereof;

                  (iii) all goodwill associated therewith;

                  (iv) all rights to sue for past, present and future infringements thereof;

                  (v) all rights owned by the Assignor corresponding or relating thereto throughout the world; and

                  (vi) all Proceeds thereof (such as, by way of example and not by way of limitation, license royalties and proceeds of infringement suits).

                  (b) Notwithstanding anything to the contrary contained in subsection (a) (i) above, and Section 2.2 below, Parent is granting a security interest only in the Marks specifically listed in Schedule 2.1 hereto.

         2.2 Future Marks. If, before the Senior Secured Obligations shall have been finally satisfied in full, any Assignor or any other Subsidiary shall adopt or use or obtain any other Mark, then the provisions of this Section 1 shall automatically apply thereto, and the Assignors shall give to the Assignee prompt notice thereof in writing. Each Assignor hereby irrevocably authorizes the Assignee to modify this Agreement by amending Schedule 2.1 hereto to include any future Mark.

         2.3 Notice. Each Assignor agrees that simultaneously with the execution of this Agreement, and upon any amendment of Schedule 2.1, such Assignor shall execute the form of Notice appended hereto as Exhibit 2.3 (each, a "Notice") with respect to each Mark, now owned or hereafter acquired, and shall deliver it to Assignee for recording in the Patent and Trademark Office so as to record formally this Agreement.

         2.4 Negative Pledge. Except for assignments and transfers among Subsidiaries (in any case subject to the execution by the transferee of this Agreement, a Notice, appropriate financing statements and other documentation necessary for the Assignee's liens in the Marks to be continuously valid and perfected) or as permitted under the terms of the Credit Agreement, each Assignor agrees that it (a) will not assign, transfer, sell, hypothecate or encumber any Mark; (b) will not take any action, nor enter into any license, royalty, assignment or other agreement which is inconsistent with such Assignor's obligations under this Agreement, or which has the effect of reducing the distinctiveness of the Marks; and (c) will give the Assignee thirty (30) days prior written notice of any proposed license, royalty, assignment or other agreement.

         2.5 Continuing Security Interest. This Agreement shall create a continuing security interest in the Marks and shall (i) remain in full force and effect until terminated pursuant to Section 2.6 below, (ii) be binding upon each Assignor, its successors and assigns, and (iii) inure to the benefit of the Assignee, the other Senior Secured Parties and their respective successors, transferees and assigns, provided, however, that no Assignor shall be permitted to transfer or delegate any of its obligations hereunder.

         2.6 Release of Marks.

                  (a) Termination of Agreement. At such time as (i) the Senior Secured Parties have no obligation to make further loans or extensions of credit under the Credit Agreement to the Borrower or any Subsidiary and (ii) all the Senior Secured Obligations have been indefeasibly paid and/or performed in full, then this Agreement shall terminate and the lien thereof shall be released, provided that if at the time of the payment in full of the Senior Secured Obligations (a) such payment and performance is not subject to any filed or threatened claim, contest, avoidance or offset of any kind whatsoever, (b) the chief financial officer of the Borrower so certifies in writing to the Assignee, and (c) the Borrower supplies to the Assignee such valuations, information, evidence, certifications and opinions as Assignee may request in connection therewith, this Agreement shall terminate upon satisfaction of the conditions in clauses (i) and (ii) above without giving effect to the requirement that the payment in full be indefeasible. Upon such termination, the Assignee shall promptly execute and deliver to the Assignors all instruments as may be necessary or proper to fully release the security interest pledged and granted hereunder, subject to any disposition thereof which may have been made by the Assignee pursuant hereto.

                  (b) Partial Release of Marks. There shall be a partial release of the Marks under the any of following circumstances: (i) as a court of competent jurisdiction may direct; (ii) in connection with a disposition (other than to an Assignor) permitted under subsection 7.7.2 of the Credit Agreement or as otherwise provided under the Loan Documents, (iii) if in accordance with the Credit Agreement cash proceeds from any sale or transfer of the collateral are used to prepay outstanding sums due under the Loan or are reinvested in the Borrower and its Subsidiaries, and (iv) if such collateral security is of little or no value as certified by the Borrower in a written statement requesting such release. The Agent shall thereupon promptly execute and deliver to the applicable Assignor all instruments as may be necessary or proper to release the security interest in such Marks, subject to any disposition thereof which may have been made by the Assignee pursuant thereto.

         2.7 Further Assurances. At any time and from time to time, upon request of the Assignee and at the sole expense of the Assignors, the Assignors will give, execute, file, transfer and record any further notice, financing statement, continuation statement, instrument, document or agreement that the Assignee may consider necessary or desirable to create, preserve, continue, perfect, charge or validate the security interest pledged and granted hereunder or which the Assignee may consider necessary, convenient or desirable to exercise or enforce its rights hereunder with respect to such security interest.

3.       Parties and Secured Obligations.

         3.1 Senior Secured Parties. "Senior Secured Parties" shall have the meaning assigned to it in the Credit Agreement and include the Assignee (whether in its capacity as Agent under the Credit Agreement, as the Assignee under this Agreement or otherwise). It is understood and agreed by the parties hereto that the security interests in the Marks granted to and created by this Agreement shall be for the benefit of each Senior Secured Party. Each of the rights, privileges and remedies accorded the Senior Secured Parties under this Agreement or otherwise by statute or at law or in equity with respect to the Marks may be exercised by the Senior Secured Parties.

Any Marks held or recovered at any time by any of the Senior Secured Parties or any realization on account thereof shall inure to the benefit of the Senior Secured Parties.



         3.2 Joinder. The Assignors shall cause each additional Subsidiary, hereafter formed or acquired, and whether directly or indirectly owned, and having rights in any Marks, to sign and join in this Agreement by execution of a Joinder in the form attached hereto as Exhibit 3.2, and thereafter each such Subsidiary shall be deemed an Assignor, subject to all obligations of an Assignor hereunder.

4.       Representations and Covenants with Respect to Marks.

         4.1 Representations. Each Assignor hereby represents and warrants, now and automatically upon each amendment of Schedule 2.1, that:

             (a) as indicated on Schedule 2.1, each Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in the Marks, free and clear of any liens, charges and encumbrances except for those created hereunder; and Schedule 2.1 is complete and correct and lists all Marks owned by any Assignor;

             (b) each Assignor has the unqualified right to enter into this Agreement and perform its terms, and the agreements and assignments herein provided are and shall be the legal, valid, binding and enforceable obligations of the Assignors subject only to bankruptcy, insolvency and similar laws affecting creditors rights;

             (c) upon execution and filing of each Notice, the Assignee, for the benefit of the Senior Secured Parties, shall have a valid first priority lien and security interest on each of the Marks, securing the Senior Secured Obligations;

             (d) there are no infringement actions filed or, to the knowledge of any Assignor, threatened against the Marks, and to the Assignors' knowledge, no person is engaging in any activity that in any way infringes upon any Mark;

             (e) to the knowledge of the Assignors, the Marks are all valid, subsisting and enforceable; and

             (f) to the Assignors' knowledge, there are no other users of the Marks or variations thereof that are similar enough to the Marks hereby assigned, with due regard to goods and services with which the respective Marks are used, as to be likely to cause confusion or mistake among consumers.

         4.2 Conduct of Business; Quality Control. To preserve and protect the goodwill associated with the Marks, the Assignors covenant that they shall maintain the quality of the products and services sold under or in connection with the Marks and shall not at any time permit any impairment of the quality of such products and services, and will provide the Assignee from time to time with a certificate to such effect signed by an officer of the Assignor upon request.

The Assignors shall do any and all acts reasonably required by the Assignee to ensure the Assignors' compliance with this Section.

         4.3 Indemnification. Without limiting the generality of any indemnifications provided in the Credit Agreement or other Loan Documents, the Assignors shall (jointly and severally) indemnify, defend and hold harmless the Assignee and each of the Senior Secured Parties, and each of their directors, officers, employees and agents, on demand, from and against any and all losses, claims, obligations, damages, fees, costs, liabilities, expenses or disbursements of any kind and nature whatsoever (including, but not limited to, reasonable fees and disbursements of counsel, interest, penalties, and amounts paid in settlement):

             (a) which may be imposed on, incurred by or asserted against the Assignee or any Senior Secured Party, or any director, officer, employee or agent thereof, in any way related to or arising out of this Agreement, the assignment of the Marks, the use of the Marks, the alleged infringement by any Assignor of the intellectual property rights of others, any infringement action or other claim relating to the Marks, or the enforcement of any of the terms hereof, including, but not limited to, the negligence of the Assignee, any Senior Secured Party or any director, officer, employee or agent thereof, or any action taken or omitted by such party; or

             (b) incurred by the Assignee in connection with the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining, preserving the Marks, or in defending or prosecuting any actions or proceedings arising out of or related to the Marks; except only in each case such losses, claims, damages, liabilities or expenses which the Assignors prove were clearly and directly a result of such party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

         4.4 Prosecution and Maintenance. Until the Senior Secured Obligations have been paid in full and the Lenders have no commitment to extend credit pursuant to the Credit Agreement, the Assignors shall have the duty to prosecute diligently any trademark/service mark application for the Marks pending as of the date of this Agreement or thereafter, to maintain any trademark/service mark registrations for the Marks in effect as of the date of this Agreement or thereafter, to make application for registration of non-registered marks as they are adopted and used, and to preserve and maintain all rights in the Marks and any registrations thereof and/or the applications therefor. In each case, the Assignors shall notify the Assignee so that the Assignee may record and/or perfect its security interest in and to such Marks and will cooperate with the Assignee in preparation and filing of all required documents. Any expenses incurred in connection with such applications shall be borne by the Assignors. The Assignors shall not unreasonably allow any pending trademark or service mark application to become abandoned or unreasonably allow any trademark or service mark registration to become cancelled, and shall not unreasonably forego any right to protect and enforce any rights to trademarks, service marks or other distinctive styles or designations.

         4.5 Enforcement of Marks. The Assignee shall have the right, but shall in no way be obligated, to bring suit in its own or any Assignor's name to enforce and protect rights to the Marks in which event each Assignor shall at the request of the Assignee do any and all lawful acts and execute any and all proper documents required by the Assignee in aid of such enforcement and the Assignor shall promptly, upon demand, reimburse and indemnify the Assignee for all reasonable costs and expenses incurred by the Assignee in the exercise of its rights under this Section.

         4.6 Responsibility of Assignors. In furtherance and not limitation of the other provisions of this Section 4, neither Assignee nor any Senior Secured Party shall have any duty or responsibility with respect to the Marks or their preservation. Each Assignor acknowledges and agrees that it has reviewed the terms of this Agreement with trademark counsel of its choosing and that the Assignors have determined that neither execution, delivery, nor performance of this Agreement by the Assignors, the Assignee or the Senior Secured Parties will in any way impair the Marks or the Assignors' right, title and interest therein, subject to the purpose of this Agreement which is to impose a lien thereon in favor of the Assignee and the Senior Secured Parties.

         4.7 Reimbursement. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorney's fees and legal expenses incurred by the Assignee or the Senior Secured Parties in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Marks, or in defending or prosecuting any actions or proceedings arising out of or related to the Marks, shall be borne and paid by the Assignors on demand and until so paid shall be added to the principal amount of the Senior Secured Obligations and shall bear interest at the rate prescribed in the Credit Agreement.

5.       Events of Default and Remedies.

         5.1 Rights of Assignee. If any Event of Default shall have occurred and be continuing, the Assignee shall have, in addition to all other rights and remedies given it by this Agreement, the Credit Agreement, or any other Loan Document, those allowed by law and the rights and remedies of a Senior Secured Party under the Uniform Commercial Code as enacted in any jurisdiction the law of which is applicable and, without limiting the generality of the foregoing, the Assignee may immediately, without demand of performance and without advertisement, require each Assignor to assign of record the Marks to the Assignee (or its designees), and beneficially, sell at public or private sale or otherwise realize upon, the whole or from time to time any part of the Marks and the goodwill associated therewith, or any interest that any Assignor has therein, and after deducting from the proceeds of said sale or other disposition of the Marks all expenses (including all reasonable expenses for brokers, fees and legal services), shall apply the residue of such proceeds toward the payment of the Senior Secured Obligations as set forth in the Loan Documents and under applicable law. Any remainder of the proceeds after payment in full of the Senior Secured Obligations shall be paid over to the Assignors. Prior notice of any sale or other disposition of the Marks need not be given to any Assignor unless otherwise required by law (and if notice is required by law, it shall be given ten (10) days before the time of any intended public or private sale or other disposition of the Marks is to be made, which the Assignors hereby agree shall be reasonable notice of such sale or other disposition). At any such sale or other disposition, any holder of any Note (including renewals and substitutions therefor) or the Assignee may, to the extent permissible under applicable law, purchase the whole or any part of or interest in the Marks sold, free from any right of redemption on the part of any Assignor, which right is hereby waived and released.

         5.2 Power of Attorney. Effective immediately and automatically after a Potential Event of Default or an Event of Default, and in furtherance of and in accordance with Section 5.1, each Assignor hereby irrevocably authorizes and empowers the Assignee to make, constitute and appoint any officer or agent of the Assignee as the Assignee may select in its exclusive discretion, as such Assignor's true and lawful attorney-in-fact, with the power to endorse such Assignor's name on all applications, documents, papers and instruments necessary for the Assignee to use the Marks, or to grant or issue any exclusive or non-exclusive license under the Marks to any third person, or necessary for the Assignee to assign, pledge, convey or otherwise transfer title in or dispose of the Marks, including the goodwill and equipment associated therewith, to Assignee or any third person. Each Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

         5.3 Conduct of Business after Default. The parties understand and agree that the collateral assignment with respect to the Marks as provided for in this Agreement, together with other Collateral provided to the Assignee pursuant to the Loan Documents, will and is intended to permit the Assignee and its successors and assigns, upon the occurrence and continuance of an Event of Default as provided herein, to take title to and make use of all rights to the Marks in conjunction with the other Collateral and to carry on the business of the Assignor.

         5.4 Proceeds of Collateral Disposition. During the continuance of a Potential Event of Default or an Event of Default, at the Assignee's request, each or all of the Assignors shall establish and maintain at all times a trust account with the Assignee, and all Proceeds of any disposition of Marks, before or after an Event of Default, shall be deposited directly and immediately into such account. The Assignors shall be responsible for all costs and fees arising with respect to such account at the standard rates. Each of the Assignors expressly and irrevocably authorizes and consents to the ability of the Assignee to charge such trust account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and to apply such funds in payment (or partial payment) for any and all Senior Secured Obligations.

         5.5 Deficiency. If proceeds referred to in Section 5.1 above are insufficient to pay the Senior Secured Obligations in full, each of the Assignors shall continue to be liable for the entire deficiency.

6.       Miscellaneous Provisions.

         6.1 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given or made upon any party under the provisions of this Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly provided under this Agreement and if in writing, shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages to this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of facsimile, when received, (b) in case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including air courier), when delivered; provided, that notices to the Assignee shall not be effective until received. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

         6.2 No Waiver. No course of dealing between any Assignor or any other obligor on the Senior Secured Obligations and the Assignee, nor any failure to exercise, nor any delay in exercising, on the part of the Assignee, any right, power or privilege hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         6.3 Remedies Cumulative. All of the Assignee's rights and remedies with respect to the Marks, whether established hereby or by the Credit Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

         6.4 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         6.5 Amendment and Assigns. This Agreement is subject to modification only by a writing signed by the parties, except as specifically provided otherwise in Section 2.2 above. The rights of the Assignee to so change, modify, waive, discharge or terminate any provision hereof is subject to the terms of
Section 12.5 of the Credit Agreement, it being understood, however, that the Assignors are not third party beneficiaries of Section 12.5 of the Credit Agreement. This Agreement shall be binding upon each Assignor and its successors and permitted assigns, but shall not be assignable by any Assignor, and shall inure to the benefit of the Assignee and the Senior Secured Parties, each of which may assign and/or participate its interests as set forth in the Credit Agreement.

         6.6 Arbitration; Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.

            (a) Arbitration.

                (i) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to, this Agreement between any or all of the parties hereto (a "Dispute"), shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                           (ii) All arbitration hearings shall be conducted in
the City of Philadelphia, Commonwealth of Pennsylvania, unless otherwise agreed by all parties to such arbitration. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable federal or state substantive law except as provided herein.

                           (iii) Notwithstanding the preceding binding
arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sales; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                           (iv) THE PARTIES AGREE THAT THEY SHALL NOT HAVE A
REMEDY OF SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                       (b) Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial

                           (i) With respect to any matters that may be heard
before a court of competent jurisdiction under paragraph (iii) of the preceding subsection 6.6(a), each of the Assignors hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Assignor at the address provided for in Section 6.1 above and service so made shall be deemed to be completed upon actual receipt. Each of the Assignors hereby waives the right to contest the jurisdiction and venue of the courts located in the County of Philadelphia,

Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action of proceeding against (a) the Assignee in any court outside the County of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Senior Secured Party other than in a state within the United States designated by such Senior Secured Party. The provisions of this Section 6.6 shall not limit or otherwise affect the right of the Agent or any Senior Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                           (ii) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE,
SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE ASSIGNEE NOR ANY SENIOR SECURED PARTY NOR ANY ASSIGNOR NOR ANY OTHER PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                           (iii) WITHOUT LIMITING THE GENERALITY OF PARAGRAPH
(iv) OF THE PRECEDING SUBSECTION 6.6(a) EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (a) CERTIFIES THAT NEITHER THE ASSIGNEE NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE ASSIGNEE NOR ANY SENIOR SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ASSIGNEE OR SUCH SENIOR SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6. THE PROVISIONS OF THIS SECTION
6.6 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 6.6 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         6.7 Governing Law. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the Commonwealth of Pennsylvania to the extent not governed, under applicable conflicts of laws principles or preemption, by the federal law of the United States of America.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, each Assignor has executed this Agreement as of the day and year first above written.


ASSIGNORS:                          SUSQUEHANNA MEDIA CO.

                                    SUSQUEHANNA CABLE CO.

                                    SUSQUEHANNA CABLE INVESTMENT CO.

                                    CABLE TV OF EAST PROVIDENCE, INC.

                                    CASCO CABLE TELEVISION, INC.

                                    CASCO CABLE TELEVISION OF BATH, MAINE

                                    SBC CABLE CO.

                                    YORK CABLE TELEVISION, INC.

                                    SUSQUEHANNA RADIO CORP.

                                    RADIO CINCINNATI, INC.

                                    RADIO INDIANAPOLIS, INC.

                                    RADIO METROPLEX, INC.

                                    RADIO SAN FRANCISCO, INC.

                                    KRBE CO.

                                    KNBR, INC.

                                    BAY AREA RADIO CORP.

                                    WSBA LICO, INC.

                                    WVAE LICO, INC.

                                    WNNX LICO, INC.

                                    KNBR LICO, INC.

                                    KRBE LICO, INC.

                                    INDIANAPOLIS RADIO LICENSE CO.

                                    SUSQUEHANNA DATA SERVICES, INC.

                                    SUSQUEHANNA FIBER SYSTEMS, INC.

                                    MEDIA PCS VENTURES, INC.

                                    KFFG LICO, INC.

                                    KPLX RADIO, INC.

                                    KPLX LICO, INC.

                                    KLIF BROADCASTING, INC.

                                    KLIF LICO, INC.

                                    KLIF RADIO, INC.

                                    TEXAS STAR RADIO, INC.

                                    INDY LICO, INC.

                                    WRRM LICO, INC.

                                    WFMS LICO, INC.


                                      By:
                                         ---------------------------------------
                                         Alan L. Brayman, on behalf of each of
                                         the foregoing as Treasurer

                                    Notice Information
                                    140 East Market Street
                                    York, Pa  18401
                                    Phone No.:  (717) 848-5500
                                    Fax No.:      (717) 771-1440
                                    Attn:  Craig Bremer, Esquire


                Signature Page to Trademark Collateral Agreement

                             KPLX LIMITED PARTNERSHIP,
                             by KPLX Radio, Inc., its General Partner

                             KLIF BROADCASTING LIMITED
                             PARTNERSHIP, by KLIF Radio, Inc.,
                             its General Partner


                               By:
                                  ---------------------------------------------
                                  Alan L. Brayman on behalf of each of the
                                  foregoing as Treasurer of the General Partner


                             SUSQUEHANNA PFALTZGRAFF CO.


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:

                             Notice Information
                             ------------------
                             140 East Market Street
                             York, Pa  18401
                             Phone No.:  (717) 848-5500
                             Fax No.:      (717) 771-1440
                             Attn:  Craig Bremer, Esquire



                Signature Page to Trademark Collateral Agreement

ACKNOWLEDGED BY ASSIGNEE:

                  FIRST UNION NATIONAL BANK, in its capacity as Agent


                  By:
                     ------------------------------------
                  Name:  Elizabeth Elmore
                  Title:    Senior Vice President

                  Notice Information
                  ------------------
                  Communications/Media Group
                  PA 4829
                  1 South Penn Square
                  P.O. Box 7618
                  Philadelphia, PA  19101-7618
                  Phone No.:   (215) 786-4321
                  Fax No.:       (215) 786-7721
                  Attention:  Elizabeth Elmore, Senior Vice President

                                  SCHEDULE 2.1

[INSERT SMC LIST]

                                   EXHIBIT 2.3

                    TRADEMARK COLLATERAL AGREEMENT AND NOTICE

         TRADEMARK COLLATERAL AGREEMENT AND NOTICE dated as of ______________, 1999 by __________________, a ______________ corporation ("Assignor"), having an address at _____________________, to and in favor of FIRST UNION NATIONAL BANK, having offices at 1 South Penn Square, Philadelphia, Pennsylvania, 19101, for itself and as Agent ("Assignee") for certain secured parties (the "Senior Secured Parties") under a certain Credit Agreement of even date herewith among Susquehanna Media Co. (the "Borrower"), the Assignee and certain lenders and issuers of letters of credit (the "Lenders") (as amended, the "Credit Agreement").

         WHEREAS, Assignor is the owner of certain United States Trademarks as listed on Exhibit I hereto; and

         WHEREAS, the Lenders have agreed to extend certain credit to the Borrower and certain subsidiaries under the Credit Agreement on condition that the Assignor pledge and grant to Assignee as collateral for the Senior Secured Obligations (as defined in the Credit Agreement) under the Credit Agreement a security interest and lien in and to such Trademarks and all applications therefor described above, including the registrations thereof, the goodwill associated therewith and all other related claims and rights as more fully described in a certain Trademark Collateral Agreement in favor of the Assignee (the "Marks");

         NOW THEREFORE, for good and valuable consideration, as security for the due and timely payment and performance of the Senior Secured Obligations, Assignor hereby pledges and grants to Assignee for itself and as Agent for the other Senior Secured Parties a security interest and lien in and to the aforesaid Marks, and gives notice of such security interest and the existence of such Trademark Collateral Agreement providing therefor.

         Executed as of the date first above written.

ATTEST:                             ______________________________


By:______________________________   By:___________________________
   Name:                               Name:
   Title:  Secretary        (SEAL)      Title:   President

COMMONWEALTH OF PENNSYLVANIA        :
                                            SS.
COUNTY OF PHILADELPHIA              :


         Before me, the undersigned, a Notary Public in and for the state and county aforesaid, on this ____ day of _________________, 19__, personally appeared __________________, and __________________, to me known personally, and who, being first by me duly sworn, depose and say that they are the President and Secretary, respectively of _____________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and that they acknowledged said instrument to be the free act and deed of said corporation.

                                     __________________________________
                                     Notary Public

                                     My Commission Expires:

                                                        EXHIBIT 3.2 TO TRADEMARK
                                                        COLLATERAL AGREEMENT

                    JOINDER TO TRADEMARK COLLATERAL AGREEMENT

         JOINDER dated as of ______________, ______ given by the undersigned to and in favor of FIRST UNION NATIONAL BANK, for itself and as Agent (the "Assignee").

         The undersigned hereby (a) joins as an "Assignor" and becomes party to, and agrees to be bound as an "Assignor" by that certain Trademark Collateral Agreement dated as of _________, 1999, as amended, given by Susquehanna Media Co. (the "Borrower") and the Subsidiaries named therein to and in favor of the Assignee and the Senior Secured Parties, relating to that certain Credit Agreement dated as of _____________, 1999, as amended, among the Senior Secured Parties (as defined in the Credit Agreement), the Assignee, for itself and the Senior Secured Parties, and the Borrower; and (b) confirms that the Senior Secured Obligations (as defined in the Credit Agreement) include, without limitation, all credit being extended to the Borrower or any Subsidiary by the Assignee and the Senior Secured Parties on or about the date hereof.

         An executed copy of this Joinder shall be delivered to the Assignee, and the Assignee and the Senior Secured Parties may rely on the matters set forth herein in entering into and extending credit under the Credit Agreement on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Assignee.

         EXECUTED as of the day first above written.

Attest:                                     (Seal)______________________________


By:_______________________________                By:___________________________
   Name:                                             Name:
   Title:                                            Title:

                                    EXHIBIT P

                               SUSQUEHANNA CABLE CO.                  SCHEDULE 1
                          CABLE SYSTEM OPERATING RESULTS                     CMA
                               Dollars in Thousands                       [Date]

                                -----------------------------------------
                                            AT DECEMBER 31,
MILES OF PLANT                 current year    prior year       Inc/(Dec)
                               ------------------------------------------

  York
  Williamsport
  Rankin County
  Brunswick/Bath
  DuQuoin
  Shelbyville
  Olney                                                                                                     AT DECEMBER 31,
                                                 ------------------
  TOTAL SUSQUEHANNA CABLE                                                                         current year prior year  Inc/(Dec)
                                                 ==================                               ----------------------------------

HOMES PASSED                                                            DENSITY (HOMES/MILE)
  York                                                                    York
  Williamsport                                                            Williamsport
  Rankin County                                                           Rankin County
  Brunswick/Bath                                                          Brunswick/Bath
  DuQuoin                                                                 DuQuoin
  Shelbyville                                                             Shelbyville
  Olney                                                                   Olney

                                                 -------------------                                           ---------------------
  TOTAL SUSQUEHANNA CABLE                                                 TOTAL CABLE
                                                 ===================                                           =====================


BASIC SUBSCRIBERS                                                       BASIC PENETRATION
  York                                                                    York
  Williamsport                                                            Williamsport
  Rankin County                                                           Rankin County
  Brunswick/Bath                                                          Brunswick/Bath
  DuQuoin                                                                 DuQuoin
  Shelbyville                                                             Shelbyville
  Olney                                                                   Olney

                                                 -------------------                                           ---------------------
  TOTAL SUSQUEHANNA CABLE                                                 TOTAL CABLE
                                                 ===================                                           =====================

PAY UNITS                                                               PAY PENETRATION
  York                                                                    York
  Williamsport                                                            Williamsport
  Rankin County                                                           Rankin County
  Brunswick/Bath                                                          Brunswick/Bath
  DuQuoin                                                                 DuQuoin
  Shelbyville                                                             Shelbyville
  Olney                                                                   Olney

                                                 -------------------                                           ---------------------
  TOTAL SUSQUEHANNA CABLE                                                 TOTAL CABLE
                                                 ===================                                           =====================

                           SUSQUEHANNA CABLE CO.                      SCHEDULE 1
                         CABLE SYSTEM OPERATING RESULTS                      CMA
                              Dollars in Thousands                        [Date]

                                    --------------------------------------------       --------------------------------------------
                                                   CURRENT QUARTER                                      YEAR-TO-DATE
TOTAL REVENUE                        current year    prior year      Fav/(Unfav)        current year     prior year     Fav/(Unfav)
                                    --------------------------------------------       --------------------------------------------

  York
  Williamsport
  Rankin County
  Brunswick/Bath
  DuQuoin
  Shelbyville
  Olney
  Cable Management Group
                                    --------------------------------------------       --------------------------------------------
  TOTAL REVENUE
                                    ============================================       ============================================

AVERAGE REVENUE PER SUBSCRIBER
  York
  Williamsport
  Rankin County
  Brunswick/Bath
  DuQuoin
  Shelbyville
  Olney
                                    --------------------------------------------       --------------------------------------------
  TOTAL SUSQUEHANNA CABLE
                                    ============================================       ============================================

OPERATING CASH FLOW
  York
  Williamsport
  Rankin County
  Brunswick/Bath
  DuQuoin
  Shelbyville
  Olney
  Cable Management Group

                                    --------------------------------------------       --------------------------------------------
  OPERATING CASH FLOW
                                    ============================================       ============================================


OPERATING CASH FLOW MARGIN
  York
  Williamsport
  Rankin County
  Brunswick/Bath
  DuQuoin
  Shelbyville
  Olney
                                    --------------------------------------------       --------------------------------------------
  TOTAL SUSQUEHANNA CABLE
                                    ============================================       ============================================

                        OFFICERS' COMPLIANCE CERTIFICATE


         The undersigned officers of Susquehanna Media Co. ("Company"), pursuant to the Revolving Credit and Term Loan Agreement dated as of __________ __, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Company, the lenders party thereto and First Union National Bank, as Agent, hereby certify to Agent and Lenders as set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. All section references are to sections of the Credit Agreement.

         1. This Certificate is delivered by Company in respect of the fiscal [year] [quarter] of the Company and its Subsidiaries ending on ______________ (the "Reference Date") and relates to the consolidated and consolidating financial statements of the Company and its Subsidiaries delivered in respect of such period (the "Reference Period").(1)



         2. THE FOLLOWING IS APPLICABLE TO THE CERTIFICATE DELIVERED PURSUANT TO SUBSECTION 4.1.23 ON THE CLOSING DATE:(2)

         (a) Both before and after giving effect to the Indebtedness to be incurred and other transactions contemplated to occur on the Closing Date, there exists no Event of Default or Potential Event of Default;

         (b) All representations and warranties contained in the Credit Agreement or otherwise made in writing in connection with the Credit Agreement, whether made by SPC, the Company, any Subsidiary of the Company or any other Person on behalf of SPC, the Company or any of the Company's Subsidiaries, are true and correct with the same effect as though such representations and warranties were made to Lenders or Agent on behalf of Lenders on and as of the date of this Certificate;

         (c) Attached as Schedule 1 are the computations to establish whether or not the Company is in compliance with the financial covenants set forth in
Article 6 of the Credit Agreement;

         (d) No Material Adverse Change has occurred since December 31, 1998;

         (e) No event has occurred or has been threatened and no facts or circumstances exist, including, without limitation, any action, suit, investigation, litigation or proceeding pending or threatened in a court or before any arbitrator or governmental instrumentality, that could have a Material Adverse Effect;

________________________

(1) Modify if Certificate is being delivered as of another date.

(2) Not all sections of this form will be applicable to each Certificate. Modify as appropriate.

         (f) The Company and each of it Subsidiaries are in substantial compliance with all applicable laws, including environmental laws; and

         (g) All material corporate, governmental and judicial consents and approvals and waivers (including, without limitation, any requisite FCC or PUC approvals) and third party consents (including Lenfest) and approvals (except for those consents, approvals and waivers not required by the Agent as a condition to closing) necessary in connection with the Credit Agreement and the Loans, or other related transactions (including, without limitation, those required in connection with the creation of the ESOP), have been obtained and become final or Final Orders, as applicable, and will remain in full force and effect, without the imposition of any conditions that are not acceptable to the Lenders.

         3. THE FOLLOWING IS APPLICABLE TO CERTIFICATES DELIVERED PURSUANT TO SUBSECTION 5.1.4 ACCOMPANYING THE QUARTERLY OR ANNUAL FINANCIAL STATEMENTS DELIVERED UNDER SUBSECTIONS 5.1.1 OR 5.1.2:

            (a) The accompanying financial statements supplied to Agent and Lenders (i) have been prepared in accordance with GAAP (except, in the case of such financial statements that are unaudited, for the exclusion of footnote disclosure), (ii) are true and correct (subject, in the case of such financial statements that are unaudited, to normal recurring year end audit adjustments), and (iii) present fairly the consolidated financial position of the Company and its Subsidiaries as of the Reference Date and the results of operations and changes of cash flow for the Reference Period (subject, in the case of such financial statements that are unaudited, to normal recurring year end audit adjustments). Since the Reference Date, there has been no Material Adverse Change.

            (b) A review of the activities of Company and its Subsidiaries during the Reference Period has been made in accordance with established procedures and with a view to determining whether all of the obligations and covenants under or in connection with the Credit Agreement have been performed and fulfilled and such review showed that [there existed during such period no Event of Default and no Potential Event of Default] [if any Event of Default or Potential Event of Default existed, Schedule 2 attached hereto includes a statement specifying the nature thereof, the period of existence thereof and what action Company proposes to take, or has taken, with respect thereto].

            (c) Attached as Schedule 3 are the calculations to establish compliance with covenants set forth in the following Sections of the Credit
Agreement:

         (i)      6.1 (Interest Coverage Ratio)

         (ii)     6.2 (Debt Service Coverage Ratio)

         (iii)    6.3 (Consolidated Total Leverage Ratio)

         (iv)     6.4 (Consolidated Senior Leverage Ratio)

         (v)      6.5 (Fixed Charge Coverage Ratio)

         (vi)     7.4 (Restricted Payments)

THE INFORMATION IN PARAGRAPHS (d) AND (e) NEED ONLY BE INCLUDED IN THE CERTIFICATES DELIVERED ALONG WITH THE ANNUAL FINANCIAL STATEMENTS REFERRED TO IN SUBSECTION 5.1.2:

         (d) Schedule 3 hereto specifies the amount of Management Fees that (i) were paid during each year Reference Period, and (ii) were permitted to be paid during such Reference Period.

         (e) Schedule 3 hereto specifies the following information with respect to the ESOP:

         The consolidated amount of the compensation expense(3) and relative to the ESOP

         The total amount of compensation expense allocated to the Company

         The total amount of compensation expense allocated to Pfaltzgraff Corp.

         The total amount of compensation expense allocated to SPC

         The total amount of direct operating expenses of the ESOP

         The amount of payments made by SPC to the Company in respect of debt service prepayments on the loan made on the Closing Date

         The total amount of liquidation expense of the Company

The allocations and payments made with respect to the ESOP as set forth on
Schedule 3 hereto were made in compliance with the ESOP Sharing Agreement.



         4. THE FOLLOWING IS APPLICABLE TO CERTIFICATES DELIVERED PURSUANT TO SUBSECTIONS 5.2.13 (NOTICE OF PURCHASE OF MINORITY INTEREST) AND 7.3.2(n) (LIMITATION ON INVESTMENTS - MINORITY INTERESTS):

            (a) Both before and after giving effect to the purchase of the minority interests in a Subsidiary or Subsidiaries in respect of which this Certificate is being delivered, no Event of Default or Potential Event of Default exists.


----------------------

(3) Compensation expense is the expense related to funding share allocations in the ESOP.

            (b) Attached as Schedule 4 are the calculations to establish compliance with the financial covenants contained in Article 6, before and (on a Pro Forma Basis) after giving effect to the purchase in respect of which this Certificate is being delivered.


         5. THE FOLLOWING IS APPLICABLE TO CERTIFICATES DELIVERED PURSUANT TO SUBSECTION 7.3.3(a) (LIMITATION ON ACQUISITIONS):

            (a) Both before and after giving effect to the Acquisition in respect of which this Certificate is being delivered, no Event of Default or Potential Event of Default exists.

            (b) Attached as Schedule 5 are the calculations to establish compliance with the financial covenants contained in Article 6 on a Pro Forma Basis after giving effect to the Acquisition.



         6. THE FOLLOWING IS APPLICABLE TO CERTIFICATES DELIVERED PURSUANT TO SUBSECTION 7.7.2(b) (LIMITATION ON DISPOSITIONS IN GENERAL):

            (a) Both before and after giving effect to the disposition in respect of which this Certificate is being delivered, no Event of Default or Potential Event of Default exists.

            (b) Attached as Schedule 6 are the calculations to establish compliance with the financial covenants contained in Article 6, on a Pro Forma Basis, after giving effect to the disposition in respect of which this Certificate is being delivered.

         7. THE FOLLOWING IS APPLICABLE TO CERTIFICATES DELIVERED PURSUANT TO SUBSECTION 7.7.2(c) (DISPOSITION TO A MINORITY HOLDER):

            (a) Both before and after giving effect to the disposition in respect of which this Certificate is being delivered, no Event of Default or Potential Event of Default exists.

            (b) Attached as Schedule 7 are the calculations to establish compliance with the financial covenants contained in Article 6, before and (on a Pro Forma Basis) after giving effect to the disposition in respect of which this Certificate is being delivered.

         8. THE FOLLOWING IS APPLICABLE TO CERTIFICATES DELIVERED PURSUANT TO SUBSECTION 1.1.5 (COMMITMENT REDUCTIONS IN CONNECTION WITH CERTAIN ASSET DISPOSITIONS) AND SUBSECTION 7.7.2(d) (SALES AND OTHER DISPOSITIONS):

            (a) Both before and after giving effect to the disposition of the [stock] [assets] of Susquehanna Cable and its Subsidiaries in accordance with the terms of Section 5 (h) of the Fifth Amendment to the Lenfest Agreement, and before and after the application of the proceeds of such disposition as shown in
Schedule 8, no Event of Default or Potential Event of Default exists.

            (b) Schedule 8 lists the parties to whom the proceeds of such disposition are to be paid, pursuant to Subsection 7.7.2(d)(iv).

            (c) Attached as Schedule 9 are the calculations to establish compliance with the financial covenants contained in Article 6, before and (on a Pro Forma Basis) after giving effect to the disposition in respect of which this Certificate is being delivered and the application of the proceeds of such disposition as shown in Schedule 8.

         9. THE FOLLOWING IS APPLICABLE TO CERTIFICATES DELIVERED PURSUANT TO SUBSECTION 7.1.1(f)(ii) (INDEBTEDNESS):

            (a) Both before and after giving effect to the consummation of the Lenfest Put (including any additional Indebtedness incurred in connection therewith), no Event of Default or Potential Event of Default exists.

            (b) Attached as Schedule 10 are the calculations to establish compliance with the financial covenants contained in Article 6, before and (on a Pro Forma Basis) after giving effect to the consummation of the Lenfest Put (including any additional Indebtedness incurred in connection therewith).

            (c) Attached as Schedule 11 are the calculations to establish compliance with the financial covenants contained in Article 6, after giving effect to the consummation of the Lenfest Put (including any additional Indebtedness incurred in connection therewith and payments in respect thereof) as of the end of the period ending one year plus one day after the consummation of the Lenfest Put.

            (d) Attached as Schedule 12 are the calculations to establish compliance with the debt incurrence test set forth in Section 4.08 of the Senior Subordinated Indenture.


Date:                               SUSQUEHANNA MEDIA CO.


                                    By:_________________________________________
                                             (Vice) President)(Treasurer)

                                   Schedule 1
                      (To be delivered on the Closing Date)

Section 6.1 (Interest Coverage Ratio):



Section 6.2 (Debt Service Coverage Ratio):



Section 6.3 (Consolidated Total Leverage Ratio):



Section 6.4 (Consolidated Senior Leverage Ratio):



Section 6.5 (Fixed Charge Coverage Ratio):

                                   Schedule 3
        (To be delivered with annual and quarterly financial statements)

Section 6.1 - Interest Coverage Ratio:



Section 6.2 - Debt Service Coverage Ratio:



Section 6.3 -  Consolidated Total Leverage Ratio:



Section 6.4 - Consolidated Senior Leverage Ratio:



Section 6.5 - Fixed Charge Coverage Ratio:



Section 7.4 (Restricted Payments) -

         the amount of Restricted Payments that were made during the Reference
         Period: $_____

         the amount of Restricted Payments that were permitted to be made during the Reference Period: $____



THE FOLLOWING INFORMATION NEED ONLY BE INCLUDED IN THE CERTIFICATES DELIVERED ALONG WITH THE ANNUAL FINANCIAL STATEMENTS REFERRED TO IN SUBSECTION 5.1.2:

Section 7.8 (Management Fees) -

         The amount of Management Fees that were paid during each year Reference
         Period: $___

         The amount of Management Fees were permitted to be paid during such Reference Period: $___

    Section 7.14.2 (ESOP Payments)  -

         1. Consolidated amount of the compensation expense(4) relative to the ESOP: $____________.

         2.       Total amount of compensation expense allocated to the Company:
                  $____________.

         3.       Total amount of compensation expense allocated to Pfaltzgraff
                  Corp.: $___________.

         4.       Total amount of compensation expense allocated to SPC:
                  $__________.

         5.       Total amount of direct operating expenses of the ESOP:
                  $___________.

         6. Amount of payments made by SPC to the Company in respect of debt service on the loan made on the Closing Date:
                  $_____________.

         7.       Total amount of liquidation expense of the Company:
                  $___________.
__________________
(4) Compensation expense is the expense related to funding share allocations in the ESOP.

                                   Schedule 4
                        (Purchase of Minority Interests)

Before Giving Effect to the Purchase


Section 6.1 - Interest Coverage Ratio:



Section 6.2 - Debt Service Coverage Ratio:



Section 6.3 -  Consolidated Total Leverage Ratio:



Section 6.4 - Consolidated Senior Leverage Ratio:



Section 6.5 - Fixed Charge Coverage Ratio:



After Giving Effect to the Purchase

Section 6.1 - Interest Coverage Ratio, on a Pro Forma Basis:



Section 6.2 - Debt Service Coverage Ratio, on a Pro Forma Basis:



Section 6.3 - Consolidated Total Leverage Ratio, on a Pro Forma Basis:



Section 6.4 - Consolidated Senior Leverage Ratio, on a Pro Forma Basis:



Section 6.5 - Fixed Charge Coverage Ratio:

                                   Schedule 5
                                 (Acquisitions)


Section 6.1 - Interest Coverage Ratio, on a Pro Forma Basis:



Section 6.2 - Debt Service Coverage Ratio, on a Pro Forma Basis:



Section 6.3 - Consolidated Total Leverage Ratio, on a Pro Forma Basis:



Section 6.4 - Consolidated Senior Leverage Ratio, on a Pro Forma Basis:



Section 6.5 - Fixed Charge Coverage Ratio:

                                   Schedule 6
                                 (Dispositions)


Section 6.1 - Interest Coverage Ratio, on a Pro Forma Basis:



Section 6.2 - Debt Service Coverage Ratio, on a Pro Forma Basis:



Section 6.3 - Consolidated Total Leverage Ratio, on a Pro Forma Basis:



Section 6.4 - Consolidated Senior Leverage Ratio, on a Pro Forma Basis:



Section 6.5 - Fixed Charge Coverage Ratio:

                                   Schedule 7
                        (Disposition to Minority Holder)

Before Giving Effect to the Disposition


Section 6.1 - Interest Coverage Ratio:



Section 6.2 - Debt Service Coverage Ratio:



Section 6.3 -  Consolidated Total Leverage Ratio:



Section 6.4 - Consolidated Senior Leverage Ratio:



Section 6.5 - Fixed Charge Coverage Ratio:



After Giving Effect to the Disposition

Section 6.1 - Interest Coverage Ratio, on a Pro Forma Basis:



Section 6.2 - Debt Service Coverage Ratio, on a Pro Forma Basis:



Section 6.3 - Consolidated Total Leverage Ratio, on a Pro Forma Basis:



Section 6.4 - Consolidated Senior Leverage Ratio, on a Pro Forma Basis:



Section 6.5 - Fixed Charge Coverage Ratio:

                                   Schedule 8
       (Application of Proceeds of a Disposition pursuant to Lenfest Note)



1.  Proceeds Used to Repay Senior Secured Obligations: _____________________.

2. Proceeds Used to Prepay or Repay the Lenfest Note: _____________________.

3. Proceeds to be Retained by Company or a Subsidiary: _____________________.

                                   Schedule 9
                     (Disposition pursuant to Lenfest Note)

Before Giving Effect to the Disposition


Section 6.1 - Interest Coverage Ratio:



Section 6.2 - Debt Service Coverage Ratio:



Section 6.3 -  Consolidated Total Leverage Ratio:



Section 6.4 - Consolidated Senior Leverage Ratio:



Section 6.5 - Fixed Charge Coverage Ratio:



After Giving Effect to the Disposition

Section 6.1 - Interest Coverage Ratio, on a Pro Forma Basis:



Section 6.2 - Debt Service Coverage Ratio, on a Pro Forma Basis:



Section 6.3 - Consolidated Total Leverage Ratio, on a Pro Forma Basis:



Section 6.4 - Consolidated Senior Leverage Ratio, on a Pro Forma Basis:



Section 6.5 - Fixed Charge Coverage Ratio:

                                   Schedule 10
                        (Consummation of the Lenfest Put)

Before Giving Effect to the Consummation of the Lenfest Put


Section 6.1 - Interest Coverage Ratio:



Section 6.2 - Debt Service Coverage Ratio:



Section 6.3 -  Consolidated Total Leverage Ratio:



Section 6.4 - Consolidated Senior Leverage Ratio:



Section 6.5 - Fixed Charge Coverage Ratio:



After Giving Effect to the Consummation of the Lenfest Put

Section 6.1 - Interest Coverage Ratio, on a Pro Forma Basis:



Section 6.2 - Debt Service Coverage Ratio, on a Pro Forma Basis:



Section 6.3 - Consolidated Total Leverage Ratio, on a Pro Forma Basis:



Section 6.4 - Consolidated Senior Leverage Ratio, on a Pro Forma Basis:



Section 6.5 - Fixed Charge Coverage Ratio:

                                   Schedule 11
                        (Consummation of the Lenfest Put)


Calculations as of the End of the Period Ending One Year and One Day after Consummation of the Lenfest Put, After Giving Effect Thereto:


Section 6.1 - Interest Coverage Ratio, on a Pro Forma Basis:



Section 6.2 - Debt Service Coverage Ratio, on a Pro Forma Basis:



Section 6.3 - Consolidated Total Leverage Ratio, on a Pro Forma Basis:



Section 6.4 - Consolidated Senior Leverage Ratio, on a Pro Forma Basis:



Section 6.5 - Fixed Charge Coverage Ratio, on a Pro Forma Basis:

                                   Schedule 12
                        (Consummation of the Lenfest Put)


[Calculations to show compliance with the debt incurrence test set forth in
Section 4.08 of the Senior Subordinated Indenture]

                                    EXHIBIT R

                            ASSIGNMENT AND ACCEPTANCE

                            Dated as of: ____________

         Reference is made to the Credit Agreement dated as of May __, 1999 (as amended, extended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") by and among Susquehanna Media Co., a Delaware corporation (the "Borrower"), the lenders party thereto (the "Lenders") and First Union National Bank, as Agent. Capitalized terms used herein which are not defined herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 11.5.3 of the Credit Agreement.


         _____________ (the "Assignor") and ___________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, as of the Effective Date (as defined below):

                  a. ___% interest in and to the Revolving Credit Commitment and Revolving Loans (including such percentage of the outstanding Swing Loans and outstanding Letters of Credit) and the Assignor thereby retains ____% interest therein as more fully set forth on Schedule 1A hereto; and/or

                  b. ___% interest in and to the Term A Loan and the Assignor thereby retains ____% interest therein as more fully set forth on Schedule 1B hereto; and/or

                  c. ___% interest in and to the Term B Loan and the Assignor thereby retains ____% interest therein as more fully set forth on Schedule 1C hereto.

         2. The Assignor represents that the interests it has in the Credit Agreement and Notes before and after giving effect to the assignment referred to in paragraph 1 above are as set forth on Schedule 1A, Schedule 1B and Schedule 1C hereto.

         3. The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than (a) as set forth in the preceding paragraph 2, (b) that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and (c) that such interest is free and clear of any adverse claim. Without limiting the generality of the foregoing, the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto.

         4. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1.1 and 5.1.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (g) includes herewith (if not previously delivered) for the Agent any Note requiring cancellation, a processing and recordation fee of $3,500 payable by the Assignor to the Agent, and any fees representing reimbursement for counsel fees, each of which are required by Section 11.5.3 of the Credit Agreement.

         5. Subject to any required consent of the Agent and/or Borrower, the effective date for this Assignment and Acceptance shall be as set forth in
Section 1 of Schedule 1 hereto (the "Effective Date").

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         7. From and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         8. Payments hereunder shall be made in accordance with the payment instructions on Schedule 1 hereto unless otherwise specified in writing by the payee.

         9. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE COVERED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                    ASSIGNOR:


                                    _________________________
                                    By: _____________________
                                    Title:___________________


                                    ASSIGNEE:


                                    _________________________
                                    By: _____________________
                                    Title:___________________

Acknowledged and Consented to on behalf of the Borrower:(1)

SUSQUEHANNA MEDIA CO.


By: __________________________________
Name:_________________________________
Title:________________________________

Consented to and Accepted:

FIRST UNION NATIONAL BANK
as Agent

By: __________________________________
Title _________________________________



______________________

(1) If applicable pursuant to Section 11.5.3

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

1.       Effective Date:  ______________________


2.       Payment Instructions

         (a)      If payable to Assignor, to the account of Assignor to:

                  _______________________________________________________

                  _______________________________________________________

                  ABA No.: ______________________________________________
                  Account Name:__________________________________________
                  Acct. No.:   __________________________________________
                  Attn: _________________________________________________
                  Ref.: _________________________________________________

         (b) If payable to Assignee, to the account of Assignee to:


                  _______________________________________________________

                  ABA No.: ______________________________________________
                  Account Name:__________________________________________
                  Acct. No.:   __________________________________________
                  Ref.: _________________________________________________

                                   SCHEDULE 1A
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

            (REVOLVING CREDIT LOANS AND REVOLVING CREDIT COMMITMENT)

1. Assignor's Interest In Revolving Credit Commitment and Revolving Loans PRIOR to Assignment

         (a)      Revolving Credit Commitment Percentage                                  _______%

         (b)      Outstanding balance of Assignor's Revolving Loans                     $ _______

         (c)      Outstanding Balance of
                  (i)    Assignor's Revolving Credit Commitment
                          Percentage of the Letters of Credit                           $ _______
                  (ii)   Assignor's Revolving Credit Commitment
                          Percentage of the Swing Loans                                 $ _______

2.       Assigned Interest of Revolving Loans (from Section 1)                            _______%

3.       Assignee's Extensions of Credit AFTER Effective Date

         (a)      Total Outstanding balance of
                  Assignee's Revolving Loans                                            $ _______

         (b)      Total Outstanding balance of
                  Assignee's Revolving Credit
                  Commitment Percentage of the
                  Letters of Credit                                                     $ _______

         (c)      Total Outstanding balance of
                  Assignee's Revolving Credit
                  Commitment Percentage of the
                  Swing Loans                                                           $ _______

4.       Retained Interest of Assignor AFTER Effective Date

         (a)      Retained Interest of Revolving
                  Credit Commitment Percentage (from Section 1)                           _______%

         (b)      Outstanding balance of Assignor's Revolving
                  Credit Loans                                                           $ _______

         (c)      Outstanding balance of Assignor's
                  Revolving Credit Commitment
                  Percentage of Letters of Credit                                        $ _______

         (d)      Outstanding balance of Assignor's
                  Revolving Credit Commitment Percentage
                  of Swing Loans                                                         $ _______

                                   SCHEDULE 1B
                                       TO
                            ASSIGNMENT AND ACCEPTANCE
                                 (TERM A LOANS)

1.       Assignor's Interest PRIOR to Assignment

         (a)      Term A Loan Commitment Percentage                                       _______%

         (b)      Outstanding balance of Assignor's Term A Loan                         $ _______

2.       Assigned Interest of Term A Loan (from Section 1)                                _______%

3.       Assignee's Interest AFTER Effective Date

         (a)      Total Outstanding balance of Assignee's Term A Loan                    $_______

4.       Retained Interest of Assignor AFTER Effective Date

         (a)      Retained Interest of Term A Loan
                  Commitment Percentage (from Section 1)                                  _______%

         (b)      Outstanding balance of Assignor's Term A Loan                         $________

                                   SCHEDULE 1C
                                       TO
                            ASSIGNMENT AND ACCEPTANCE
                                 (TERM B LOANS)


1.       Assignor's Interest PRIOR to Assignment

         (a)      Term B Loan Commitment Percentage                                       _______%

         (b)      Outstanding balance of Assignor's Term B Loan                         $ _______

2.       Assigned Interest of Term B Loan (from Section 1)                                _______%


3.       Assignee's Extensions of Credit AFTER Effective Date

         (a)      Total Outstanding balance of Assignee's Term B Loan                   $ _______

4.       Retained Interest of Assignor AFTER Effective Date

         (a)      Retained Interest of Term B Loan
                  Commitment Percentage (from Section 1)                                  _______%

         (b)      Outstanding balance of Assignor's Term B Loan                         $________